   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 1997


                                                      REGISTRATION NO. 333-18455
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 2
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                      STATIA TERMINALS INTERNATIONAL N.V.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          NETHERLANDS ANTILLES                              4226                                   52-2003102
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                            ------------------------

                              TUMBLEDOWN DICK BAY
                      ST. EUSTATIUS, NETHERLANDS ANTILLES
                                (011) 5993-82300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                     STATIA TERMINALS CANADA, INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          NOVA SCOTIA, CANADA                               4226                                   98-0164788
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)


                            ------------------------

                             3817 PORT MALCOLM ROAD
                      PORT HAWKESBURY, NOVA SCOTIA B0E2V0
                                 (902) 625-1711
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             CT CORPORATION SYSTEM
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 664-1666
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

           DAVID B. PITTAWAY                         JACK R. PINE, ESQ.                      JOHN W. ERICKSON, ESQ.
    CASTLE HARLAN PARTNERS II, L.P.                STATIA TERMINALS, INC.                         WHITE & CASE
     150 EAST 58TH STREET, 37TH FL.           701 WARRENVILLE ROAD, SUITE 275             1155 AVENUE OF THE AMERICAS
        NEW YORK, NEW YORK 10155                 LISLE, ILLINOIS 60532-1376              NEW YORK, NEW YORK 10036-2787
             (212) 644-8600                            (630) 435-9540                            (212) 819-8644

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OTHER REGISTRANTS

                                                                                            ADDRESS, INCLUDING ZIP
                                                                                                     CODE
                                                  PRIMARY STANDARD           IRS             AND TELEPHONE NUMBER
                                                     INDUSTRIAL           EMPLOYER          INCLUDING AREA CODE, OF
                             JURISDICTION OF       CLASSIFICATION      IDENTIFICATION         PRINCIPAL EXECUTIVE
NAME OF CORPORATION           INCORPORATION         CODE NUMBER            NUMBER                   OFFICE
-------------------------  --------------------   ----------------   -------------------   -------------------------
Statia Terminals           Netherlands Antilles            4226        Not Applicable      Tumbledown Dick Bay
  Corporation N.V........                                                                  St. Eustatius,
                                                                                           Netherlands Antilles
                                                                                           (011) 5993-82300
Statia Terminals N.V.....  Netherlands Antilles            4226          98-0165266        Tumbledown Dick Bay
                                                                                           St. Eustatius,
                                                                                           Netherlands Antilles
                                                                                           (011) 5993-82300
Saba Trustcompany N.V....  Netherlands Antilles            4226        Not Applicable      Tumbledown Dick Bay
                                                                                           St. Eustatius,
                                                                                           Netherlands Antilles
                                                                                           (011) 5993-82300
Bicen Development          Netherland Antilles             4226        Not Applicable      Tumbledown Dick Bay
  Corporation N.V........                                                                  St. Eustatius,
                                                                                           Netherlands Antilles
                                                                                           (011) 5993-82300
Point Tupper Marine        Nova Scotia, Canada             4226        Not Applicable      3817 Port Malcolm Road
  Services Limited.......                                                                  Port Hawkesbury, Nova
                                                                                           Scotia B0E2V0
                                                                                           (902) 625-1711
Statia Terminals           Delaware                        4226          13-3917764        800 Fairway Drive
  Delaware, Inc..........                                                                  Suite 295
                                                                                           Deerfield Beach, FL 33441
                                                                                           (954) 698-0705
Statia Terminals, Inc....  Delaware                        4226          59-2317192        800 Fairway Drive
                                                                                           Suite 295
                                                                                           Deerfield Beach, FL 33441
                                                                                           (954) 698-0705
Statia Terminals           Texas                           4226          74-2424152        Highway 48
  Southwest, Inc.........                                                                  HC 70, Box 88
                                                                                           Brownsville, TX 78521
                                                                                           (210) 831-3531
W.P. Company, Inc........  Delaware                        4226          65-0299159        800 Fairway Drive
                                                                                           Suite 295
                                                                                           Deerfield Beach, FL 33441
                                                                                           (954) 698-0705
Seven Seas Steamship       Florida                         4226          65-0648169        1350 E. Newport Center
  Company, Inc...........                                                                  Drive
                                                                                           Suite 201
                                                                                           Deerfield Beach, FL 33442
                                                                                           (954) 481-8401

Seven Seas Steamship
  Company                  Netherland Antilles             4226        Not Applicable      Jeems No. 4
  (Sint Eustatius)                                                                         St. Eustatius,
  N.V....................                                                                  Netherlands Antilles
                                                                                           (011) 5993-82510
Statia Laboratory          Netherland Antilles             4226        Not Applicable      Tumbledown Dick Bay
  Services N.V...........                                                                  St. Eustatius,
                                                                                           Netherlands Antilles
                                                                                           (011) 5993-82300
Statia Tugs N.V..........  Netherland Antilles             4226        Not Applicable      Tumbledown Dick Bay
                                                                                           St. Eustatius,
                                                                                           Netherlands Antilles
                                                                                           (011) 5993-82300
Statia Delaware Holdco     Delaware                        4226          13-3917761        800 Fairway Drive
  II, Inc................                                                                  Suite 295
                                                                                           Deerfield Beach, FL 33441
                                                                                           (954) 698-0705

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


PROSPECTUS
                 SUBJECT TO COMPLETION, DATED FEBRUARY 14, 1997

                      STATIA TERMINALS INTERNATIONAL N.V.
[LOGO]               STATIA TERMINALS CANADA, INCORPORATED

                               OFFER TO EXCHANGE
      11 3/4% FIRST MORTGAGE NOTES DUE 2003, SERIES B FOR ALL OUTSTANDING
                11 3/4% FIRST MORTGAGE NOTES DUE 2003, SERIES A
                               THE EXCHANGE OFFER
                 WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON          , 1997, UNLESS EXTENDED
                            ------------------------

    Statia Terminals International N.V., a Netherlands Antilles corporation ('Statia'), and its wholly-owned subsidiary, Statia Terminals Canada, Incorporated, a Nova Scotia, Canada corporation ('Statia Canada' and, together with Statia, the 'Issuers') hereby offer, upon the terms and subject to the conditions set forth in this Prospectus (the 'Prospectus') and the accompanying Letter of Transmittal (the 'Letter of Transmittal'; together with the Prospectus, the 'Exchange Offer'), to exchange up to an aggregate principal amount of $135,000,000 of its 11 3/4% First Mortgage Notes due 2003, Series B (the 'New Notes') for up to an aggregate principal amount of $135,000,000 of its outstanding 11 3/4% First Mortgage Notes due 2003, Series A (the 'Old Notes'). The terms of the New Notes are identical in all material respects to those of the Old Notes, except for certain transfer restrictions, registration rights, and liquidated damages provisions relating to the Old Notes. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and be entitled to the benefits of, the Indenture (as defined below in the fourth paragraph) governing the Old Notes. The New Notes and the Old Notes are collectively referred to herein as the 'Notes.'

    Interest on the New Notes is payable on May 15 and November 15 of each year, commencing May 15, 1997. The New Notes are redeemable in whole or in part at the option of the Issuers at any time on or after November 15, 2000, at the redemption prices hereinafter set forth. In addition, at any time on or prior to November 15, 1999, the Issuers may redeem up to 35% aggregate principal amount of the New Notes with the proceeds of one or more Equity Offerings (as defined under the caption 'Description of Notes -- Certain Definitions') at a redemption price equal to 111.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, provided that after giving effect to such redemption at least $88 million aggregate principal amount of the New Notes remains outstanding.

    An Event of Default (as defined under the caption 'Description of Notes -- Certain Definitions') will occur if a Change of Control (as defined under the caption 'Description of Notes -- Certain Definitions') occurs. Such Event of Default may be cured if an offer is made to purchase all outstanding New Notes at a purchase price equal to 101% of the aggregate principal amount of the New Notes, plus accrued and unpaid interest, if any, to the date of purchase and all New Notes properly tendered pursuant to such offer are purchased. There can be no assurance that the Issuers will have the financial resources necessary to repurchase the New Notes upon a Change of Control.

    The New Notes will be senior obligations of the Issuers and will rank pari passu with or senior in right of payment to the Issuers' existing and future Indebtedness (as defined under the caption 'Description of Notes -- Certain Definitions') and will be secured by a lien on all existing and future Collateral (as defined under the caption 'Description of Notes -- Certain Definitions'), which includes the Issuers' two principal terminal facilities. The New Notes will be fully and unconditionally guaranteed on a senior secured basis by, and will be secured by a first priority lien on all of the outstanding capital stock of, the Issuers' existing active subsidiaries (the 'Subsidiary Guarantors'). See 'Business -- Subsidiaries of the Company' for a description of the Subsidiary Guarantors. The Indenture governing the New Notes (the 'Indenture') permits the Issuers and their subsidiaries under certain circumstances to incur a limited amount of additional Indebtedness which will share ratably in the Collateral with holders of the New Notes. See 'Description of Notes -- Security.' As of November 29, 1996, after giving effect to the Transactions (as defined under the caption 'Description of Notes -- Certain Definitions'), the aggregate total Indebtedness of the Issuers was approximately $135,000,000 (reflecting issuance of the Old Notes).

    The Old Notes were originally issued and sold on November 27, 1996 in a transaction not registered under the Securities Act of 1933, as amended (the 'Securities Act'), in reliance upon the exemptions provided in Rule 144A and Regulation D under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the
registration requirements of the Securities Act is available.      (Continued on
Next Page)

    SEE 'RISK FACTORS' BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


                THE DATE OF THIS PROSPECTUS IS FEBRUARY   , 1997

    The Issuers will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time,
on             , 1997, unless extended by the Issuers in their sole discretion
(the 'Expiration Date'). The Expiration Date will not in any event be extended
to a date later than             , 1997. Tenders of Old Notes may be withdrawn
at any time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event the Issuers terminate the Exchange Offer and do not accept for exchange any Old Notes with respect to the Exchange Offer, the Issuers will promptly return the Old Notes to the holders thereof. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange, but is otherwise subject to certain customary conditions. The Old Notes may be tendered only in integral multiples of $1,000.

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement (the 'Registration Rights Agreement'), dated November 27, 1996, by and among the Issuers, the Subsidiary Guarantors and Dillon, Read & Co. Inc., as the initial purchaser (the 'Initial Purchaser'), with respect to the initial sale of the Old Notes. Based on interpretations by the staff of the Securities and Exchange Commission (the 'Commission') rendered to third parties in similar transactions, the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by respective holders thereof (other than any such holder which is (i) an 'affiliate' of either Issuer within the meaning of Rule 405 under the Securities Act or (ii) a broker-dealer that acquired the Old Notes in a transaction other than as part of its market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such New Notes and is not engaged in and does not intend to engage in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for Old Notes if such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Each Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.'

    There has not previously been any public market for the New Notes. The Issuers do not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. To the extent that an active market for the New Notes does develop, the market value of the New Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition, and other factors. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from face value.

See 'Risk Factors--Absence of Public Market.'

    The Issuers will not receive any proceeds from the Exchange Offer. The Issuers have agreed to pay the expenses incident to the Exchange Offer.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON.
                            ------------------------

    Until             , 1997 (90 days after commencement of this offering), all
dealers effecting transactions in the New Notes, whether or not participating in this offering, may be required to deliver a Prospectus.

                             AVAILABLE INFORMATION

    The Issuers have filed with the Commission a registration statement on Form S-4 (the 'Registration Statement') under the Securities Act, with respect to the New Notes. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following regional offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Electronic registration statements filed through the Electronic Data Gathering Analysis and Retrieval ('EDGAR') system are publicly available through the Commission's web site at http:/www.sec.gov. All amendments thereto and subsequent periodic reports required to be filed under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), have been and will be filed through EDGAR.

    As a result of this offering, the Issuers will become subject to the periodic reporting and other informational requirements of the Exchange Act. In the event that either Issuer ceases to be subject to the informational requirements of the Exchange Act, each Issuer has agreed that, for so long as any of the Old Notes or the New Notes remain outstanding, it will file with the

Commission and distribute to holders of the Old Notes or the New Notes, as applicable, copies of the financial information that would have been contained in such annual reports and quarterly reports, including management's discussion and analysis of financial condition and results of operations, that would have been required to be filed with the Commission pursuant to the Exchange Act. See 'Description of Notes--Certain Covenants--Reports.'

     NONE OF THE ISSUERS IS MAKING ANY REPRESENTATION TO ANY PARTICIPANT IN THE EXCHANGE OFFER REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PARTICIPANT UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

                  ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

     The Company has been advised by its Netherlands Antilles counsel, Smeets Thesseling van Bokhorst Spigt, as to risks relating to the enforceability of certain civil liabilities under the U.S. federal securities laws and foreign judgments related thereto by courts of the Netherlands Antilles, and by its Canadian counsel, Stewart McKelvey Stirling Scales, as to risks relating to the enforceability of such civil liabilities and foreign judgments by courts of the Province of Nova Scotia. See 'Risk Factors -- Enforceability Of Certain Civil Liabilities.'

                            ------------------------

     THE NOTES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF CANADA OR ANY PROVINCE OR TERRITORY OF CANADA. THE NOTES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA, OR TO ANY RESIDENT THEREOF, IN VIOLATION OF THE SECURITIES LAWS OF CANADA OR ANY PROVINCE OR TERRITORY OF CANADA.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Unless otherwise stated in this Prospectus, references to (a) 'Statia' shall mean Statia Terminals International N.V., (b) 'Statia Canada' shall mean Statia Terminals Canada, Incorporated and (c) 'Company' shall mean Statia, Statia Canada and their subsidiaries both before and after consummation of the Acquisition (as defined herein). Certain terms used in this Prospectus have been defined in the Glossary appearing on page 107 of this Prospectus. All dollar references in this Prospectus are to U.S. dollars unless otherwise specifically indicated.

     This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include those discussed in 'Risk Factors.'

                                  THE COMPANY

     The Company believes that, measured by capacity, it is among the five largest independent marine terminaling companies in the world. The Company primarily provides crude oil, refined products and other bulk liquids terminaling services to some of the world's largest producers of crude oil, integrated oil companies, oil traders and refiners, and petrochemical companies. The Company's services are utilized by customers whose products are transshipped through the Company's facilities to the Americas and Europe. The Company owns, leases and operates three storage and transshipment facilities located at (i) the island of St. Eustatius, Netherlands Antilles; (ii) Point Tupper, Nova Scotia, Canada; and (iii) Brownsville, Texas (which facility is being held for sale). In connection with its terminaling business, the Company also provides related value-added services, including bunkering (the supply of fuel to marine vessels for their own propulsion), petroleum product blending and processing, emergency and spill response, bulk product sales and ship services. Tank capacity of the Company has increased from 4.4 million barrels in 1990 to 20.4 million barrels in 1995. Over the same period, revenues of the Company have increased from $86.8 million in 1990 to $135.5 million in 1995.

     The liquids terminaling industry consists of two market segments. One segment is characterized by the ownership and management of terminals inland along major crude oil or petroleum product pipelines. This segment is primarily engaged in the distribution of crude oil to inland refineries or of petroleum products to wholesalers via pipeline, rail or truck. The second segment of the industry is marine terminaling. This segment is primarily engaged in bulk storage and transshipment of crude oil and petroleum products of domestic and overseas producers, traders, refiners and distributors.

     Demand for the Company's services is primarily dependent on the supply of and demand for crude oil and petroleum products in the U.S. According to the U.S. Department of Energy (the 'DOE'), U.S. crude oil demand increased at a compound annual growth rate of 1.2% between 1992 and 1995. While demand in the U.S. has risen, domestic crude oil production has continued to fall. According to the DOE, U.S. crude oil production has fallen at a compound annual rate of 3.0% between 1992 and 1995. According to the DOE, importation of crude oil into the U.S. has increased at a compound annual growth rate of 5.7% between 1992 and 1995. According to the Oil and Gas Journal (September 27, 1996) (the 'Journal'), U.S. refinery utilization was near peak capacity at 95.5% as of September 23, 1996. The Company believes that the U.S. economy will increasingly rely upon imports of both crude oil and refined products to satisfy its requirements. According to the PIRA Energy Group ('PIRA'), U.S. crude oil imports are projected to increase at a compound annual growth rate of 1.1% between 1996 and 2000 while U.S. refined products imports are projected to increase at a compound annual growth rate of 1.3%.

     Due to significant economies of scale, crude oil is shipped from the Middle East, North Sea and Western Africa primarily in Very Large Crude Carriers ('VLCCs') and Ultra-Large Crude Carriers ('ULCCs'). However, limitations related to size of vessel and depth of water prevent VLCCs and ULCCs, when fully-laden, from delivering their products directly to U.S. and Canadian ports (other than the Louisiana Offshore Oil Port, and certain ports in Canada that each service a single refinery). Most petroleum companies shipping by VLCC or ULCC are therefore forced to either partially or completely 'lighter' their cargo (the process by which liquid cargo is transferred to smaller ships, usually while at sea) or transship it through a terminal to other smaller vessels that can enter U.S. and Canadian ports. Compared to lightering, terminaling reduces the risk of environmental contamination, is less dependent on weather conditions, provides more scheduling certainty and, in the case of the Company, offers oil producers the ability to store oil in close proximity to the U.S.

     The Company's facilities are strategically located near the U.S. Gulf and East coasts. The Company's St. Eustatius facility is located at a point of minimal deviation from the major shipping routes from the Arabian Gulf via the Cape of Good Hope and from Western Africa to the U.S. Gulf and East coasts and from the Panama Canal and South America to Europe. The Company's Point Tupper facility is located on the Strait of Canso at Point Tupper, Nova Scotia, a point of minimal deviation from the shipping routes from the North Sea oil fields to the U.S. East coast, Canada and the Midwestern U.S. via the St. Lawrence Seaway and Great Lakes system. The Point Tupper facility operates the deepest independent ice-free marine terminal on the North American Atlantic coast. The St. Eustatius facility can accommodate all of, and the Point Tupper facility can accommodate substantially all of, the largest fully-laden VLCCs and ULCCs.

     Shipping into the U.S. from the St. Eustatius and Point Tupper terminals is not subject to restrictions under the Jones Act, as amended (the 'Jones Act'). The Jones Act mandates that cargo transported between two U.S. ports be carried only on American-manufactured, -registered and -crewed vessels, the costs of which are generally considerably higher than those of comparable foreign vessels. As a result, use of the Company's foreign facilities is considerably more cost-effective than use of U.S.-based marine terminals for transshipment to other U.S. destinations.

     Approximately 80% of the Company's tanks, measured by capacity, at the terminals together with related marine installations, were constructed or renovated during the last six years. At St. Eustatius, new storage facilities were constructed, increasing capacity at the terminal more than threefold since 1990. At Point Tupper, the facilities were renovated and a former refinery site was converted into an independent storage terminal. Ernst & Young/Wright Killen, an independent consulting firm ('EYWK') that provides a broad range of services to the hydrocarbon processing industries, has provided a valuation (the 'Appraisal') of the St. Eustatius and Point Tupper facilities in connection with the Initial Offering (as defined herein). EYWK has determined the appraised replacement value of the Collateral (other than the stock of Statia Canada and the Subsidiary Guarantors) to be approximately $715 million. An executive summary of the Replacement Cost Appraisal is attached hereto as Annex A. See 'Risk of Factors -- Adequacy of Collateral.'

     The Company began operations in 1982 as Statia Terminals N.V. ('STNV'), a Netherlands Antilles corporation operating an oil products terminal located on the island of St. Eustatius. In 1984, CBI Industries, Inc. ('CBI'), an industrial gases and contracting services (including storage tank construction) company, acquired a controlling interest in STNV. STNV purchased Statia Terminals Southwest, Inc. ('STSW'), its facility at Brownsville, Texas, in 1986 and in 1993 the Company acquired the remaining shares it did not then own of Statia Terminals Point Tupper, Incorporated ('STPT') located at Point Tupper, Nova Scotia. In 1990, CBI became the sole owner of STNV and STSW. In 1996, CBI was acquired by Praxair, Inc. ('Praxair'), which sold the Company to focus on its core businesses. In November of 1996, the Issuers acquired from Praxair all of the outstanding capital stock of Statia Terminals, Inc. and certain of its affiliates (the 'Acquisition'). See 'The Transactions.'

                                THE TRANSACTIONS

     Statia and its wholly-owned subsidiary, Statia Canada, are newly organized corporations formed by Statia Terminals Group N.V. (the 'Parent') for the purpose of consummating the Acquisition. The Parent is a newly organized company formed primarily by Castle Harlan Partners II L.P. (together with its affiliates, 'CHPII'), a private equity investment fund managed by Castle Harlan, Inc. ('Castle Harlan'), a private merchant bank, and management of the Company. Pursuant to an agreement between Praxair and the other parties named therein (the 'Stock Purchase Agreement'), the Parent has purchased from indirect subsidiaries of Praxair all of the outstanding capital stock of the entities owning the St. Eustatius and Brownsville facilities and certain other affiliated entities (the 'Statia Target Companies') and all of the outstanding capital stock of the entities owning the Point Tupper facility and Canadian spill response capabilities (the 'Statia Canada Target Companies' and, together with the Statia Target Companies, the

'Target Companies'). The purchase price paid to Praxair for the capital stock of the Target Companies was (i) $169 million in cash which is subject to post-closing adjustment for certain aggregate changes in the working capital of the Target Companies from the amounts estimated at the closing of the Acquisition, plus (ii) $40 million in preferred stock of the Parent.

     In connection with the Acquisition (i) the Parent issued $40 million of preferred stock to Praxair, (ii) the Parent issued $55 million of preferred stock and common stock to CHPII; (iii) the Parent issued $1.5 million of preferred stock and common stock to a consultant to the Company, (iv) the Parent issued $4.5 million of preferred stock and common stock to senior management of the Company ($1.5 million of which was financed with non-recourse loans from the Parent and $3 million of which was issued in exchange for capital stock of STNV previously awarded to such senior management), (v) the Parent made a capital contribution of $98.5 million to the Company (consisting of $55.5 million in cash and $43 million in the form of equity in the Target Companies), (vi) the Company paid $169 million in cash (consisting of a portion of the capital contribution from the Parent and the proceeds of the Old Notes) directly or indirectly to Praxair in satisfaction of the cash portion of the purchase price for the Target Companies, (vii) the Parent paid $1 million to Praxair to acquire certain other assets, (viii) the Company executed senior secured revolving credit facilities in an aggregate amount of $17.5 million (collectively, the 'New Bank Credit Facility') which remained undrawn at the closing of the Offering and (ix) the Issuers issued the Old Notes in an aggregate principal amount of $135,000,000 (the 'Initial Offering') to institutional investors. The transactions referred to in (i) through (ix) are referred to herein as the 'Transactions.' See 'The Transactions.'

                               THE EXCHANGE OFFER

The New Notes........................  The forms and terms of the New Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except for certain transfer restrictions, registration rights and liquidated damages provisions relating to the Old
                                       Notes described under '-- Terms of the Notes.'

The Exchange Offer...................  The Issuers are offering to exchange up to $135,000,000 in aggregate principal amount of the New Notes for up to $135,000,000 aggregate principal amount of the Old Notes. Old Notes may be exchanged only in integral multiples of $1,000.

Expiration Date; Withdrawal of
  Tender.............................  The Exchange Offer will expire at 5:00 p.m., New York City time, on
                                                      , 1997, or such later date and time to which it is extended by the Issuers (the 'Expiration Date'). The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration
                                       Date. The Expiration Date will not in any event be extended to a date
                                       later than                , 1997. Any Old Notes not accepted for exchange
                                       for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Certain Conditions to the Note
  Exchange Offer.....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See 'The Exchange Offer--Certain Conditions to
                                       the Exchange Offer.'

Procedures for Tendering Old Notes...  Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof,

                                       in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes and any other required

                                       documentation to the Exchange Agent (as defined herein) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Issuers that, among other things, (i) any New Notes to be received by it will be acquired in the ordinary course of its business,
                                       (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an 'affiliate,' as
                                       defined in Rule 405 of the Securities Act, of the Company or, if it is an
                                       affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. Each holder whose Old Notes are held through DTC (as defined herein) and who wishes to participate in the Exchange Offer may do so through the DTC's Automated
                                       Tender Offer Program ('ATOP') by which each tendering participant will agree to be bound by the Letter of Transmittal.

Interest Rate on the New
  Notes..............................  The New Notes will bear interest from the date of issuance at a rate of
                                       11 3/4% per annum on their principal amount. Holders of the New Notes will receive interest on May 15, 1997 from the date of issuance, plus an amount equal to the accrued interest on the Old Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

Interest Payment Dates...............  May 15 and November 15, commencing May 15, 1997.

Special Procedures for Beneficial
  Owners.............................  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old
                                       Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the
                                       Expiration Date.

Guaranteed Delivery Procedures.......  Holders of Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the
                                       Letter of Transmittal or any other documents required by the Letter of
                                       Transmittal to the Exchange Agent, prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in 'The Exchange Offer -- Guaranteed Delivery Procedures.'


Appraisal............................  Ernst & Young/Wright Killen ('EYWK') has been retained to provide a replacement valuation of the Collateral (other than the stock of Statia
                                       Canada and the Subsidiary Guarantors) securing the Notes. EYWK estimated that as of September 1996, the total replacement value of such Collateral was approximately $715 million. An executive summary of the Replacement
                                       Cost Appraisal is attached hereto as Annex A. See 'Risk
                                       Factors -- Adequacy of Collateral.'

Registration Requirements............  The Issuers have agreed to use their best efforts to commence or consummate by April 26, 1997, the registered Exchange Offer pursuant to which holders of the Old Notes will be offered an opportunity to exchange their Old Notes for the New Notes which

                                       will be issued without legends restricting the transfer thereof. In the event that applicable interpretations of the staff of the Commission do not permit the Issuers to effect the Exchange Offer or in certain other circumstances, the Issuers have agreed to file a shelf registration statement ('Shelf Registration Statement') to cover resales of the Old
                                       Notes by the holders thereof and to use their best efforts to cause such
                                       Shelf Registration Statement to be declared effective under the Securities
                                       Act and, subject to certain exceptions, keep such Shelf Registration
                                       Statement effective until three years after the effectiveness date of such
                                       Shelf Registration Statement. If the Issuers fail to commence or consummate the Exchange Offer or fail to file the Shelf Registration
                                       Statement, where applicable, within the time periods specified in the
                                       Registration Rights Agreement, they will be required to pay liquidated damages ('Liquidated Damages') to the holders of Old Notes under certain circumstances. See 'Description of Notes -- Old Notes Registration Rights;
                                       Liquidated Damages.'

Certain Tax Consequences.............  For Netherlands Antilles tax purposes, subject to certain exceptions, a holder of New Notes will not be subject to Netherlands Antilles income tax with respect to the exchange of the Old Notes for the New Notes pursuant to the Exchange Offer, with respect to any interest received on the New
                                       Notes or with respect to any gains realized on the sale or redemption of the New Notes. No withholding on account of any Netherlands Antilles taxes will be required by the Issuers with respect to interest payments made to a Holder of New Notes or under the Guarantees or with respect to any gains realized upon the sale or redemption of the New Notes.
                                       The exchange of the Old Notes for New Notes pursuant to the Exchange Offer should not be regarded as a disposition of Old Notes for Canadian tax purposes, based upon the understanding that the New Notes are intended to represent the same indebtedness as the Old Notes. The payment by the
                                       Issuers of interest, principal or premium on the New Notes to a Holder who is a non-resident of Canada and with whom the Company deals at arm's length within the meaning of the Income Tax Act (Canada) at the time of making payment, will be exempt from Canadian withholding tax.
                                       The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an 'exchange' for U.S. federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes.
                                       See 'Taxation.'

Use of Proceeds......................  There will be no proceeds to the Issuers from the exchange of Notes pursuant to the Exchange Offer. See 'Use of Proceeds of the New Notes.'

                               TERMS OF THE NOTES

     The form and terms of the New Notes are the same as the form and terms of the Old Notes except that the New Notes are registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. See 'Description of Notes.'

                                  RISK FACTORS

     See 'Risk Factors' beginning on page 8 for a discussion of certain factors that prospective participants in the Exchange Offer should consider prior to participating in the Exchange Offer.

            SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

     The following table sets forth certain historical combined financial data for each of the years in the three-year period ended December 31, 1995 and as of December 31, 1993, 1994, and 1995, which have been derived from and are qualified by reference to the audited Combined Financial Statements of the Company included elsewhere in this Prospectus. The summary historical combined unaudited financial data set forth below for the nine-month period ended September 30, 1996 have been derived from, and are qualified by reference to, the unaudited combined financial statements of the Company included elsewhere in this Prospectus and include all adjustments, consisting of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and the results of operations of the Company for such periods. Results for the interim periods are not necessarily indicative of the results for the full year. The summary historical combined financial data set forth below should be read in conjunction with, and is qualified by reference to, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Combined Financial Statements of the Company and accompanying notes thereto and other financial information included elsewhere in this Prospectus.

                                                       HISTORICAL FINANCIAL INFORMATION(1)
                                                --------------------------------------------------
                                                    PRE-PRAXAIR ACQUISITION          POST-PRAXAIR
                                                -------------------------------      ACQUISITION
                                                                                    --------------
                                                   YEARS ENDED DECEMBER 31,          NINE MONTHS
                                                -------------------------------         ENDED
                                                  1993       1994        1995       SEPT. 30, 1996
                                                --------   --------    --------     --------------
                                                    (DOLLARS IN THOUSANDS)           (DOLLARS IN
                                                                                      THOUSANDS)
STATEMENT OF INCOME DATA:
  Revenues....................................  $112,076   $132,666    $135,541        $114,977
  Cost of services and products sold..........    94,850    111,194     117,482         104,575
  Gross profit................................    17,226     21,472      18,059          10,402
  Sales and administrative expense............     4,388      5,339       6,900           4,464
  Interest expense(3).........................       726      3,114       4,478           3,447
  Net income (loss) available to common
    stockholders..............................    10,046     10,944       4,569             845

BALANCE SHEET DATA:
  Total assets(4).............................  $186,420   $197,357    $230,283        $139,810
  Total debt(5)...............................    60,126     64,450      66,400          76,000
  Stockholders' equity subject to
    reduction(6)..............................        --         --          --              --
  Preferred stock.............................    11,212     18,057      18,589          18,589
  Total common stockholders' equity(7)........    95,404     86,965      91,001         (38,600)

OTHER FINANCIAL DATA AND RATIOS:(8)
  Adjusted EBIT(9)............................  $ 12,755   $ 17,241    $ 16,602        $ 10,200
  Depreciation and amortization...............     6,683     10,680      12,118           7,544
  Adjusted EBITDA(10).........................    19,438     27,921      28,720          17,744
  Gross profit as a % of revenues.............      15.4%      16.2%       13.3%            9.0%
  Effective tax rates(11).....................      15.6%       8.6%        6.1%           23.4%
  Capital expenditures(12)....................    17,147     25,440      37,138          12,479

  NET CASH FLOW FROM:
  Operating activities........................  $ (3,371)  $ 25,706    $ 11,476        $ 11,302
  Investing activities........................   (23,355)   (25,353)    (36,908)        (12,310)
  Financing activities........................    28,404     (1,679)     26,477             187
  Adjusted EBITDA/interest expense(13)........     26.77x      8.97x       2.81x           2.20x
  Total debt/Adjusted EBITDA..................      3.09x      2.31x       2.31x            N/A

                                                                PRO FORMA(2)
                                                 ------------------------------------------
                                                   YEAR
                                                  ENDED
                                                 DECEMBER    NINE MONTHS     TWELVE MONTHS
                                                   31,          ENDED            ENDED
                                                   1995     SEPT. 30, 1996   SEPT. 30, 1996
                                                 --------   --------------   --------------
STATEMENT OF INCOME DATA:
  Revenues....................................  $133,156       $113,130         $143,830
  Cost of services and products sold..........   103,731         97,408          121,764
  Gross profit................................    29,425         15,722           22,066
  Sales and administrative expense............     6,900          4,464            6,410
  Interest expense(3).........................    16,237         11,954           16,013
  Net income (loss) available to common
    stockholders..............................     5,415         (1,649)          (1,269)
BALANCE SHEET DATA:
  Total assets(4).............................       N/A       $248,548         $248,548
  Total debt(5)...............................       N/A        135,000          135,000
  Stockholders' equity subject to
    reduction(6)..............................       N/A         20,000           20,000
  Preferred stock.............................       N/A             --               --
  Total common stockholders' equity(7)........       N/A         78,500           78,500
OTHER FINANCIAL DATA AND RATIOS:(8)
  Adjusted EBIT(9)............................   $22,203       $ 10,901         $ 15,442
  Depreciation and amortization...............     6,950          7,245            9,980
  Adjusted EBITDA(10).........................    29,153         18,146           25,421
  Gross profit as a % of revenues.............      22.1%          13.9%            15.3%
  Effective tax rates(11).....................       9.2%           N/M              N/M
  Capital expenditures(12)....................    37,138         12,479           21,797
  NET CASH FLOW FROM:
  Operating activities........................       N/A            N/A              N/A
  Investing activities........................       N/A            N/A              N/A
  Financing activities........................       N/A            N/A              N/A
  Adjusted EBITDA/interest expense(13)........      1.80x          1.52x            1.59x
  Total debt/Adjusted EBITDA..................       N/A            N/A             5.31x

------------------------
(1) Prior to January 12, 1996, the Company was a wholly-owned subsidiary of CBI. On January 12, 1996, pursuant to the merger agreement dated December 22, 1995, CBI became a wholly-owned subsidiary of Praxair. This merger transaction was reflected in the combined financial statements of the Company as a purchase, effective January 1, 1996. The application of purchase accounting resulted in changes to the historical basis of various assets. Accordingly, the information provided for periods subsequent to December 31, 1995, is not comparable to the information provided for the earlier periods and dates (Pre-Praxair Acquisition).

(2) The pro forma amounts reflect the historical operations of the Company as adjusted to reflect the impact of the Transactions and reclassification of assets held for sale as if they had occurred at the beginning of the period presented for operations data and as if they had occurred on September 30, 1996 for balance sheet data. See 'Unaudited Pro Forma Combined Financial Data.'

(3) Pro forma interest expense reflects the debt incurred in connection with the Transactions at the interest rate of 11.75% per annum.

(4) The reduction in total assets from December 31, 1995 to September 30, 1996 resulted primarily from the application of purchase accounting effective January 1, 1996 ($95,446 reduction). See Post-Praxair Acquisition Financial Statements and the Notes thereto set forth on pages F-15 through F-20. The increase in pro forma total assets as of September 30, 1996 resulted primarily from the termination of the First Salute Leasing, L.P. off balance sheet financing in connection with the Transactions.

(5) Pre-Praxair Acquisition total debt includes only third-party debt. The Company was financed through a combination of third-party debt and, effective with the Praxair Acquisition, $10,000 of pushed-down debt from the application of purchase accounting. Advances from Praxair and CBI were non-interest bearing.

(6) Certain of Parent's preferred stock contain features which may require Parent to cause the Company to dividend or otherwise remit the proceeds of the sale of certain assets. See 'Notes 2 and 3 to Unaudited Pro Forma Combined Balance Sheet'.

(7) The reduction of total stockholders' equity between December 31, 1995 and September 30, 1996 resulted from the application of purchase accounting effective January 1, 1996 ($105,446 reduction; see Post-Praxair Acquisition Financial Statements and the notes thereto set forth on pages F-15 through F-20); the payment of $25,789 dividends to Praxair affiliates; and net income after preferred stock dividends of $845.

(8) Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA/interest expense and Total Debt/Adjusted EBITDA are not measures prepared in accordance with GAAP, but rather to provide additional information related to the debt servicing ability of the Company.

(9) Adjusted EBIT is defined as the sum of income before income tax provision (benefit), interest expense and the portion of the First Salute Leasing, L.P. lease payment that represents interest expense for the period prior to the Transactions. The amount of the First Salute Leasing, L.P. related interest expense included in the calculation was $5,741 for the year ended December 31, 1995, and $4,621 for the nine months ended September 30, 1996.

(10) Adjusted EBITDA is defined as the sum of (i) income before income tax provision (benefit), (ii) interest expense, (iii) depreciation and amortization and (iv) the portion of the First Salute Leasing, L.P. lease payments that represents interest expense for the period prior to the Transactions. The amount of the First Salute Leasing, L.P. related interest expense included in the calculation was $5,741 for the year ended December 31, 1995 and $4,621 for the nine months ended September 30, 1996. Adjusted

     EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company.

(11) The effective tax rate of the Company is based upon the level of pre-tax income, or loss, incurred in each tax jurisdiction. Certain locations include separate legal entities that restrict the ability of the Company to offset pre-tax income against pre-tax losses from other entities. Further, certain entities, including STNV, are subject to minimum tax computations which, depending on the level of pre-tax income, may have a significant impact on the effective tax rate of the Company See 'Note 7 to Pre-Praxair Acquisition Financial Statements.'

(12) Excludes capital spending of $400, $86,595, and $1,518 during 1993, 1994 and 1995, respectively, financed through an operating lease arrangement with First Salute Leasing, L.P. and capital spending at Point Tupper prior to acquisition in October, 1993.

(13) For purposes of this ratio, interest expense includes the First Salute Leasing, L.P. lease payments.

                                  RISK FACTORS

     PROSPECTIVE PARTICIPANTS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE AND REFINANCE DEBT

     In connection with the Transactions, the Company incurred a significant amount of indebtedness to acquire the common stock of the Target Companies. Upon issuance of the Old Notes and consummation of the related transactions, the estimated aggregate total Indebtedness of the Issuers was approximately $135 million and its stockholders' equity was $78.5 million. After giving effect to the Transactions, earnings would have been insufficient to cover fixed charges for the pro forma nine months ended September 30, 1996 by approximately $1.3 million. In addition, subject to the restrictions in the Indenture and the New Bank Credit Facility, the Company may incur additional indebtedness from time to time to provide working capital, to finance acquisitions or capital expenditures or for other corporate purposes.

     The level of the Company's indebtedness could have important consequences to holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and economic conditions generally.

     The Company's ability to pay interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, most of which are beyond the Company's control. The Company anticipates that its operating cash flow, together with borrowings under the New Bank Credit Facility, will be sufficient to meet its operating expenses and capital expenditures, to sustain operations and to service its interest requirements as they become due. The Company expects that it will likely be unable to repay the Notes at maturity through projected operating cash flow, and it will be necessary to refinance the Notes. No assurance can be given that the Company will be able to refinance the Notes on terms acceptable to it, if at all. If the Company is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See 'Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources.'

CHANGE OF CONTROL

     The occurrence of a Change of Control will constitute an Event of Default under the Indenture. Such Event of Default may be cured if, within 30 days after the occurrence of the Change of Control, an offer to all holders of Notes to purchase (a 'Change of Control Offer') all outstanding Notes properly tendered pursuant to such offer is made and, within 60 days after the occurrence of the Change of Control (such purchase date being the 'Change of Control Purchase Date'), all Notes properly tendered pursuant to such offer are accepted for purchase for a cash price in U.S. dollars (the 'Change of Control Purchase Price') equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The occurrence of the events constituting a Change of Control under the Indenture may result in an event of default in respect of other Indebtedness of Statia and its Subsidiaries and, consequently, the lenders thereof may have the right to require repayment of such Indebtedness in full. If a Change of Control Offer is made, there can be no assurance that the Issuers will have available funds sufficient to pay for all or any of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. The Event of Default arising upon a Change of Control will also be cured if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuers, including the obligations described under 'Description of Notes -- Additional Amounts; Indemnification' below, and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. See 'Description of Notes -- Change of Control.'

DEPENDENCE ON DEMAND AND PRICING STRUCTURE FOR PETROLEUM PRODUCTS

     The Company's operations are largely dependent on the demand for crude oil and other petroleum products imported into the U.S. The demand for imported crude oil and other petroleum products in the U.S. is influenced by a number of factors, including weather conditions, economic growth, pricing of petroleum products and substitute products, government policy, transportation costs, domestic production and refining capacity and utilization. Changes in government regulation affecting the petroleum industry, including the imposition of a surcharge on imported oil or an increase in taxes on crude oil and oil products, could adversely affect the Company's business. These factors are beyond the Company's control, and there can be no assurance that conditions affecting supply and demand of crude oil and petroleum products favorable to the Company's business and financial condition will exist.

     When the forward prices for petroleum products that the Company stores fall below spot prices for any length of time, the users of the Company's storage facilities are less likely to store product, thereby reducing storage utilization levels. This market condition is referred to as 'backwardation.' When forward prices exceed spot prices for any length of time the market is said to be in 'contango.' When the petroleum products market is in contango for a specific product by an amount exceeding storage costs, time value of money, cost of a second vessel and the cost of loading and unloading at the terminal, the demand for storage capacity at the Company's terminals for such product usually increases. Historically, heating oil has been in contango during the summer months and gasoline has been in contango during the winter months. There can be no assurance that the market will follow this pattern in the future. For example, since mid-1995, all segments of the petroleum products markets have been in backwardation. As a result, the Company believes that utilization of its facilities has been adversely impacted. In addition, for the quarter ended September 30, 1996, unused storage capacity for refined petroleum products at the Company's Point Tupper and St. Eustatius facilities was 7.0 million barrels (of an aggregate of 10.2 million barrels of available storage capacity) compared to almost no unused storage capacity in the fourth quarter of 1994.

RECENT OPERATING RESULTS

     The Company's EBITDA and percentage capacity leased for the three months ended September 30, 1996 were approximately $4.7 million and 62%, respectively, compared to $4.1 million and 74%, respectively, for the three months ended September 30, 1995. The Company's EBITDA and percentage capacity leased for the fourth quarter of 1995 were approximately $6.9 million and 75%. The Company believes that EBITDA and percentage capacity leased for the fourth quarter of 1996 will be substantially lower than such amounts for the fourth quarter of 1995 primarily due to backwardation in all segments of petroleum products markets and uncertainty about future ownership of the Company prior to the signing of the Stock Purchase Agreement with Praxair. There can be no assurances that the Company's EBITDA and percentage capacity leased can be sustained at or will improve from current levels.

     On a pro forma basis for the twelve months ended September 30, 1996, the Company would have incurred a net loss of approximately $1,269,000. 'See Prospectus Summary--Summary Historical and Pro Forma Combined Financial Data'. There can be no assurances that losses will not persist or that the Company will be profitable in the future.

RELIANCE ON CERTAIN CUSTOMERS

     The Company's revenues from a state-owned oil producer and a refiner constituted approximately 6.4% and 4.8%, respectively, of its total 1995 revenues. In addition, approximately 10.1% of the Company's 1995 revenues were derived from parties unaffiliated with such state-owned oil producer but were generated by the movement of such state-owned oil producer's products through the Company's terminals. No other customer accounted for more than 5% of the Company's 1995 revenues directly or indirectly. Although the Company has long-standing relationships and long-term contracts with these two customers, there can be no assurance that such long-term contracts will be renewed at the end of their terms, 2000 and 1999, respectively. If such contracts were not renewed or the Company otherwise lost any significant portion of its revenues from these two customers, such non-renewal or loss could have a material adverse effect on the Company's business and financial condition. The Company also has long-term contracts with certain other key customers, and there can be no assurance that these contracts will be renewed at the end of their terms or that the Company will be able to enter into other long-term contracts on terms favorable to it or at all. See 'Business -- Customers.'

WEATHER

     The Company's operations are disrupted and negatively affected from time to time by adverse weather conditions. Since its construction in 1982, the

Company's St. Eustatius facility has been adversely impacted by six hurricanes, of which the three that most seriously affected the Company occurred in the third and fourth quarters of 1995. Operations at the St. Eustatius facility ceased for varying lengths of time from August 28, 1995 to October 3, 1995, and, during September 1995, vessel calls at the St. Eustatius facility decreased to 41 from an average of 77 per month during the previous seven months. Although certain terminal assets sustained extensive damage, substantially all related repairs and improvements have been completed. The marine equipment and shoreline installations that were damaged or destroyed are being repaired or replaced. The cost of repairing such hurricane damage is estimated to be approximately $19.4 million, approximately $12.6 million of which was covered by insurance. The $6.8 million not covered by insurance is related primarily to improvements. While the Company has certain property and liability insurance policies with various insurance carriers, it has no business interruption insurance. See
'Business -- Insurance' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

COMPETITION

     Because the independent liquids terminaling industry is fragmented, the Company competes both with large, well-financed companies that own many terminal locations and with small companies that may own a single terminal location. Certain companies offering liquids terminaling facilities have more storage capacity than the Company and greater financial and other resources. The Company believes that most of its principal competitors are less highly-leveraged than the Company and may therefore have greater financing and operating flexibility than the Company. There can be no assurance that the Company will not encounter increased competition in the future, which could have a material adverse effect on the Company's business and financial condition.

ADEQUACY OF COLLATERAL

     The Notes are secured by a security interest in the Collateral, which (other than the Stock of Statia Canada and the Subsidiary Guarantors) has an appraised replacement value of approximately $715 million according to EYWK. See 'Prospectus Summary -- The Exchange Offer -- Appraisal.' Upon liquidation of the Company, the realizable value of the Collateral would likely be less than such appraised replacement value, and there can be no assurance that, following an acceleration of the Notes after an Event of Default, the proceeds from the sale of the Collateral would be sufficient to satisfy all amounts due on the Notes. In addition, the Indenture permits the Issuers under certain circumstances to incur a limited amount of additional Indebtedness which would share ratably in the Collateral with the holders of the Notes. See 'Description of Notes -- Security' and the executive summary of the Replacement Cost Appraisal attached hereto as Annex A. The ability of the holders of the Notes to realize upon the Collateral may be further restricted by applicable law in the event of a bankruptcy proceeding involving the Company or its subsidiaries. See '-- Risk Relating to Bankruptcy, Insolvency or Restructuring Proceedings.'

RISK RELATING TO BANKRUPTCY, INSOLVENCY OR RESTRUCTURING PROCEEDINGS

  Netherlands Antilles


     The rights of the Trustee to realize upon the Collateral will be subject to the laws applicable to enforcement of security interests in the Netherlands Antilles. In case of default on an underlying payment obligation, the holder of a first mortgage, such as the Trustee, is authorized to foreclose by selling all or part of the mortgaged real property, provided this authority has been granted in the notarial deed creating the mortgage and has been recorded with the Registrar of Mortgages of the island of the Netherlands Antilles where the real property is located. When the foregoing authority has been granted and the filing has been made, as has occurred in the case of the Notes, in the event of default, the mortgagee may, at its option, sell all or part of the mortgaged real property either at a public auction before a civil-law notary on any island of the Netherlands Antilles without any further court order, ruling or other approval, or by private sale the terms and conditions of which have been approved by a competent court of the Netherlands Antilles. In the event of bankruptcy of Statia, the Trustee may exercise its rights to foreclose as if there were no bankruptcy, provided this right is exercised within one month (unless extended) after the date of insolvency (which date could coincide with the date of the creditors' meeting, if at such meeting no compromise or agreement between the creditors was reached). Failing timely exercise of this right, the court appointed receiver in bankruptcy will claim and sell the property and the Trustee will have a prior right to the proceeds of such sale up to the value of such perfected first security interest, subject to sharing certain bankruptcy costs. The foregoing applies equally to holders of first priority liens on property other than real property ('Personal Property'), except that such other liens need not be created by notarial deed and cannot be recorded in a register available for public inspection (except for certain intellectual property rights). Due to the absence of such register, there can be no assurance that the Personal Property is not subject to security rights which have priority over the security rights granted to the Trustee pursuant to the Security Documents. Therefore, in the absence of such register, the Trustee will rely on a representation and warranty from the Company that, except as disclosed in writing to the Trustee, the Personal Property is not subject to any security rights other than the security rights granted to the Trustee pursuant to the Security Documents.

     The bankruptcy of, or any other similar proceeding with respect to, Statia under Netherlands Antilles law should not result in a determination that funds held by the Trustee as the result of collection of proceeds pursuant to the applicable Security Documents are the property of Statia. However, due to the lack of relevant precedent, no assurance can be given that a bankruptcy judge will decide as indicated above. In addition, a bankruptcy receiver might decide that Statia should not continue to perform in accordance with the Indenture or the applicable Security Documents. All assets of Statia that come into existence after a bankruptcy will not, and claims of Statia arising after a bankruptcy in respect of existing contracts may not, be subject to the security interests created pursuant to the applicable Security Documents. Furthermore, the bankruptcy of Statia prior to the fiduciary assignment of receivables and the fiduciary transfer of inventories by Statia to the Trustee would preclude the receivables and inventories from being available as security for the Trustee for the benefit of the holders of the Notes.

  Canada


     In Canada, in the event of a bankruptcy or insolvency of the Company, the Trustee's ability to realize upon its security interest will be subject to the provisions of the Canadian Bankruptcy and Insolvency Act. A secured creditor, such as the Trustee, that intends to realize upon its security interest must give to the insolvent company a written ten-day notice of its intention to do so. An insolvent company may, in certain circumstances, delay realization by a secured creditor of its security interest by making a proposal to all or some of its creditors, including the secured creditors, or by filing with the official receiver a notice of its intention to make such a proposal. In such circumstances, a stay of proceedings is obtained, thereby delaying the rights of secured creditors to realize upon secured assets, unless they obtain from the court an exemption from the stay. If the proposal made to the secured creditors is rejected, the secured creditors may realize upon the secured assets (including, in the case of the Trustee, the Collateral). Furthermore, if the proposal is rejected by the unsecured creditors, bankruptcy will automatically occur. Bankruptcy does not prevent secured creditors from realizing upon their security interest, although a court may postpone such realization. In so doing, a court may not, save for some exceptions, postpone the right of a secured creditor to enforce its security interest for more than six months from (i) the date the debtor became bankrupt, or in some instances, (ii) the date the debt became due (whether upon acceleration or otherwise). The trustee appointed in the bankruptcy might also delay a secured creditor from realizing on its security interest upon giving such creditor a notice of his intention to inspect the property of the bankrupt that is subject to the security interest, generally for the purpose of valuing the security interest. The bankruptcy trustee may also request that the secured creditor assess the value of the security and the bankruptcy trustee has the right to redeem the security on payment to the secured creditor of the debt or the value of the security as assessed or, where the bankruptcy trustee is dissatisfied with the value at which the security is assessed, require that the property subject to the security interest be sold. An insolvent company, in certain circumstances, may also obtain a stay of the secured creditor's proceedings by placing itself under the protection of the Companies' Creditors Arrangement Act ('CCAA'). Like the proposal in bankruptcy, the CCAA allows a company to propose an arrangement to all of its creditors, including its secured creditors, in which case all actions and proceedings against the assets of the company are stayed until the first meeting of creditors is held, unless a court orders otherwise. There may, in certain circumstances, also be further postponement of creditors' rights subsequent thereto. However, should a class of secured creditors reject the arrangement, such class is free to realize upon its security interest.

  United States

     There can be no assurance that bankruptcy proceedings would not be commenced with respect to Statia or Statia Canada in the U.S., or that any such proceedings, if commenced, would be dismissed in deference to Netherlands Antilles or Canadian bankruptcy proceedings. If Statia or Statia Canada were to become subject to bankruptcy proceedings under U.S. law, the ability of the Trustee to realize upon the Collateral could be delayed and the rights of holders of Notes in the Collateral could be modified under applicable provisions of U.S. bankruptcy law.

FRAUDULENT CONVEYANCE AND ULTRA VIRES CONSIDERATIONS

     Under Netherlands Antilles law, the granting of a security interest and the issuance of a guaranty may be void under the doctrine of 'ultra vires' if (i) such transactions are not in furtherance of the corporate purpose of the entity granting the security interest or issuing the guaranty and (ii) the other parties to such transaction knew or should have known that the transactions could not have been in furtherance of such entity's corporate purpose. In determining whether the granting of a security interest and the issuance of a guaranty by a Netherlands Antilles company is in furtherance of such company's corporate purpose, Netherlands Antilles courts will consider a number of factors, including primarily the scope of the company's objects as set forth in the company's articles of association and the commercial benefit to the company derived from the transactions in respect of which such security is granted or such guaranty is issued. The Company believes that, as direct or indirect wholly-owned subsidiaries of Statia, the Netherlands Antilles Subsidiary Guarantors will derive substantial benefit from the transactions described herein and therefore that the granting of the security interests and the issuance of such Guarantees described herein are in furtherance of the corporate purposes of such Subsidiary Guarantors. In addition, the Company has been advised by its Netherlands Antilles counsel, Smeets Thesseling van Bokhorst Spigt, that it is not unlikely that the granting of such security interests and the issuance of the Guarantees by the Netherlands Antilles Subsidiary Guarantors will be upheld by a Netherlands Antilles court as being in furtherance of the corporate purposes of such Subsidiary Guarantors. However, because the determination of whether the granting of a security interest and the issuance of a guaranty are in furtherance of an entity's corporate purpose is inherently fact-based and fact-specific, there can be no assurance that a Netherlands Antilles court would agree with the Company and its counsel in this regard.

     Under Netherlands Antilles law, the granting of a security interest and the issuance of a guaranty may also be void under fraudulent conveyance principles if (i) the transactions are entered into without the debtor being obligated thereto by contract or otherwise by law, (ii) as a result of the transactions, any creditors (including future creditors) are prejudiced and (iii) while performing the transactions, both the debtor and the party with whom the debtor acted knew that prejudice would result from such transactions. The burden of proving such fraudulent conveyance is generally on the party seeking to avoid the guaranty and the granting of a security interest, except if the security interest is granted or the guaranty is issued within 40 days of bankruptcy of the debtor, in which case the burden in principle shifts to the debtor to show the absence of fraudulent conveyance. In determining whether the granting of a security interest or the issuance of a guaranty by a Netherlands Antilles company prejudices creditors, Netherlands Antilles courts will consider a number of factors, including primarily whether such company received less than reasonably equivalent value or fair consideration for the security interest and the guaranty and whether such company is at the time of the transactions or will as a result thereof be generally unable to pay its debts when due or will have unreasonably small capital to conduct its business. The Company believes that the Subsidiary Guarantors will receive reasonably equivalent value for the security interests and the Guarantees described herein and are not at the time of the Transactions, and will not be as a result thereof, generally unable to pay their respective debts when due or have unreasonably small capital to conduct their respective businesses. However, because the determination of whether the granting of a security interest and the issuance of a guaranty are fraudulent conveyances are inherently fact-based and fact-specific, there can be no assurance that a Netherlands Antilles court would agree with the Company in this regard.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

  Netherlands Antilles

     Statia is incorporated under the laws of the Netherlands Antilles, and most of its assets are located outside the U.S. Accordingly, it may not be possible to effect service of process on Statia within the United States other than through its appointed service of process agent. See 'Description of Notes -- Governing Law; Consent to Jurisdiction and Service.' In addition, it may be difficult for holders of Notes to realize in the U.S. upon a judgment rendered against Statia in a U.S. court. The Company has been advised by its Netherlands Antilles counsel, Smeets Thesseling van Bokhorst Spigt, that, while legal actions may be instituted directly against Statia in the Netherlands Antilles, enforcement of judgments for the payment of money obtained against Statia in U.S. courts must be brought before a competent Netherlands Antilles court (pursuant to a procedure which does not generally require relitigation on the merits) and will generally be recognized by such court if (i) certain procedural protections provided in the Netherlands Antilles have been observed and (ii) the judgment obtained in the U.S., or proceedings related to it, are not contrary to natural justice or public policy in the Netherlands Antilles. If any such judgment is not recognized by a Netherlands Antilles court, relitigation of the merits will be required in order to obtain enforcement of such judgments in the Netherlands Antilles. In addition, such Netherlands Antilles counsel has advised the Company that it is unlikely that (i) the courts of the Netherlands Antilles would enforce judgments entered by the U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws or (ii) that actions can be brought in the Netherlands Antilles in relation to civil liabilities predicated upon the U.S. federal securities laws.

  Canada

     Statia Canada is incorporated under the laws of Nova Scotia, Canada, and all of its assets are located outside the U.S., primarily in the Province of Nova Scotia, Canada. Accordingly, it may not be possible to effect service of process on Statia Canada within the United States other than through its appointed service of process agent. See 'Description of Notes -- Governing Law; Consent to Jurisdiction and Service.' In addition, it may be difficult for holders of Notes to realize in the U.S. upon a judgment obtained against Statia Canada in a U.S. court. The Company has been advised by its Nova Scotia counsel, Stewart McKelvey Stirling Scales, that, while legal actions may be instituted directly against Statia Canada in the Province of Nova Scotia, enforcement of a final and unappealable judgment for a sum certain obtained against Statia Canada in a U.S. court would be recognized and enforced by a Nova Scotia court provided that: (i) the U.S. court validly took jurisdiction under Nova Scotia law, (ii)

the judgment was not obtained by fraud, or in a manner contrary to natural justice and its enforcement would not be inconsistent with public policy, as applied by a Nova Scotia court, and (iii) the enforcement of such judgment in Nova Scotia does not constitute directly or indirectly the enforcement of U.S. penal law. Such Nova Scotia counsel has also advised that there is some doubt that (i) the courts of the Province of Nova Scotia would enforce judgments entered by U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws and (ii) actions can be brought in the Province of Nova Scotia in relation to civil liabilities predicated upon the U.S. federal securities laws.

IMPACT OF ENVIRONMENTAL REGULATION; GOVERNMENTAL REGULATION

     The Company's operations and properties are subject to laws and regulations in its geographic areas of operation, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes, remediation of areas of contamination and the health and safety of employees. As such, the nature of the Company's operations and previous operations by others at certain of the facilities exposes the Company to the risk of claims with respect to environmental protection and health and safety matters, and there can be no assurance that material costs or liabilities will not be incurred in connection with such claims. Based on its experience to date and on the covenants of Praxair under the Stock Purchase Agreement, management believes that none of (i) its planned environmental investigation, remediation and upgrading referred to under 'Business -- Environmental, Health and Safety Matters,' (ii) the future cost of compliance with existing environmental protection and health and safety laws and regulations or (iii) liability for other known environmental claims, will have a material adverse effect on the Company's business and financial condition. However, the actual costs associated with such planned environmental investigation, remediation and upgrading could be substantial and future events, such as the discovery of presently unknown environmental conditions and changes in existing laws and regulations or their interpretation or more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material to the Company's business and financial condition. See 'Business -- Environmental, Health and Safety Matters.'

FREE TRADE ZONE STATUS AND CERTAIN TAX MATTERS

     The Company's facilities in the Netherlands Antilles, Canada and Texas have qualified for designation as free trade zones and/or customs bonded warehouses. Such status allows customers and the Company to transship commodities to foreign destinations with no tax effect.

     Pursuant to a Free Zone and Profit Tax Agreement (the 'Free Zone Agreement') with the island government of St. Eustatius and the central government of the Netherlands Antilles, which agreement is scheduled to expire on December 31, 2000, the Company is subject to a minimum annual tax of 500,000 Netherlands Antilles guilders (approximately $282,000 at the current fixed exchange rate of 1.78 (in effect since December 24, 1971)) or 2% of taxable income, whichever is greater. The Free Zone Agreement further provides that any amounts paid to meet the minimum annual payment will be available to offset future tax liabilities under the Free Zone Agreement to the extent that the minimum annual payment is greater than 2% of taxable income. Discussions regarding modification and extension of the Free Zone Agreement have commenced and management believes that, although certain terms and conditions could be modified and that the amounts payable to these governments may be increased modestly, extension of the Free Zone Agreement is likely. However, it is possible that such amounts may be increased significantly and that additional fees may be imposed by government authorities if the Free Zone Agreement is not extended or is otherwise amended.

     In Canada and the U.S., the customs bonded warehouse and free trade zone designations expire annually. The Company routinely renews these designations through compliance with regulations, including providing evidence of bonding arrangements and fee payments. It is possible, although management of the Company believes that it is unlikely, that the Company could lose its customs bonded warehouse and free trade zone designations through non-compliance, inability to obtain the necessary bonding arrangements or as a result of significant changes in regulations. Should these free trade zone designations terminate, the Company's business and financial condition may be adversely impacted.


CERTAIN TAX MATTERS



     As set forth in the opinions of the Company's Canadian and U.S. tax advisers under 'Taxation-- Canadian Federal Tax Consequences' and '-- U.S. Federal Income Taxation', the exchange of the Old Notes for New Notes pursuant to the Exchange Offer (i) should not be regarded as a disposition of Old

Notes for Canadian tax purposes and (ii) should not be treated as an 'exchange' for U.S. federal income tax purposes. There can be no assurances that applicable tax authorities in Canada and the United States will agree with the opinions of such tax advisors.


CONTROLLING STOCKHOLDER

     CHPII indirectly owns substantially all of the outstanding voting stock of the Company. By virtue of such stock ownership, CHPII has the power to control all matters submitted to shareholders of the Company and to elect all directors and managing directors of the Company. The interests of CHPII as equity holder may differ from the interests of holders of the Notes.

ABSENCE OF PUBLIC MARKET

     There has not previously been any public market for the New Notes and the Company does not intend to apply for a listing of the New Notes on any securities exchange. There can be no assurance as to the liquidity of any markets that may develop for the New Notes, the ability of holders of the New Notes to sell their New Notes or the price at which holders would be able to sell their New Notes. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the New Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the New Notes, if such market develops, will not be subject to similar disruptions.

     The Company has agreed to use its best efforts to have this registration statement declared effective by the Commission on or prior to 105 days after the date of issuance of the Notes. See 'Description of Notes -- Old Notes Registration Rights; Liquidated Damages.' In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or in certain other circumstances, the Company has agreed to file a Shelf Registration Statement and to use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act and, subject to exceptions set forth in the Registration Rights Agreement, keep such Shelf Registration Statement effective until three years after the effectiveness date of such Shelf Registration Statement. If the Company does not comply with its registration obligations with respect to the Old Notes in a timely manner, it will be required to pay liquidated damages to the holders of the Old Notes until all such registration defaults have been cured. See 'Description of Notes -- Old Notes Registration Rights; Liquidated Damages.' The liquidity of, and trading market for, the New Notes may also be materially and adversely affected by declines in the market for high-yield securities generally. Such a decline may materially and adversely affect such liquidity and trading independent of the financial performance of, and prospects for, the Company.

                                THE TRANSACTIONS

THE ACQUISITION

     Pursuant to the Stock Purchase Agreement, the Parent purchased, directly or indirectly from Praxair, all of the outstanding capital stock of the Target Companies. The purchase price paid to Praxair for the capital stock of the Target Companies was (i) $169 million in cash, which is subject to post-closing adjustment for certain aggregate changes in the working capital of the Target Companies from the amounts estimated at the closing of the Acquisition, plus
(ii) $40 million in preferred stock of the Parent.

     In connection with the Acquisition, (i) the Parent issued $40 million of preferred stock to Praxair, (ii) the Parent issued $55 million of preferred stock and common stock to CHPII, (iii) the Parent issued $1.5 million of preferred stock and common stock to a consultant to the Company, (iv) the Parent issued $4.5 million of preferred stock and common stock to senior management of the Company ($1.5 million of which was financed with non-recourse loans from the Parent and $3 million of which was issued in exchange for capital stock of STNV previously awarded to such senior management), (v) the Parent made a capital contribution of $98.5 million to the Company (consisting of $55.5 million in cash and $43 million in the form of equity in the Target Companies), (vi) the Company paid $169 million in cash (consisting of a portion of the capital contribution from the Parent and the proceeds of the Old Notes) directly or indirectly to Praxair in satisfaction of the cash portion of the purchase price for the Target Companies, (vii) the Parent paid $1 million to Praxair to acquire certain other assets, (viii) the Company executed the New Bank Credit Facility which remained undrawn at the closing of the Initial Offering and (ix) the Company made the Initial Offering.

     Upon consummation of the Transactions, Statia owns, directly or indirectly, 100% of the outstanding capital stock of the Target Companies.

     The following is an abbreviated organizational chart of the Company following consummation of the Transactions:

      Noteholders
          |                                                                             Praxair/CBI
          |                                                                                  |             CHPII
          |                                                                                  |          and others
          |      $135 million                                          $40 million           |              |
          |  First Mortgage Notes       Statia Terminals Group N.V. ------------------------ |              |
          |                                  ("Parent")             Preferred Stock                         |
          |                                     |                                     $61 million Preferred |
          |                   $98.5 million     |                ------------------------------------------
          |                   Common Stock(1)   |                                          and Common Stock
          |                               Statia Terminals
          |     Note Co-Issuer           International N.V.
          |------------------------------   ("Statia")
          |                                     |

          |                                     |
          |                               Statia Terminals
          |                               Corporation N.V.
          |                                     |
          |                                     |
          |             ------------------------ -------------------------------
          |                        |                            |
          |                        |                   Statia Terminals N.V.
          |                 Statia Terminals          St. Eustatius Collateral
          |               Canada, Incorporated
    Note  |--------------- ("Statia Canada")
 Co-Issuer               Point Tupper Collateral


------------------
(1) The $98.5 million of Common Stock ($20 million of which is subject to reduction) is net of the $1.5 million financed with loans from Parent and consists of $55.5 million cash and $43 million of equity in the Target Companies. See 'Parent Capital Structure.' See notes 2 and 3 to the Unaudited Pro Forma Combined Balance Sheet as of September 30, 1996 under 'Unaudited Pro Forma Combined Financial Data.'

                            PARENT CAPITAL STRUCTURE

     Parent has an authorized capital of $37,000 divided into 370,000 shares with a par value of $0.10 consisting of the following shares: (i) 100,500 shares of Common Stock; (ii) 20,000 shares of 8% Series A Cumulative Preferred Stock (the 'Series A Preferred Stock'); (iii) 10,000 shares of 8% Series B Cumulative Preferred Stock (the 'Series B Preferred Stock'); (iv) 10,000 shares of 8% Series C Cumulative Preferred Stock (the 'Series C Preferred Stock'); (v) 20,000 shares of 2% Series D Preferred Stock (the 'Series D Preferred Stock'); and (vi) 209,500 shares of 2% Series E Preferred Stock (the 'Series E Preferred Stock'). The following entities currently own Parent stock: (i) Praxair or one of its subsidiaries holds 20,000 shares of the Series A Preferred Stock, 10,000 shares of Series B Preferred Stock and 10,000 shares of Series C Preferred Stock; (ii) CHPII holds 20,000 shares of Series D Preferred Stock, 35,000 shares of Series E Preferred Stock and 35,000 shares of Common Stock; (iii) certain members of management hold 4,500 shares of Common Stock and 4,500 shares of Series E Preferred Stock; and (iv) a consultant to the Company or such consultant's affiliates holds 1,500 shares of Common Stock and 1,500 shares of Series E Preferred Stock. See 'The Transactions.'

     The terms of the Series A, Series B and Series C Preferred Stock contain certain restrictions on the purchase, redemption, defeasance or retirement of the Notes unless such action is effected (w) at the stated maturity of the Notes, (x) in connection with an Event of Default, (y) pursuant to the mandatory purchase offer provisions of the Indenture relating to asset sales or (z) pursuant to the redemption provisions of the Indenture relating to withholding taxes. Other than as permitted by the foregoing sentence, Parent may not, directly or indirectly, and may not cause or permit Statia or any of its subsidiaries to, directly or indirectly, purchase, redeem, defease or retire any Notes if: (i) in the case of the Series A Preferred Stock, (A) Parent shall not have declared full cash dividends on such series or, if the Indenture restricts such declaration, full cash dividends on such series to the extent permitted by the Indenture, or (B) Parent fails to redeem such series when such redemption is mandatory, (ii) in the case of the Series B Preferred Stock, Parent fails to redeem such series when such redemption is mandatory, (iii) in the case of the Series C Preferred Stock, Parent fails to redeem such series when such redemption is mandatory, (iv) following the occurrence of certain events set forth in the Preferred Stock Agreements (defined below) following which the dividend rate on the Series A, Series B or Series C Preferred Stock is not 8% per annum or (v) if such purchase, redemption, defeasance or retirement would reduce the Consolidated Fixed Charge Coverage Ratio such that, in certain circumstances, the Series C Preferred Stock may not be redeemed as described in the third succeeding paragraph. See 'Certain Relationships and Related Transactions.'

     Each of the Series A and Series C Preferred Stock is non-voting stock with a liquidation preference of $1,000 per share. The Parent must redeem these series on the earliest of (i) one year following the maturity date of the Notes,
(ii) one year from the date on which not more than $10,000,000 aggregate principal amount of Notes is outstanding (other than those Notes held or beneficially owned by Parent or any of its affiliates), (iii) the date on which a holder or beneficial owner of any equity interest in Parent (other than Praxair), or any option, warrant, convertible security or synthetic or derivative product related to such equity interest, sells, assigns, pledges or otherwise transfers any such equity interest except in limited circumstances, or
(iv) 30 days following receipt of notice from the holders of any such series that the Parent has failed to cure a material breach under the Parent Preferred Stock Agreement or Parent PS Shareholder Agreement (together the 'Preferred Stock Agreements').

     The Series B Preferred Stock is non-voting stock with a liquidation preference of $1,000 per share. Parent must redeem this series on the earliest of (i) the second anniversary of the initial issuance of this series of stock,
(ii) one year from the date on which not more than $10,000,000 aggregate principal amount of Notes is outstanding (other than those Notes held or beneficially owned by Parent or any of its affiliates), (iii) the date on which a holder or beneficial owner of any equity interest in Parent (other than Praxair), or any option, warrant, convertible security or synthetic or derivative product related to such equity interest, sells, assigns, pledges or otherwise transfers any such equity interest except in limited circumstances, or
(iv) 30 days following receipt of notice from the Series B Preferred Stockholders that Parent has failed to cure a material breach under the Preferred Stock Agreements. To the extent that Parent or one of its affiliates shall have received proceeds from the sale of the M/V Megan D. Gambarella, Parent must redeem the Series B Preferred Stock at the applicable redemption price therefor out of such proceeds. The

Indenture permits the sale of the M/V Megan D. Gambarella and, in the event of such sale, will permit a Restricted Payment from the Company to the Parent equal to the amount of the liquidation preference plus accrued and unpaid dividends on the then outstanding Series B Preferred Stock. See 'Description of Notes--Certain Covenants--Limitations on Restricted Payments.' If Parent has not redeemed the Series B Preferred Stock by the second anniversary of the Initial Offering, Parent may, following the exercise of an option to exchange the Series B Preferred Stock into common equity of Parent (which option must be exercised by the holders of the Series B Preferred Stock prior to the third anniversary of the Closing Date), either redeem the shares for cash or exchange them for common equity of Parent.

     If Statia or one of its affiliates is permitted under the terms of the Consolidated Fixed Charge Coverage Ratio test in the Limitation on Additional Indebtedness covenant in the Indenture to issue Indebtedness in an amount up to or greater than the liquidation preference of the Series C Preferred Stock plus accrued but unpaid dividends thereon, and Parent does not redeem the Series C Preferred Stock at the applicable redemption price therefor under certain conditions, then the management fees payable to Castle Harlan thereafter accrue and will not be paid in cash until such redemption occurs. The Indenture permits one or more Restricted Payments from the Company to the Parent when such Consolidated Fixed Charge Coverage Ratio test permits the incurrence of Indebtedness in an amount up to the liquidation preference plus accrued and unpaid dividends on the then outstanding Series C Preferred Stock. See 'Description of Notes--Certain Covenants--Limitations on Restricted Payments.'

     The Series D Preferred Stock is non-voting stock on which the dividends have been waived and which has a liquidation preference of $1,000 per share. In the event of the sale of the Brownsville facility, Parent, in certain circumstances, may be required to redeem the Series D Preferred Stock with the net proceeds thereof. In the event the net proceeds from the sale of the Brownsville facility and a certain asset of Parent exceed a specified threshold, Castle Harlan may be entitled to a payment of up to $1 million. The Indenture permits the sale of the Brownsville facility and permits a Restricted Payment from the Company to Parent equal to the net proceeds from such sale. See 'Description of Notes--Certain Covenants-- Limitations on Restricted Payments.'

     The Series E Preferred Stock is voting stock on which the dividends have been waived and which has a liquidation preference of $1,000 per share.

                        USE OF PROCEEDS OF THE NEW NOTES

     This Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive, in exchange, Old Notes in like principal amount. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except as otherwise described herein under 'The Exchange Offer--Terms of the Exchange Offer.' The Old Notes surrendered in exchange for the New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the outstanding debt of the Company.

                            PRO FORMA CAPITALIZATION
                                  (UNAUDITED)

     The following table sets forth the capitalization of the Company, on a pro forma basis, giving effect to the Transactions as if they had occurred on September 30, 1996. This table should be read in conjunction with the 'Selected Historical and Pro Forma Combined Financial Data' and 'Unaudited Pro Forma Combined Financial Data' included elsewhere in this Prospectus.

                                                                                PRO FORMA
                                                                            SEPTEMBER 30, 1996
                                                                          ----------------------
                                                                          (DOLLARS IN THOUSANDS)
Notes..................................................................          $135,000
Stockholders' Equity subject to reduction..............................            20,000
Stockholders' Equity...................................................            78,500
                                                                              -----------
     Total Capitalization..............................................          $233,500
                                                                              -----------
                                                                              -----------

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     Pursuant to a Registration Rights Agreement, the Issuers have agreed (i) to file a registration statement with respect to an offer to exchange the Old Notes for senior debt securities of the Issuers, with terms substantially identical to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions) within 45 days after the date of original issuance of the Old Notes and (ii) to use their best efforts to cause such registration statement to be declared effective by the Commission on or prior to 105 days after such issue date. In the event that applicable law or interpretations of the staff of the Commission do not permit the Issuers to file the registration statement containing this Prospectus or to effect the Exchange Offer, or if certain holders of the Old Notes notify the Issuers that they are not permitted to participate in, or would not receive freely tradeable New Notes pursuant to, the Exchange Offer, or if the Issuers do not consummate the Exchange Offer on or prior to six months following the date of issuance of the Old Notes, the Issuers will use their best efforts to cause to be declared effective the Shelf Registration Statement with respect to the resale of the Old Notes and, subject to exceptions set forth in the Registration Rights Agreement, keep the Shelf Registration Statement effective until three years after the effectiveness date of such Shelf Registration Statement. The Issuers may be obligated to pay liquidated damages under certain circumstances if the Issuers are not in compliance with their obligations under the Registration Rights Agreement. See 'Old Notes Registration Rights.'

     Each holder of the Old Notes who wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an 'affiliate,' as defined in Rule 405 of the Securities Act, of the Company or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. See 'Old Notes Registration Rights.'

RESALE OF NEW NOTES

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third-parties, the Company believes that, except as described below, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a holder which is (i) an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act or (ii) a broker-dealer that acquired the Old Notes in a transaction other than as part of its market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention or the purpose of participating in a distribution of the New Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of New Notes only as specifically set forth herein. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See 'Plan of Distribution'.


TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept for exchange any and all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes surrendered pursuant to the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes will be the same as the form and terms of the Old Notes except the New Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued pursuant to and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Old Notes, such that both series will be treated as a single class of debt securities under the Indenture.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

     As of the date of this Prospectus, $135 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the Exchange Offer.

     The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Registration Rights Agreement.

     The Company shall be deemed to have accepted for exchange properly tendered Notes when, as and if the Company shall have given oral or written notice thereof to the Exchange Agent and complied with the provisions of Section 3 of the Registration Rights Agreement. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from the Company. The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions specified below under '--Certain Conditions to the Exchange Offer.'

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See '--Fees and Expenses.'


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term 'Expiration Date,' shall mean 5:00 p.m., New York City time on
               , 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term 'Expiration Date' shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the then Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting for exchange any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under 'The Exchange Offer--Conditions' shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or
(ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of Old Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest from the date of issuance at a rate of 11 3/4% per annum, on their principal amount. Holders of the New Notes will receive interest on May 15, 1997 from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange any New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of any Old Notes for exchange, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

          (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or


          (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof. During any such extensions, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified above under '--Certain Conditions to the Exchange Offer.' The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such rights and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the 'TIA').

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must (i) complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date or (ii) comply with DTC's ATOP procedures described below. In addition, either (i) Old Notes must be received by the Exchange Agent, or (ii) a timely confirmation of book-entry transfer (a 'Book-Entry Confirmation') of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company

(the 'Book-Entry Transfer Facility' or 'DTC') pursuant to the procedure for book-entry transfer described below together with the Letter of Transmittal or a properly transmitted Agent's Message (as defined herein) must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents or a properly transmitted Agent's Message must be received by the Exchange Agent at the address set forth below under the 'The Exchange Offer--Exchange Agent' prior to 5:00 p.m., New York City time, on the Expiration Date.

     The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT (INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AN AGENT'S MESSAGE TRANSMITTED THROUGH ATOP) IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder of Old Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder of Old Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below, as the case be, must be guaranteed by an Eligible Institution (as defined herein) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled 'Special issuance Instructions' or 'Special Delivery Instructions' on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm or a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an 'eligible guarantor institution' within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an

'Eligible Institution').

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ('ATOP') to tender Old Notes. Accordingly, participants in DTC's ATOP may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer the Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

     The term 'Agent's Message' means a message transmitted by DTC received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from a participant in DTC's ATOP that is tendering Old Notes, which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery (the 'Notice of Guaranteed Delivery')), and that the agreement may be enforced against such participant.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of the Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of the Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to, and received by, the Exchange Agent at the address set forth below under '--Exchange Agent' on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Dates, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of

     Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the registered number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three
     (3) New York Stock Exchange trading days after the Expiration Date, either
     (i) the Letter of Transmittal (or facsimile thereof) together with the Old Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent or (ii) the Exchange Agent will receive a properly transmitted Agent's Message; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as all tendered Old Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal or a properly transmitted Agent's Message, are received by the Exchange Agent within three (3) New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, (i) a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under 'Exchange Agent' or (ii) such notice of withdrawal must comply with the appropriate procedures of DTC's ATOP system. Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes were registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the

Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under '--Procedures for Tendering Old Notes' above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

     Marine Midland Bank has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, request for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

           By Registered or Certified Mail or                                     By Hand:
                 by Overnight Courier:
                  Marine Midland Bank                                       Marine Midland Bank
                      140 Broadway                                              140 Broadway
                        Level A                                                   Level A
                New York, NY 10005-1180                                   New York, NY 10005-1180
         Attention: Corporate Trust Operations                     Attention: Corporate Trust Operations

                                                  By Facsimile:
                                               Marine Midland Bank
                                            Corporate Trust Operations
                                            Facsimile: (212) 658-2292
                                       Confirm by Telephone: (212) 658-5931

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. The

Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $200,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, and related fees and expenses.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of Notes pursuant to the Exchange Offer. If, however, certificates representing Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth (i) in the legend thereon as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise set forth under 'Transfer Restrictions' in the Offering Memorandum dated November 22, 1996 distributed in connection with the Initial Offering. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is (i) an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act or (ii) a broker-dealer that acquired the Old Notes in a transaction other than as part of its market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or such securities laws have been complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the New Notes reasonably requests in writing.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following Unaudited Pro Forma Combined Statements of Income for the year ended December 31, 1995 and the nine month period ended September 30, 1996 give effect to the Transactions as if they had occurred on January 1, 1995. The unaudited pro forma combined financial data are based on the historical financial statements of the Company and the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Combined Statements of Income do not purport to represent what the results of operations of the Company actually would have been if the Transactions had occurred as of the date indicated or what such results will be for any future periods.

     The following Unaudited Pro Forma Combined Balance Sheet as of September 30, 1996, was prepared as if the Transactions had occurred on such date. The Unaudited Pro Forma Combined Balance Sheet reflects the preliminary allocation of the purchase price for the Acquisition to the tangible and intangible assets and liabilities of the Company. The final allocation of such purchase price, and the resulting amortization expense in the accompanying Unaudited Pro Forma Combined Statements of Income, will differ from the preliminary estimates due to the final allocation being based on: (a) actual closing date amounts of assets and liabilities, and (b) actual values of property and equipment and any identifiable intangible assets.

     The unaudited pro forma combined financial data are based upon assumptions that the Company believes are reasonable and should be read in conjunction with the Combined Financial Statements of the Company and the accompanying notes thereto included elsewhere in this Prospectus.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                          YEAR ENDED DECEMBER 31, 1995
                                                              -----------------------------------------------------
                                                                                    PRO FORMA
                                                                            --------------------------
                                                                            ASSETS HELD
                                                                             FOR SALE
                                                              HISTORICAL        (1)        ADJUSTMENTS    PRO FORMA
                                                              ----------    -----------    -----------    ---------
Revenues...................................................    $ 135,541      $(2,385)       $    --      $133,156
                                                                                              (4,385)(2)
Cost of services and products sold.........................      117,482       (3,625)        (5,741)(3)   103,731
                                                              ----------    -----------    -----------    ---------
  Gross profit.............................................       18,059        1,240         10,126        29,425
Selling and administrative expenses........................        6,900           --             --         6,900
                                                              ----------    -----------    -----------    ---------
  Income from operations...................................       11,159        1,240         10,126        22,525
Interest expense...........................................        4,478           --         11,759(4)     16,237
Other expense..............................................          298           24             --           322
                                                              ----------    -----------    -----------    ---------
  Income (loss) before income taxes........................        6,383        1,216         (1,633)        5,966
Provision for income taxes.................................          390          161             --           551
                                                              ----------    -----------    -----------    ---------
  Net income (loss)........................................        5,993        1,055         (1,633)        5,415
Preferred stock dividends..................................        1,424           --         (1,424)(5)        --
                                                              ----------    -----------    -----------    ---------
  Net income available to common stockholders..............    $   4,569      $ 1,055        $  (209)     $  5,415
                                                              ----------    -----------    -----------    ---------
                                                              ----------    -----------    -----------    ---------

------------------
(1) Reflects adjustments to dispose of the operations of the Brownsville terminal and to record the estimated savings, net of incremental costs, related to the anticipated sale of the M/V Megan D. Gambarella, a marine vessel. Both the Brownsville terminal and the M/V Megan D. Gambarella are reflected as Assets held for sale on the accompanying Unaudited Pro Forma Combined Balance Sheet.

(2) Reflects the decrease in depreciation and amortization relating to the Transactions of $4,385. Under purchase accounting, the purchase price of $209,000 is allocated to the assets and liabilities of the Company based upon their respective fair values. In addition, on January 12, 1996, pursuant to the merger agreement dated December 22, 1995 (the 'Merger'), CBI became a wholly-owned subsidiary of Praxair. The Merger was reflected in the combined financial statements of the Company as a purchase, effective January 1, 1996. The value assigned to the Company as of the merger date was consistent with the purchase price. The preliminary allocation of the Merger resulted in the elimination of $9,925 previously recorded intangible assets, a writedown of property and equipment of $85,521 and the push down of $10,000 of Merger related debt. These adjustments resulted in a pro forma adjustment to reduce depreciation and amortization by $4,726 for the year ended December 31, 1995. The preliminary purchase accounting allocation for the Transactions, excluding the termination of the First Salute Leasing, L.P. off balance sheet financing, resulted in an increase in property, plant and equipment of $6,815. This adjustment resulted in a pro forma adjustment to increase depreciation by $341 for the year ended December 31, 1995.

(3) Reflects the termination of the First Salute Leasing, L.P. off balance sheet financing in connection with the Transactions. The adjustment of $5,741 reflects the reduction of the amount of cash rent expense of the Company.

(4) Adjusted to eliminate current interest expense ($4,478), record new interest expense of $15,863 at the interest rate of 11.75% per annum for the Notes and amortization of transaction financing costs of $914 less interest capitalized of $540.

(5) Adjusted to eliminate historical preferred stock dividends paid to an affiliate of Praxair.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                             ------------------------------------------------------
                                                                                    PRO FORMA
                                                                           ---------------------------
                                                                           ASSETS HELD
                                                             HISTORICAL    FOR SALE(1)    ADJUSTMENTS     PRO FORMA
                                                             ----------    -----------    ------------    ---------
Revenues..................................................    $ 114,977     $  (1,847)      $     --      $113,130
                                                                                                 256(2)
Cost of services and product sold.........................      104,575        (2,800)        (4,621)(3)    97,408
                                                             ----------    -----------    ------------    ---------
  Gross profit............................................       10,402           955          4,365        15,722
Selling and administrative expenses.......................        4,464            --             --         4,464
                                                             ----------    -----------    ------------    ---------
  Income from operations..................................        5,938           955          4,365        11,258
Interest expense..........................................        3,447                        8,507(4)     11,954
Other expense (income)....................................          359            (2)            --           357
                                                             ----------    -----------    ------------    ---------
  Income (loss) before income taxes.......................        2,132           957         (4,142)       (1,053)
Provision for income taxes................................          498            98             --           596
                                                             ----------    -----------    ------------    ---------
  Net income (loss).......................................        1,634           859         (4,142)       (1,649)
Preferred stock dividends.................................          789            --           (789)(5)        --
                                                             ----------    -----------    ------------    ---------
  Net income available to common stockholders.............    $     845     $     859       $ (3,353)     $ (1,649)
                                                             ----------    -----------    ------------    ---------
                                                             ----------    -----------    ------------    ---------

------------------
(1) Reflects adjustments to dispose of the operations of the Brownsville terminal and to record the estimated savings, net of incremental costs, related to the anticipated sale of the M/V Megan D. Gambarella, a marine vessel. Both the Brownsville terminal and the M/V Megan D. Gambarella are reflected as assets held for sale on the accompanying Unaudited Pro Forma Combined Balance Sheet.

(2) Under purchase accounting, the purchase price of $209,000 is allocated to the assets and liabilities of the Company based upon their respective fair values. The purchase accounting relating to the Merger has been reflected in the historical statements effective January 1, 1996. The preliminary purchase accounting allocation for the Transactions resulted in an increase in property and equipment of $6,815. This adjustment resulted in a pro forma adjustment to increase depreciation by $256 for the nine months ended September 30, 1996.

(3) Reflects the termination of the First Salute Leasing, L.P. off balance sheet financing, which is expected to occur as a result of the Transactions. The adjustment of $4,621 reflects the reduction of the amount of cash rent expense of the Company.

(4) Adjusted to eliminate current interest expense ($3,447), record new interest expense of $11,897 at the interest rate of 11.75% per annum for the Notes and amortization of transaction financing costs of $686, less interest capitalized of $629.

(5) Adjusted to eliminate the preferred stock dividends paid to an affiliate of Praxair.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                       PRO FORMA ADJUSTMENTS
                                        POST-PRAXAIR       ----------------------------------------------
                                        ACQUISITION                        CAPITALIZATION    ACQUISITION
                                           AS OF           ASSETS HELD          AND          AND PURCHASE
ASSETS:                              SEPTEMBER 30, 1996    FOR SALE(1)      FINANCING(2)      ACCOUNTING     PRO FORMA
                                     ------------------    ------------    --------------    ------------    ---------
Current assets:
  Cash and cash equivalents ......        $    648           $     --         $175,500        $ (169,398)(3) $  6,750
  Accounts receivable, net .......          13,153               (154)              --            (1,900)(4)   11,099
  Inventory, net..................           6,704                 --               --                --        6,704
  Prepaid expenses................             451                 (9)              --                --          442
  Assets held for sale(4).........              --             20,000               --                --       20,000
                                     ------------------    ------------    --------------    ------------    ---------
     Total current assets.........          20,956             19,837          175,500          (171,298)      44,995
                                     ------------------    ------------    --------------    ------------    ---------
Property and equipment, net ......         116,216            (17,486)              --            98,328(4)   197,058
Intangible assets, net............              --                 --            8,600            (8,600)(4)       --
Other noncurrent assets...........           2,638             (2,543)           6,400                --        6,495
                                     ------------------    ------------    --------------    ------------    ---------
                                          $139,810           $   (192)        $190,500        $  (81,570)    $248,548
                                     ------------------    ------------    --------------    ------------    ---------
                                     ------------------    ------------    --------------    ------------    ---------
LIABILITIES & STOCKHOLDERS'
  EQUITY:
Current liabilities:
  Accounts payable................        $  8,563           $    (29)        $     --        $       --     $  8,534
  Accrued expenses................           6,067               (163)              --               610(4)     6,514
  Bank debt.......................          76,000                 --               --           (76,000)(4)       --
  Payable to CBI/Praxair
     affiliates...................              29                 --               --               (29)(4)       --
                                     ------------------    ------------    --------------    ------------    ---------
     Total current liabilities ...          90,659               (192)              --           (75,419)      15,048
Long-term debt....................              --                 --          135,000                --      135,000
Advances from CBI/Praxair.........          69,162                 --               --           (69,162)(4)       --
                                     ------------------    ------------    --------------    ------------    ---------
     Total liabilities............         159,821               (192)         135,000          (144,581)     150,048
                                     ------------------    ------------    --------------    ------------    ---------
Stockholders' equity subject to
  reduction.......................              --                 --           10,000            10,000(3)    20,000

Old equity........................         (20,011)                --               --            20,011(4)        --
New equity:
  Common stock -- Statia
     Terminals International
     N.V..........................              --                 --           45,500            33,000(3)    78,500
                                     ------------------    ------------    --------------    ------------    ---------
     Total stockholders' equity...         (20,011)                --           45,500            53,011       78,500

                                     ------------------    ------------    --------------    ------------    ---------
                                          $139,810           $   (192)        $190,500        $  (81,570)    $248,548
                                     ------------------    ------------    --------------    ------------    ---------
                                     ------------------    ------------    --------------    ------------    ---------

------------------

(1) Reflects adjustments to sell the operations of the Brownsville terminal and to record the estimated savings, net of incremental costs, related to the anticipated sale of the M/V Megan D. Gambarella, a marine vessel. Both the Brownsville terminal and the M/V Megan D. Gambarella are reflected as Assets held for sale. The Company has estimated the anticipated proceeds of the sale of the M/V Megan D. Gambarella and the Brownsville terminal to aggregate $20,000 although the actual proceeds of such a sale may not equal such estimates.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
(2) Proceeds from issuance of Notes and Common Stock less issuance and transaction costs.

Issuance of Notes...........................................................................    $135,000
Issuance of Common Stock, subject to reduction..............................................      10,000
Issuance of Common Stock....................................................................      45,500
                                                                                               ----------
            Gross proceeds..................................................................     190,500
Less:
            Debt issuance costs.............................................................      (6,400)
            Transaction cost................................................................      (8,600)
                                                                                               ----------
            Net cash proceeds...............................................................    $175,500
                                                                                               ----------
                                                                                               ----------

   Parent issued $20,000 of Series D Preferred Stock to CHPII. Parent in turn purchased $20,000 of common equity of the Company. The Series D Preferred Stock contains features which may require Parent to cause the Company to dividend or otherwise remit the proceeds of the sale of the Brownsville terminal. The Brownsville terminal is carried on the balance sheet of the Company at $10,000 as an asset held for sale. Accordingly, $10,000 of the Company's Common Stock has been classified outside of the stockholders' equity section as stockholders' equity subject to reduction. See 'Parent Capital Structure.'

(3) To reflect the acquisition of the Company from Praxair:


Cash payment for the acquisition.........................................................     $ 169,000
            Plus, excess cash............................................................           398
                                                                                            -------------
Net cash outflow.........................................................................       169,398
Capital contribution from Parent, reflecting
Praxair's retained interest in the Company
            Stockholders' equity subject to reduction....................................        10,000
            Common stock, net of loans...................................................        30,000
Management's common stock, net of loans..................................................         3,000
                                                                                            -------------
            Total consideration..........................................................     $ 212,398
                                                                                            -------------
                                                                                            -------------

   The Parent issued $10,000 of Series B Preferred Stock to Praxair or one of its subsidiaries as partial consideration for the capital stock of the Target Companies. Such stock of the Target Companies was contributed to the Company in return for common equity of the Company. The Series B Preferred Stock contains features which require the Parent to cause the Company to dividend or otherwise remit the proceeds of the sale of the the M/V Megan D. Gambarella, a marine vessel. Accordingly, an additional $10,000 of the Company's Common Stock has been classified outside of the stockholders' equity section as stockholders' equity subject to reduction. See 'Parent Capital Structure.'

(4) To reflect preliminary purchase accounting adjustments:

Total consideration......................................................................     $ 212,398
Assets and liabilities retained by Praxair
            Other receivables............................................................         1,900
            Bank and Praxair Merger push-down debt.......................................       (76,000)
            Payable to CBI/Praxair.......................................................           (29)
            Advances from CBI/Praxair....................................................       (69,162)
Restructuring accrual....................................................................           610
Elimination of old equity................................................................        20,011
                                                                                            -------------
Increase in property and equipment.......................................................        89,728
Reclassification of transaction costs from intangible assets.............................         8,600
                                                                                            -------------
Total write-up of property and equipment.................................................     $  98,328
                                                                                            -------------
                                                                                            -------------

   The Stock Purchase Agreement required Praxair to terminate, before maturity, the First Salute Leasing, L.P. off-balance sheet financing on or prior to the consummation of the Acquisition. This termination, which approximates $88,500, represents the most significant portion of the increase of property and equipment.

           SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

     The following table sets forth selected historical and pro forma combined financial data for the periods and as of the dates indicated. The selected historical combined statement of income data for each of the years in the three year period ended December 31, 1995 and the selected historical combined balance sheet data as of December 31, 1993, 1994 and 1995, have been derived from and are qualified by reference to, the Audited Combined Financial Statements of the Company included elsewhere in this Prospectus. The selected historical combined statement of income data for each of the years in the two year period ended December 31, 1992 and the selected historical combined balance sheet data as of December 31, 1991 and 1992 have been derived from the Company's unaudited financial statements. The selected historical combined unaudited financial data set forth below for the nine-month periods ended September 30, 1995 and 1996 have been derived from, and are qualified by reference to, the unaudited combined financial statements of the Company included elsewhere herein and include all adjustments, consisting of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and the results of operations of the Company for such periods. Results for the interim periods are not necessarily indicative of the results for the full year. The selected historical combined financial data set forth below should be read in conjunction with, and are qualified by reference to, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Combined Financial Statements of the Company and accompanying notes thereto and other financial information included elsewhere in this Prospectus.

                                                           HISTORICAL FINANCIAL INFORMATION(1)
                                    ---------------------------------------------------------------------------------
                                                        PRE-PRAXAIR ACQUISITION                         POST-PRAXAIR
                                    ---------------------------------------------------------------     ACQUISITION
                                                                                                       --------------
                                               YEARS ENDED DECEMBER 31,               NINE MONTHS       NINE MONTHS
                                    -----------------------------------------------      ENDED             ENDED
                                      1991     1992      1993      1994      1995    SEPT. 30, 1995    SEPT. 30, 1996
                                    --------  -------  --------  --------  --------  --------------    --------------
                                                        (DOLLARS IN THOUSANDS)                          (DOLLARS IN
                                                                                                         THOUSANDS)
STATEMENT OF INCOME DATA:
  Revenues......................... $101,204  $99,122  $112,076  $132,666  $135,541     $104,318         $  114,977
  Cost of services and products
    sold...........................   88,540   82,893    94,850   111,194   117,482       89,564            104,575
  Gross profit.....................   12,664   16,229    17,226    21,472    18,059       14,754             10,402
  Sales and administrative
    expense........................    3,087    3,307     4,388     5,339     6,900        4,954              4,464
  Interest expense(3)..............       19       --       726     3,114     4,478        3,767              3,447
  Net income (loss) available to
    common stockholders............    9,010   13,060    10,046    10,944     4,569        4,101                845


BALANCE SHEET DATA:
  Total assets(4).................. $ 82,368  $88,128  $186,420  $197,357  $230,283          N/A         $  139,810
  Total debt(5)....................    7,235       --    60,126    64,450    66,400          N/A             76,000
  Stockholders' equity subject to
    reduction(6)...................       --       --        --        --        --          N/A                 --
  Preferred stock..................   19,437   12,000    11,212    18,057    18,589          N/A             18,589
  Total stockholders' equity(7)....   52,984   73,482    95,404    86,965    91,001          N/A            (38,600)

OTHER FINANCIAL DATA AND RATIOS:(8)
  Adjusted EBIT(9)................. $  9,598  $13,712  $ 12,755  $ 17,241  $ 16,602     $ 13,541         $   10,200
  Depreciation and amortization....    3,389    4,401     6,683    10,680    12,118        8,293              7,544
  Adjusted EBITDA(10)..............   12,987   18,113    19,438    27,921    28,720       21,834             17,744
  Gross profit as a % of
    revenues.......................     12.5%    16.4%     15.4%     16.2%     13.3%        14.1%               9.0%
  Effective tax rates(11)..........      5.9%     4.8%     15.6%      8.6%      6.1%         7.0%              23.4%
  Capital expenditures(12).........   22,316   19,223    17,147    25,440    37,138       27,820             12,479

  NET CASH FLOW FROM:
  Operating Activities............. $ 10,336  $23,759   $(3,371) $ 25,706  $ 11,476     $ 10,775         $   11,302
  Investing Activities.............  (22,472) (24,225)  (23,355)  (25,353)  (36,908)     (27,820)           (12,310)
  Financing Activities.............   12,803        0    28,404    (1,679)   26,477       16,703                187
  Adjusted EBITDA/interest
    expense(13)....................   683.53x     N/M     26.77x     8.97x     2.81x        2.75x              2.20x
  Total debt/Adjusted EBITDA.......     0.56x     N/M      3.09x     2.31x     2.31x         N/A                N/A
  Ratio of earnings to fixed
    charges(14)....................    10.40x   14.71x     5.01x     2.94x     1.44x        1.51x              1.17x
  Capacity (in thousands of
    barrels).......................    5,600    7,459    11,590    15,387    20,387       20,387             18,738
  Percentage capacity leased(15)...       85%      86%       79%       87%       76%          76%                68%
  Throughput (in thousands of
    barrels)(16)...................   25,436   27,109    37,591    60,630   109,805       79,301             64,312
  Vessel calls(17).................      777      829       967     1,063       973          745                728

                                            PRO FORMA(2)
                                      -------------------------
                                        YEAR
                                       ENDED
                                      DECEMBER    NINE MONTHS
                                        31,          ENDED
                                        1995     SEPT. 30, 1996
                                      --------   --------------
STATEMENT OF INCOME DATA:
  Revenues.........................   $133,156      $113,130
  Cost of services and products
    sold...........................   103,731         97,408
  Gross profit.....................    29,425         15,722
  Sales and administrative
    expense........................     6,900          4,464
  Interest expense(3)..............    16,237         11,954
  Net income (loss) available to
    common stockholders............     5,415         (1,649)


BALANCE SHEET DATA:
  Total assets(4)..................       N/A       $248,548
  Total debt(5)....................       N/A        135,000
  Stockholders' equity subject to
    reduction(6)...................       N/A         20,000
  Preferred stock..................       N/A             --
  Total stockholders' equity(7)....       N/A         78,500

OTHER FINANCIAL DATA AND RATIOS:
  (8)
  Adjusted EBIT(9).................   $22,203       $ 10,901
  Depreciation and amortization....     6,950          7,245
  Adjusted EBITDA(10)..............    29,153         18,146
  Gross profit as a % of
    revenues.......................      22.1%          13.9%
  Effective tax rates(11)..........       9.2%           N/M
  Capital expenditures(12).........    37,138         12,479

  NET CASH FLOW FROM:
  Operating Activities.............       N/A            N/A
  Investing Activities.............       N/A            N/A
  Financing Activities.............       N/A            N/A
  Adjusted EBITDA/interest
    expense(13)....................      1.80x          1.52x
  Total debt/Adjusted EBITDA.......       N/A            N/A
  Ratio of earnings to fixed
    charges(14)....................      1.29x           (14)
  Capacity (in thousands of
    barrels).......................    18,738         18,738
  Percentage capacity leased(15)...        79%            71%
  Throughput (in thousands of
    barrels)(16)...................   106,537         64,312
  Vessel calls(17).................       920            728

------------------

(1) Prior to January 12, 1996, the Company was a wholly-owned subsidiary of CBI. On January 12, 1996, pursuant to the merger agreement dated December 22, 1995, CBI became a wholly-owned subsidiary of Praxair. This merger transaction was reflected in the combined financial statements of the Company as a purchase, effective January 1, 1996. The application of purchase accounting resulted in changes to the historical basis of various assets. Accordingly, the information provided for periods subsequent to December 31, 1995, is not comparable to the information provided for the earlier periods and dates (Pre-Praxair Acquisition).

(2) The pro forma amounts reflect the historical operations of the Company as adjusted to reflect the impact of the Transactions and reclassification of Assets held for sale as if they had occurred at the beginning of the period presented for operations data and as if they had occurred on September 30, 1996 for balance sheet data. See 'Unaudited Pro Forma Combined Financial Data.'


(3) Pro forma interest expense reflects the debt incurred in connection with the Transactions at the interest rate of 11.75% per annum.

(4) The reduction in total assets from December 31, 1995 to September 30, 1996 resulted primarily from the application of purchase accounting effective January 1, 1996 ($95,446 reduction). See Post-Praxair Acquisition Financial Statements and the Notes thereto set forth on pages F-15 through F-20. The increase in pro forma total assets as of September 30, 1996 resulted primarily from the termination of the First Salute Leasing, L.P. off balance sheet financing in connection with the Transactions.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
(5) Pre-Praxair Acquisition total debt includes only third-party debt. The Company was financed through a combination of third-party debt and, effective with the Praxair Acquisition, $10,000 of pushed-down debt from the application of purchase accounting. Advances from Praxair and CBI were non-interest bearing.

(6) Certain of Parent's preferred stock contain features which require Parent to cause the Company to dividend or otherwise remit the proceeds of the sale of certain assets. See 'Notes 2 and 3 to Unaudited Pro Forma Combined Balance Sheet.'

(7) The reduction of total stockholders' equity between December 31, 1995 and September 30, 1996 resulted from the application of purchase accounting effective January 1, 1996 ($105,446 reduction; see Post-Praxair Acquisition Financial Statements and the notes thereto set forth on pages F-15 through F-20); the payment of $25,789 dividends to Praxair affiliates; and net income after preferred stock dividends of $845.

(8) Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA/interest expense and Total Debt/Adjusted EBITDA are not measures prepared in accordance with GAAP, but rather to provide additional information related to the debt servicing ability of the Company.

(9) Adjusted EBIT is defined as the sum of income before income tax provision (benefit), interest expense and the portion of the First Salute Leasing, L.P. lease payment that represents interest expense for the period prior to the Transactions. The amount of the First Salute Leasing, L.P. related interest expense included in the calculation was $5,741 for the year ended December 31, 1995, and $4,183 and $4,621 for the nine months ended September 30, 1995 and September 30, 1996, respectively.

(10) Adjusted EBITDA is defined as the sum of (i) income before income tax provision (benefit), (ii) interest expense, (iii) depreciation and amortization and (iv) the portion of the First Salute Leasing, L.P. lease payments that represents interest expense for the period prior to the Transactions. The amount of the First Salute Leasing, L.P. related interest expense included in the calculation was $5,741 for the year ended December

     31, 1995 and $4,183 and $4,621 for the nine months ended September 30, 1995 and September 30, 1996. Adjusted EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company.

(11) The effective tax rate of the Company is based upon the level of pre-tax income, or loss, incurred in each tax jurisdiction. Certain locations include separate legal entities that restrict the ability of the Company to offset pre-tax income against pre-tax losses from other entities. Further, certain entities, including STNV, are subject to minimum tax computations which, depending on the level of pre-tax income, may have a significant impact on the effective tax rate of the Company See 'Note 7 to Pre-Praxair Acquisition Financial Statements.'

(12) Excludes capital spending of $400, $86,595, and $1,518 during 1993, 1994 and 1995, respectively, financed through an operating lease arrangement with First Salute Leasing, L.P. and capital spending at Point Tupper prior to acquisition in October, 1993.

(13) For purposes of this ratio, interest expense includes the First Salute Leasing, L.P. lease payments.

(14) The ratio of earnings to fixed charges is expressed as the ratio of fixed charges plus pretax earnings to fixed charges. Fixed charges consist principally of interest expense, amortization of debt expense, preferred stock dividends and the interest component of rent expense. Earnings were insufficient to cover fixed charges for the pro forma nine months ended September 30, 1996 by $1,682. The pro forma ratio of earnings to fixed charges are calculated on the same basis as the historical ratios of earnings to fixed charges.

(15) Represents the storage capacity leased to third parties weighted for the number of days leased in the month divided by the capacity available for lease.

(16) Represents the total number of inbound barrels discharged from a vessel, tank, rail car or tanker truck, not including across-the-dock or tank-to-tank transfers.

(17) A vessel call occurs when a vessel docks or anchors at one of the Company's terminal locations in order to load and/or discharge cargo and/or to take on bunker fuel. Such dockage or anchorage is counted as one vessel call regardless of the number of activities carried on by the vessel. A vessel call also occurs when the Company sells and delivers bunker fuel to a vessel not calling at its terminals for the above purposes.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     For purposes of the discussion below, reference is made to the historical Combined Financial Statements of Statia Terminals, Inc. and its Subsidiaries and Affiliates as of December 31, 1993, 1994 and 1995 and the years then ended, the Pre-Praxair Acquisition income statement and for the nine months ended September 30, 1995 and the Post-Praxair Acquisition balance sheet and income statement as of September 30, 1996 and for the nine months then ended. Reference is also made to 'Risk Factors.' The Company prepares its financial statements in accordance with U.S. generally accepted accounting principles. Substantially all of the Company's transactions are denominated in U.S. dollars. All figures are in U.S. dollars unless otherwise indicated.

     Primarily as a result of increased storage capacity from 7.5 million barrels as of December 31, 1992 to 20.4 million barrels as of December 31, 1995, and the addition of ancillary services, total revenues increased from $112.1 million for the year ended 1993 to $135.5 million for the year ended 1995. The Company expanded to its third location, Point Tupper, Nova Scotia, during 1992 and completed refurbishment of this 7.5 million barrel facility during 1994 (a total capital investment of $74.1 million). At St. Eustatius during the fourth quarter of 1993, the Company commenced construction of five million barrels of crude oil storage and a SPM system (the 'St. Eustatius Crude Project'), which was completed and leased during the first quarter of 1995 (total capital investment of $107.5 million). Over the three year period from 1993 to 1995, the Company added crude oil storage and related services to its established fuel oil, clean products, consumable oils and chemicals storage and related services. In addition to blending and other ancillary services, the Company added marine emergency response services at both St. Eustatius and Point Tupper and a limited refining capability through its atmospheric distillation unit at St. Eustatius during 1995. Finally, during the fourth quarter of 1995 and the first quarter of 1996, investments were made in a heating system and butane sphere at Point Tupper. These additions to capacity have led to higher capacity leased and more throughput and, therefore, higher revenues from storage, throughput and ancillary services. Revenues from storage, throughput and ancillary services (consisting of storage, throughput, wharfage and other terminal services) have grown from $34.8 million to $43.1 million to $54.7 million for the years ended December 31, 1993, 1994 and 1995, respectively.

     The following table sets forth, for the periods indicated, certain key statistics for each of the Company's operating locations.

       CAPACITY, CAPACITY LEASED, THROUGHPUT AND VESSEL CALLS BY LOCATION
               (Capacity and Throughput in thousands of barrels)

                                                                                                FOR THE
                                                                                              NINE MONTHS

                                                       FOR THE YEARS ENDED DECEMBER         ENDED SEPTEMBER
                                                                    31,                           30,
                                                      -------------------------------      ------------------
                                                       1993        1994        1995         1995        1996
                                                      ------      ------      -------      ------      ------
St. Eustatius
  Capacity.......................................      6,334       6,334       11,334      11,334      11,334
  Capacity leased................................       84.9%       87.3%        90.4%       90.9%       80.8%
  Throughput.....................................     26,295      34,223       72,420      53,409      50,134
  Vessel calls...................................        798         866          825         643         684

Point Tupper
  Capacity.......................................      3,607       7,404        7,404       7,404       7,404
  Capacity leased................................       68.0%       86.0%        61.4%       61.7%       54.8%
  Throughput.....................................      5,592      19,507       34,117      23,220      14,178
  Vessel calls...................................         43          76           95          66          44

Brownsville (being held for sale)
  Capacity.......................................      1,649       1,649        1,649       1,649       1,649
  Capacity leased................................       70.1%       87.8%        46.0%       47.1%       39.1%
  Throughput.....................................      5,704       6,900        3,268       2,672       1,704
  Vessel calls...................................        126         121           53          36          52

All locations
  Capacity.......................................     11,590      15,387       20,387      20,387      20,387
  Capacity leased................................       79.3%       86.5%        76.0%       76.4%       68.0%
  Throughput.....................................     37,591      60,630      109,805      79,301      66,016
  Vessel calls...................................        967       1,063          973         745         780

     Primarily as a result of backwardation in the petroleum markets, which creates a disincentive to store oil, storage, throughput and ancillary services revenues and operating net income have decreased recently. Storage, throughput and ancillary services revenues fell 9.0% for the first nine months of 1996 versus the comparable period for 1995. In addition, the operations at St. Eustatius suffered damages from Hurricanes Iris, Luis and Marilyn (the '1995 Hurricanes') causing closure of the terminal during the third quarter of 1995. Repair of damages caused by the 1995 Hurricanes and installation of certain improvements were substantially completed during the third quarter of 1996 at an estimated cost of $19.4 million, of which $12.6 million was recovered from insurance carriers (the remaining $6.8 million having been principally expended on improvements). Lastly, the Company's operating expenses have increased 21.7% for the first nine months of 1996 compared to the same period for 1995 due primarily to the impact of adding 32.3%, measured by volume, of additional capacity during the first quarter of 1995. Except for inflationary cost increases, cost increases due to additional storage capacity and costs of providing additional ancillary services, the operating costs of the Company are relatively fixed and generally do not change significantly with changes in capacity leased. Additions or reductions in storage lease and throughput revenues directly impact operating income.

     The following table sets forth, for the periods indicated, the total net operating income (loss) after allocation of selling and administrative expenses at each of the Company's operating locations and the percentage such net operating income (loss) bears to the total net operating income of the Company.

                      OPERATING INCOME (LOSS) BY LOCATION
                             (Dollars in thousands)

                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                     -----------------------------------------------------------------
                                                            1993                   1994                   1995
                                                     -------------------    -------------------    -------------------
                                                                   %                      %                      %
                                                        $       OF TOTAL       $       OF TOTAL       $       OF TOTAL
                                                     -------    --------    -------    --------    -------    --------
Netherlands Antilles and the Caribbean............   $ 9,387       73.1%    $13,698       84.9%    $13,206      118.3%
Canada............................................     2,490       19.4       1,185        7.4        (522)     (4.7)
U.S...............................................       961        7.5       1,250        7.7      (1,525)    (13.6)
                                                     -------    --------    -------    --------    -------    --------
  Total...........................................   $12,838     100.00%    $16,133     100.00%    $11,159     100.00%
                                                     -------    --------    -------    --------    -------    --------
                                                     -------    --------    -------    --------    -------    --------

     On January 12, 1996, pursuant to the merger agreement dated December 22, 1995, CBI, the ultimate parent company of the operations of the Company prior to the Acquisition, became wholly-owned by Praxair. This merger transaction was reflected in the combined financial statements of the Company as a purchase effective January 1, 1996. The application of purchase accounting has resulted in changes to the historical cost basis of accounting for various assets. Accordingly, the information provided for periods subsequent to December 31, 1995 is not necessarily comparable to prior periods.

     The following table sets forth, for the periods indicated, the percentage of revenues represented by certain items in the combined statements of income of the Company. The table and subsequent discussion should be read in conjunction with the Combined Financial Statements appearing at Page F-1 of this Prospectus. The historical operating results are not necessarily indicative of the future operating results or business and financial condition of the Company.

            HISTORICAL AND PRE-PRAXAIR ACQUISITION INCOME STATEMENT
                             (Dollars in thousands)

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                -----------------------------------------------------------------
                                                       1993                   1994                   1995
                                                -------------------    -------------------    -------------------
                                                             % OF                   % OF                   % OF
                                                DOLLARS    REVENUES    DOLLARS    REVENUES    DOLLARS    REVENUES

                                                -------    --------    -------    --------    -------    --------
Revenues:
  Storage, throughput and ancillary
     services................................   $34,800       31.1%    $43,096       32.5%    $54,701       40.4%
  Bunker and bulk product sales..............    77,276       68.9      89,570       67.5      80,840       59.6
                                                -------    --------    -------    --------    -------    --------
  Total revenues.............................   112,076     100.00     132,666     100.00     135,541     100.00
Cost of services and products sold...........    94,850       84.6     111,194       83.8     117,482       86.7
                                                -------    --------    -------    --------    -------    --------
  Gross profit...............................    17,226       15.4      21,472       16.2      18,059       13.3
Selling and administrative expenses..........     4,388        3.9       5,339        4.0       6,900        5.1
                                                -------    --------    -------    --------    -------    --------
  Income from operations.....................    12,838       11.5      16,133       12.2      11,159        8.2
Interest expense.............................       726        0.6       3,114        2.3       4,478        3.3
Other expense (income).......................        83        0.1      (1,108)      (0.8)        298        0.2
                                                -------    --------    -------    --------    -------    --------
  Income before income taxes and preferred
     stock dividends.........................    12,029       10.8      14,127       10.7       6,383        4.7
Provision for income taxes...................     1,873        1.7       1,219        0.9         390        0.3
Preferred stock dividends....................       110        0.1       1,964        1.5       1,424        1.1
                                                -------    --------    -------    --------    -------    --------
  Net income.................................   $10,046        9.0%    $10,944        8.3%    $ 4,569        3.3%
                                                -------    --------    -------    --------    -------    --------
                                                -------    --------    -------    --------    -------    --------

RESULTS OF OPERATIONS

COMPARISON OF PRE-PRAXAIR ACQUISITION RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND POST-PRAXAIR ACQUISITION RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     The following table sets forth, for the periods indicated, revenues (excluding intercompany sales) at each of the Company's locations and the percentage such revenues bear to the total revenues of the Company for the nine months ended September 30, 1995 and 1996.

         NINE MONTH REVENUES AND OPERATING INCOME (LOSS) BY LOCATION(1)
                             (DOLLARS IN THOUSANDS)

                                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                                        --------------------------------------------
                                                                            PRE-PRAXAIR             POST-PRAXAIR
                                                                            ACQUISITION             ACQUISITION
                                                                        --------------------    --------------------
                                                                                1995                    1996
                                                                        --------------------    --------------------
                                                                                       %                       %
                                                                           $        OF TOTAL       $        OF TOTAL

                                                                        --------    --------    --------    --------
REVENUES
Netherlands Antilles and the Caribbean...............................   $ 94,338       90.5%    $105,171       91.5%
Canada...............................................................      8,063        7.7        7,904        6.9
U.S..................................................................      1,917        1.8        1,902        1.6
                                                                        --------    --------    --------    --------
  Total..............................................................   $104,318      100.0%    $114,977     100.00%
                                                                        --------    --------    --------    --------
                                                                        --------    --------    --------    --------

OPERATING INCOME (LOSS)
Netherlands Antilles and the Caribbean...............................   $ 11,296      115.3%    $  8,418      141.8%
Canada...............................................................       (566)      (5.8)      (1,635)     (27.5%)
U.S..................................................................       (975)      (9.9)      (1,075)     (18.1%)
                                                                        --------    --------    --------    --------
  Total..............................................................   $  9,800      100.0%    $  5,938      100.0%
                                                                        --------    --------    --------    --------
                                                                        --------    --------    --------    --------

------------------
(1) Intercompany sales have been eliminated.

     Revenues aggregated $115.0 million for the nine months ended September 30, 1996, an increase of $10.7 million, or 10.2%, from the nine-month results for 1995 of $104.3 million. Primarily as a result of decreasing storage, throughput and ancillary revenues and a 21.7% increase in operating expenses between the comparable periods ended September 30, 1995 and 1996, net operating income fell 39.4%, or $3.9 million, from $9.8 million for the first nine months of 1995 to $5.9 million for the first nine months of 1996.

     Storage, throughput and ancillary revenues were $37.3 million for the nine months ended September 30, 1996 compared to $41.0 million, down $3.7 million, or 9.0% from the same period for 1995. At St. Eustatius, storage, throughput and ancillary services revenues were down $2.1 million, or 6.8% due primarily to a reduction in tankage leased for fuel oil and a reduction in associated throughput volume. At Point Tupper these revenues were down $1.6 million, or 19.5% due primarily to a reduction in tankage leased for refined products and a reduction in associated throughput volume. The decreases are primarily due to non-renewal of storage leases by some customers as a result of backwardation in the petroleum markets, reduced throughput from existing customers, and uncertainty as to the Company's future ownership due to Praxair's announced plan to dispose of the business.

     Revenues from sale of bunker fuel and bulk product were $77.7 million for the nine months ended September 30, 1996 compared to $63.3 million for 1995, an increase of $14.4 million, or 22.8%. The change is due primarily to an increase in bunker fuel volume delivered at higher average selling prices partially offset by a reduction in bulk product volume sold. Bunker fuel volume delivered rose 31.8% and average selling prices rose 3.7% when comparing the nine month periods ended September 30, 1995 and 1996. Gross margins on bunker fuel and bulk product sales, both in dollar terms and as a percentage of revenues, are little changed when comparing the first nine month periods of 1995 and 1996. While volumes of bulk product sales were down (53.7% when comparing nine month periods), gross margins have improved slightly.

     Operating expenses were $33.6 million for the nine months ended September 30, 1996 compared to $30.5 million for the same period in 1995, an increase of $3.1 million, or 10.2%. With the inception of operations for the St. Eustatius Crude Project during the first quarter of 1995, personnel costs and related fringe benefits, marine charter costs and other expenses gradually increased. The Company has also incurred higher insurance costs and fees for professional services (which do not include fees for the Transactions) for the first nine months of 1996 as compared to the same period for 1995. The Company expects that while certain expenses for professional fees will not recur, insurance costs will increase further in connection with increasing coverage for the Collateral securing the Notes (see 'The Transactions') and as a result of the Company's inability to reduce risk management costs by pooling such costs with CBI and Praxair.

     As a result of Praxair's acquisition of CBI on January 12, 1996, the Company, following the push-down accounting rules, recognized a $85.5 million reduction of its property and equipment as of January 1, 1996. The Company wrote off approximately $9.9 million of goodwill and other intangible assets resulting from prior acquisitions and transactions. As a result of this reduction and write off, the pro-forma 1996 depreciation and amortization expenses of the Company decreased by $4.7 million on an annualized basis. Had Praxair's acquisition of CBI not taken place, annualized depreciation and amortization would have increased by approximately $3.7 million due primarily to additional depreciation related to the St. Eustatius Crude Project.

     See generally 'Risk Factors -- Recent Operating Results.'

COMPARISON OF TWELVE MONTHS ENDED DECEMBER 31, 1994 AND 1995

     The following table sets forth, for the periods indicated, the total revenues (excluding intercompany sales) at each of the Company's locations and the percentage such revenues bear to the total revenues of the Company for the years ended December 31, 1993, 1994 and 1995.

                            REVENUES BY LOCATION(1)
                             (Dollars in thousands)

                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                 --------------------------------------------------------------------
                                                         1993                    1994                    1995
                                                 --------------------    --------------------    --------------------
                                                                %                       %                       %
                                                    $        OF TOTAL       $        OF TOTAL       $        OF TOTAL

                                                 --------    --------    --------    --------    --------    --------
REVENUES
Netherlands Antilles and the Caribbean........   $101,887       90.9%    $114,989       86.7%    $121,899       90.0%
Canada........................................      5,365        4.8       12,222        9.2       11,184        8.2
U.S...........................................      4,824        4.3        5,455        4.1        2,458        1.8
                                                 --------    --------    --------    --------    --------    --------
     Total....................................   $112,076      100.0%    $132,666      100.0%    $135,541      100.0%
                                                 --------    --------    --------    --------    --------    --------
                                                 --------    --------    --------    --------    --------    --------

------------------

(1) Intercompany sales have been eliminated.

     For the year ended December 31, 1995, revenues were $135.5 million, an increase of $2.9 million, or 2.2%, over annual revenues for 1994 of $132.7 million. The Company experienced gains in bunker fuel sales and storage and throughput services revenues and decreases in bulk product sales. Due primarily to a 24.7% increase in operating expenses and a 29.2% increase in selling and administrative expenses, income from operations fell from $16.1 million in 1994 to $11.2 million in 1995, a decrease of $4.9 million, or 30.8%. The Company incurred additional expenses in anticipation of significant growth, including higher terminal throughput, particularly at Point Tupper and Brownsville. The Company's management believes that third and fourth quarter operating income in 1995 was lower than the results would have been had the St.

Eustatius facility not been impacted by the 1995 Hurricanes primarily due to lost business from temporary shut down of the St. Eustatius facility.

     Primarily as a result of the completion and subsequent lease of the St. Eustatius Crude Project in the first quarter of 1995 and additional bunker sales, revenues at St. Eustatius increased to $121.9 million from $115.0 million for 1994, an increase of $6.9 million, or 6.0%. Partially offsetting the growth in revenues was a reduction in bulk product sales and the detrimental impact of the 1995 Hurricanes.

     At St. Eustatius, revenues from storage and throughput services, amounted to $41.0 million for 1995, an increase of $15.6 million, or 61.4%, above the 1994 results of $25.4 million. The increase is due to higher utilization and throughput volumes, particularly from the St. Eustatius Crude Project, resulting in higher revenues from storage leases, throughput charges, dock charges, emergency response fees and other charges. The percentage of capacity leased for 1995 was 90.4% compared to 87.3% for 1994. Throughput volumes increased from
34.2 million barrels to 72.4 million barrels, an increase of 38.2 million barrels, or 111.7%, primarily as a result of 50.1 million barrels of crude oil transshipped through the St. Eustatius Crude Project during the year.

     Revenues from delivery of bunker fuel amounted to $64.9 million for 1995, an increase of $10.4 million, or 18.9%, from 1994 revenues of $54.5 million. This increase is primarily due to an 8.5% increase in volumes delivered. The

Company experienced larger quantities delivered to fewer vessels in 1995 versus 1994 which allowed the Company to benefit from economies of scale for large deliveries, including the more efficient use of equipment. Bunker sales were also affected by an increase in average selling prices of approximately 9.6%. The Company experienced general market price increases and a slight change in the mix of bunker fuel sold (a movement toward higher quality fuel oil sales which command a higher price).

     Bulk product sales generated revenues of $16.0 million for 1995 compared to $35.1 million for 1994. During 1995, as a result of shifting its primary customer base to utilities and commercial interests in the Caribbean, the Company realized smaller volume but higher margin sales. In previous years, the Company bought cargo size lots of petroleum products from a key supplier for resale to utilities in the U.S.

     Revenues from storage and throughput services at Point Tupper aggregated $11.2 million for 1995 compared to $12.2 million for 1994, a 8.2% decrease. Due in part to the backwardation in the oil markets, most of the clean product tanks (approximately 52% of the Point Tupper facility) remained vacant during 1995. During 1995, 61.4% of the total available tankage was leased compared to 86.0% for 1994. However, total throughput amounted to 34.1 million barrels for 1995, an increase of 14.6 million barrels, or 74.9%, over 1994 throughput of 19.5 million barrels. The throughput increase is due primarily to full utilization of the terminal's crude oil capacity for 1995 compared to only partial utilization for 1994 as reactivation of the crude portion of the facility was completed and leased during the third quarter of 1994.

     The terminal in Brownsville, Texas (which is being held for sale) generated revenues of $2.5 million for 1995, down 54.5%, or $3.0 million, from 1994 revenues of $5.5 million. The primary cause of the decrease was the devaluation of the Mexican peso in December 1994 and the corresponding negative effect on the Mexican economy during 1995. Mexican economic conditions caused several customers who had stored petroleum and vegetable oils during 1994 not to renew their leases or return to tanks previously utilized during their seasonal periods. Brownsville leased 46.1% of its available capacity during 1995 compared to 87.8% during 1994. Total throughput barrels amounted to 3.3 million for 1995 versus 6.9 million barrels for 1994. Additionally, reduced utilization of tankage led to lower revenues from ancillary services.

     Operating expenses for the 1995 year were $36.6 million, an increase of $7.3 million, or 24.9%, over 1994 expenses of $29.3 million, primarily due to additional depreciation and personnel expenses related to the St. Eustatius Crude Project (which commenced operations during the first quarter of 1995) and completion of the renovation and subsequent lease of the crude facility at Point Tupper (which commenced operations during the third quarter of 1994). The Company also experienced an increase in its marine charter and crew costs at St. Eustatius due to the need for additional tug and emergency response capabilities. Offsetting the year to year increase was a change in the depreciable lives of certain assets in order to conform more closely with industry standards. The Company had been depreciating its tanks and jetties over 20 and 15 years, respectively, but changed its estimated useful life to 40 and 25 years, respectively, reducing depreciation expenses by $3.4 million for 1995.

     Selling and administrative expenses increased from $5.3 million for 1994 to $6.9 million for 1995, an increase of $1.6 million, or 30.2%. This increase was due to a higher allocation of administrative charges from CBI, the addition of personnel, salary increases consisting primarily of cost of living adjustments and moving expenses. The Company relocated its administrative office, at which supervisory and policy decisions are made, from Miami, Florida to Deerfield Beach, Florida during the summer of 1995.

     Interest expense related to third party debt was $3.1 million and $4.5 million for the year ended December 31, 1994 and 1995, respectively, net of interest capitalized to capital projects and the effects of an interest rate swap. The higher interest expense was due to higher average interest rates charged on the Company's floating rate loans and higher average borrowings outstanding.

     During 1995, the line item 'Other income (expense)' is composed primarily of insurance deductibles related to claims resulting from the 1995 Hurricanes. During 1994, this line item accumulates various gains realized upon final settlements with insurance carriers and other parties, none of which is individually significant.

     Tax rates in the jurisdictions in which the Company operates did not change significantly between 1994 and 1995. The provision for income taxes fell from $1.2 million for 1994 to $0.4 million for 1995, primarily because of the reduction of earnings at the Brownsville terminal. For 1994, Brownsville had pretax income of $1.2 million resulting in a tax provision of $0.8 million, and for 1995 this operation had a pretax loss of $1.6 million. Secondly, the Company incurred the minimum profit tax payable under its Free Zone and Profit Tax Agreement in the Netherlands Antilles of $0.3 million for 1994 and 1995, and paid its share of Large Corporation Tax in Canada for 1994 and 1995. Consequently, the effective tax rate of the Company was 8.6% for 1994 versus 6.1% for 1995. As of December 31, 1995, the Point Tupper terminal had net operating loss carryforwards of $8.0 million plus investment tax credits available to offset future taxable income.

COMPARISON OF TWELVE MONTHS ENDED DECEMBER 31, 1993 AND 1994

     Total revenue for 1994 was $132.7 million, up $20.6 million, or 18.4%, from revenues generated for 1993 of $112.1 million. Operating income rose from $12.8 million for 1993 to $16.1 million for 1994, an improvement of $3.3 million, or 25.8%. The improved results were primarily due to (i) the completion of the reactivation of the crude facilities at Point Tupper during mid-summer 1994 and the subsequent lease of substantially all of the tankage during the third and fourth quarter, (ii) modest improvement in storage and throughput services revenues at St. Eustatius and Brownsville, and (iii) higher profitability on bunker and bulk product sales at St. Eustatius.

     Storage and throughput revenues at St. Eustatius totaled $25.4 million for 1994, a 3.3% increase over the 1993 total of $24.6 million. The percentage capacity leased also increased during this period, from 84.9% in 1993 to 87.3% in 1994. No new storage capacity was added at St. Eustatius during 1994. Bunker revenues increased sharply in 1994 over 1993 revenues due to an increase in delivered volume. Metric tonnes of bunker fuel delivered totaled 570,000, an increase of 163,000 metric tonnes, or 40.0%, over 1993 deliveries of 407,000 metric tonnes. Bunker revenues totaled $54.4 million in 1994 as compared to $38.8 million in 1993, an increase of $15.6 million, or 40.2%. Revenues from bulk product sales decreased $3.4 million, or 8.8% from $38.5 million in 1993 to $35.1 million in 1994 with a corresponding decrease in volumes of 198,000 barrels, from 3.0 million barrels in 1993 to 2.8 million barrels in 1994.

     The Company acquired a 24.5% common equity stake in the Point Tupper terminal during the summer of 1992 and subsequently began reactivating this facility with the assistance of a CBI affiliate and other stockholders. In June 1993, the facility commenced operations with the lease of a small portion of its tankage for the blending of gasolines. In October 1993, the Company acquired all the outstanding shares held by the other stockholders in Point Tupper Terminals Company, Ltd. ('PTTC') for approximately $11.2 million, and after an amalgamation created Statia Terminals Point Tupper, Incorporated. Prior to

October 1993, the Company received management fees from PTTC as consideration for supervision of the Point Tupper refurbishment project and for operations management, marketing and administrative services. Such management fees aggregated $2.7 million during 1993. The reactivation project was essentially completed by August 1994 when the crude portion of the facility was leased on a long-term basis. From 1993 to 1994, revenues from storage and throughput services increased by more than four-fold from $2.7 million to $12.0 million (exclusive of management fees earned). During the fourth quarter of 1994, 96% of Point Tupper's capacity was leased.

     At Brownsville, storage and throughput revenues were $5.5 million for the 1994 year, up $0.7 million, or 14.6%, from the 1993 results of $4.8 million as this facility experienced additional petroleum and vegetable oil throughput from several customers. The percentage capacity leased increased from 70.1% in 1993 to 87.8% in 1994. No new storage capacity was added at the Brownsville facility during 1994 and 368,000 barrels of capacity were added during 1993. Throughput volume increased 21.0% in 1994 over 1993.

     Operating expenses were $29.3 million in 1994, an increase of $6.7 million, or 29.6%, over 1993 operating expenses of $22.6 million. The 1993 total only includes operating expenses for the Point Tupper facility for the period October 20 to December 31, 1993. Prior to October 20, 1993, the Company was a minority owner of the Point Tupper facility and accounted for its minority ownership as an equity investment. In addition, the crude facility at Point Tupper did not become operational until August 1994. As a result, the Point Tupper facility had an increase in operating expenses of $5.7 million in 1994 over 1993.

     Selling and administrative expenses totaled $5.3 million, an increase of $0.9 million, or 21.7%, over the 1993 total of $4.4 million. The increase is due primarily to increased wages and fringe benefits of $0.8 million. In addition, 1993 selling and administrative expenses are net of $0.6 million of expenses for the period January 1, 1993 to October 20, 1993 allocated to PTTC.

     The increase in interest expense from $0.7 million in 1993 to $3.1 million in 1994 is due partially to having only three months of interest expense in 1993 for the Point Tupper facility versus a full twelve months in 1994. Interest expense related to the Point Tupper crude facility began to be recognized in August 1994. Prior to August 1994, this interest was capitalized as part of the reactivation cost of the facility.

     Income tax provision totaled $1.2 million in 1994, a decrease of $0.7 million, or 36.8%, from the 1993 income tax provision of $1.9 million. This was due primarily to a decrease of $0.9 million in the income tax provision of Statia Point Tupper Corp., a Delaware company (liquidated in December, 1994) which was a minority shareholder in and earned management fee income from PTTC during the period January 1, 1993 to October 20, 1993. This decrease was partially offset by an increase in Brownsville's income tax provision of $0.3 million in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     Except for cash of the Company's Canadian subsidiaries, the Company has been a participant in CBI's cash management system whereby all cash receipts were swept into its parent's investment program. Cash for operations and capital expansion has been funded by the operations of the Company, its parent and debt facilities available to the Company (guaranteed by its parent). During 1993, cash of $19.0 million was provided by banks and the largest usage of cash was for purchases of property and equipment ($17.1 million). During 1994, cash from operations provided $25.7 million, advances from the Company's parent provided $8.3 million and sales of preferred stock to an affiliate provided $7.5 million. The major uses of cash for 1994 were for capital expenditures of $25.4 million (exclusive of $86.6 million financed off-balance sheet through First Salute Leasing, L.P.) and dividends to the Company's parent and affiliates in the amount of $21.8 million. During 1995, the major sources of cash were $25.9 million from the Company's parent and $11.5 million from operations; the major use of cash was $37.1 million for capital to expand or sustain operations.

     For the nine month periods ended September 30, 1995 and 1996, net cash flow from operating activities was essentially unchanged ($10.8 million for 1995 and $11.3 million for 1996). During the first nine months of 1995, cash generated from operations and financing activities was used primarily for purchases of property and equipment aggregating $27.8 million. For the comparable period during 1996, cash generated by operations was primarily used for purchases of property and equipment aggregating $12.5 million.

     Existing indebtedness of the Company (including debt incurred during 1996 and advances from Praxair) was repaid in connection with the Transactions. See 'Description of Notes' and 'Description of New Bank Credit Facility' for a summary of the terms and conditions of the Company's indebtedness as a result of the Transactions.

     The debt service costs associated with the borrowings under the New Bank Credit Facility and the Notes will significantly increase liquidity requirements. The Notes will accrue interest at 11 3/4% per annum and will be payable semi-annually commencing May 15, 1997. The Notes will mature on November 15, 2003. The Indenture to the Notes limits the incurrence of additional debt by the Company and limits the ability of the Company to pay any dividends or redeem any capital stock and limits the Company's ability to sell its assets. The Company may incur additional indebtedness as long as its Consolidated Fixed Charge Coverage Ratio (as defined under 'Description of Notes -- Certain Definitions') is greater than certain minimum levels. The $17.5 million New Bank Credit Facility bears interest at the Prime Rate (as defined under 'Description of New Bank Credit Facility') plus .50% per annum. This facility will expire on November 27, 1999.

     The Company believes that cash flow generated by its operations and amounts available under its New Bank Credit Facility will be sufficient, until the maturity of the Notes, to fund its working capital needs, fund its capital expenditures and other operating requirements (including any expenditures required by applicable environmental laws and regulations) and service its debt. The Company's operating performance and ability to service or refinance the Notes and to extend or refinance the New Bank Credit Facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. There can be no assurance that the Company's future operating performance will be sufficient to service its indebtedness or that the Company will be able to repay at maturity or refinance its indebtedness in whole or in part.

CAPITAL EXPENDITURES

     Statia spent $17.1 million, $25.4 million and $37.1 million during 1993, 1994 and 1995, respectively, on capital expenditures, of which $9.4 million, $18.6 million and $27.2 million, respectively, was spent to enhance the Company's ability to generate incremental revenues. These figures exclude $88.5 million of off balance financing incurred during 1993, 1994 and 1995 for the St. Eustatius Crude Project. During 1993 at Point Tupper, the Company completed refurbishment of the clean products tankage and installation of blending systems. During 1994, Statia purchased and retrofitted an emergency response vessel for operation at St. Eustatius and completed reactivation of the crude tankage at Point Tupper among other projects. During 1995 at Point Tupper, the Company initiated construction of a 55,000 barrel butane sphere and a fuel oil heating system, and purchased spill response vessels and equipment. Future capital expenditures are expected to be lower than those in recent years as no significant projects are currently planned. The Company's capital expenditures are budgeted at $3.5 million for the fourth quarter of 1996, primarily for safety, environmental and maintenance related items at St. Eustatius. Capital expenditures for 1997 are projected at approximately $7 million, consisting primarily of maintenance related expenditures.

     The following table sets forth capital expenditures by location and separates such expenditures into those which produce, or have the potential to produce, incremental revenue, and those which sustain existing operations.

                  SUMMARY OF CAPITAL EXPENDITURES BY LOCATION
                             (Dollars in thousands)



                                                           PRODUCE
                                                         INCREMENTAL    SUSTAIN EXISTING
                                                          REVENUES         OPERATIONS        TOTAL         % OF TOTAL
                                                         -----------    ----------------    -------        ----------
YEAR ENDED DECEMBER 31, 1993
  Netherlands Antilles and the Caribbean..............     $ 2,368           $7,003         $ 9,371(1)         54.7%
  Canada..............................................       6,988                0           6,988            40.7
  U.S.................................................           0              788             788             4.6
                                                         -----------        -------         -------        ----------
      Total...........................................     $ 9,356           $7,791         $17,147           100.0%
                                                         -----------        -------         -------        ----------
                                                         -----------        -------         -------        ----------
YEAR ENDED DECEMBER 31, 1994
  Netherlands Antilles and the Caribbean..............     $11,384           $3,405         $14,789(1)         58.1%
  Canada..............................................       6,913            2,584           9,497            37.3
  U.S.................................................         276              878           1,154             4.6
                                                         -----------        -------         -------        ----------
      Total...........................................     $18,573           $6,867         $25,440           100.0%
                                                         -----------        -------         -------        ----------
                                                         -----------        -------         -------        ----------
YEAR ENDED DECEMBER 31, 1995
  Netherlands Antilles and the Caribbean..............     $18,926           $6,342         $25,268(1)(2)        68.0%
  Canada..............................................       7,912            1,755           9,667            26.0
  U.S.................................................         325            1,878           2,203             6.0
                                                         -----------        -------         -------        ----------
      Total...........................................     $27,163           $9,975         $37,138           100.0%
                                                         -----------        -------         -------        ----------
                                                         -----------        -------         -------        ----------


NINE MONTHS ENDED SEPTEMBER 30, 1996
  Netherlands Antilles................................     $   833           $2,545         $10,229(2)(3)      60.0%
  Canada..............................................         553              247             800            14.2
  U.S.................................................          18            1,431           1,450            25.8
                                                         -----------        -------         -------        ----------
      Total...........................................     $ 1,404           $4,223         $12,479           100.0%
                                                         -----------        -------         -------        ----------
                                                         -----------        -------         -------        ----------

------------------
(1) Excludes capital spending of $0.4 million, $86.6 million, $1.5 million during 1993, 1994 and 1995, respectively, financed off balance sheet through a leveraged lease arrangement with First Salute Leasing, L.P.

(2) Excludes repairs and improvements of $8.1 million spent in 1995 and approximately $11.3 million spent through the third quarter of 1996 on certain facilities damaged or destroyed by the 1995 Hurricanes.


(3) Excludes $12.6 million of proceeds received from insurance and includes $6.8 million of capitalized hurricane related enhancements.

     The Company financed the St. Eustatius Crude Project through a leveraged lease arrangement, effectively removing $88.5 million of assets and liabilities from its balance sheet (See 'Note 5 to the Combined Financial Statements'). The Company leased land to a special purpose financing entity, First Salute Leasing,
L. P., upon which the crude tanks were constructed. The facilities of the St. Eustatius Crude Project are leased back to the Company. During the life of the lease, the Company accounts for monthly lease payments, consisting primarily of interest on the underlying financing, and recognizes an accrual towards the residual guarantee value within the line item cost of services and products sold. During 1995, the Company paid $5.7 million to First Salute Leasing, L.P. which consisted primarily of interest costs on the underlying debt. All obligations under the lease were satisfied prior to the Transactions and the related assets were included on the balance sheet at that time.

ENVIRONMENTAL MATTERS

     The Company's subsidiaries are subject to comprehensive and periodically changing foreign, federal, state and local environmental laws and regulations, including those governing oil spills, emissions of air pollutants, discharges of wastewater and storm waters, and the disposal of non-hazardous and hazardous waste. In 1993, 1994, and 1995, the capital expenditures of the Company for compliance with environmental laws and regulations were approximately $0.4 million, $1.4 million, and $3.4 million, respectively. Expenditures during 1994 and 1995 consisted primarily of the purchase of spill response vessels and equipment at Point Tupper to comply with new Canadian legislation. These figures do not include routine operational compliance costs, such as the costs for the disposal of hazardous and non-hazardous solid waste, which were approximately $0.1 million, $0.3 million, and $0.6 million in 1993, 1994, and 1995, respectively. The Company believes it is presently in substantial compliance with applicable laws and regulations governing environmental matters.

     In connection with the Acquisition, studies were undertaken by and for Praxair to identify potential environmental, health and safety matters. Certain matters involving potential environmental costs were identified at the Point Tupper facility. Praxair has agreed to pay for certain of these costs currently estimated at approximately $3.0 million representing certain investigation, remediation, compliance and capital costs. To the extent that certain of these matters exceed this estimate, Praxair has agreed to reimburse the Company for these future expenditures. Additionally, the Company has identified additional environmental costs at Point Tupper of approximately $1.0 million. These future costs will be expensed as incurred or capitalized as property and equipment. The Company believes that these environmental costs subject to the foregoing reimbursements will not have a material adverse effect on the Company's financial position or results of operations.

     The Company anticipates that it will incur additional capital and operating costs in the future to comply with currently existing laws and regulations, new regulatory requirements arising from recently enacted statutes, and possibly new statutory enactments. As U.S. and foreign government regulatory agencies have not yet promulgated the final standards for proposed environmental programs, the Company cannot at this time reasonably estimate the cost for compliance with these additional requirements (some of which will not take effect for several years) or the timing of any such costs. However, management believes any such costs will not have a material adverse effect on the Company's business and financial condition or results of operations.

     See generally 'Risk Factors -- Impact of Environmental Regulation; Governmental Regulation' and 'Business--Environmental, Health and Safety Matters.'

OTHER MATTERS

     The general rate of inflation in the countries where the Company operates has been relatively low in recent years causing a modest impact on operating costs. Typically, inflationary cost increases result in adjustments to storage and throughput charges because long-term contracts contain price escalation provisions. Bunker fuel and bulk product sales prices are based on active markets and the Company is generally able to pass any cost increases to customers.

     Except for minor local operating expenses in Canadian dollars and Netherlands Antilles guilders, all of the Company's transactions are in U.S. dollars. Therefore, the Company believes it has no significant exposure to exchange rate fluctuation.

     The Company maintains insurance policies on insurable risks at levels it considers appropriate. At the present time, the Company does not carry business interruption insurance due to, what the Company believes, are excessive premium costs for the coverage provided. While the Company believes it is adequately insured, future losses could exceed insurance policy limits, or under adverse interpretations, be excluded from coverage. Future liability or costs, if any, incurred under such circumstances could adversely impact cash flow. See 'Business -- Insurance.'

                                    INDUSTRY

     The liquid terminaling industry includes oil producing countries, integrated oil companies, refiners, pipeline operators and independent terminaling operators such as the Company. A substantial portion of crude oil and petroleum products storage terminals in the world are 'captive,' i.e., they are owned by producers, refiners and pipeline operators and used almost exclusively for their own operations. The independent terminaling operator segment of the industry in which the Company competes, and which is described in this Prospectus, excludes the captive portion of the industry. Such captive terminals are only occasionally made available to the market on a short-term basis and lack certain competitive advantages of independent operations, the most important of which is confidentiality.

     The size of the independent terminaling operator segment of the industry is difficult to assess. The Independent Liquid Terminals Association ('ILTA') provides an indication of the size of this segment of the industry. The ILTA is an international trade association that represents commercial operators of bulk liquid terminals, above-ground tank storage facilities, and pipeline facilities located in North and South America, Europe, Asia, the United Kingdom, Australia, New Zealand and South Africa. As published in the 1995 ILTA Bulk Liquids Terminals Directory, the 87 ILTA member companies operated 471 deepwater barge and pipeline terminals with an aggregate capacity of over 310 million barrels of dry bulk and liquid storage capacity in more than 13,340 tanks. More than 400 of these bulk liquid terminals are located in the U.S. and represent over 264 million barrels of capacity.

     The liquid terminaling industry consists of two market segments. One segment is characterized by the ownership and management of terminals inland along major crude oil or petroleum product pipelines. This segment is principally engaged in the distribution of crude oil to inland refineries or of petroleum products to wholesalers via pipeline, rail or truck. The second major segment of the industry is marine terminaling. This segment is principally engaged in bulk storage and transshipment of crude oil and petroleum products of domestic and overseas producers, traders, refiners and distributors. The Company is principally engaged in marine terminaling operations, primarily on St. Eustatius and at Point Tupper.

     Demand for the Company's services is primarily dependent on the supply of and demand for crude oil and petroleum products in the U.S. According to the U.S. DOE, U.S. crude oil demand increased at a compound annual growth rate of 1.2% between 1992 and 1995. While demand in the U.S. has risen, domestic crude oil production has continued to fall. According to the U.S. DOE, U.S. crude oil production has fallen at a compound annual rate of 3.0% between 1992 and 1995. According to the DOE, the importation of crude oil into the U.S. has increased at a compound annual growth rate of 5.7% between 1992 and 1995. According to the Journal, U.S. refinery utilization was near its peak capacity at 95.1% as of September 30, 1996. The Company believes that the U.S. economy will increasingly rely upon imports of both crude oil and refined products to satisfy its requirements. According to PIRA, U.S. crude oil imports are projected to increase at a compound annual growth rate of 1.1% between 1996 and 2000 while U.S. refined products imports are projected to increase at a compound annual growth rate of 1.3%.

                                [Insert Graphic]

Source: U.S. Department of Energy

     Customers use marine liquids terminals for petroleum products generally for five reasons: (i) to take advantage of shipping economies of scale by transporting petroleum products in bulk to a terminal as near to the ultimate destination as possible where those products can be loaded onto smaller vessels for onward shipping; (ii) to blend petroleum products to meet market specifications; (iii) to process petroleum products stored by their customers by distillation to add value for a specific downstream market; (iv) to store temporarily product to capitalize on market opportunities for product sales; and
(v) to access fuel for consumption by marine vessels.

BULK CARGO MOVEMENT

     Companies seeking to obtain economic advantage through freight savings on long hauls will ship crude oil or refined products in either VLCCs or ULCCs to a transshipment point such as one of the Company's terminals, where they will discharge, store and then load their cargoes onto smaller ships for movement to the ultimate market. Shippers may alternatively transport crude oil or refined products as near to the market as possible in a VLCC or ULCC and then transfer the cargo, while at sea, directly to one or more smaller ships that will meet the specifications of the port of discharge -- an operation known as 'lightering.' Transshipment or lightering is generally required for shipment to the U.S. because only one port (the Louisiana Offshore Oil Port) in the U.S. can accommodate fully-laden VLCCs and ULCCs. The Company's St. Eustatius facility has the capability to receive the largest fully-laden VLCCs and ULCCs, and its Point Tupper facility can receive substantially all of such tankers. VLCCs and ULCCs will often enter into otherwise restricted ports when their cargo has been sufficiently reduced to enable such entry.

     Terminaling offers several advantages over lightering. Terminaling provides more flexibility in the scheduling of deliveries and the ability to deliver to multiple points or customers. In addition, terminaling is generally safer and more environmentally sound because lightering is often conducted while at sea and is subject to adverse weather and sea conditions. The U.S. Oil Pollution Act of 1990 ('OPA 90') imposes unlimited carrier liability for spills in U.S. territorial waters. Carrier liability provisions in respect of oil pollution also exist under Canadian law pursuant to the Canada Shipping Act. Lightering in U.S. and Canadian territorial waters therefore creates a risk of liability for owners and shippers that is mitigated by terminaling. Discharging by lightering takes significantly longer than discharging at a terminal (for example, a fully-loaded ULCC requires approximately six to seven days for fully discharging by lightering but only 24 to 36 hours for fully discharging at the St. Eustatius or the Point Tupper terminal). In addition, terminaling offers oil producers the ability to store oil, and in the Company's case, in close proximity to the U.S. Under current market conditions, lightering has, in most instances, some cost advantages over terminaling (primarily by allowing the VLCCs and ULCCs to cover a larger portion of the total journey). These advantages depend on the relative charter costs of VLCCs and ULCCs, on the one hand, and of the smaller tankers used for lightering and shuttling from terminals to the ultimate destination ports, on the other hand.

     OPA 90 prohibits single-hulled tankers built after 1990 from entering U.S. territorial waters (regardless of whether for lightering or docking purposes). In addition, OPA 90 prohibits all vessels utilizing single-hulls from entering U.S. territorial waters after 2010. The Canadian Standards for Double Hull Construction of Oil Tankers prohibit single-hulled vessels constructed after July 1993 from entering Canadian territorial waters. Currently, approximately 96% of the world's VLCC and ULCC tanker fleet is single-hulled. The substantial majority of such vessels were built prior to 1990.

BLENDING

     Stringent environmental regulations for refined petroleum products in both the U.S. and European marketplaces have created an increasing demand for facilities that can blend a variety of blendstocks into finished products that meet such regulations and customers' specific requirements. Providing this service requires specialized equipment (including static mixers and jet nozzles) and expertise. In addition, blenders must have in inventory or in tank the full range of blendstocks. The evolving reformulated gasoline market in the U.S. (resulting primarily from emission-reduction regulations, including the Clean Air Act, as amended), tightening specifications for distillates and the increasing need for blended bunker fuel generally required by most newer vessels are expected to enhance the growth of the product blending segment of the terminaling industry.

PROCESSING

     For products that cannot be blended to meet certain environmental specifications, certain terminaling companies offer processing services. The two methods used to process crude oil into various components are cracking and atmospheric distillation. Cracking, the process by which heavier components of the crude oil are separated into higher valued, lighter products such as gasoline, naphtha and distillates, is significantly more sophisticated than the process of atmospheric distillation. The atmospheric distillation process applies heat to separate the hydrocarbons in crude oil into a narrower range of products. Most simple distillation units produce at least three product streams: naphtha, distillate (heating oil) and residual fuel. The profitability of either cracking or atmospheric distillation is dependent on the combination of feedstock costs, operating costs and the value of the resulting products.

SEASONAL AND OPPORTUNITY STORAGE

     Storage facilities allow refiners and traders to take advantage of seasonal movements and anomalies in the crude oil and refined products markets. When petroleum products markets are in backwardation for any length of time, the traditional users of terminal storage facilities are less likely to store product, thereby reducing storage utilization levels. When petroleum product markets are in contango by an amount exceeding storage costs, time value of money, cost of a second vessel and the cost of loading and unloading at the terminal, the demand for storage capacity at terminals usually increases.

Historically, heating oil has been in contango during the summer months and gasoline has been in contango during the winter months. There can be no assurance, however, that the market will follow this pattern in the future. For example, since mid-1995, all segments of the petroleum products markets have been in backwardation. As a result, the Company believes that utilization of its facilities has been adversely impacted.

                                     Terms

               Term Structure of Gasoline and Distillate Markets
                           Spot vs. Four Months Out*
                               1/1/91 - 10/28/96



1991    02-Jan  -2.75                   10.65
        03-Jan  -2.58                    9.11
        04-Jan  -2.28                    8.09
        07-Jan   0.73                   11.96
        08-Jan  -1.42                   10.43
        09-Jan  -2.19                   11.50
        10-Jan   0.19                   13.46
        11-Jan   0.63                   15.26
        14-Jan   6.01                   22.88
        15-Jan   2.14                   19.16
        16-Jan   4.69                   23.69
        17-Jan  -0.96                    9.46
        18-Jan  -1.47                    9.87
        21-Jan  -0.38                   13.86
        22-Jan   0.90                   14.71
        23-Jan   0.80                   16.15
        24-Jan   0.90                   16.67
        25-Jan   0.82                   16.47
        28-Jan   1.28                   15.86
        29-Jan   2.50                   16.93
        30-Jan   4.41                   17.28
        31-Jan   2.98                   10.14
        01-Feb   3.07                   10.93
        04-Feb   2.27                   10.36
        05-Feb   2.52                   12.11
        06-Feb   2.94                   14.39
        07-Feb   3.23                   15.26
        08-Feb   3.32                   16.05
        11-Feb   3.78                   19.30
        12-Feb   3.47                   19.05
        13-Feb   3.48                   15.46
        14-Feb   3.59                   15.25
        15-Feb   2.74                   13.26
        19-Feb   3.04                   12.06
        20-Feb   3.82                   15.11
        21-Feb   3.46                   12.23
        22-Feb   3.62                   11.37
        25-Feb   4.90                   12.91
        26-Feb   7.45                   14.13
        27-Feb   9.25                   14.94
        28-Feb   8.36                    4.82
        01-Mar   7.80                    3.74
        04-Mar   9.70                    3.55
        05-Mar   9.95                    3.86
        06-Mar  10.91                    3.64

        07-Mar  11.03                    3.31
        08-Mar  10.31                    3.59
        11-Mar  12.21                    3.32
        12-Mar  11.67                    3.40
        13-Mar  10.76                    3.71
        14-Mar   9.88                    3.55
        15-Mar  10.48                    4.10
        18-Mar  10.79                    4.29
        19-Mar  11.40                    4.52
        20-Mar  12.33                    4.28
        21-Mar  11.47                    4.66
        22-Mar  10.18                    4.21
        25-Mar   9.60                    3.82
        26-Mar   9.87                    3.81
        27-Mar  11.81                    3.80
        28-Mar  10.38                    2.95
        01-Apr   8.20                   -0.52
        02-Apr   8.57                   -0.41
        03-Apr   7.32                   -0.85
        04-Apr   7.85                   -0.71
        05-Apr   8.52                   -0.44
        08-Apr   9.12                   -0.60
        09-Apr   8.32                   -0.98
        10-Apr   9.27                   -0.86
        11-Apr   9.22                   -0.70
        12-Apr   9.51                   -0.91
        15-Apr   9.98                   -1.09
        16-Apr   9.89                   -1.92
        17-Apr  11.08                   -1.47
        18-Apr  11.28                   -1.27
        19-Apr  10.69                   -1.14
        22-Apr  10.72                   -0.82
        23-Apr   9.56                   -0.47
        24-Apr   9.74                   -0.68
        25-Apr   9.22                   -1.54
        26-Apr   9.62                   -1.69
        29-Apr   9.32                   -2.01
        30-Apr   9.41                   -3.36
        01-May  10.53                   -3.58
        02-May  10.95                   -3.59
        03-May  11.26                   -3.31
        06-May  11.27                   -3.49
        07-May  11.21                   -3.38
        08-May  11.34                   -3.46
        09-May  11.77                   -3.96
        10-May  10.41                   -4.24
        13-May  10.43                   -4.51
        14-May   9.39                   -4.14
        15-May   8.62                   -3.98
        16-May   8.14                   -4.10
        17-May   8.10                   -3.97
        20-May   7.75                   -3.78
        21-May   8.08                   -3.80
        22-May   7.22                   -3.56

        23-May   7.03                   -3.46
        24-May   7.29                   -3.51
        28-May   7.50                   -3.59
        29-May   6.77                   -3.74
        30-May   7.69                   -3.82
        31-May   7.35                   -4.19
        03-Jun   7.22                   -4.13
        04-Jun   7.15                   -4.34
        05-Jun   6.82                   -4.68
        06-Jun   7.04                   -4.42
        07-Jun   7.18                   -4.61
        10-Jun   7.15                   -4.99
        11-Jun   7.48                   -4.81
        12-Jun   6.46                   -5.23
        13-Jun   6.29                   -5.08
        14-Jun   6.37                   -4.61
        17-Jun   6.67                   -4.67
        18-Jun   6.65                   -4.51
        19-Jun   6.26                   -4.45
        20-Jun   5.33                   -4.17
        21-Jun   5.13                   -4.20
        24-Jun   5.35                   -4.09
        25-Jun   5.43                   -4.08
        26-Jun   5.86                   -4.25
        27-Jun   6.76                   -4.35
        28-Jun   6.13                   -4.44
        01-Jul   6.55                   -4.21
        02-Jul   7.16                   -4.27
        03-Jul   6.44                   -4.23
        05-Jul   6.63                   -4.28
        08-Jul   6.81                   -4.00
        09-Jul   6.59                   -4.18
        10-Jul   7.11                   -4.01
        11-Jul   7.13                   -3.85
        12-Jul   6.86                   -3.56
        15-Jul   6.18                   -3.78
        16-Jul   5.67                   -3.81
        17-Jul   6.41                   -3.77
        18-Jul   6.34                   -3.86
        19-Jul   6.41                   -4.03
        22-Jul   6.70                   -4.14
        23-Jul   7.29                   -4.25
        24-Jul   8.12                   -4.28
        25-Jul   7.91                   -4.11
        26-Jul   7.90                   -4.08
        29-Jul   7.33                   -4.02
        30-Jul   6.05                   -3.24
        31-Jul   6.92                   -3.10
        01-Aug   7.73                   -3.18
        02-Aug   8.25                   -3.14
        05-Aug   9.21                   -3.11
        06-Aug   9.37                   -3.14
        07-Aug   9.16                   -3.44
        08-Aug  10.85                   -3.51

        09-Aug  11.38                   -3.25
        12-Aug  11.47                   -3.23
        13-Aug  10.33                   -3.23
        14-Aug   8.71                   -3.28
        15-Aug   8.74                   -3.26
        16-Aug   9.18                   -3.10
        19-Aug   8.87                   -2.55
        20-Aug   8.82                   -2.00
        21-Aug   9.33                   -3.05
        22-Aug   9.68                   -3.03
        23-Aug   9.24                   -3.14
        26-Aug   8.31                   -3.11
        27-Aug   7.72                   -3.08
        28-Aug   6.44                   -2.97
        29-Aug   3.51                   -0.27
        30-Aug   3.92                   -0.12
        03-Sep   3.61                   -0.11
        04-Sep   3.66                   -0.58
        05-Sep   3.22                   -0.72
        06-Sep   2.85                   -0.91
        09-Sep   2.90                   -1.23
        10-Sep   2.81                   -1.22
        11-Sep   3.23                   -1.33
        12-Sep   3.35                   -1.48
        13-Sep   3.09                   -1.29
        16-Sep   3.16                   -1.13
        17-Sep   3.09                   -1.14
        18-Sep   3.17                   -1.14
        19-Sep   2.54                   -1.18
        20-Sep   2.25                   -0.98
        23-Sep   2.02                   -0.69
        24-Sep   1.40                   -0.88
        25-Sep   1.63                   -1.08
        26-Sep   2.07                   -1.21
        27-Sep   1.05                    2.63
        30-Sep   0.53                    2.55
        01-Oct   0.33                    2.47
        02-Oct   0.69                    2.49
        03-Oct   1.15                    2.78
        04-Oct   0.47                    2.64
        07-Oct   0.53                    2.95
        08-Oct   0.69                    2.87
        09-Oct  -0.05                    3.51
        10-Oct  -0.30                    3.39
        11-Oct  -0.35                    3.48
        14-Oct  -0.52                    4.38
        15-Oct  -0.72                    3.90
        16-Oct  -0.19                    3.81
        17-Oct   0.30                    4.20
        18-Oct   0.93                    4.11
        21-Oct   0.47                    4.18
        22-Oct   0.80                    3.91
        23-Oct   0.64                    3.41
        24-Oct   1.13                    3.89

        25-Oct   1.48                    3.83
        28-Oct   2.14                    3.51
        29-Oct   2.92                    3.56
        30-Oct  -2.76                    7.35
        31-Oct  -3.02                    7.38
        01-Nov  -3.23                    7.68
        04-Nov  -2.66                    8.45
        05-Nov  -2.24                    8.64
        06-Nov  -2.82                    7.87
        07-Nov  -3.44                    7.73
        08-Nov  -3.16                    7.77
        11-Nov  -4.01                    7.18
        12-Nov  -4.93                    6.66
        13-Nov  -4.33                    6.40
        14-Nov  -3.40                    6.20
        15-Nov  -3.32                    6.73
        18-Nov  -2.95                    5.77
        19-Nov  -3.51                    5.33
        20-Nov  -2.60                    4.92
        21-Nov  -1.80                    4.96
        22-Nov  -2.09                    4.57
        25-Nov  -2.40                    4.62
        26-Nov  -4.87                    7.49
        27-Nov  -5.10                    7.31
        29-Nov  -4.97                    7.06
        02-Dec  -4.89                    6.17
        03-Dec  -5.92                    5.57
        04-Dec  -6.38                    5.35
        05-Dec  -6.79                    4.90
        06-Dec  -7.04                    3.34
        09-Dec  -7.68                    2.14
        10-Dec  -7.79                    2.23
        11-Dec  -7.97                    2.33
        12-Dec  -7.90                    2.73
        13-Dec  -7.61                    3.18
        16-Dec  -6.87                    3.57
        17-Dec  -6.40                    3.43
        18-Dec  -6.49                    2.63
        19-Dec  -6.53                    1.65
        20-Dec  -7.32                   -0.19
        23-Dec  -7.51                   -0.02
        24-Dec  -6.49                    1.05
        26-Dec  -6.70                    0.70
        27-Dec  -6.54                    0.92
        30-Dec  -6.11                   -0.05
1992    02-Jan  -5.41                   -0.15
        03-Jan  -5.16                    0.64
        06-Jan  -5.07                    0.57
        08-Jan  -5.91                   -0.14
        09-Jan  -6.66                    0.10
        10-Jan  -6.94                    0.79
        13-Jan  -6.79                    2.56
        14-Jan  -6.80                    1.92
        15-Jan  -6.80                    2.12

        16-Jan  -6.23                    2.71
        17-Jan  -6.04                    2.52
        20-Jan  -5.97                    2.26
        21-Jan  -6.20                    1.78
        22-Jan  -6.31                    1.37
        23-Jan  -6.37                    1.96
        24-Jan  -6.37                    2.62
        27-Jan  -6.24                    2.66
        28-Jan  -6.33                    1.55
        29-Jan  -5.98                    1.95
        30-Jan  -5.34                    0.20
        31-Jan  -2.91                    1.12
        03-Feb  -2.61                    1.08
        04-Feb  -2.76                    1.26
        05-Feb  -2.32                    1.49
        06-Feb  -2.07                    1.74
        07-Feb  -2.10                    2.52
        10-Feb  -2.86                    2.58
        11-Feb  -3.65                    2.06
        12-Feb  -3.14                    2.17
        13-Feb  -3.48                    1.91
        14-Feb  -4.57                    1.15
        18-Feb  -4.48                    0.32
        19-Feb  -4.87                    0.60
        20-Feb  -5.18                    0.66
        21-Feb  -5.39                    1.01
        24-Feb  -5.46                    0.22
        25-Feb  -5.40                    0.04
        26-Feb  -4.63                   -0.35
        27-Feb  -3.89                   -0.71
        28-Feb   1.38                   -0.68
        02-Mar   0.80                   -1.38
        03-Mar   0.42                   -1.26
        04-Mar   0.61                   -0.88
        05-Mar   0.32                   -0.58
        06-Mar  -0.81                   -0.81
        09-Mar  -1.23                   -0.98
        10-Mar  -0.86                   -0.87
        11-Mar  -0.45                   -1.40
        12-Mar  -0.37                   -0.82
        13-Mar  -0.10                   -0.34
        16-Mar   0.27                   -0.05
        17-Mar   0.75                    0.39
        18-Mar  -0.08                   -0.01
        19-Mar  -0.38                    0.41
        20-Mar  -1.53                    0.32
        23-Mar  -1.48                    0.33
        24-Mar  -1.46                   -0.01
        25-Mar  -1.55                   -0.55
        26-Mar  -1.25                   -0.71
        27-Mar  -1.07                   -0.89
        30-Mar   1.91                   -2.48
        31-Mar   2.09                   -2.13
        01-Apr   2.64                   -1.57

        02-Apr   2.62                   -1.53
        03-Apr   2.87                   -1.20
        06-Apr   3.02                   -1.19
        07-Apr   2.27                   -1.35
        08-Apr   2.06                   -1.23
        09-Apr   1.76                   -1.33
        10-Apr   1.14                   -1.26
        13-Apr   0.06                   -1.41
        14-Apr  -0.32                   -1.17
        15-Apr   0.42                   -1.03
        16-Apr   1.20                   -0.87
        20-Apr   1.43                   -1.05
        21-Apr   2.23                   -0.54
        22-Apr   1.93                   -1.21
        23-Apr   1.77                   -1.16
        24-Apr   2.17                   -1.56
        27-Apr   1.86                   -1.70
        28-Apr   1.99                   -1.04
        29-Apr   5.05                   -2.65
        30-Apr   5.40                   -2.38
        01-May   5.69                   -2.54
        04-May   6.90                   -2.44
        05-May   6.75                   -2.62
        06-May   6.60                   -2.43
        07-May   6.01                   -2.04
        08-May   5.74                   -1.93
        11-May   5.58                   -1.93
        12-May   5.25                   -2.28
        13-May   4.51                   -2.29
        14-May   4.19                   -2.59
        15-May   4.65                   -2.49
        18-May   4.32                   -2.46
        19-May   3.86                   -2.60
        20-May   4.23                   -2.93
        21-May   4.39                   -3.25
        22-May   4.80                   -3.23
        26-May   4.94                   -2.71
        27-May   4.19                   -2.89
        28-May   3.51                   -2.57
        29-May   3.98                   -2.25
        01-Jun   5.33                   -3.42
        02-Jun   5.25                   -3.40
        03-Jun   6.06                   -3.46
        04-Jun   6.07                   -3.40
        05-Jun   6.18                   -3.10
        08-Jun   6.04                   -3.19
        09-Jun   5.82                   -3.43
        10-Jun   5.74                   -3.25
        11-Jun   5.10                   -3.40
        12-Jun   5.01                   -3.35
        15-Jun   4.97                   -3.37
        16-Jun   4.75                   -3.48
        17-Jun   4.44                   -3.32
        18-Jun   4.25                   -3.29

        19-Jun   4.45                   -3.22
        22-Jun   3.85                   -3.26
        23-Jun   3.66                   -3.19
        24-Jun   3.45                   -2.68
        25-Jun   2.69                   -2.79
        26-Jun   2.39                   -2.95
        29-Jun   3.29                   -3.01
        30-Jun   3.01                   -3.29
        01-Jul   3.51                   -3.62
        02-Jul   3.65                   -3.62
        06-Jul   3.04                   -3.77
        07-Jul   2.33                   -3.98
        08-Jul   1.24                   -4.04
        09-Jul   0.89                   -3.96
        10-Jul   0.60                   -3.86
        13-Jul   0.50                   -3.70
        14-Jul   1.08                   -3.80
        15-Jul   1.61                   -3.62
        16-Jul   2.55                   -3.74
        17-Jul   2.13                   -3.70
        20-Jul   2.47                   -3.50
        21-Jul   2.84                   -3.61
        22-Jul   3.10                   -3.25
        23-Jul   3.42                   -3.06
        24-Jul   4.07                   -2.83
        27-Jul   3.44                   -2.86
        28-Jul   3.34                   -3.32
        29-Jul   3.18                   -3.11
        30-Jul   2.52                   -2.97
        31-Jul   2.63                   -3.00
        03-Aug   2.83                   -3.43
        04-Aug   2.98                   -3.52
        05-Aug   2.60                   -3.68
        06-Aug   3.32                   -3.50
        07-Aug   3.33                   -3.76
        10-Aug   3.09                   -3.50
        11-Aug   3.53                   -3.69
        12-Aug   4.03                   -3.73
        13-Aug   3.87                   -3.73
        14-Aug   3.90                   -3.73
        17-Aug   4.23                   -3.70
        18-Aug   4.86                   -3.83
        19-Aug   4.47                   -4.00
        20-Aug   4.69                   -3.76
        21-Aug   4.31                   -3.94
        24-Aug   5.37                   -3.57
        25-Aug   5.32                   -3.77
        26-Aug   5.25                   -3.67
        27-Aug   5.17                   -3.56
        28-Aug   2.31                   -1.79
        31-Aug   2.54                   -1.65
        01-Sep   2.96                   -1.33
        02-Sep   3.22                   -1.60
        03-Sep   3.32                   -1.53

        04-Sep   3.17                   -1.48
        08-Sep   2.69                   -1.20
        09-Sep   2.19                   -1.50
        10-Sep   1.32                   -1.37
        11-Sep   1.41                   -1.09
        14-Sep   1.73                   -1.12
        15-Sep   1.88                   -1.09
        16-Sep   1.79                   -0.92
        17-Sep   1.68                   -1.17
        18-Sep   0.82                   -1.13
        21-Sep   0.37                   -0.91
        22-Sep   0.45                   -0.95
        23-Sep   0.14                   -0.40
        24-Sep   0.39                   -0.64
        25-Sep   0.59                   -0.82
        28-Sep  -1.40                    2.24
        29-Sep  -1.87                    2.05
        30-Sep  -1.90                    2.33
        01-Oct  -1.77                    2.50
        02-Oct  -1.35                    2.45
        05-Oct  -1.32                    2.19
        06-Oct  -1.24                    2.19
        07-Oct  -1.19                    2.40
        08-Oct  -0.47                    2.48
        09-Oct  -0.09                    3.24
        12-Oct  -0.10                    2.93
        13-Oct  -0.84                    2.61
        14-Oct  -1.13                    2.71
        15-Oct  -0.96                    2.85
        16-Oct  -0.94                    2.61
        19-Oct  -1.04                    2.52
        20-Oct  -0.79                    2.26
        21-Oct  -0.58                    1.85
        22-Oct   0.00                    1.64
        23-Oct   0.70                    1.72
        26-Oct   0.85                    1.67
        27-Oct   1.80                    1.70
        28-Oct   1.45                    1.50
        29-Oct  -4.90                    2.89
        30-Oct  -4.47                    2.37
        02-Nov  -3.90                    2.44
        03-Nov  -3.64                    1.93
        04-Nov  -4.55                    1.11
        05-Nov  -4.29                    1.22
        06-Nov  -5.08                    0.11
        09-Nov  -5.26                    0.63
        10-Nov  -6.11                    0.48
        11-Nov  -6.40                    0.95
        12-Nov  -6.78                    0.86
        13-Nov  -6.58                    1.38
        16-Nov  -6.01                    1.87
        17-Nov  -5.65                    1.45
        18-Nov  -5.35                    0.21
        19-Nov  -5.61                   -0.03

        20-Nov  -5.05                    0.07
        23-Nov  -5.33                   -0.35
        24-Nov  -5.97                    0.12
        25-Nov  -6.77                    2.68
        30-Nov  -6.80                    2.26
        01-Dec  -7.20                    1.97
        02-Dec  -7.26                    1.96
        03-Dec  -7.46                    1.06
        04-Dec  -7.40                    0.99
        07-Dec  -7.24                    1.69
        08-Dec  -7.52                    1.04
        09-Dec  -7.40                    1.14
        10-Dec  -7.16                    1.79
        11-Dec  -7.10                    1.23
        14-Dec  -6.60                    0.55
        15-Dec  -6.48                    0.49
        16-Dec  -5.76                    0.73
        17-Dec  -5.62                    0.58
        18-Dec  -5.10                    0.50
        21-Dec  -5.58                    1.30
        22-Dec  -5.82                    1.44
        23-Dec  -5.69                    2.99
        28-Dec  -5.42                    3.34
        29-Dec  -5.79                    2.86
        30-Dec  -5.87                    3.10
        31-Dec  -5.60                    2.78
1993    04-Jan  -5.48                    1.70
        05-Jan  -5.45                    1.96
        06-Jan  -5.50                    0.87
        07-Jan  -5.98                    0.06
        08-Jan  -5.92                    0.18
        11-Jan  -6.11                    0.46
        12-Jan  -6.21                    0.22
        13-Jan  -6.50                   -0.18
        14-Jan  -6.15                    0.38
        15-Jan  -5.42                    0.38
        18-Jan  -5.38                    0.32
        19-Jan  -5.60                    0.31
        20-Jan  -5.98                   -0.32
        21-Jan  -5.63                   -0.56
        22-Jan  -5.54                   -0.87
        25-Jan  -4.87                   -0.04
        26-Jan  -5.49                    0.64
        27-Jan  -5.73                    0.16
        28-Jan  -5.00                    0.39
        29-Jan  -6.62                    0.50
        01-Feb  -4.20                    0.54
        02-Feb  -4.58                    0.50
        03-Feb  -4.57                    0.63
        04-Feb  -4.82                    0.91
        05-Feb  -4.69                    1.24
        08-Feb  -5.01                    1.29
        09-Feb  -5.19                    1.27
        10-Feb  -5.45                    1.28

        11-Feb  -5.59                    1.14
        12-Feb  -5.95                    0.91
        16-Feb  -6.22                    1.21
        17-Feb  -6.36                    0.76
        18-Feb  -7.06                    0.15
        19-Feb  -6.77                    0.09
        22-Feb  -6.53                    0.19
        23-Feb  -6.15                    0.80
        24-Feb  -6.82                    0.98
        25-Feb  -7.67                    2.14
        01-Mar  -7.36                    1.42
        02-Mar  -2.24                    0.72
        03-Mar  -1.83                    1.20
        04-Mar  -1.73                    1.75
        05-Mar  -1.56                    1.47
        08-Mar  -1.67                    0.67
        09-Mar  -1.92                    0.97
        10-Mar  -2.26                    1.25
        11-Mar  -2.46                    1.16
        12-Mar  -2.01                    1.45
        15-Mar  -1.78                    0.99
        16-Mar  -1.63                    1.55
        17-Mar  -1.51                    1.50
        18-Mar  -1.95                    1.68
        19-Mar  -2.20                    1.80
        22-Mar  -2.49                    1.82
        23-Mar  -2.23                    2.23
        24-Mar  -2.01                    2.00
        25-Mar  -1.51                    1.59
        26-Mar  -1.50                    1.04
        29-Mar  -0.96                    0.43
        30-Mar  -1.49                   -0.50
        31-Mar   1.25                   -1.42
        01-Apr   1.18                   -1.32
        02-Apr   1.01                   -1.03
        05-Apr   0.48                   -1.17
        06-Apr   0.67                   -1.57
        07-Apr   0.89                   -1.39
        08-Apr   0.68                   -1.67
        12-Apr   0.57                   -1.57
        13-Apr   0.52                   -1.90
        14-Apr   0.88                   -1.90
        15-Apr   1.07                   -1.67
        16-Apr   1.04                   -1.63
        19-Apr   1.50                   -1.76
        20-Apr   1.30                   -2.16
        21-Apr   0.74                   -2.27
        22-Apr   0.73                   -2.40
        23-Apr   0.85                   -1.91
        26-Apr   0.57                   -2.01
        27-Apr   0.59                   -2.07
        28-Apr   0.62                   -2.28
        29-Apr   1.14                   -2.43
        30-Apr   3.39                   -3.15

        03-May   3.69                   -3.07
        04-May   3.71                   -3.00
        05-May   3.86                   -3.09
        06-May   4.11                   -3.02
        07-May   3.94                   -2.84
        10-May   3.97                   -2.51
        11-May   3.71                   -2.82
        12-May   3.32                   -3.00
        13-May   2.98                   -3.20
        14-May   2.88                   -3.56
        17-May   2.71                   -3.27
        18-May   2.59                   -3.26
        19-May   2.93                   -3.05
        20-May   2.83                   -2.77
        21-May   2.80                   -2.92
        24-May   2.58                   -3.23
        25-May   2.53                   -3.01
        26-May   1.82                   -2.96
        27-May   1.52                   -3.15
        28-May   1.59                   -3.58
        01-Jun   1.62                   -3.50
        02-Jun   2.19                   -3.59
        03-Jun   1.79                   -3.57
        04-Jun   1.53                   -3.67
        07-Jun   1.44                   -3.82
        08-Jun   1.18                   -3.86
        09-Jun   0.70                   -3.97
        10-Jun   0.59                   -3.83
        11-Jun   0.65                   -3.82
        14-Jun   0.65                   -3.93
        15-Jun   0.62                   -3.88
        16-Jun   0.93                   -3.93
        17-Jun   1.20                   -4.01
        18-Jun   1.41                   -3.75
        21-Jun   1.23                   -3.99
        22-Jun   0.67                   -3.90
        23-Jun   0.78                   -3.92
        24-Jun   1.17                   -3.94
        25-Jun   1.32                   -3.71
        28-Jun   1.45                   -3.53
        29-Jun   1.17                   -3.51
        30-Jun   1.81                   -4.11
        01-Jul   1.75                   -4.27
        02-Jul   1.50                   -4.38
        06-Jul   1.61                   -4.20
        07-Jul   1.15                   -4.37
        09-Jul   1.30                   -4.37
        12-Jul   1.43                   -4.38
        13-Jul   1.52                   -4.48
        14-Jul   1.41                   -4.52
        15-Jul   1.79                   -4.42
        16-Jul   1.80                   -4.51
        19-Jul   1.76                   -4.40
        20-Jul   1.49                   -4.44

        21-Jul   1.69                   -4.24
        22-Jul   1.43                   -4.10
        23-Jul   1.55                   -4.07
        26-Jul   1.24                   -4.19
        27-Jul   1.09                   -3.74
        28-Jul   1.05                   -3.66
        29-Jul   0.41                   -3.93
        30-Jul   0.35                   -4.13
        02-Aug   1.22                   -3.87
        03-Aug   1.14                   -3.94
        04-Aug   1.30                   -4.07
        05-Aug   1.75                   -4.06
        06-Aug   2.01                   -4.40
        09-Aug   3.19                   -4.53
        10-Aug   3.04                   -4.48
        11-Aug   4.33                   -4.15
        12-Aug   4.38                   -3.75
        13-Aug   4.12                   -3.38
        16-Aug   3.69                   -3.56
        17-Aug   3.83                   -3.59
        18-Aug   2.75                   -3.71
        19-Aug   2.16                   -3.75
        20-Aug   2.27                   -3.74
        23-Aug   1.81                   -3.67
        24-Aug   1.80                   -3.63
        25-Aug   1.63                   -3.57
        26-Aug   1.17                   -3.61
        27-Aug   1.08                   -3.45
        30-Aug   0.23                   -3.28
        31-Aug  -0.27                   -3.47
        01-Sep  -0.37                   -2.78
        02-Sep  -0.65                   -2.43
        07-Sep  -1.18                   -2.99
        08-Sep  -1.00                   -3.10
        09-Sep  -1.26                   -2.99
        10-Sep  -1.24                   -2.95
        13-Sep  -1.33                   -2.97
        14-Sep  -1.75                   -2.94
        15-Sep  -1.73                   -2.95
        16-Sep  -1.48                   -3.01
        17-Sep  -1.37                   -2.92
        20-Sep  -1.24                   -2.47
        21-Sep  -1.20                   -2.43
        22-Sep  -1.74                   -2.41
        24-Sep  -2.01                   -2.18
        27-Sep  -2.45                   -2.49
        28-Sep  -2.24                   -2.35
        29-Sep  -2.00                   -2.22
        30-Sep  -2.01                   -1.19
        01-Oct  -1.46                   -1.44
        04-Oct  -2.29                   -0.06
        05-Oct  -2.48                   -0.14
        07-Oct  -2.34                   -0.16
        08-Oct  -2.14                   -0.17

        11-Oct  -1.53                   -0.09
        12-Oct  -1.38                   -0.20
        13-Oct  -1.16                   -0.34
        14-Oct  -0.31                   -0.25
        15-Oct  -0.30                   -0.45
        18-Oct  -1.15                   -0.67
        19-Oct  -1.47                   -0.85
        20-Oct  -1.85                   -0.88
        21-Oct  -2.07                   -0.95
        22-Oct  -2.15                   -0.93
        25-Oct  -2.43                   -1.05
        26-Oct  -2.11                   -0.92
        27-Oct  -2.21                   -1.15
        28-Oct  -1.99                   -0.84
        29-Oct  -2.23                   -0.89
        01-Nov  -2.57                   -0.74
        02-Nov  -2.86                   -0.92
        03-Nov  -3.10                   -1.53
        04-Nov  -3.22                   -1.57
        05-Nov  -6.14                   -0.28
        08-Nov  -6.26                   -0.32
        09-Nov  -6.41                   -0.53
        10-Nov  -6.81                   -0.31
        11-Nov  -6.60                    0.00
        12-Nov  -6.68                   -0.05
        15-Nov  -6.41                   -0.24
        16-Nov  -6.50                   -0.27
        17-Nov  -6.33                    0.10
        18-Nov  -6.40                    0.28
        19-Nov  -6.38                    0.32
        22-Nov  -6.72                    0.34
        23-Nov  -6.83                    0.88
        24-Nov  -7.12                    0.29
        29-Nov  -7.48                   -0.30
        30-Nov  -7.66                   -0.32
        01-Dec  -7.32                   -0.55
        02-Dec  -7.32                   -1.34
        03-Dec  -7.65                   -1.28
        06-Dec  -7.32                   -0.87
        07-Dec  -7.41                   -1.07
        08-Dec  -7.74                   -1.48
        09-Dec  -7.78                   -1.53
        10-Dec  -7.96                   -1.50
        13-Dec  -8.57                   -1.97
        14-Dec  -8.37                   -2.00
        15-Dec  -8.00                   -1.36
        16-Dec  -7.58                   -1.10
        17-Dec  -7.27                   -1.28
        20-Dec  -7.35                   -1.29
        21-Dec  -7.02                   -1.14
        22-Dec  -7.29                   -0.93
        23-Dec  -7.73                   -0.51
        27-Dec  -8.35                    0.41
        28-Dec  -7.51                   -0.06

        29-Dec  -7.14                    0.42
        30-Dec  -7.12                    0.28
1994    03-Jan  -6.16                    0.46
        04-Jan  -5.75                    1.03
        05-Jan  -5.42                    1.67
        06-Jan  -5.77                    1.27
        07-Jan  -5.24                    2.24
        10-Jan  -5.41                    2.46
        11-Jan  -5.14                    3.52
        12-Jan  -5.15                    4.13
        13-Jan  -5.12                    4.62
        14-Jan  -5.07                    6.31
        17-Jan  -5.61                    7.34
        18-Jan  -5.88                    4.74
        19-Jan  -5.95                    5.32
        20-Jan  -5.31                    3.59
        21-Jan  -5.19                    3.60
        24-Jan  -4.53                    4.59
        25-Jan  -3.94                    5.22
        26-Jan  -3.56                    7.21
        27-Jan  -3.94                    8.04
        28-Jan  -4.09                    7.74
        31-Jan  -4.03                    4.65
        01-Feb  -3.50                    5.57
        02-Feb  -2.80                    7.18
        03-Feb  -2.50                    6.69
        04-Feb  -2.36                    5.64
        07-Feb  -3.36                    4.79
        08-Feb  -3.10                    5.26
        09-Feb  -3.32                    5.08
        10-Feb  -3.68                    5.75
        11-Feb  -3.94                    6.22
        14-Feb  -4.39                    3.97
        15-Feb  -4.08                    3.09
        16-Feb  -3.80                    1.80
        17-Feb  -3.24                    1.72
        18-Feb  -3.07                    2.04
        22-Feb  -2.63                    2.91
        23-Feb  -2.98                    3.45
        24-Feb  -2.95                    4.03
        25-Feb  -3.09                    5.50
        28-Feb  -1.30                    0.60
        01-Mar  -1.18                    0.82
        02-Mar  -1.29                    0.73
        03-Mar  -1.26                    0.76
        04-Mar  -1.39                    0.29
        07-Mar  -1.85                   -0.15
        08-Mar  -1.78                   -0.33
        09-Mar  -1.41                    0.09
        10-Mar  -1.59                   -0.29
        11-Mar  -1.36                   -0.38
        14-Mar  -1.17                   -0.48
        15-Mar  -0.49                   -0.18
        16-Mar  -0.38                   -0.43

        17-Mar  -0.40                   -0.23
        18-Mar  -0.74                   -0.02
        21-Mar  -0.85                    0.01
        22-Mar  -0.53                    0.24
        23-Mar  -0.46                    0.05
        24-Mar  -0.56                    0.43
        25-Mar  -0.82                    1.17
        28-Mar  -1.16                    1.38
        29-Mar  -0.20                   -2.18
        30-Mar   0.04                   -2.18
        31-Mar   0.56                   -1.85
        04-Apr   1.02                   -1.62
        05-Apr   0.81                   -1.88
        06-Apr   1.06                   -1.97
        07-Apr   0.92                   -2.19
        08-Apr   0.49                   -2.08
        11-Apr   0.45                   -1.97
        12-Apr   0.54                   -1.90
        13-Apr   0.60                   -1.75
        14-Apr   1.04                   -1.51
        15-Apr   1.08                   -1.60
        18-Apr   1.05                   -1.63
        19-Apr   0.59                   -1.74
        20-Apr   0.31                   -1.62
        21-Apr   0.24                   -1.68
        22-Apr   0.72                   -1.83
        25-Apr   0.92                   -1.75
        26-Apr   0.75                   -2.01
        28-Apr  -0.01                   -2.15
        29-Apr   1.90                   -3.00
        02-May   2.05                   -2.93
        03-May   1.71                   -3.00
        04-May   1.66                   -2.97
        05-May   1.33                   -2.93
        06-May   1.22                   -2.65
        09-May   1.90                   -2.53
        10-May   1.53                   -2.65
        11-May   0.99                   -2.68
        12-May   1.14                   -2.75
        13-May   1.54                   -2.67
        16-May   1.72                   -2.84
        17-May   1.59                   -2.95
        18-May   1.71                   -3.01
        19-May   1.65                   -2.93
        20-May   1.84                   -2.88
        23-May   1.92                   -2.99
        24-May   1.90                   -3.02
        25-May   1.95                   -2.95
        26-May   1.86                   -2.59
        27-May   2.17                   -2.44
        31-May   2.70                   -2.13
        01-Jun   4.25                   -3.14
        02-Jun   4.21                   -3.42
        03-Jun   4.04                   -3.30

        06-Jun   3.97                   -3.45
        07-Jun   3.48                   -3.59
        08-Jun   3.17                   -3.61
        09-Jun   2.56                   -3.55
        10-Jun   2.60                   -3.30
        13-Jun   2.72                   -3.25
        14-Jun   2.69                   -3.20
        15-Jun   2.50                   -2.92
        16-Jun   2.50                   -2.83
        17-Jun   3.08                   -2.59
        20-Jun   2.84                   -2.74
        21-Jun   2.33                   -2.94
        22-Jun   2.39                   -3.04
        23-Jun   2.61                   -2.79
        24-Jun   2.60                   -2.77
        27-Jun   2.17                   -2.90
        28-Jun   2.61                   -2.83
        29-Jun  -2.36                   -3.40
        30-Jun  -2.63                   -3.30
        01-Jul  -2.62                   -3.20
        05-Jul  -2.44                   -3.20
        06-Jul  -2.31                   -3.50
        07-Jul  -2.97                   -3.88
        08-Jul  -2.85                   -3.94
        11-Jul  -2.89                   -3.85
        12-Jul  -2.70                   -3.84
        13-Jul  -2.63                   -3.84
        14-Jul  -2.45                   -3.76
        15-Jul  -2.08                   -3.61
        18-Jul  -2.36                   -3.84
        19-Jul  -2.25                   -3.79
        20-Jul  -1.95                   -3.60
        21-Jul  -1.64                   -3.53
        22-Jul  -1.85                   -3.29
        25-Jul  -1.05                   -3.36
        26-Jul   0.04                   -3.34
        27-Jul   0.49                   -3.33
        28-Jul  -0.62                   -3.58
        29-Jul   0.58                   -3.09
        01-Aug   1.36                   -2.76
        02-Aug   1.88                   -2.83
        03-Aug   2.77                   -2.92
        04-Aug   2.74                   -3.05
        05-Aug   2.20                   -3.88
        08-Aug   2.09                   -3.60
        09-Aug   2.52                   -3.68
        10-Aug   2.03                   -3.66
        11-Aug   1.70                   -3.53
        12-Aug   0.65                   -3.79
        15-Aug   0.23                   -3.65
        16-Aug   0.35                   -3.79
        17-Aug   0.86                   -3.41
        18-Aug   1.55                   -3.49
        19-Aug   0.35                   -3.54

        22-Aug  -1.43                   -3.40
        23-Aug  -1.63                   -3.58
        24-Aug  -3.37                   -3.48
        25-Aug  -4.28                   -3.22
        26-Aug  -3.48                   -3.26
        29-Aug  -2.73                   -3.04
        30-Aug  -3.71                   -2.80
        31-Aug  -4.18                   -2.70
        01-Sep  -4.48                   -2.82
        02-Sep  -4.89                   -2.72
        06-Sep  -4.86                   -2.91
        07-Sep  -5.78                   -2.95
        08-Sep  -5.18                   -3.05
        09-Sep  -5.63                   -3.06
        12-Sep  -5.98                   -3.10
        13-Sep  -7.63                   -3.45
        14-Sep  -7.96                   -3.77
        15-Sep  -7.96                   -4.22
        16-Sep  -8.01                   -4.13
        19-Sep  -7.48                   -3.80
        20-Sep  -8.02                   -3.54
        21-Sep  -7.65                   -3.87
        22-Sep  -7.47                   -3.64
        23-Sep  -7.83                   -3.64
        26-Sep  -8.72                   -3.61
        27-Sep  -9.40                   -3.55
        28-Sep  -9.92                   -2.49
        29-Sep  -9.21                   -2.20
        30-Sep  -8.76                   -1.96
        03-Oct  -8.78                   -2.21
        04-Oct  -9.26                   -2.25
        05-Oct  -9.99                   -2.27
        06-Oct  -9.54                   -2.26
        07-Oct  -8.83                   -2.12
        10-Oct  -8.45                   -2.10
        11-Oct  -7.50                   -2.21
        12-Oct  -7.50                   -2.57
        13-Oct  -7.10                   -2.72
        14-Oct  -7.21                   -2.55
        17-Oct  -6.31                   -2.35
        18-Oct  -5.88                   -2.19
        19-Oct  -6.40                   -1.76
        20-Oct  -5.10                   -0.94
        21-Oct  -4.53                   -1.27
        24-Oct  -2.49                   -0.94
        25-Oct  -2.39                   -1.13
        26-Oct  -0.26                   -1.11
        27-Oct  -0.47                   -1.22
        28-Oct   3.17                   -1.12
        31-Oct   0.20                   -0.20
        01-Nov   0.30                    0.18
        02-Nov  -0.42                    0.23
        03-Nov  -0.91                    0.38
        04-Nov  -1.38                    0.19

        07-Nov  -2.26                    0.05
        08-Nov  -1.05                    0.18
        09-Nov  -2.08                    0.23
        10-Nov  -0.98                    0.23
        11-Nov  -0.54                    0.15
        14-Nov   0.17                   -0.22
        15-Nov   0.01                   -0.50
        16-Nov  -0.83                   -0.75
        17-Nov  -1.64                   -0.83
        18-Nov  -2.06                   -0.95
        21-Nov  -2.30                   -0.78
        22-Nov  -2.39                   -0.52
        23-Nov  -3.09                    0.11
        28-Nov  -2.70                   -0.02
        29-Nov  -2.63                    0.60
        30-Nov  -2.69                    0.30
        01-Dec  -2.88                   -0.30
        02-Dec  -3.98                   -0.52
        05-Dec  -4.13                   -0.79
        06-Dec  -3.84                   -0.55
        07-Dec  -3.98                   -0.30
        08-Dec  -3.29                    0.42
        09-Dec  -2.76                    1.09
        12-Dec  -4.59                    1.12
        13-Dec  -2.76                    0.47
        14-Dec  -1.75                    0.94
        15-Dec  -2.73                    0.68
        16-Dec  -1.80                    0.54
        19-Dec  -1.96                   -0.23
        20-Dec  -2.50                   -0.23
        21-Dec  -2.03                   -0.39
        22-Dec  -2.26                   -0.41
        23-Dec  -2.38                   -0.37
        27-Dec  -3.21                    0.75
        28-Dec  -2.64                    1.00
        29-Dec  -2.07                    1.41
        30-Dec   0.00                    1.83
1995    03-Jan  -2.18                    1.55
        04-Jan  -1.71                    0.96
        05-Jan  -0.79                    0.76
        06-Jan  -1.13                    0.57
        09-Jan  -1.00                    0.10
        10-Jan  -1.20                   -0.18
        11-Jan  -0.94                   -0.03
        12-Jan  -0.63                   -0.01
        13-Jan  -0.45                   -0.47
        16-Jan   0.78                   -0.31
        17-Jan   0.98                   -0.08
        18-Jan   2.83                    0.14
        19-Jan   2.12                    0.05
        20-Jan   0.90                    0.04
        23-Jan   0.25                    0.01
        24-Jan   0.90                   -0.38
        25-Jan   0.40                   -0.65

        26-Jan   0.59                   -0.58
        27-Jan  -0.29                   -0.33
        30-Jan  -0.69                   -0.28
        31-Jan   0.63                   -0.78
        01-Feb   0.35                   -0.39
        02-Feb  -0.02                    0.05
        03-Feb   1.15                    0.59
        06-Feb   1.36                    0.59
        07-Feb   1.34                    0.73
        08-Feb   0.88                    0.00
        09-Feb   0.57                   -0.23
        10-Feb   0.12                    0.00
        13-Feb   0.26                   -0.44
        14-Feb   0.25                   -0.32
        15-Feb   0.21                   -0.63
        16-Feb   1.33                   -0.80
        17-Feb   1.61                   -0.50
        21-Feb   2.09                   -0.63
        22-Feb   2.69                   -0.52
        23-Feb   2.16                   -0.58
        24-Feb   2.23                   -0.55
        27-Feb   2.32                   -0.85
        28-Feb   1.06                   -0.92
        01-Mar   1.74                   -1.52
        02-Mar   0.59                   -1.52
        03-Mar   0.52                   -1.27
        06-Mar   0.84                   -1.60
        07-Mar   1.43                   -1.88
        08-Mar   0.88                   -2.26
        09-Mar  -0.20                   -2.13
        10-Mar  -0.93                   -2.03
        13-Mar  -0.46                   -2.10
        14-Mar  -0.88                   -2.74
        15-Mar  -0.06                   -2.53
        16-Mar   0.76                   -2.32
        17-Mar   0.88                   -1.92
        20-Mar   1.10                   -2.23
        21-Mar   1.04                   -2.23
        22-Mar   1.25                   -1.93
        23-Mar   0.83                   -2.01
        24-Mar   1.30                   -1.75
        27-Mar   1.75                   -1.43
        28-Mar   1.96                   -1.54
        29-Mar   2.69                   -1.75
        30-Mar   2.88                   -2.30
        31-Mar   2.95                   -2.33
        03-Apr   2.28                   -2.25
        04-Apr   3.33                   -2.10
        05-Apr   4.31                   -2.14
        06-Apr   4.60                   -1.92
        07-Apr   4.54                   -1.67
        10-Apr   4.52                   -1.82
        11-Apr   4.31                   -1.70
        12-Apr   4.92                   -1.73

        13-Apr   4.74                   -1.54
        17-Apr   4.82                   -1.57
        18-Apr   6.06                   -1.47
        19-Apr   5.70                   -1.55
        20-Apr   5.57                   -1.31
        21-Apr   5.30                   -1.95
        24-Apr   4.64                   -1.37
        25-Apr   4.94                   -1.08
        26-Apr   5.22                   -1.06
        27-Apr   6.30                   -0.85
        28-Apr   6.50                   -0.72
        01-May   7.25                   -1.73
        02-May   7.64                   -1.48
        03-May   6.92                   -1.75
        04-May   7.06                   -1.67
        05-May   7.34                   -1.64
        08-May   7.38                   -1.76
        09-May   6.62                   -2.16
        10-May   7.04                   -1.94
        11-May   7.48                   -2.14
        12-May   7.95                   -2.04
        15-May   8.58                   -2.00
        16-May   9.25                   -1.86
        17-May   9.81                   -1.90
        18-May   9.40                   -1.78
        19-May   9.54                   -1.75
        22-May   9.61                   -1.75
        23-May   9.23                   -1.45
        24-May   8.73                   -1.62
        25-May   9.79                   -1.60
        26-May   9.57                   -2.13
        30-May   8.55                   -2.33
        31-May   8.06                   -2.93
        01-Jun   5.60                   -2.85
        02-Jun   6.34                   -2.65
        05-Jun   7.29                   -2.60
        06-Jun   7.24                   -2.80
        07-Jun   7.51                   -2.86
        08-Jun   6.84                   -2.87
        09-Jun   7.01                   -3.11
        12-Jun   7.02                   -2.87
        13-Jun   6.80                   -2.88
        14-Jun   7.55                   -2.67
        15-Jun   7.67                   -2.54
        16-Jun   7.57                   -2.74
        19-Jun   7.68                   -2.95
        20-Jun   8.10                   -2.92
        21-Jun   7.41                   -2.87
        22-Jun   7.29                   -2.82
        23-Jun   6.24                   -2.71
        26-Jun   5.56                   -2.65
        27-Jun   5.65                   -2.55
        28-Jun   7.24                   -2.43
        29-Jun   4.99                   -2.97

        30-Jun   4.92                   -2.97
        05-Jul   4.48                   -3.00
        06-Jul   4.74                   -2.84
        07-Jul   4.50                   -3.03
        10-Jul   4.74                   -2.91
        11-Jul   4.38                   -2.91
        12-Jul   4.91                   -2.85
        13-Jul   4.72                   -2.87
        14-Jul   4.62                   -2.90
        17-Jul   3.87                   -2.94
        18-Jul   3.15                   -2.92
        19-Jul   2.39                   -2.91
        20-Jul   2.06                   -3.07
        21-Jul   2.08                   -3.08
        24-Jul   2.69                   -2.99
        25-Jul   2.18                   -2.92
        26-Jul   1.34                   -2.73
        27-Jul   2.09                   -2.60
        28-Jul   2.40                   -2.50
        31-Jul   2.34                   -2.51
        01-Aug   2.42                   -2.30
        02-Aug   2.52                   -2.10
        03-Aug   2.33                   -2.33
        04-Aug   2.50                   -2.19
        07-Aug   2.72                   -2.23
        08-Aug   2.81                   -2.13
        09-Aug   2.98                   -2.20
        10-Aug   3.55                   -2.27
        11-Aug   3.92                   -2.24
        14-Aug   4.19                   -2.23
        15-Aug   4.11                   -2.07
        16-Aug   3.06                   -1.92
        17-Aug   3.32                   -1.89
        18-Aug   3.25                   -1.81
        21-Aug   2.91                   -1.70
        22-Aug   2.99                   -1.68
        23-Aug   3.47                   -1.65
        24-Aug   4.42                   -1.55
        25-Aug   4.92                   -1.62
        28-Aug   4.95                   -1.60
        29-Aug   4.78                   -1.92
        30-Aug   5.69                   -1.90
        31-Aug   1.89                   -0.70
        01-Sep   2.05                   -0.45
        05-Sep   3.38                    0.13
        06-Sep   2.94                   -0.06
        07-Sep   2.68                   -0.48
        08-Sep   2.62                   -0.36
        11-Sep   2.52                   -0.36
        12-Sep   3.19                   -0.40
        13-Sep   2.94                   -0.89
        14-Sep   4.09                   -0.66
        15-Sep   4.08                   -0.77
        18-Sep   5.13                   -0.63

        19-Sep   4.93                   -0.78
        20-Sep   4.81                   -1.45
        21-Sep   4.12                   -1.41
        22-Sep   3.51                   -1.43
        25-Sep   3.26                   -1.33
        26-Sep   3.04                   -1.45
        27-Sep   3.21                   -1.28
        28-Sep   4.56                   -1.03
        29-Sep   1.13                    0.20
        02-Oct   1.75                    0.35
        03-Oct   1.43                    0.47
        04-Oct   0.42                    0.28
        05-Oct  -0.01                    0.09
        06-Oct  -0.23                    0.12
        09-Oct   0.49                    0.21
        10-Oct   0.45                    0.15
        11-Oct   0.73                    0.32
        12-Oct   0.31                    0.27
        13-Oct   0.27                    0.30
        16-Oct   0.53                    0.23
        17-Oct   0.15                    0.06
        18-Oct  -0.07                   -0.08
        19-Oct  -0.34                   -0.01
        20-Oct  -0.30                    0.14
        23-Oct  -0.32                    0.13
        24-Oct  -0.13                    0.52
        25-Oct  -0.34                    0.71
        26-Oct  -0.47                    0.94
        27-Oct  -0.44                    0.94
        30-Oct  -0.21                    1.06
        31-Oct  -0.04                    0.92
        01-Nov  -2.79                    2.60
        02-Nov  -2.30                    3.12
        03-Nov  -2.28                    3.07
        06-Nov  -2.27                    2.81
        07-Nov  -2.19                    2.67
        08-Nov  -2.32                    2.83
        09-Nov  -2.54                    3.20
        10-Nov  -2.82                    3.22
        13-Nov  -3.00                    3.20
        14-Nov  -2.77                    3.27
        15-Nov  -2.36                    3.29
        16-Nov  -2.35                    3.50
        17-Nov  -1.74                    3.80
        20-Nov  -1.15                    3.79
        21-Nov  -0.85                    3.48
        22-Nov  -0.03                    3.57
        27-Nov   0.15                    3.74
        28-Nov   1.05                    3.54
        29-Nov   2.30                    3.04
        30-Nov  -1.73                    4.04
        01-Dec  -2.12                    4.26
        04-Dec  -1.89                    4.98
        05-Dec  -1.49                    5.25

        06-Dec  -1.61                    5.69
        07-Dec  -1.46                    6.12
        08-Dec  -1.05                    7.08
        11-Dec  -0.98                    7.77
        12-Dec  -0.47                    7.57
        13-Dec   1.25                    8.13
        14-Dec   1.39                    7.50
        15-Dec   3.04                    8.17
        18-Dec   3.18                    8.90
        19-Dec   2.47                    9.35
        20-Dec   0.75                    9.86
        21-Dec   0.39                   10.47
        22-Dec   1.34                   10.17
        26-Dec   1.91                   10.23
        27-Dec   2.71                   11.62
        28-Dec   1.37                   10.26
        29-Dec   1.32                    9.40
1996    02-Jan   2.14                   10.14
        03-Jan   1.84                   10.03
        04-Jan   2.42                    9.60
        05-Jan   2.61                   10.45
        09-Jan   1.68                   10.70
        10-Jan   1.37                   10.24
        11-Jan  -0.51                    8.27
        12-Jan  -0.68                    6.60
        15-Jan  -0.60                    5.76
        16-Jan  -0.67                    5.47
        17-Jan   0.23                    5.79
        18-Jan   0.23                    6.51
        19-Jan   0.96                    6.66
        22-Jan   0.45                    6.52
        23-Jan  -0.77                    5.83
        24-Jan  -0.34                    4.80
        25-Jan  -0.57                    3.98
        26-Jan  -0.99                    4.28
        29-Jan  -0.94                    4.99
        30-Jan  -0.29                    5.76
        31-Jan  -0.25                    6.55
        01-Feb  -2.69                    8.94
        02-Feb   0.19                    6.74
        05-Feb  -0.72                    5.24
        06-Feb  -0.93                    4.88
        07-Feb  -1.24                    5.71
        08-Feb  -0.95                    6.37
        09-Feb  -0.49                    7.01
        12-Feb  -0.58                    6.89
        13-Feb  -0.17                    8.55
        14-Feb   0.23                   10.01
        15-Feb   0.44                    9.04
        16-Feb   0.77                    9.26
        20-Feb   1.21                    7.74
        21-Feb   2.40                    9.55
        22-Feb   2.86                   11.30
        23-Feb   3.08                   13.17

        26-Feb   3.19                   14.16
        27-Feb   3.61                   15.40
        28-Feb   3.35                   11.48
        29-Feb   2.74                   13.07
        01-Mar   4.92                    4.77
        04-Mar   4.53                    4.14
        05-Mar   4.46                    4.43
        06-Mar   4.40                    5.36
        07-Mar   4.00                    4.89
        08-Mar   3.95                    4.79
        11-Mar   3.67                    5.68
        12-Mar   3.97                    4.96
        13-Mar   5.05                    4.54
        14-Mar   5.47                    4.80
        15-Mar   6.22                    7.55
        18-Mar   7.16                    9.57
        19-Mar   7.70                   11.11
        20-Mar   7.33                   12.13
        21-Mar   6.61                   10.13
        22-Mar   6.79                   10.58
        25-Mar   7.55                   10.45
        26-Mar   6.60                   11.87
        27-Mar   6.64                   13.35
        28-Mar   6.01                   11.64
        29-Mar   5.94                   10.74
        01-Apr   7.70                    4.43
        02-Apr   9.87                    6.13
        03-Apr  10.22                    5.55
        04-Apr  11.22                    6.86
        08-Apr  11.96                    7.60
        09-Apr  12.29                    7.78
        10-Apr  13.29                    8.54
        11-Apr  14.05                    9.15
        12-Apr  13.22                    9.00
        15-Apr  12.71                    9.26
        16-Apr  11.85                    7.54
        17-Apr  10.82                    6.51
        18-Apr   9.05                    4.30
        19-Apr   9.79                    4.35
        22-Apr  11.19                    2.92
        23-Apr  12.73                    4.14
        24-Apr  13.90                    5.05
        25-Apr  15.36                    5.79
        26-Apr  16.92                    5.58
        29-Apr  17.16                    7.79
        30-Apr  13.69                    8.88
        01-May  12.22                    1.28
        02-May  13.50                    1.40
        03-May  14.46                    1.79
        06-May  13.45                    1.81
        07-May  13.53                    1.92
        08-May  12.52                    1.66
        09-May  11.48                    1.27
        10-May  12.33                    1.27

        13-May  12.74                    2.04
        14-May  12.28                    1.26
        15-May  11.45                    1.06
        16-May   9.72                    0.57
        17-May   8.83                    1.05
        20-May   9.49                    1.47
        21-May   8.98                    0.75
        22-May   7.92                    0.75
        23-May   7.77                    0.52
        24-May   8.07                    0.23
        28-May   7.17                    0.46
        29-May   6.91                    0.59
        30-May   5.43                   -0.32
        31-May   5.19                   -1.42
        04-Jun   5.79                   -1.84
        05-Jun   6.09                   -1.85
        06-Jun   6.80                   -2.02
        07-Jun   7.06                   -1.98
        10-Jun   7.41                   -2.06
        11-Jun   7.00                   -2.19
        12-Jun   6.18                   -2.20
        13-Jun   5.49                   -2.25
        14-Jun   5.65                   -2.16
        17-Jun   6.20                   -1.81
        18-Jun   5.46                   -1.66
        19-Jun   4.13                   -1.93
        20-Jun   4.39                   -1.92
        21-Jun   4.72                   -2.00
        24-Jun   4.42                   -2.03
        25-Jun   3.77                   -1.93
        26-Jun   3.46                   -1.58
        27-Jun   3.96                   -1.33
        28-Jun   4.06                   -1.10
        01-Jul   6.26                   -1.08
        02-Jul   6.04                   -1.30
        03-Jul   8.38                   -1.06
        08-Jul   6.49                   -1.44
        09-Jul   6.21                   -1.34
        10-Jul   6.96                   -1.39
        11-Jul   7.93                   -1.21
        12-Jul   7.40                   -1.32
        15-Jul   8.48                   -1.07
        16-Jul   7.98                   -1.18
        17-Jul   7.63                   -1.26
        18-Jul   7.23                   -1.17
        19-Jul   6.84                   -1.27
        22-Jul   6.90                   -1.37
        23-Jul   6.94                   -1.40
        24-Jul   6.56                   -1.13
        25-Jul   6.47                   -0.97
        26-Jul   6.24                   -1.18
        29-Jul   6.07                   -0.87
        30-Jul   6.38                   -0.84
        31-Jul   6.60                   -0.24

        01-Aug   5.68                   -0.45
        02-Aug   5.97                    0.13
        05-Aug   5.41                    0.12
        06-Aug   5.64                   -0.45
        07-Aug   5.64                   -0.28
        08-Aug   5.57                   -0.40
        09-Aug   5.23                   -0.46
        12-Aug   5.73                   -0.34
        13-Aug   5.31                   -0.37
        14-Aug   5.39                    0.15
        15-Aug   4.94                    0.00
        16-Aug   5.30                    0.41
        19-Aug   6.13                    0.57
        20-Aug   5.80                    0.38
        21-Aug   5.27                    0.27
        22-Aug   5.15                    0.70
        23-Aug   5.02                    0.66
        26-Aug   5.00                    0.76
        27-Aug   4.98                    0.95
        28-Aug   4.85                    1.25
        29-Aug   4.75                    1.76
        30-Aug   4.46                    2.25
        03-Sep   4.28                    3.02
        04-Sep   4.01                    2.45
        05-Sep   4.86                    2.70
        06-Sep   4.98                    3.28
        09-Sep   4.34                    2.95
        10-Sep   3.88                    3.07
        11-Sep   4.20                    3.49
        12-Sep   3.91                    3.93
        13-Sep   3.40                    4.05
        16-Sep   2.98                    3.11
        17-Sep   2.98                    3.25
        18-Sep   2.98                    3.25
        19-Sep   1.77                    3.67
        20-Sep   1.54                    3.56
        23-Sep   0.51                    3.54
        24-Sep   1.13                    4.17
        25-Sep   0.87                    5.66
        26-Sep   1.39                    5.18
        27-Sep   2.20                    5.09
        30-Sep   1.33                    5.61
        01-Oct   0.87                    8.07
        02-Oct   0.56                    9.32
        03-Oct   0.83                   10.36
        04-Oct   1.01                   10.27
        07-Oct   2.43                   10.69
        08-Oct   2.08                    9.66
        09-Oct   1.76                    8.24
        10-Oct   1.17                    6.74
        11-Oct   2.11                    6.62
        14-Oct   2.54                    7.64
        15-Oct   2.33                    7.04
        16-Oct   1.46                    6.01

        17-Oct   1.68                    6.02
        18-Oct   2.18                    6.88
        21-Oct   2.07                    6.48
        22-Oct   2.78                    5.81
        23-Oct   2.91                    4.63
        24-Oct   3.97                    4.52
        25-Oct   4.37                    5.00
        28-Oct   5.01                    4.91

                        Gasoline ---   Distillate - - -

------------
*Markets are in contango when the lines fall below the x-axis; they are in backwardation when they rise above the x-axis.


Price Data Supplied by New York Mercantile Exchange

     Several factors have contributed to the present extended backwardation in the crude oil and petroleum products markets, including the anticipation of Iraqi crude oil entering the market, strong demand for petroleum products, and the closing of a major oil refinery in the northeast U.S. The result has been a continued industry-wide erosion in leased tank capacity as well as in the rates paid for that tank capacity.

BUNKER SALES

     The term 'bunkering' refers to the sale and delivery of fuels to be consumed by marine vessels for their own propulsion. The customer base and suppliers of bunker fuel are located worldwide. Sales of bunker fuel (diesel oil, gas oil, and fuel oil) are primarily driven by the proximity of the terminal location to major shipping routes, the amount of cargo carried by marine vessels and the price, quantity and quality of bunker fuel.

     Bunker fuel is sold under international standards of quality that are recognized by both fuel suppliers and ship operators. As the raw materials for the blended marine fuels are purchased in bulk lots, each supplier is responsible for the quality control/merchantability aspects of the fuel that they sell.

     Traditionally, the bunker business was concentrated in those ports where either high volume of ship traffic occurred or where primary sources of refined marine fuels were located. In many cases, the two overlapped. In recent years, a reduction in the number of refiner/suppliers in many ports together with changes in environmental laws in the U.S. and Europe has increased the supply of bunker fuel at offshore delivery locations. As an alternative to in-port supply at either the vessel cargo loading or discharging location, the offshore supplier must provide reliability of supply, speed of delivery, consistent quality and overall safety standards to attract ship operators.

                                    BUSINESS

INTRODUCTION AND HISTORY

     The Company believes that, measured by capacity, it is among the five largest independent marine terminaling companies in the world. The Company primarily provides crude oil, refined products and other bulk liquids terminaling services to some of the world's largest producers of crude oil, integrated oil companies, oil traders and refiners, and petrochemical companies. The Company's services are utilized by customers whose products are transshipped through the Company's facilities to the Americas and Europe. The Company owns, leases and operates three storage and transshipment facilities located at (i) the island of St. Eustatius, Netherlands Antilles; (ii) Point Tupper, Nova Scotia, Canada; and (iii) Brownsville, Texas (which facility is being held for sale). In connection with its terminaling business, the Company also provides related value-added services, including bunkering (the supply of fuel to marine vessels for their own propulsion), petroleum product blending and processing, emergency and spill response, bulk product sales and ship services.

     The Company began operations in 1982 as Statia Terminals N.V. ('STNV'), a Netherlands Antilles corporation operating an oil products terminal located on the island of St. Eustatius. In 1984, CBI Industries, Inc. ('CBI'), an industrial gases and contracting services (including storage tank construction) company, acquired a controlling interest in STNV. STNV purchased Statia Terminals Southwest, Inc. ('STSW'), its facility at Brownsville, Texas, in 1986 and in 1993 the Company acquired the remaining shares it did not then own of Statia Terminals Point Tupper, Incorporated ('STPT') located at Point Tupper, Nova Scotia. In 1990, CBI became the sole owner of STNV and STSW. In 1996, CBI was acquired by Praxair, Inc. ('Praxair'), which sold the Company to focus on its core businesses. In November of 1996, the Issuers acquired from Praxair all of the outstanding capital stock of Statia Terminals, Inc. and certain of its affiliates. See 'The Transactions'.

     Since 1990, the Company has grown substantially, with tank capacity increasing from 4.4 million barrels in 1990 to 20.4 million barrels in 1995 and revenues increasing from $86.8 million to $135.5 million over the same period. The Company's management team and employee base have a diverse range of experience and skills in the terminaling industry, including engineering, crude oil and product distribution, oil trading, terminal operations, shipping, refinery operations, product blending and finance. This experience allows management to understand the objectives of each of the Company's customers and to forge alliances with those customers at each of the Company's terminals to meet those objectives. Thus, the Company believes that its operations extend beyond the traditional approach to terminaling not only because the Company is a premier provider of core services offered by its competitors but also because the Company, unlike most of its competition, provides ancillary, value-added services tailored to support the particular needs of its customers.

SUBSIDIARIES OF THE COMPANY

     Subsidiary Guarantors consist of the following entities: Statia Terminals Corporation N.V., Statia Terminals Delaware, Inc., W.P. Company and Statia Delaware Holdco II, Inc. are holding companies and conduct no operations. STNV is the legal entity through which the Company operates in the Netherlands Antilles. STNV operates a petroleum and blending terminal on the island of St. Eustatius. See '--Information by Location--Statia Terminals N.V.--St. Eustatius, Netherlands Antilles.' Saba Trustcompany N.V., a real estate holding company located in the Netherlands Antilles, leases a portion of its lands to STNV. Bicen Development Corporation N.V., a real estate holding company located in the Netherlands Antilles, leases a portion of its lands to STNV and has made improvements to the land where Company employees reside. Statia Laboratory Services N.V. is a real estate holding company which owns certain rights to any improvements made after February 1995 on a portion of land owned by STNV. Point Tupper Marine Services Limited ('PTMS') provides spill response capabilities, sells bunkering (the supply of fuel to marine vessels) and provides marine services to Statia Canada. See '--Information by Location--Statia Terminals Point Tupper, Incorporated--Point Tupper, Nova Scotia.' Statia Terminals, Inc. ('STI') provides administrative services to the operating entities. STSW owns and operates the terminal near Brownsville, Texas. Seven Seas Steamship Company, Inc. and Seven Seas Steamship Company (Sint Eustatius) N.V. are operated independently and provide ship services to vessel owners in the Carribean and on the island of St. Eustatius. Statia Tugs N.V. is a dormant company.

     In addition to the Subsidiary Guarantors there are five additional subsidiaries of the Company that are inactive, hold no assets and are in the process of being dissolved.

BUSINESS STRATEGY

     The Company's business strategy is based on its belief that its performance is driven by its ability to tailor its services to customer-specific needs, in effect becoming an integral part of each customer's long-term liquids distribution system. More specifically, the Company's business consists of the following elements:

          o Capitalize on Wide Range of Value-Added Services Offered. The Company seeks to add long-term value to its customers by providing them with superior services at the Company's strategically located terminaling facilities. The Company's comprehensive range of terminaling-related services currently includes bunkering, petroleum product blending and processing, emergency and spill response, bulk product sales and ship services. For example, the Company owns spheres for the storage of butane at its St. Eustatius and Point Tupper facilities which enhance the Company's gasoline blending capabilities, and an atmospheric distillation unit available to refine petroleum products at its St. Eustatius facility. The butane storage spheres and the atmospheric distillation unit can be utilized by the Company to improve the quality and value of its customers' products.

          o Generate Stable Cash Flow Through Long-Term Contracts. The Company has entered into long-term (one year or more) contracts with certain customers. Currently all of the Company's crude oil storage capacity (approximately 42% of total storage capacity) is leased under long-term contracts. Such contracts, which have terms of up to five years plus renewal options, provide for minimum monthly payments and generate stable cash flow. In 1995, approximately two-thirds of the Company's storage and throughput revenues (excluding related ancillary services) were attributable to long-term contracts. The Company is actively seeking additional long-term contracts.

          o Pursue Strategic Opportunities at the Point Tupper Facility. The Company's facility at Point Tupper is one of two independent terminals on the North American Atlantic coast with the capacity to receive substantially all of the largest fully-laden VLCCs and ULCCs. This facility operates the deepest independent ice-free marine terminal on the North American Atlantic coast with market access to the U.S. East coast, Canada and the U.S. industrial Midwest via the St. Lawrence Seaway and the Great Lakes system. The terminal provides producers of crude oil from the North Sea, and the emerging Grand Banks oil fields, with competitive access to refineries in the upper Atlantic region. The Company intends to utilize the strategic location of its Point Tupper facility to pursue long-term contracts with oil and natural gas producers, refiners and traders in connection with the proposed development of commercially viable fields in the North Sea, Sable Island (off Nova Scotia) and the Grand Banks area. Current production from the North Sea exceeds five million barrels per day (approximately 10-11% of which is exported to North America), with continued growth expected. The lives of existing fields are being extended and new fields continue to come onstream. Point Tupper provides producers in this region seeking to expand market share in the U.S. with a facility that is approximately two and one-half days from the New York, New Jersey and Philadelphia refineries by ship, and with access to the Sarnia, Ontario and Chicago refineries by ship and pipeline. Producers can gain strategic advantage by using the Point Tupper terminal to deliver cargo via VLCC and then transshipping the cargo via smaller ships suitable to access the shallower, draft-restricted ports on the upper East coast of the U.S. The Company believes that currently there is no competitor in the region that can provide the strategic and economic value for crude oil storage, petroleum product blending and transshipment services that the Point Tupper facility offers. Point Tupper is seeking to attract additional storage business from producers of crude oil in the North Sea and in the emerging production area near the Grand Banks in the upper Atlantic, located approximately one day by ship from Point Tupper. If the Company were successful in securing contracts for the storage of North Sea and Grand Banks crude oil, it would have to convert all or a portion of its clean products (consisting of gasoline, diesel and aviation fuels and related products) storage capacity to crude oil storage and blending capacity. The cost of such conversion would vary, depending, among other factors, on the grade of crude oil to be stored. In addition, the Company is seeking an integrated oil company as a customer for the blending of gasoline at Point Tupper for the U.S. and/or Canadian Markets.

COMPETITIVE STRENGTHS

     Management believes that the Company's quality and breadth of service and market presence distinguish it as one of the leading independent marine terminaling companies in the world. The Company believes that its strong position in the terminaling industry and continued opportunities for growth and operating profitability are attributable to the following competitive strengths:

          o Location. The Company's facilities are strategically located near the U.S. Gulf and East coasts. The Company's St. Eustatius facility is located at a point of minimal deviation from the major shipping routes from the Arabian Gulf via the Cape of Good Hope and from Western Africa to the U.S. Gulf and East coasts and from the Panama Canal and South America to Europe. The Company's Point Tupper facility is located on the Strait of Canso at Point Tupper, Nova Scotia, a point of minimal deviation from the shipping routes from the North Sea oil fields to the U.S. East coast, Canada and the Midwestern U.S. via the St. Lawrence Seaway and the Great Lakes system. The Point Tupper facility operates the deepest independent ice-free marine terminal on the North American Atlantic coast. The St. Eustatius facility can accommodate all of, and the Point Tupper facility can accommodate substantially all of, the world's largest fully-laden VLCCs and ULCCs.

          Shipping into the U.S. from the St. Eustatius and Point Tupper terminals is not subject to restrictions under the Jones Act. The Jones Act mandates that cargo transported between two U.S. ports be carried only on American-manufactured, -registered and -crewed vessels, the costs of which are generally considerably higher than those of comparable foreign vessels. As a result, use of the Company's foreign facilities is considerably more cost-effective than use of U.S.-based marine terminals for transshipment to other U.S. destinations.

          o High Quality Assets. The marine terminaling business is capital intensive, resulting in significant start-up costs for potential competitors. Approximately 80% of the Company's tanks, measured by capacity, at the terminals, together with related marine installations, were constructed or renovated during the last six years. At St. Eustatius, new storage facilities were constructed, increasing capacity more than threefold since 1990. At Point Tupper, the facilities were renovated and a former refinery site was converted into an independent storage terminal. The Company believes that the level of automation of its facilities in general equals or exceeds that of any of its competitors. The Company's other facilities constructed prior to 1990 have been maintained to high standards and are currently in good condition. The Company has a substantial amount of unused land at St. Eustatius and at Point Tupper. See '-- Information by Location.' EYWK has determined the appraised replacement value of the Collateral (other than the stock of Statia Canada and the Subsidiary Guarantors) to be approximately $715 million. An executive summary of the Replacement Cost Appraisal is attached hereto as Annex A. See 'Risk Factors -- Adequacy of Collateral.'

          o Breadth of Service. In addition to storage, the Company provides a comprehensive range of complementary services which generates ancillary revenues and additional primary storage and throughput volume. Such services include bunkering, petroleum product blending and processing, emergency and spill response capacity, bulk product sales and ship services.

          o Management. The Company's senior management averages over 19 years experience in terminaling-related industries. Prior to joining the Company,

     members of senior management developed skills and gained experience at companies such as Pakhoed USA, Inc., GATX Corporation, The Coastal Corporation, Petroleos de Venezuela S.A. and Chicago Bridge & Iron Company. This experience included training in engineering, construction and project management, crude oil and petroleum supply and distribution, oil trading, terminal operations, shipping, refinery operations, product blending and finance. Senior management experience has allowed the Company to develop key strategic relationships with customers at each of its three terminal locations. See 'Management -- Directors and Executive Officers.'

PRODUCTS AND SERVICES

     The Company provides a full range of standard storage services, including product heating, mixing, storage in insulated and/or interior coated tanks. The Company's facilities are capable of handling a variety of products, including light, medium and heavy crude oils, residual fuel oil, gasoline, gasoline blending components, diesel, marine gas and diesel oil, aviation fuel, bunker fuel, petroleum diluents, lubricating oils, vegetable oils, caustic soda, butane, asphalt and various chemicals.

     Canadian environmental laws and regulations require ship owners, charterers, refineries and terminals to have access to spill response capabilities. The Company, through its wholly-owned subsidiary, Point

Tupper Marine Services Limited, operates two fully-equipped spill response vessels in Canada, one of which is located at the Point Tupper terminal and, in the event of an oil spill, can deploy containment and clean-up equipment including skimmers, booms, absorbents and solvents. The Company believes that the presence of fully-equipped spill response vessels in port will be important in attracting certain major integrated oil companies to the Point Tupper facility.

     The Company specializes in 'in-tank' or 'in-line' blending with computer-assisted blending technology that assures specified product integrity and homogeneity. At St. Eustatius, the Company has facilities capable of blending and mixing a full range of refined products from gasoline through residual fuel oils, including bunker fuel. The Company carries an inventory of certain blendstocks to provide customers with the option of customized blending. The Company believes that its blending capability has attracted certain customers who have leased capacity primarily for blending purposes and who have contributed to its bunker fuel volume and product sales. Management has worked closely with residual fuel oil market participants to assist them with their blending operations by offering the brokering of product blending components and computerized blending services.

     The Company owns spheres for the storage of butane at its St. Eustatius and Point Tupper facilities that enhance the Company's blending capabilities and an atmospheric distillation unit used for refining at its St. Eustatius facility. The gas storage spheres and the atmospheric distillation unit can be utilized to improve product quality and value of the Company's customers' products.

     In addition, the Company supplies bunker fuel in the Caribbean and in Nova

Scotia, Canada. In the Caribbean, fueling may take place at St. Eustatius and on the waters off St. Kitts, St. Maarten, the U.S. Virgin Islands and Puerto Rico. In the Caribbean, the Company's bunkering business has evolved from offering bunker fuel to ships at the berth to a delivery system utilizing specially modified barges which provide fuel to vessels at anchor. The Company initiated bunker fuel service operations at Point Tupper in the first quarter of 1996 with bunker fuel delivered ex-pipeline at the terminal and by truck in the surrounding Strait of Canso area.

     The Company purchases petroleum products primarily to cover its bunker fuel sales. Product purchases and sales may also be made to accommodate customers who wish to dispose of odd lots or to assist customers' sales activities and occasionally to take advantage of an attractive buying opportunity.

     For the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996, the Company derived approximately 31%, 32%, 40% and 32%, respectively, of its revenues from storage and throughput revenues, and 69%, 68%, 60% and 68%, respectively, of its revenues from bunker fuel and bulk product sales activities.

PRICING

     Storage and throughput pricing in the terminaling industry is subject to a number of factors, including general increases or decreases in petroleum product production and consumption, political developments, seasonality in demand for certain products and the geographic sector of the world being serviced. At the customer level, terminal selection focuses primarily on (i) location (the shortest shipping route being the least expensive route), (ii) quality of service and (iii) range of services offered. Price differentials among competing terminals are generally less important to the customer because terminaling costs represent only a small portion of the customer's total distribution costs. The Company's pricing strategy is based primarily on prices prevailing at the time in the terminaling market in which it competes, but the Company also takes into consideration the quality and range of its services compared to those of competing terminals and cost savings from shipping to the Company's terminal locations. In situations requiring special accommodations for the customer (e.g. unique tank modification), the Company may price on a rate-of-return basis.

     The Company enters into written storage and throughput contracts with customers. In 1995, approximately two-thirds of the Company's storage and throughput revenues (excluding related ancillary services) were attributable to long-term (one year or more) storage and throughput agreements. The Company's long-term storage and throughput agreements are individually negotiated with users of each of the terminal facilities. However, the typical agreement specifies tank storage volume (the 'specified volume'), the commodities to be stored, a minimum monthly charge, an excess throughput charge and a price escalator. In addition, there are charges for certain additional services such as the transfer, mixing or heating of stored commodities. The minimum monthly charge is due and payable without regard to the volume of storage capacity, if any, actually utilized. For the minimum monthly charge, the user is allowed to deliver, store for one month and remove the specified volume of commodities. In addition to the minimum monthly charge, there is an additional charge for excess throughput, i.e., if more than the specified volume is delivered during the month. The excess throughput charge is typically at a lower rate per barrel than the rate per barrel utilized in establishing the minimum monthly charge. Year-to-year escalation of charges is usually governed by (i) agreement on specific escalated amounts, (ii) application of an agreed upon index or (iii) application of a factor reflecting increased operational costs of the terminal.

INFORMATION BY LOCATION

     The day-to-day operations of the Company are managed at the respective terminal locations. For the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996, the Company derived 91%, 87%, 90% and 91% of its revenues, respectively, from its St. Eustatius facility, approximately 5%, 9%, 8% and 7% of its revenues, respectively, from its Point Tupper facility and approximately 4%, 4%, 2% and 2% of its revenues, respectively, from its Brownsville facility (which is being held for sale). See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and Note 11 of Notes to Combined Financial Statements of Statia Terminals, Inc. and its Subsidiaries and Affiliates.

  Statia Terminals N.V.--St. Eustatius, Netherlands Antilles

     The St. Eustatius facility is located on the Netherlands Antilles island of St. Eustatius, which is 1,939 miles from Houston, 1,514 miles from Philadelphia, 552 miles from Amuay Bay, Venezuela and 1,909 miles from the Panama Canal. This facility is capable of handling a wide range of petroleum products, including crude oil and refined products. A two berth jetty, a floating dock, a floating hose station and an offshore single point mooring buoy ('SPM') serve the terminal's customers' vessels. This facility has 28 tanks with a combined capacity of 5.2 million barrels dedicated to fuel oil storage, 11 tanks with total capacity of 1.1 million barrels dedicated to clean products storage and eight tanks totaling 5.0 million barrels dedicated to multigrade crude oil storage. The fuel oil and clean product facilities have in-tank and in-line blending capability. The crude storage is the newest portion of the facility, having been constructed in early 1995 by Chicago Bridge & Iron Company. The storage tanks comply with construction standards that meet or exceed API, National Fire Prevention Association and other material industry standards. Crude oil movements at the terminal are fully-automated. In addition to the storage and blending services at St. Eustatius, this facility has the flexibility to utilize certain storage capacity for both feedstock and refined products to support its atmospheric distillation unit, which is capable of processing up to 15,000 barrels per day of feedstock ranging from condensates to heavy crude oil.

     The St. Eustatius facility can accommodate the world's largest vessels for loading and discharging crude oil. The SPM can handle a single fully-laden vessel of up to 520,000 dead weight tons ('DWT') with a draft of up to 120 feet. The SPM can discharge or load at rates in excess of 100,000 barrels per hour of crude oil. There are six pumps connected to the SPM, each of which can pump up to 18,000 barrels per hour from the SPM to the storage tanks. The jetty at St. Eustatius can accommodate three vessels simultaneously. The south berth of the jetty can handle vessels of up to 150,000 DWT with a draft of up to 55 feet. The north berth of the jetty can handle vessels of up to 80,000 DWT with a draft of up to 55 feet. There is also a barge loading station on the jetty. At the south and north berths of the jetty, 25,000 barrels per hour of fuel oil can be discharged or loaded. To accommodate the needs of its gasoline blending customers, the Company is constructing a monopile that can handle vessels of up to 40,000 DWT with a draft of up to 46 feet. The monopile can handle two vessels simultaneously and can discharge or load 12,000 barrels per hour of refined products. In addition, there is a floating hose station that the Company uses to load bunker fuel onto its barges for delivery to clean products customers.

     The emergency and spill response capability at St. Eustatius is supported by the Statia Alert, a barge that is capable of recovering 200 gallons per minute of oil/water mixture, and two response boats that can deploy booms and release dispersants. The St. Eustatius facility also has three tugs on time charter and owns two mooring launches, all of which are available for safe berthing of vessels calling at the terminal. The Company's customers benefit by ready access to this equipment, and the Company charges each vessel that calls at its St. Eustatius facility a fee for this capability. At St. Eustatius, the Company owns and operates the M/V Megan D. Gambarella, an emergency and spill response vessel with a book value of approximately $10 million, which is being held for sale.

     Notwithstanding periods of unusually adverse market conditions, including the backwardation that has persisted since the first quarter of 1995, the average percentage capacity leased at the St. Eustatius facility for each of the years ended 1991, 1992, 1993, 1994 and 1995 was 99%, 96%, 85%, 87%, and 91%,
respectively, and such capacity leased for each of the nine months ended September 30, 1995 and 1996 was 91% and 81%, respectively. The Company believes that this demand has been driven primarily by cost advantages associated with the location of the facility, shipping economies of scale, product blending capabilities and the availability of a full range of ancillary services including bunkering at the facility. Storage capacity at the St. Eustatius facility has grown from 2.0 million barrels of fuel oil storage in 1982 to a present capacity of 11.3 million barrels.

     The ability to blend a comprehensive range of refined products from gasoline through residual fuel oils has contributed to the Company's success in leasing the facility's tankage. The refined product tanks have generally been leased at or near full capacity on a continuous basis. Management has worked closely with residual fuel oil market participants to assist them with their blending operations by offering the brokering of product blending components and computerized blending services. STNV has a five-year (subject to renewal at the customer's discretion) contract with a major state-owned oil producer for 5.0 million barrels of dedicated crude oil storage. This storage is being used by the producer to service a number of its customers in the western hemisphere. Utilization of the terminal enables the producer to transport various grades of crude oil to markets at competitive transportation rates.

     Recognizing the strategic advantage of its location in the Caribbean, the Company delivers bunker fuel to vessels at its St. Eustatius facility. The bunkering business has evolved from offering fuels to ships at the berth to a delivery system utilizing specially modified barges which provide fuel to vessels at anchorage. The location of the terminal on the leeward side of the island, which provides natural protection for ships, generally favorable year-round weather conditions and deep navigable water at an anchorage relatively close to shore, attracts ships to the Company for their bunker fuel requirements. The bunker fuel sales operation is supported by three barges owned by the Company. These barges are used to relieve congestion at the jetty facility and also to expedite delivery of bunker fuel to vessels that are refueling and not discharging or loading cargo at the terminal and to deliver bunker fuel at adjacent islands.

     The Company recently commissioned its atmospheric distillation unit at St. Eustatius. The unit is capable of processing up to 15,000 barrels per day of feedstock ranging from condensates to heavy crude oil. This distillation unit can produce naphtha, distillate (heating oil) and residual fuel. The Company believes that the capability to process for third parties may create opportunities for the Company in its bunkering operations.

     The Company owns and operates all of the dock facilities at St. Eustatius and charges separately for the use of these facilities as well as associated services such as pilotage, tug assistance, line handling, launch service, spill response capabilities and ship service.

  Statia Terminals Point Tupper, Incorporated -- Point Tupper, Nova Scotia

     The Point Tupper terminal is located in the Strait of Canso, near Port Hawkesbury, Nova Scotia, Canada, which is 722 miles from New York City, 869 miles from Philadelphia and 2,522 miles from Mongstad Terminal in Norway. This facility operates the deepest independent ice-free marine terminal on the North American Atlantic coast, with access to the U.S. East coast, Canada and the Midwestern U.S. via the St. Lawrence Seaway and the Great Lakes system. The Point Tupper facility can accommodate substantially all of the largest fully-laden VLCCs and ULCCs vessels for loading and discharging.

     At Point Tupper, the facilities were renovated and a former oil refinery site was converted into an independent storage terminal. This work, performed primarily by a subsidiary of Chicago Bridge & Iron Company, was begun in 1992 and completed in 1994. The tanks were renovated to comply with construction standards that met or exceeded API, National Fire Prevention Association and other material industry standards.

     The Company believes that its dock at Point Tupper is one of the premier dock facilities in North America. The south berth of Point Tupper facility's dock, Berth One, can handle fully-laden vessels of up to 400,000 DWT with a draft of up to 85 feet. At Berth One, approximately 75,000 barrels per hour of crude, approximately 40,000 barrels per hour of diesel or gasoline, or 12,000 barrels per hour of fuel oil can be discharged or loaded. Berth Two can accommodate vessels of up to 80,000 DWT with drafts of up to 60 feet. At Berth Two, approximately 25,000 barrels per hour of crude, approximately 25,000 barrels per hour of diesel or gasoline, or approximately 25,000 barrels per hour of fuel oil can be discharged or loaded. Terminal liquid movement is fully automated. The Point Tupper facility can dock two vessels simultaneously. The dock facility is owned and operated by STPT, which charges separately for the use of the dock facility as well as associated services, including pilotage, tug assistance, line handling, launch service, spill response capabilities and ship services.

     The berths at the jetty at the Point Tupper facility connect to a 7.5 million barrel tank farm. The terminal has the capability of receiving and loading crude oil, refined petroleum products and certain petrochemicals.

     In compliance with STPT's safe handling procedures and Canadian laws regarding the environment, the Company owns two fully-equipped emergency and spill response vessels based in Nova Scotia one of which is located at Point Tupper. In addition to these vessels, the Company has the full capability to respond to spills on land or water with a combined spill response capability of over 2,500 metric tons at this terminal location. An additional 7,500 metric ton spill response capability is immediately available at Point Tupper by agreement through a response organization. The Company's customers benefit by ready access to the equipment. In 1995, PTMS was granted Canadian Coast Guard certification as a 'response organization' with emergency and spill response capabilities. Consequently, vessels calling in the Strait of Canso are now required to pay to PTMS a membership subscription fee for access to the services provided by the emergency and spill response organization, even if they do not dock at the Company's terminal.

     There are two truck racks at the Point Tupper facility. The north truck rack has the capability to load 550 barrels per hour of fuel oil and the south truck rack has the capability to load 550 barrels per hour of fuel oil or up to 550 barrels per hour of diesel.

     The average percentage capacity leased at the Point Tupper facility over each of the last three years ended 1993, 1994 and 1995 was 68%, 86% and 61%, respectively and such capacity leased for each of the nine months ended September 30, 1995 and 1996 was 62% and 55%, respectively. The current crude oil storage capacity is 3.6 million barrels, utilizing a total of eight tanks. The remainder of the terminal, 3.9 million barrels, is currently equipped to accommodate a variety of refined products including gasoline, gasoline blending components, distillates and fuel oil. Construction of a new 55,000 barrel butane sphere was recently completed. This sphere is one of the largest of its kind in North America and is expected to enhance the Company's gasoline blending operation.

     In 1994, STPT entered into a long-term storage contract (with two five-year renewal options at the customer's discretion) with a large oil refiner. This contract commits all of the 3.6 million barrels of current crude oil storage at the Point Tupper facility, representing approximately 48% of the terminal's total capacity. In early 1996, STPT signed a three-year contract with an international oil company to store fuel oil at Point Tupper. This company will use the storage as a base for the distribution of fuel oil to be sold into the local market via tank truck. As part of the storage agreement, STPT has secured a supply of fuel oil from the international oil company for the development of a bunkering business at Point Tupper. The remaining tanks at STPT, all presently designed for the storage of gasoline, distillates, aviation fuel and other petroleum products, are currently unleased. This unused capacity represents approximately 45% of the total terminal capacity. The severe backwardation in the petroleum products market since mid-1995 has adversely impacted the utilization of the facility.

     In the first quarter of 1996, STPT initiated the offering of bunkering services at Point Tupper. Delivery of bunker fuel at Point Tupper is initially being made to vessels at the berths.

     STPT is in the process of finalizing a land exchange agreement with the Province of Nova Scotia involving the conveyance of certain land (principally the approximately 1,296 acres comprising Lake Landrie and certain adjacent watershed lands) at the Point Tupper terminal site to the Province of Nova Scotia in exchange for the conveyance by the Province of Nova Scotia of certain unused road rights-of-way on the Company's remaining property at Point Tupper (the 'Land Swap').

  Statia Terminals Southwest, Inc. -- Brownsville, Texas.

     The Company's terminal near Brownsville, which is being held for sale, is located on a deep water port serving northeast Mexico. STSW is situated near the U.S./Mexico border, 8 miles from Matamoros, Mexico and 17 miles inland from the Gulf of Mexico, within the Port of Brownsville. The terminal handles refined petroleum products, asphalt, vegetable and fish oils, lube oils, wax and chemicals. The terminal consists of 41 tanks with an aggregate storage capacity totaling over 1.6 million barrels. Tank sizes range from 1,500 barrels to 200,000 barrels. The tanks and associated common facilities are located on several parcels of land that are leased from the Brownsville Navigation District. Four docks, owned and operated by the Brownsville Navigation District, accommodate marine vessel traffic at STSW's facility. The Brownsville facility can handle fully-laden vessels of up to 50,000 DWT. STSW uses five railroad spur lines with a total of 32 railcar spots to accommodate railroad tank cars. Most of the commodities transshipped through the Company's Brownsville facility arrive inbound by marine vessel and are subsequently loaded outbound into railcars or tank trucks primarily for shipment into Mexico.

COMPETITION AND BUSINESS CONSIDERATIONS

     The independent terminaling industry is fragmented and includes both large, well-financed companies that own many terminal locations and small companies that may own a single terminal location. The Company is a member of the ILTA, which, among other functions, publishes a directory of terminal locations of its members throughout the U.S. Customers with specific location and facility demands generally use the ILTA directory to identify the terminals in the region available for specific needs and to select the preferred providers on the basis of service, specific terminal capabilities and environmental compliance. Customers then seek competitive proposals to ultimately select the terminal retained.

     In addition to the terminals owned by independent terminal operators, many state-owned oil producers and major energy and chemical companies also own extensive terminal facilities, and these terminals often have the same capabilities as terminals owned by independent operators. While the purpose of such terminals is to serve the operations of their owners, and they do not normally offer terminaling services to third parties, these terminals occasionally are made available to the market when they have unused capacity on a short-term and irregular basis. Such terminals lack certain competitive advantages of independent operators, the most important of which is confidentiality.

     In many instances, major energy and chemical companies that own storage and terminaling facilities are also significant customers of independent terminal operators. Such companies typically have strong demand for terminals owned by independent operators when independent terminals have more cost-effective locations near key transportation links such as deep water ports. Major energy and chemical companies also need independent terminal storage when their captive storage facilities are inadequate, either because of size constraints, the nature of the stored material or specialized handling requirements.

     Independent terminal owners compete based on the location and versatility of terminals, service and price. A favorably located terminal will have access to cost-effective transportation both to and from the terminal. Possible transportation modes include waterways, railroads, roadways and pipelines.

     Terminal versatility is a function of the operator's ability to offer safe handling for a diverse group of products with potentially complex handling requirements. The primary service function provided by the terminal is the safe storage and return of all of the customer's product while maintaining product integrity. Terminals may also provide additional services, such as heating, blending, water removal, processing, assurance of the proper environmental handling procedures or vapor control to reduce evaporation.

     The Company's competitors at its primary terminals include:

ST. EUSTATIUS
                                                                                                 STORAGE CAPACITY
                                  NAME                                          LOCATION           (BARRELS)(1)
-------------------------------------------------------------------------   -----------------    ----------------
Bahamas Oil Refining Co. (BORCO)(2)......................................   Bahamas                  25,840,000
Curacao Oil Terminal(2)..................................................   Curacao, N.A.            20,750,000(3)
Refineria Isla (Curacao), S.A.(2)........................................   Curacao, N.A.            16,600,000(3)
Amerada Hess Corporation(2)..............................................   St. Lucia                12,000,000
Bonaire Petroleum Corp., N.V. (BOPEC)(2).................................   Bonaire, N.A.            10,000,000
Commonwealth Oil Refining Company (CORCO)................................   Puerto Rico               8,000,000
Wickland Oil Company.....................................................   Aruba                     5,775,000
South Riding Point Holdings, Ltd.........................................   Bahamas                   5,200,000

POINT TUPPER

                                                                                                 STORAGE CAPACITY
                                  NAME                                          LOCATION           (BARRELS)(1)
-------------------------------------------------------------------------   -----------------    ----------------

International-Matex Tank Terminals.......................................   Bayonne, NJ              12,500,000
GATX Terminals Corporation...............................................   Carteret, NJ              6,650,000
South Riding Point Holdings, Ltd.........................................   Bahamas                   5,200,000
Tosco Corporation(2).....................................................   Riverhead, NY             5,200,000
GATX Terminals Corporation...............................................   Staten Island, NY         5,000,000
Stolthaven (Santos) Ltd..................................................   Perth Amboy, NJ           2,146,000
Multiple.................................................................   NY/NJ Harbor            >35,000,000

------------------
(1) Source: Stalsby/Wilson's Petroleum Terminal Encyclopedia Eighth Edition.

(2) Captive terminal. See 'Industry.'

(3) The Company believes such storage capacity to be less than fully useable.

CUSTOMERS

     The Company's customers include state-owned oil producers, integrated oil companies and traders. The Company presently has one significant long-term contract at St. Eustatius, which is a five-year contract (with a five-year renewal option at the customer's discretion) with a state-owned oil producer which became effective in early 1995. This throughput and storage contract commits all the St. Eustatius facility's current crude oil storage to such customer, which represents approximately 44% of the terminal's total capacity and 6.4% of the 1995 revenues of the Company, with an additional 10.1% of the 1995 revenues of the Company being derived from parties unaffiliated with such customer but generated by the movement of such customer's products through the St. Eustatius terminal.

     STPT has signed a five-year contract with two five-year renewal options (at the customer's discretion) with a major refiner. This contract, which became effective on August 1994 and commits approximately 48% of the present tank capacity at Point Tupper, represented approximately 4.8% of the 1995 revenues of the Company.

     No other customer accounted for more than 5% of the 1995 revenues of the Company.

SUPPLIERS

     The Company presently has a supply contract at St. Eustatius, which became effective in 1992 and expires December 31, 1997, with a major state-owned oil producer. This contract provides the Company with the majority of the fuel oil necessary to support its bunkering operations. The Company obtains the balance of its fuel oil from various sources. Fuel oil and other supplies necessary for its bunkering operations are obtained from various sources and are readily available.

ENVIRONMENTAL, HEALTH AND SAFETY MATTERS


     St. Eustatius

     In the past, the St. Eustatius terminal has not been subject to significant environmental, health and safety regulations ('Environmental Laws'), and health, safety and environmental audits have not been required by law. To date, only water emissions monitoring has been undertaken when treated water is released into the ocean. There are no environmental or health and safety permits required for the St. Eustatius terminal except under the St. Eustatius Nuisance Ordinance. In February 1996, the Company submitted an application for a license to the Executive Council of St. Eustatius pursuant to the St. Eustatius Nuisance Ordinance. The license will establish certain environmental standards for operation of the facility, including limits on and monitoring of air emissions and waste-water discharges, establishment of a waste-water treatment system, standards for above-ground storage tanks and tank pits, as well as reporting and clean-up of any soil pollution and site security measures. The draft license submitted with the application will be subject to public review and comment. The Company cannot predict when or in what form the final license may be issued; however, based on available information, the Company believes it will be able to comply with the final license requirements and that compliance should not require significant additional capital costs, except for security fencing. On and offsite disposal and storage of hazardous waste materials have been executed under the supervision of the terminal management. STNV has had twelve recorded spills in the last three years, two of which were on land and ten at sea, and the largest of which was approximately 20 tons of diesel fuel at sea. All of these spills were reported to the appropriate environmental authorities and have not resulted in any citations for violations of law by such authorities. All such spills have been remediated by the Company. Three government safety inspections have been performed in the last year with no citations issued. In connection with the Transaction, in June 1996 a Phase I and a limited Phase II environmental site assessment were conducted on the St. Eustatius terminal. The scope of the limited Phase II assessment included soil sampling and testing in certain selected areas. In none of the areas tested were contaminants found at levels that would require clean up under regulations presently in effect in St. Eustatius.

     Point Tupper

     The Point Tupper terminal is subject to a variety of Environmental Laws administered by the Canadian federal government and Nova Scotia Department of Environment (the 'NSDOE'). While air emission monitoring is not required by the NSDOE, surface water discharge outfall and groundwater monitoring are required and are performed on a routine basis in accordance with current requirements of the NSDOE with records available on site for the NSDOE to review. All of the requisite environmental permits are in place. The principal permit is the Industrial Waste Treatment Works Permit issued by the NSDOE in 1992. No health and safety permits are required. STPT has had six land and eleven marine oil spills in the last three years, the largest of which was approximately 250 tons of crude oil spilled on land, all of which have been reported and remediated to the satisfaction of the applicable agencies. Past uses of the facility by others, including its past operation by others as an oil refinery, have resulted in certain on-site areas of known and potential contamination, as described below. Under the Environmental Laws, the Company as the owner and operator of the facility can be held liable for remediation of, and damages arising from, these conditions. In connection with the Transactions, in June 1996, a Phase I and a limited Phase II environmental site assessment were conducted on the Point Tupper terminal. The scope of the limited Phase II assessment included surface water and groundwater sampling and testing in certain selected areas of the terminal property and a field investigation on the property involving the excavation of 21 test pits. These activities included the collection of soil and groundwater samples and the analysis of those samples for petroleum hydrocarbons and other potential contaminants. Based on available information there is evidence of environmental contamination associated with certain areas of the property (some of which result from the past operation of the facility by others as a refinery) including a former sludge and waste disposal area, an interceptor settling pond, a pump station, former lead blending tanks, and a portion of the South Tank Farm. Certain terminal operations also have been identified as requiring upgrading or remediation to meet existing environmental laws, including, among other matters, an oil-water separator required to process facility run-off, underground storage tanks that must be removed, possible upgrading of containment areas for above-ground storage tanks, additional spill containment and emergency response equipment, capacity to treat ballast water, as required, and the presence of friable asbestos that must be removed from certain areas of the terminal. The Company plans to undertake in accordance with Environmental Laws the necessary investigations, remediation and upgrading to address these matters. With respect to environmental liabilities and compliance costs at Point Tupper, Praxair has agreed to pay the costs of the following (translations of Canadian dollars into U.S. dollars are calculated using an exchange rate of Cdn. $1.00 to U.S. $.7406 as of November 29, 1996 as published in the Wall Street Journal on December 2, 1996):

          (i) removal of friable asbestos up to Cdn. $452,000 (U.S. $334,751) (which is one-half of the approximate amount that the Company estimates would be required to remove all asbestos, if that should be necessary);

          (ii) removal under applicable Environmental Laws of up to nineteen underground storage tanks that either are presently in use or were in use in the past and believed to be present at the facility and the related redesign and installation of containment systems at pump stations where certain of such tanks are to be removed up to an amount of Cdn. $221,000 (U.S. $163,673) (the company estimates that such removal and redesign and installation will cost approximately that amount), and any remediation of contamination resulting from such tanks, the entire cost of which Praxair has agreed to pay;

          (iii) the removal and proper disposal of between 500 and 1,000 tons of petroleum sludge stored in one of the bays of the API oil/water separator up to Cdn. $467,500 (U.S. $346,231) (the Company estimates that such removal and disposal will cost approximately that amount);

          (iv) upgrading of the API oil/water separator up to Cdn. $3,000,000 (U.S. $2,221,800) to bring it into compliance with certain NSDOE requirements (the Company estimates the API separator upgrading will cost approximately that amount);

          (v) the investigation of numerous sludge pits and a waste disposal site located on the eastern portion of the facility property in the general vicinity of Landrie Lake, a drinking water source for the area, in an amount up to Cdn. $19,000 (U.S. $14,071) (for such investigation) and any required remediation, the entire cost of which Praxair has agreed to pay; and

          (vi) the survey, testing and other investigation of the above-ground storage tank containment areas (including compound floors and dikes) to determine whether such containment areas meet applicable Environmental Laws, up to Cdn. $69,000 (U.S. $51,101), and, if necessary, bringing the containment areas into compliance with such requirements, the entire cost of which Praxair has agreed to pay.

     The Company has also identified additional environmental costs of approximately U.S. $1 million which are not covered by the Praxair agreement. These costs represent pre-emptive capital improvements designed to mitigate or prevent future environmental exposures and improve the overall safety of the Company's facilities. The Company believes that the agreement by Praxair to pay the above-listed costs includes most of the significant and immediate known environmental liabilities associated with the Point Tupper facility, and that the amount agreed to for specific items is reasonable. However, there can be no assurance that environmental liabilities under existing or future environmental laws beyond the scope of the Praxair agreement will not be material. In addition, there can be no assurances that the Company will not be required to incur expenses before Praxair pays amounts for which it ultimately would be responsible.

     Brownsville

     The Brownsville terminal (which is being held for sale) is subject to Environmental Laws and the Company is in material compliance with and not subject to any material liability under any such Environmental Laws. Since 1993, internal environmental compliance audits have been performed annually by the Company with the assistance of safety and environmental consultants. Disposal of hazardous materials on and offsite has been executed with the approval of the Texas Natural Resource Conservation Commission ('TNRCC'). The Brownsville terminal has had two land and one marine oil spills in the last three years, all of which were reported and remediated to the satisfaction of the appropriate agency. The largest spill at Brownsville in the last three years was approximately 150 tons of lube oil on land. No governmental health or safety citations for violations of Environmental Laws have been issued in the last three years. In connection with the Transactions, in June 1996 an Environmental Site Assessment, including limited soil, surface water and groundwater sampling and testing, was undertaken at the Brownsville terminal. The purpose of the assessment was to review and assess terminal operations and environmental conditions at the terminal property that could constitute noncompliance with or result in remediation costs under Environmental Laws. The assessment concluded that limited areas of soil contamination exist on the property but that no significant environmental noncompliance or liability issues were associated with the facility. Nevertheless, the Company has undertaken to remediate the areas of limited soil contamination and remedy the noncompliance matters. Based on the information available to the Company, the cost of these items is not expected to be material.

LEGAL PROCEEDINGS

     Global Petroleum Corp. ('Global') brought an action against an affiliate of the Company in December of 1993 in the Supreme Court of Nova Scotia seeking the release of certain petroleum products owned by Global that the Company was holding to secure the payment of certain invoices. Global secured the release of the products by posting a $2 million bond. Global claims damages of $1.2 million for breach of contract and such affiliate of the Company counterclaimed for breach of contract and payment of the approximately $2 million of unpaid invoices for product storage and other services.

     In April 1995, Global, Scotia Synfuels Limited and their related companies brought suit against CBI Industries, Inc. and certain affiliates of the Company in the Supreme Court of Nova Scotia alleging damages in the amount of $100 million resulting from misrepresentation, fraud and breach of fiduciary duty associated with the reactivation of the Point Tupper facility and the sale of their shares in STPT to an affiliate of the Company and CBI. This suit has been stayed until the conclusion of the action discussed in the preceding paragraph.

     In May 1994, the U.S. Department of Justice brought an action in the U.S. District Court for the District of Virgin Islands against Statia Terminals Inc. and STNV for $3.6 million of pollution clean up costs in connection with the discharge of oil into the territorial waters of the U.S. Virgin Islands and Puerto Rico by a barge (not owned or leased by the Company or any of its affiliates) that had been loaded at St. Eustatius. The Company is presently disputing the U.S. District Court's jurisdiction over STNV.

     The Company believes the allegations made in these proceedings are without merit; therefore, the Company intends to vigorously contest these claims. The Company is indemnified against damages relating to the foregoing proceedings by Praxair in accordance with the Stock Purchase Agreement. While no estimate can reasonably be made of any ultimate liability at this time, the Company believes the final outcome of these proceedings will not have a material adverse effect on the Company's business, financial condition or results of operations.

     In November 1996, Richard D. Gooley, a former executive officer of the Company, brought suit against the Company and others for breach of contract and related actions in the 17th Judicial Circuit in and for Broward County, Florida. The Company believes the ultimate outcome of these proceedings will not have a material adverse effect on the Company's business, financial condition or results of operations and intends to vigorously defend such action.

     The Company is involved in various other claims and litigation arising from the ordinary conduct of its business. Based upon analysis of legal matters and discussions with legal counsel, the Company believes that the ultimate outcome of these matters will not have a material adverse impact on the Company's business, financial condition or results of operations.

EMPLOYEES


     As of September 30, 1996, excluding contract labor, the Company employed 237 people. Seventy employees are located in the U.S., 106 on St. Eustatius, 60 at Point Tupper and one in Mexico. The local unions at both the St. Eustatius and Point Tupper facilities have been in existence since 1994. The Company believes that its relationships with its employees are good.

     At STNV, the majority of the hourly workers are represented by the Windward Islands Federation of Labor ('WIFOL'). Due to the failure of STNV and WIFOL to conclude discussions regarding proposed changes to the agreement with WIFOL that expired on May 31, 1996, the terms of such agreement have been extended through May 31, 1997, with discussions continuing. There are separate ongoing discussions between STNV management and a select group of supervisory and office personnel at STNV regarding their organization into a collective bargaining group. The parties are presently engaged in mediation.

     The Communications, Energy and Paperworkers Union ('CEPU') represents a portion of Point Tupper's hourly work force. During 1995, STPT and CEPU signed a new three-year agreement that will expire on September 30, 1998. STPT has experienced two minor work stoppages in the last three years. In April 1994, employees stopped working for approximately one-half of a day to protest safety conditions at the facility. The following April, electricians picketed for approximately two hours to protest the employment of non-union workers on one project. Most of the workers at the facility were unaffected by the activity.

INSURANCE

     Upon closing of the Transactions, the Company had property insurance covering damage to its real and personal property located at its three terminals and administrative offices. The property loss limit at Point Tupper is $150 million with a $0.1 million deductible. The combined loss limit for St. Eustatius and Brownsville is $150 million with a $0.1 million deductible except for a loss limit of $100 million for catastrophic loss (wind, flood, earthquake, etc.) at St. Eustatius with a $.5 million deductible for catastrophic loss. The Company carries various layers of liability coverage of up to $200 million with a deductible of $0.25 million. The Company carries $28.3 million of coverage on the SPM system at St. Eustatius with a $0.25 million deductible, and coverage up to scheduled values for damage to its marine vessels with a $50,000 deductible. Finally, upon consummation of the Transactions, the Company carried other insurance customary in the industry. The Company does not have, and does not plan to carry, business interruption insurance.

     Incurred but unreported liabilities prior to the consummation of the Transactions either will be covered by the Company's new insurance policies or by Praxair pursuant to the Stock Purchase Agreement, subject to certain exceptions.

                                   MANAGEMENT

MANAGING DIRECTORS/DIRECTORS AND EXECUTIVE OFFICERS

     Managing Directors and Directors, as the case may be, of the Issuers are elected annually by their shareholders to serve during the ensuing year or until a successor is duly elected and qualified. Executive officers of the Issuers are duly elected by their respective Board of Managing Directors/Directors to serve until their respective successors are elected and qualified.

     The following table sets forth certain information with respect to the managing directors and executive officers of Statia.

                   NAME                       AGE                    POSITION
-------------------------------------------   ---   -------------------------------------------
James G. Cameron...........................   50    Managing Director
John K. Castle.............................   55    Managing Director
David B. Pittaway..........................   45    Managing Director
Justin B. Wender...........................   27    Managing Director
Jack R. Pine...............................   57    Secretary
James F. Brenner...........................   38    Vice President and Treasurer

     The following table sets forth certain information with respect to the directors and executive officers of Statia Canada.

                   NAME                       AGE                    POSITION
-------------------------------------------   ---   -------------------------------------------
James G. Cameron...........................   50    Director
Clarence W. Brown..........................   47    Director
Paul R. Crissman...........................   40    Director and President
James F. Brenner...........................   38    Vice President Finance
Jack R. Pine...............................   57    Secretary

     James G. Cameron. Mr. Cameron has been with Statia Terminals, Inc., an affiliate of the Company ('STI'), since 1981. From 1981 to 1984, Mr. Cameron served as Vice President, Engineering & Operations, during which time he served as the Project Manager spearheading the design and construction of the St. Eustatius terminal facility. Mr. Cameron was promoted in 1984 to Executive Vice President and Chief Operating Officer. Since being named President and Chief Executive Officer of STI in 1993, Mr. Cameron has served on the Boards of Directors of Tankstore, a joint venture company among Chicago Bridge & Iron Company, GATX Corporation and Paktank International B.V., and Petroterminal de Panama, representing CBI's ownership in the pipeline traversing the isthmus of Panama. His prior experience in the petroleum industry dates back to 1969 when he joined Cities Service Company as a marine engineer. Mr. Cameron subsequently joined Pakhoed USA, Inc., where he served in a variety of positions including Project Engineer, Manager of Engineering & Construction, Maintenance Manager and Terminal Manager, including the management of Paktank's largest facility in Deer Park, Texas. Mr. Cameron holds a B.S. degree in Marine Engineering.

     Jack R. Pine. Mr. Pine has been involved with the legal affairs of the Company and its affiliates since their inception and was formally transferred to STI from CBI Industries, Inc. on May 1, 1996. He has over 26 years of combined experience with Liquid Carbonic Industries Corporation and CBI. Mr. Pine joined the legal staff of CBI in 1974 as Assistant Counsel and was appointed Associate General Counsel in 1984. Prior to joining CBI, Mr. Pine was engaged in the private practice of law. Mr. Pine holds a B.S. degree in Physics and a J.D. degree.

     James F. Brenner. Mr. Brenner joined STI in December, 1992, as its Controller, and was promoted to his present position in July, 1993. Immediately prior to joining STI, he served three years as Vice President, Finance and Chief Financial Officer of Margo Nursery Farms Inc. a publicly traded agribusiness firm with European and Latin American operations. From 1986 to 1990, Mr. Brenner was Treasurer of Latin American Agribusiness Development Corp., a company providing debt and equity financing to agribusinesses throughout Latin America. His duties included serving as Managing Director for several of its corporate investments. From 1981 to 1986, Mr. Brenner held various positions with the international accounting firm of Price Waterhouse LLP Mr. Brenner is a licensed Certified Public Accountant in Florida. He holds an M.S. degree in Accounting.

     John K. Castle. Mr. Castle has been a Managing Director/Director of the Issuers since September 1996. Mr. Castle is Chairman and Chief Executive Officer of Branford Castle, Inc., an investment company formed in 1986. Since 1987, Mr. Castle has been Chairman of Castle Harlan, Inc., a private merchant bank in New York City, and General Partner of Legend Capital Group, L.P., a private buyout fund. Mr. Castle is Chief Executive Officer of Castle Harlan Partners II, G.P. Inc., the general partner of the general partner of Castle Harlan Partners II, L.P., the Company's controlling stockholder. Immediately prior to forming Branford Castle, Inc. in 1986, Mr. Castle was President and Chief Executive Officer and a director of Donaldson Lufkin & Jenrette, Inc., which he joined in 1965. Mr. Castle is a director of UNC, Inc., Sealed Air Corporation and Morton's Restaurant Group, Inc. He is a trustee of the New York Medical College (for 11 years he was Chairman of the Board), a member of The New York and Presbyterian Hospitals, Inc.'s Board of Trustees, a member of the Board of the Whitehead Institute for Biomedical Research, a member of the Corporation of the Massachusetts Institute of Technology and has served as a director of The Equitable Life Assurance Society of the United States.

     Paul R. Crissman. Mr. Crissman joined STNV in 1984 and has held safety, environmental, and operational management positions at the Company's terminal facilities. Mr. Crissman became Terminal Manager of Statia Canada's facility near Port Hawkesbury, Nova Scotia, in 1992. Prior to joining STNV, Mr. Crissman was employed for approximately four years in various positions with Paktank, a terminalling company with a facility in the Houston, Texas, area. In December,

1996, Mr. Crissman was appointed to his present positions as a Director and President of Statia Canada and as a Managing Director of STNV.

     Clarence W. Brown. Mr. Brown joined STNV in 1993 as Administrative Manager and was appointed Terminal Manager of STNV's facility at St. Eustatius, Netherlands Antilles, in early 1996. In December, 1996, Mr. Brown was elected to his present positions as a Director of Statia Canada and a Managing Director of STNV. Prior to joining STNV, he held various management positions at the Amerada Hess Corporation facility on St. Lucia, including General Manager of the facility, and has more than 16 years of experience in the marine terminal industry. Mr. Brown holds a B.S. degree in Accounting.

     David B. Pittaway. Mr. Pittaway has been a Managing Director/Director of the Issuers since September 1996. Mr. Pittaway has been Vice President and Secretary of Castle Harlan, Inc. a private merchant bank in New York City, since February 1987 and Managing Director since February 1992. Mr. Pittaway is an executive officer of Castle Harlan Partners II, G.P. Inc., the general partner of the general partner of Castle Harlan Partners II, L.P., the Company's controlling shareholder. Mr. Pittaway has been Vice President and Secretary of Branford Castle, Inc., an investment company, since October 1986; Vice President, Chief Financial Officer and a director of Branford Chain, Inc., a marine wholesale company, since June 1987; a director of Morton's Restaurant Group, Inc. (formerly known as Quantum Restaurant Group, Inc.), a public restaurant company, since December 1988; and a director of McCormick & Schmick Holding Corp., a privately-held restaurant holding company, since June 1994. Prior to 1987, Mr. Pittaway was Vice President of Strategic Planning and Assistant to the President of Donaldson Lufkin & Jenrette, Inc.

     Justin B. Wender. Mr. Wender has been a Managing Director/Director of the Issuers since September 1996. Since 1993, he has been employed by Castle Harlan, Inc. He currently serves as Vice President. From 1991 to 1993, Mr. Wender worked in the Investment Banking Group of Merrill Lynch & Co. He is a board member of MAG Aerospace Industries, Inc.

ADDITIONAL MANAGING DIRECTORS/DIRECTORS

     In October 1996, the Issuers extended invitations to Admiral James L. Holloway III, U.S.N. (Ret.) and Francis Jungers to join the Boards of Managing Directors/Directors of the Issuers. Admiral Holloway and Mr. Jungers have accepted the Issuers' invitation to become members of the Boards of Managing Directors/Directors of the Issuers.

     Admiral James L. Holloway III, U.S.N. (Ret.), 73. Adm. Holloway has been President of the Naval Historical Foundation, a national naval historic preservation, since 1982. Recently, he was a Commissioner on Merchant Marine and Defense. Previously, he was President of the Council of American-Flag Ship

Operators, national trade association representing owners and operators of U.S. flag vessels, from August 1981 through 1989. Adm. Holloway was Admiral in the U.S. Navy and Chief of Naval Operations prior to his retirement in 1978.

     Francis Jungers, 69. Mr. Jungers is a private investor and business consultant in Portland, Oregon. Mr. Jungers has been a consultant since January 1, 1978. From 1973 to 1978, he was Chairman and Chief Executive Officer of Arabian American Oil Company which is the largest producer of crude and liquified gas in the world and holds the concession for all of Saudi Arabia's oil production. Mr. Jungers is a director of Dual Drilling Company, Georgia Pacific Corporation, Star Technologies, Inc., Thermo Ecotek Corporation, Thermo Electron Corporation, ThermoQuest Corporation, Pacific Rehabilitation & Sports Medicine, Inc., Donaldson, Lufkin & Jenrette, Inc., The AES Corporation and ESCO Corporation. Mr. Jungers is also Chairman of the Advisory Board of Common Sense Partners, L.P., a hedge fund.

     Castle Harlan may, from time to time, elect additional managing directors/directors.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or accrued for the year ended December 31, 1995 for the President and Chairman of the Company and each of the three other most highly compensated executive officers of the Company.

                                                                                       LONG TERM COMPENSATION AWARDS
                                                                               ----------------------------------------------
                                                                                                SECURITIES
                                                     ANNUAL COMPENSATION        RESTRICTED      UNDERLYING        ALL OTHER
                                                   ------------------------    STOCK AWARDS    OPTIONS/SARS     COMPENSATIONS
NAME AND PRINCIPAL POSITION(1)             YEAR    SALARY($)    BONUS($)(2)     ($)(3)(4)      (#SHARES)(5)        ($)(6)
----------------------------------------   ----    ---------    -----------    ------------    -------------    -------------
James G. Cameron .......................   1995    $ 200,000     $ 110,781       $ 78,594          13,000          $77,125
President and Chairman                     1994      185,000        --             71,750          10,000           54,569
                                           1993      160,469         9,000         60,750           4,000           70,135
Thomas M. Thompson, Jr. ................   1995      162,200        20,150         35,366           5,200           15,205
Executive Vice President                   1994      149,345        37,820         30,750           4,500           23,466
                                           1993      134,888         3,750         --              --               25,331
Robert R. Russo ........................   1995      143,749        17,500         35,366           5,200           14,572
Senior Vice President                      1994      125,004        30,500         30,750           4,500           19,641
                                           1993      109,652        --             --              --               20,630
Richard D. Gooley(7) ...................   1995      122,884        18,750         27,633          --               --
Senior Vice President                      1994       --            --             --              --               --
                                           1993       --            --             --              --               --

---------------

(1) James G. Cameron became President and Chairman of Statia Terminals, Inc. in July 27, 1993, Thomas M. Thompson, Jr. became Executive Vice President on May 6, 1996, Robert R. Russo became Senior Vice President on May 6, 1996 and Richard D. Gooley became Senior Vice President on May 6, 1996.

(2) This column contains the amounts that were earned in the stated year and paid in the following year pursuant to annual incentive bonus opportunities.

    In 1995, Mr. Cameron received his 1994 bonus of $90,781 and was paid his 1995 bonus of $20,000.

(3) Amounts earned in 1995 (but awarded in 1996) were pursuant to the CBI 1994 Restricted Stock Award Plan and reflects restricted stock earned pursuant to 50% of the target awards granted in 1995 for which performance is measured at the end of 1995. Restrictions on these shares expire January 1, 2000 or with a change in control (such change took place in December, 1995) these shares were paid out in early 1996.

(4) Restricted Stock Awards are valued at the closing price on the date of grant. Participants receive dividends on the Restricted Stock reported in this column. The number and value of the aggregate restricted stock holdings at the end of the last completed fiscal year, based on the New York Stock Exchange composite closing price of $32.625 per share on December 31, 1995, for each named executive officer are: James G. Cameron, 8,770, $286,121; Thomas M. Thompson, Jr., 4,079, $133,077; Robert R. Russo, 2,504, $81,693
    and Richard D. Gooley, $27,633.

(5) Represents options to purchase CBI common stock awarded under the CBI Stock Option Plan. Such options were purchased from Messrs. Cameron, Thompson and Russo in the first quarter of 1996 in connection with the purchase of CBI by Praxair for a net price of approximately $166,250 to Mr. Cameron, $57,787 to Mr. Russo and $57,787 to Mr. Thompson.

(6) The compensation reported represents (a) contributions pursuant to the CBI Salaried Employee Stock Ownership Plan (1987) (the 'ESOP') for shares allocated to the executive officer's account, (b) the cost of stock allocated in the form of units to each executive officer's account in an irrevocable trust under the CBI Benefit Restoration Plan for allocations pursuant to the ESOP which otherwise exceed the maximum limit imposed upon such plan by the Internal Revenue Code (the 'Code'), and (c) the dollar value of split-dollar life insurance benefits. Those three amounts, expressed in the same order identified above, for each

                                              (Footnotes continued on next page)

(Footnotes continued from previous page) named officer are as follows: James G. Cameron, $15,206, $11,130, $50,789; Thomas M. Thompson, Jr., $15,205, $0, $0; Robert R. Russo, $14,572, $0, $0;
    and Richard D. Gooley, $0, $0, $0.

(7) Resigned effective November 8, 1996.

RESTRICTED STOCK AWARDS

     Prior to the Acquisition, an aggregate of $3 million in STNV restricted preferred stock was awarded to James G. Cameron, James F. Brenner, and Jack R. Pine and certain other officers of subsidiaries of the Issuers (each hereinafter a 'recipient'), subject to a specified restriction period which commenced on the date of the award, and other conditions set forth in the restricted stock award agreement between STNV and the recipient of such stock. Each such recipient has surrendered and in consideration for such surrender received a unit consisting of shares of Parent common stock and Series E Preferred Stock for each of his shares of such STNV preferred stock, with an aggregate value equal to the share of STNV preferred stock surrendered therefor, and subject to substantially similar restrictions and conditions, which has been set forth in a restricted unit award agreement between the Parent and such recipient. Prior to the expiration of the restriction period, recipients may not sell, transfer, pledge, assign, encumber or otherwise dispose of their units; however, during the restriction period, the recipient of a unit shall have all voting and dividend rights, if any, with respect to the stock comprising such restricted unit. In general, the restriction period shall lapse on the earliest of the second anniversary of the date of the consummation of the Initial Offering or the recipient's death, disability or retirement (after attaining both a specified period of time of continuous service with the Company and a specified age), or a 'change in control' (as defined in the award agreement; for purposes of this paragraph, a 'change in control') of the Parent or the Company. A recipient's restricted units shall generally be forfeited upon the recipient's termination of employment with the Company for any reason other than his death, disability, or retirement or under certain other circumstances, subject to the Parent's discretion to waive all or part of such forfeiture or permit another recipient to purchase all or a portion of the terminating recipient's units at their then-current fair market value (which transferred units shall thereafter be subject to the restrictions and conditions set forth in the transferee's restricted unit award agreement). Upon expiration or lapse of the restriction period, shares of Parent stock represented by the unit will be delivered to the recipient free of the above-mentioned restrictions. At any time within a specified period of time following the award of restricted units to a recipient, the recipient may instruct the Parent to defer irrevocably delivery of all or a portion of the shares of stock comprising such unit, in accordance with his restricted unit award agreement. Upon such an election, the recipient shall have a right to receive the stock with respect to which such election is made (together with dividend equivalents thereon), following expiration of the restriction period, upon the earlier to occur of termination, if applicable, of his employment with the Company and a change in control.

     In addition, certain employees of the Issuers and its subsidiaries participate in a restricted stock award program with terms substantially similar to those described in the preceding paragraph.

EMPLOYMENT AGREEMENTS

     In connection with the transaction, the Parent and STI Inc. have entered into employment agreements with James G. Cameron, James F. Brenner, and Jack R. Pine. These agreements provide for an annual base salary which is subject to review at least annually. Messrs. Cameron, Brenner and Pine are entitled to an annual base salary of $215,000, $81,268 and $115,700, respectively. These agreements also provide for an annual cash incentive bonus to be awarded based on the difference between a target EBITDA and actual EBITDA. The employment agreements with Mr. Cameron continues until December 31, 2001 and is renewable for successive three-year periods thereafter. The employment agreements with Messrs. Brenner and Pine continue until December 31, 1999 and are renewable for successive two-year periods thereafter. Additional benefits include participation in an executive life insurance plan as well as various employee benefit plans. In the event that Statia Terminals, Inc. terminates any such employment agreement without substantial cause or the employee terminates for good reason (as such terms are defined in each such employment agreement), the employee shall be entitled to his current medical and dental benefits and his current compensation for the greater of twelve months and the remaining portion of the term of such employment agreement payable in monthly installments for such period plus a pro rated portion of such employee's bonus compensation for the year of termination only payable as and when ordinarily determined for such year.

                               SECURITY OWNERSHIP

     The following table sets forth certain information with respect to (i) each person that is a beneficial owner of more than 5% of the outstanding shares of the common stock of Issuers, (ii) each managing director/director and executive officer of the Issuers and (iii) all managing directors/directors and officers of the Issuers as a group. Options that are exercisable within 60 days are reflected in the following table as if they had been exercised. Unless otherwise indicated, the number of shares and percentages set forth below are common stock of the Parent and the address is the principal office of the Company.


           MANAGING DIRECTORS, NAMED OFFICERS AND 5% BENEFICIAL OWNERS              NUMBER OF SHARES    PERCENTAGE
---------------------------------------------------------------------------------   ----------------    ----------
Statia Terminals Group N.V.(1)...................................................          6,000            100%
James G. Cameron.................................................................          1,179            2.9%
Jack R. Pine.....................................................................            451            1.1%
James F. Brenner.................................................................            310             .8%
John K. Castle(2) ...............................................................         33,506           81.8%
  c/o Castle Harlan, Inc.
  150 East 58th Street
  New York, NY 10155
Paul R. Crissman.................................................................             29            .07%
Clarence W. Brown................................................................             30            .07%
David B. Pittaway................................................................            200             .5%
Justin B. Wender.................................................................             10            .02%
All Officers and Directors(3)....................................................         35,506           86.6%
Castle Harlan Partners II L.P. and affiliates(2)(3) .............................       33,336.1           81.3%
  c/o Castle Harlan, Inc.
  150 East 58th Street
  New York, NY 10155


---------------

(1) Number of shares and percentage are of common stock of Statia.

(2) CHPII is the controlling stockholder of Parent and therefore may be deemed to be the beneficial owner of the shares owned by Parent. John K. Castle is the controlling shareholder of the general partner of the general partner of CHPII and may therefore be deemed to be the beneficial owner of shares beneficially owned by CHPII and its affiliates. Mr. Castle disclaims beneficial ownership of the shares owned by CHPII and its affiliates other than such shares that represent his pro rata partnership interests in CHPII and its affiliates.


(3) Includes affiliates of CHPII with positions of less than 5% of common stock of the Parent in each case.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As part of the Acquisition, Parent has entered into a management agreement with Castle Harlan providing for the payment to Castle Harlan, subject to certain conditions, of an annual management fee of $1,350,000 for investment banking, advisory and strategic planning services. In the event the net proceeds from the sale of the Brownsville facility and a certain asset of Parent exceed a specified threshhold, Castle Harlan may be entitled to an additional payment of up to $1 million. Under the Indenture, dividends from the Company to Parent to permit Parent to pay Castle Harlan's annual management fee and a dividend of the net proceeds of the sale of the Brownsville facility are excepted from the limitation on Restricted Payments so long as no Default or Event of Default exists. See 'Description of Notes--Certain Covenants--Limitations on Restricted Payments.'

     Pursuant to an agreement between CHPII and a consultant relating to the structuring of the Transactions, the consultant received from the Company upon consummation of the Transactions an advisory fee (payable to the consultant who in turn paid a portion of such fee to certain entities/persons which provided services to the consultant) of $2,500,000 in cash and 1,500 shares of Series E Preferred Stock and 1,500 shares of common stock of Parent. The consultant is also a party to an agreement with Statia Terminals N.V. dated as of January 1, 1993 pursuant to which the consultant renders certain advisory and consulting services to the Company and is compensated therefor.

     The stockholders of Parent have entered into a stockholders' agreement which governs certain relationships among, and contains certain rights and obligations of, the stockholders of Parent. The stockholders' agreement, among other things, (i) limits the ability of the stockholders to transfer their shares in Parent except in certain permitted transfers as defined therein; (ii) provides for a right of first refusal; (iii) provides for certain tag-along obligations and certain bring-along rights; (iv) provides for put and call rights relating to stock held by certain management stockholders; (v) provides for certain registration rights; and (vi) provides for certain pre-emptive rights.

     The stockholders' agreement provides that the parties thereto must vote their shares to elect a Board of Managing Directors of Parent who will be nominated by CHPII and one of whom will be nominated by the management stockholders.

      Pursuant to the stockholders' agreement, the stockholders granted each other 'tag-along' rights under which all stockholders have the option of participating in certain sales of common stock and Series E Preferred Stock by a selling stockholder (other than sales to affiliates of each stockholder and distributions by CHPII to its partners) at the same price and other terms as the selling stockholder. In addition, all stockholders have granted to the majority holders the right, in certain circumstances, to sell their common stock and Series E Preferred Stock in a sale of all common stock and Series E Preferred Stock to a third party. Any such sale shall be in an arms' length transaction with an unaffiliated bona fide third party purchaser in which all consideration payable to holders of common stock and Series E Preferred Stock will be distributed pro rata on the basis of each holder's stock ownership.


     Pursuant to the stockholders' agreement, the holders of the shares are entitled to certain rights with respect to registration under the Securities Act of certain shares held by them including, in the case of CHPII, certain demand registration rights. The stockholders' agreement also provides for certain preemptive rights as well as certain put and call rights. Subject to certain conditions, the preemptive rights grant the right to purchase shares in a share issuance of the Parent and the put and call rights will enable certain management stockholders in certain circumstances following termination of their employment and subject to certain limitations to cause the Parent to purchase their shares at a certain price or for the Company to require management stockholders to sell their shares to the Company in certain circumstances following termination of their employment. Under the Indenture, dividends from the Company to Parent to permit Parent to pay the purchase price of shares purchased from management stockholders are excepted from the limitation on Restricted Payments up to a specified amount so long as no Default or Event of Default exists. See 'Description of Notes--Certain Covenants--Limitations on Restricted Payments.'

     The stockholders' agreement provides that it shall terminate upon certain events, including sale of the Parent pursuant to the 'bring-along' rights as described above. If not terminated earlier, the stockholders' agreement shall terminate on its tenth anniversary. Unless the stockholders' agreement has been terminated, any transferee of common stock or Series E Preferred Stock shall be bound by its terms and shall become a party thereto.

     In addition to the foregoing, Parent and the stockholders of Parent have entered into the Preferred Stock Agreements which govern certain relationships among, and contain certain rights and obligations of stockholders of Parent as well as certain obligations of Parent and certain remedies related thereto. The Preferred Stock Agreements, among other things, (i) limit the rights of certain stockholders to receive dividends; (ii) limit the stated capital of Parent;
(iii) limit the business, assets and liabilities of Parent; (iv) limit Parent's ability to merge, consolidate or transfer all or substantially all of its assets; (v) limit certain restricted payments of Parent; (vi) limit, under certain circumstances, the right of Castle Harlan to receive its management fee in cash; (vii) limit transactions with affiliates; (viii) limit the right of Parent to issue certain equity securities; (ix) limit the right of Parent and the Company to take certain actions which affect the ability of Parent to redeem, repurchase or make payments with respect to Parent preferred stock; (x) limit the right of the Company to amend or modify the Indenture (other than an amendment or modification that can be effected without the consent of the Holders of the Notes) and certain other documents; (xi) limit, under certain circumstances, the ability of Parent to purchase, redeem, defease or retire the Notes; (xii) require Parent to take reasonable efforts to redeem the Series B Preferred Stock; (xiii) require Parent to provide certain information to the holders of the preferred stock; and (xiv) limit certain modifications of the Preferred Stock Agreements.

                    DESCRIPTION OF NEW BANK CREDIT FACILITY


     The Company has entered into loan and security agreements with a Canadian financial institution and a U.S. financial institution that are affiliated with each other, respectively (collectively the 'Lenders'), pursuant to which each of the Lenders is providing to the Company and its subsidiaries revolving credit facilities (collectively the 'New Bank Credit Facility'). Subject to borrowing base limitations and the satisfaction of customary borrowing conditions, the Company and its subsidiaries are permitted to borrow up to an aggregate of $17.5 million under the New Bank Credit Facility. Certain terms of such New Bank Credit Facility are summarized below and are qualified by reference to the terms of the New Bank Credit Facility.

     The New Bank Credit Facility enables the Company to obtain revolving credit loans from time to time for working capital in an aggregate amount outstanding from time to time in amounts requested by the borrowers thereunder up to the amount equal to the sum of (i) 80% of eligible accounts receivable plus (ii) the lesser of 50% of eligible inventory or an aggregate $3 million, less (iii) any outstanding letter of credit liability.


     The revolving credit loans bear interest at the Prime Rate plus .50% per annum. The Prime Rate is defined as the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank. At February 6, 1997 the Prime Rate was 8.75%. The Company is obligated to pay an annual fee of .375% per annum on the difference between the average monthly balance of revolving credit loans and $2.5 million in the case of the Canadian financial institution and $9 million in the case of the U.S. financial institution, payable monthly. The New Bank Credit Facility will terminate on the third anniversary of the date of the consummation of the Initial Offering, unless terminated sooner upon an Event of Default (as defined therein), and outstanding revolving credit loans will be payable on such date or such earlier date as may be accelerated following the occurrence of any Event of Default.


     The revolving credit loans constitute senior Indebtedness of the Company and are secured by a first priority lien on the Company's accounts receivable and inventory. The New Bank Credit Facility contains various restrictive covenants and events of default customary for a transaction of this type but does not contain any financial maintenance covenants.

                              DESCRIPTION OF NOTES

     The New Notes will be issued, and the Old Notes were issued, pursuant to the Indenture among Statia, Statia Canada, the Subsidiary Guarantors and Marine Midland Bank, as trustee (the 'Trustee'), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. For purposes of the following summary, the Old Notes and the New Notes shall be collectively referred to as the 'Notes.' The terms of the Notes include those set forth or referred to in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the 'Trust

Indenture Act'). The Notes are subject to all such terms, and prospective participants in the Exchange Offer are referred to the Indenture, the Trust Indenture Act and the documents referred to in the Indenture for a statement thereof. The following summary does not purport to be a complete description of the Notes, Indenture and such documents and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes, Indenture and such documents. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference.

GENERAL

     The Notes are joint and several obligations of Statia and Statia Canada. The Notes will be senior secured obligations of the Issuers limited to an aggregate principal amount of $135 million. The indebtedness represented by the Notes will rank pari passu in right of payment with all Indebtedness of the Issuers that is not, by its terms, expressly subordinated in right of payment to the Notes. The Notes will be fully and unconditionally guaranteed on a senior basis by each of the Restricted Subsidiaries of the Issuers. As of the date of the Indenture, all of the Issuers' active Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Issuers are able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not be subject to many of the restrictive covenants set forth in the Indenture. The Notes will be non-recourse to Parent, and direct and indirect stockholders of Parent (including Praxair and CBI).

     The Notes will bear interest at the rate shown on the cover page of this Prospectus, payable on May 15 and November 15 of each year, commencing on May 15, 1997, to holders of record at the close of business on the May 1 or November 1, as the case may be, immediately preceding the relevant interest payment date. The Notes will mature on November 15, 2003 and will be issued in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, by wire transfer of immediately available funds or, in the case of certificated securities only, by mailing a check to the registered address of the holders of the Notes (the 'Holders'). See '-- Delivery and Form of Securities -- Book Entry, Delivery and Form.' Until otherwise designated by the Issuers, the Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose.

SUBSIDIARY GUARANTEES

     The Issuers' payment obligations under the Notes will be jointly and severally guaranteed (the 'Guarantees') by the Subsidiary Guarantors. The Subsidiary Guarantees will be secured by a Lien on the Collateral. See
'-- Security.' The obligations of each U.S.-incorporated Subsidiary Guarantor under its Guarantee will be limited to reduce the risk that it would constitute a fraudulent conveyance under applicable law.

     The Indenture provides that no Significant Guarantor (other than STSW (the entity owning the Capital Stock of the Brownsville terminal)) may consolidate with or merge with or into (whether or not such Significant Guarantor is the surviving Person) another Person whether or not affiliated with such Significant Guarantor unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Significant Guarantor) assumes all of the obligations of such Significant Guarantor pursuant to a supplemental indenture, in form and substance satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;

and (iii) immediately after giving effect to such transaction Statia could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the covenant described under 'Certain Covenants--Limitations on Additional Indebtedness.'

ADDITIONAL AMOUNTS; INDEMNIFICATION

     All payments made by the Issuers or any Subsidiary Guarantor under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future Taxes imposed or levied by or on behalf of any Taxing Authority, unless the Issuers or any such Subsidiary Guarantor are required to withhold or deduct such Taxes by law or by the interpretation or administration thereof. If the Issuers or any Subsidiary Guarantor are required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of any Taxing Authority from any payment made under or with respect to the Notes, the Issuers and any such Subsidiary Guarantor, as the case may be, will pay such additional amounts ('Additional Amounts') as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder of Notes (an 'Excluded Holder') (a) with which the Issuers or any such Subsidiary Guarantor do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment; (b) with respect to any such Taxes which would not have been so imposed but for (i) the existence of any present or former connection (other than the mere holding of a Note or the receipt of payments under or with respect to the Notes) between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and Canada or the Netherlands Antilles or any political subdivision or Taxing Authority thereof or therein, as the case may be, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, or (ii) the presentation by the Holder of any Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (c) with respect to any estate, inheritance, gift, sales, transfer or personal property tax or any similar Taxes imposed or levied by or on behalf of any Taxing Authority; or
(d) with respect to any such Taxes that would not have been imposed, due or payable but for a failure by the Holder of Notes to comply with a request by the Issuers to satisfy any certification, identification or other reporting requirements whether imposed by statute, regulation, treaty or administrative practice concerning nationality, residence in or connection with the Netherlands Antilles or Canada; nor shall Additional Amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note. The Issuers or any such Subsidiary Guarantor will also, in accordance with applicable law, (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Authority. The Issuers or any such Subsidiary Guarantor will furnish to the Holders of the Notes, within 30 days after the date the payment of any such Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuers or any such Subsidiary Guarantor.

     In addition to the obligation to pay Additional Amounts, the Issuers and each Subsidiary Guarantor will indemnify and hold harmless each Holder of Notes (other than an Excluded Holder in respect of the applicable payment) and will, upon written request of each Holder of Notes (other than an Excluded Holder in respect of the applicable payment), and provided that reasonable supporting documentation is provided, reimburse ('Reimbursement Payments') each such Holder for the amount of (i) any Taxes levied or imposed by the Netherlands Antilles or levied or imposed by way of deduction or withholding by Canada and paid by such Holder as a result of payments made under or with respect to the Notes, and (ii) any Taxes levied or imposed by the Netherlands Antilles or levied or imposed by way of deduction or withholding by Canada with respect to any reimbursement under the foregoing clause (i), so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if such Taxes on such reimbursement had not been so imposed.

     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuers or any Subsidiary Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Issuers or such Subsidiary Guarantor, as the case may be, will deliver to the Trustee an Officers' Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders of Notes on the payment date. Whenever there is mentioned herein the payment of principal and premium, if any, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts and Reimbursement Payments to the extent that, in such context, Additional Amounts and Reimbursement Payments were or would be payable in respect thereof.

OPTIONAL REDEMPTION OF THE NOTES

     The Notes may not be redeemed on or before November 15, 2000, but will be redeemable at the option of the Issuers, in whole or in part, at any time after November 15, 2000, at the following redemption prices (expressed as percentages of principal amount), together with accrued and unpaid interest, if any, thereon to the redemption date, if redeemed during the 12-month period beginning November 15, in the year indicated:

                                                                                  OPTIONAL
YEAR                                                                          REDEMPTION PRICE
---------------------------------------------------------------------------   ----------------
2000.......................................................................        105.875%
2001.......................................................................        102.938%
2002.......................................................................        100.000%

provided that the Issuers may not redeem the Notes prior to the Fifth Anniversary with the proceeds of Asset Sales.

     Notwithstanding the foregoing, at any time prior to November 15, 1999, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 111.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided that (a) at least $88 million aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

     If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder whose Notes are to be redeemed at the registered address of such holder. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

TAX REDEMPTION

     The Notes will also be subject to redemption, in whole but not in part, at the option of the Issuers at any time at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, if either of the Issuers or the Subsidiary Guarantors, as the case may be, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts or Reimbursement Payments as a result of a change in, or amendment to, the laws, treaties, regulations or rulings of any Taxing Authority, or any change in, or amendment to, any official position regarding the application or interpretation of such laws, regulations, treaties or rulings which change or amendment is announced or becomes effective on or after the Issue Date; provided that the Issuers or any Subsidiary Guarantor, as the case may be, determine, in their business judgment, that the obligation to pay such Additional Amounts or Reimbursement Payments cannot be avoided by the use of reasonable measures available to the Issuers or the Subsidiary Guarantor, as the case may be (not including substitution of the obligors under the Notes). Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On or after the redemption date, interest will cease to accrue on the Notes called for redemption.

MANDATORY OFFERS TO PURCHASE THE NOTES

     Subject to certain limitations, the Indenture requires the Issuers, under certain circumstances, to offer to purchase a portion of the outstanding Notes. See 'Certain Covenants -- Limitations on Asset Sales.'

CHANGE OF CONTROL

     The occurrence of a Change of Control will constitute an Event of Default under the Indenture. Such Event of Default may be cured if, within 30 days after the occurrence of the Change of Control, an offer to all holders of Notes to purchase (a 'Change of Control Offer') all outstanding Notes properly tendered pursuant to such offer is made and, within 60 days after the occurrence of the Change of Control (such purchase date being the 'Change of Control Purchase Date'), all Notes properly tendered pursuant to such offer are accepted for purchase for a cash price in U.S. dollars (the 'Change of Control Purchase Price') equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Any Change of Control Offer will, to the extent applicable, comply with the U.S. Federal securities laws, including Rule 14e-1 promulgated under the Exchange Act.

     In order to effect a Change of Control Offer, the Issuers shall within 30 days after the occurrence of the Change of Control mail to the Trustee, who shall mail to each holder of Notes, a copy of the Change of Control Offer, which shall state, among other things: (i) the date of such Change of Control and, briefly, the events causing such Change of Control, (ii) that the Change of Control Offer is being made pursuant to the Indenture and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment, (iii) the last date on which the Change of Control Purchase Notice (as defined in the Indenture) must be given, (iv) the Change of Control Purchase Date, (v) the Change of Control Purchase Price, (vi) the names and addresses of the paying agents and the offices or agencies maintained by the Issuers for such purpose in The City of New York, (vii) the procedures that holders must follow to accept the Change of Control Offer and (viii) the procedures for withdrawing a Change of Control Purchase Notice.

     The failure of the Issuers (or a third party, in the case of a Change of Control Offer made by a third party as described below) to make or consummate the Change of Control Offer, or pay the Change of Control Purchase Price on the Change of Control Purchase Date will give the Trustee and the holders of Notes the rights described under '-- Events of Default.'

     The occurrence of the events constituting a Change of Control under the Indenture may result in an event of default in respect of other Indebtedness of Statia and its Subsidiaries and, consequently, the lenders thereof may have the right to require repayment of such Indebtedness in full. If a Change of Control

Offer is made, there can be no assurance that the Issuers will have available funds sufficient to pay for all or any of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. The Event of Default arising upon a Change of Control will also be cured if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuers, including the obligations described under '-- Additional Amounts; Indemnification' above, and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

     The Change of Control default feature of the Notes, by permitting the Issuers to cure the Event of Default by making a Change of Control Offer, may in certain circumstances make more difficult or discourage a sale or takeover of the Issuers and, therefore, the removal of incumbent management. The Change of Control default feature, however, is not part of a plan by management to adopt a series of antitakeover provisions. Instead, the Change of Control default feature is a result of negotiations between the Issuers and the Initial Purchaser. Subject to the limitations discussed below, the Issuers or any

'Person' meeting the definition of a Principal could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Issuers' capital structure or credit ratings.

SECURITY

     Pursuant to the Security Documents, Statia and the Subsidiary Guarantors granted as collateral to the Trustee for the benefit of the Trustee and the Holders of the Notes a Lien on certain of the Issuers' real and personal property, as summarized below, together with the proceeds therefrom and improvements, alterations, accessions and repairs thereto. The Collateral includes substantially all of the real and personal property of the Issuers and the Subsidiary Guarantors located at and/or used in connection with the St. Eustatius and Point Tupper facilities, as well as all of the Capital Stock of Statia Canada and the Subsidiary Guarantors outstanding on the Issue Date. The security interest in the Collateral is a first priority interest (to the extent attainable by filing or possession), subject to certain permitted encumbrances, which encumbrances, in the reasonable judgment of Statia, will not adversely affect the value of the Collateral, except that the security interest in Accounts Receivable, Inventory and general intangibles and proceeds to the extent relating thereto (collectively the 'Lender Collateral') is a second priority interest.

     The personal property Collateral has been pledged, or subject to fiduciary transfer, pursuant to security agreements, securities pledge agreements or foreign equivalents thereof by and among the Issuers, the Subsidiary Guarantors and the Trustee (the 'Security Agreements'). The personal property Collateral, whether now owned or hereafter acquired, will include (i) all machinery and equipment (other than vehicles, marine vessels and emergency and spill response equipment) Accounts Receivable and Inventory owned by the Issuers and the Subsidiary Guarantors located at and/or used in connection with the St.

Eustatius and Point Tupper facilities (together with all improvements, accessions, alterations, additions, replacements and repairs thereto), (ii) all of the shares of Capital Stock of Statia Canada and the Subsidiary Guarantors outstanding on the Issue Date or thereafter acquired, (iii) the assets deposited or required to be deposited in the Collateral Account pursuant to the Indenture,
(iv) all intellectual property of the Issuers and the Subsidiary Guarantors including, without limitation, all trademarks, service marks, patents, copyrights, trade secrets and other proprietary information, (v) all general intangibles relating to any and all of the foregoing and (vi) all proceeds and products of any and all of the foregoing.

     The real property Collateral has been secured pursuant to mortgages or the foreign equivalent thereof by and among the appropriate Issuers, Subsidiary Guarantors and the Trustee (the 'Mortgages'). The real property Collateral will include all of the interests of the Issuers and/or the Subsidiary Guarantors in real property and fixtures located at the St. Eustatius and Point Tupper facilities.

     Prior to the consummation of the offering of the Notes, the Trustee and the lenders (the 'Lenders') under the New Bank Credit Facility will enter into certain access, use and intercreditor agreements (the 'Access Intercreditor Agreements'). The Access Intercreditor Agreements provides, among other things, that (i) the Trustee and the Lenders will provide notices to each other with respect to the occurrence of an event of default under the Indenture or the New Bank Credit Facility, as the case may be, (ii) for a period up to 120 days following the date of receipt by the Lenders of written notice from the Trustee directing the removal by the Lenders of the Lender Collateral, the Lenders may enter and use the St. Eustatius facility and the Point Tupper facility to the extent necessary to complete the manufacture of Inventory, collect Accounts Receivable and repossess, remove, sell or otherwise dispose of the Lender Collateral and (iii) until all of the obligations of Statia Canada and Statia Terminals N.V. (collectively, the 'Borrowers') to the Lenders arising under or in connection with the New Bank Credit Facility are paid in full (x) the liens granted to the Trustee for the benefit of the Trustee and the holders of the Notes) will in all respects, be subject and subordinate to the liens of the Lenders in the Lender Collateral and (y) the Lenders shall have the exclusive right to take possession of, sell, lease or otherwise dispose of the Lender Collateral and to restrict, permit or approve any sale, transfer or other disposition thereof.

     Net Proceeds from a Collateral Asset Sale, except with respect to the sale of the entity owning the Capital Stock of the Brownsville terminal or any of the assets constituting the Brownsville terminal, are required to be deposited in the Collateral Account upon receipt. The Issuers may elect to make a Collateral Asset Sale Offer in connection with any Collateral Asset Sale to purchase the maximum principal amount of Notes that may be purchased out of the Net Proceeds of such sale at a purchase price of 105% of the principal amount thereof (or the then-applicable price at which the Notes may be optionally redeemed if less than 105%), plus accrued and unpaid interest, if any, thereon. See '-- Certain Covenants -- Limitations on Asset Sales.' To the extent a Collateral Asset Sale Offer is made and not subscribed to by

Holders of the Notes, the unutilized Net Proceeds may be retained by the Issuers free of the Lien of the Indenture and the Security Documents.

     If an Event of Default occurs under the Indenture, the Trustee (on its behalf and on behalf of the Holders of the Notes), in addition to any rights or remedies available to it under the Indenture, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings; provided that the rights and remedies available to the Trustee and the actions permitted to be taken thereby with respect to the Lender Collateral shall be subject to the provisions of the Access Intercreditor Agreements. The proceeds received by the Trustee from any foreclosure will be applied by the Trustee first to pay the expenses of such foreclosure and fees and other amounts then payable to the Trustee under the Indenture, and thereafter to pay the principal of, premium, if any, and interest on the Notes. Until such time, however, as all of the obligations of the Borrowers owed to the Lenders under the New Bank Credit Facility are paid in full, the proceeds from any foreclosure or other realization upon the Lender Collateral will be applied first to pay to the Lenders all amounts then payable under the New Bank Credit Facility and thereafter in the manner described in the immediately preceding sentence. There can be no assurance that the proceeds of any sale of the Collateral in whole pursuant to the Indenture and the Security Documents following an Event of Default would be sufficient to pay the amount due on the Notes.

     Real property pledged as security to a lender may be subject to known and unforeseen environmental risks. See 'Risk Factors -- Impact of Environmental Regulation; Governmental Regulation' and 'Business -- Environmental, Health and Safety Matters.'

     The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuers or the Subsidiary Guarantors prior to the Trustee having repossessed and disposed of the Collateral. See 'Risk Factors -- Risk Relating to Bankruptcy, Insolvency or Restructuring Proceedings.'

     The Issuers under certain circumstances may incur Additional Secured Indebtedness which will share ratably in the Collateral with the Holders of the Notes; the principal amount of such Indebtedness will not exceed an amount equal to the liquidation preference of Parent's then outstanding Series C Preferred Stock (initially $10 million), plus accrued and unpaid dividends, if any, thereon. See 'Parent Capital Structure.'

CERTAIN COVENANTS

  Limitations on Additional Indebtedness.

     The Indenture provides that Statia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) create, incur, assume, guarantee or otherwise become liable with respect to (collectively, 'incur') any Indebtedness (including without limitation Acquired Indebtedness), other than Indebtedness between the Issuers and their Wholly-Owned Restricted Subsidiaries or among such Wholly-Owned Restricted Subsidiaries and (b) issue (except to Statia or any of its Wholly-Owned Restricted Subsidiaries) any Capital Stock

having a preference in liquidation or with respect to the payment of dividends, unless, after giving effect thereto, Statia's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness or the issuance of such Capital Stock, as the case may be, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate Statia's Consolidated Fixed Charge Coverage Ratio.

     Notwithstanding the foregoing, Statia and its Restricted Subsidiaries may:
(i) incur Indebtedness in an amount not to exceed the greater of (A) $17.5 million or (B) the sum of 85% of Accounts Receivable, 60% of Inventory and 50% of the net book value of vessels (other than the M/V Megan D. Gambarella) owned by Statia and its Restricted Subsidiaries (including Refinancing Indebtedness with respect thereto); (ii) incur Indebtedness represented by the Notes (including Refinancing Indebtedness with respect thereto); (iii) incur Indebtedness in respect of Capitalized Lease Obligations in an aggregate principal amount not to exceed $5.0 million at any time outstanding (including Refinancing Indebtedness with respect thereto); (iv) incur Indebtedness in respect of purchase money obligations in an aggregate amount not to exceed $2.0 million at any time outstanding (including Refinancing Indebtedness with respect thereto); (v) incur Indebtedness pursuant to the issuance of Subordinated Management Notes in an aggregate principal amount not to exceed $5.0 million at any time outstanding; (vi) incur Non-Recourse Purchase Money Indebtedness; (vii) incur Indebtedness pursuant to Hedging Obligations, provided that such Hedging Obligations are entered into to protect Statia or its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates; (viii) incur Indebtedness under Currency Agreements; provided that (x) such Currency Agreements relate to Indebtedness or the purchase price of goods purchased or sold by Statia or any of its Restricted Subsidiaries in the ordinary course of its business and (y) such Currency Agreements do not increase the Indebtedness or other obligations of Statia or any of its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates; and (ix) incur Indebtedness under Oil and Petroleum Hedging Contracts; provided that such contracts were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of Statia or any of its Restricted Subsidiaries.

  Limitations on Subsidiary Debt.

     The Indenture further provides that, notwithstanding the provisions of the covenant described above under the caption 'Limitations on Additional Indebtedness,' Statia will not permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur, assume, guarantee or otherwise become liable with respect to (collectively, 'incur') any Indebtedness (which, with respect to any Restricted Subsidiary, includes without limitation any Capital Stock of such Restricted Subsidiary having a preference in liquidation or with respect to the payment of dividends) except Indebtedness permitted to be incurred by Restricted Subsidiaries of Statia under clauses (i) through (iv) and

(vi) through (ix) of the second paragraph of the covenant described under the caption 'Limitations on Additional Indebtedness and Additional Secured Indebtedness.'

  Limitations on Restricted Payments.

     The Indenture provides that Statia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

          (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (ii) Statia would be unable to incur an additional $1.00 of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the covenant described under 'Limitations on Additional Indebtedness'; or

          (iii) the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after the date of the Indenture, exceeds the sum of (A) 50% of Statia's Consolidated Net Income (taken as one accounting period) from the Issue Date to the end of Statia's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit) plus (B) the net Cash proceeds from the issuance and sale (other than to a Subsidiary of Statia) after the date of the Indenture of Statia's Capital Stock that is not Disqualified Stock, plus (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for Cash or otherwise liquidated or repaid for Cash, the lesser of (x) the Cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.

     The foregoing provisions (ii) and (iii) do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Capital Stock of Statia in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Statia) of other Capital Stock of Statia (other than any Disqualified Stock); (3) the defeasance, redemption, repurchase or other retirement of subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of (I) subordinated Indebtedness of Statia so long as such subordinated Indebtedness has no stated maturity earlier than the 91st day after the stated maturity for the final scheduled principal payment of the Notes or (II) Capital Stock of Statia (other than (x) Disqualified Stock, (y) Capital Stock sold to a Subsidiary of Statia and (z) Capital Stock purchased by members of Statia's or any of its Subsidiaries' management with the proceeds of loans from Statia or any of its Subsidiaries); (4) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Statia or any Subsidiary of Statia held by any member of Statia's or any of its Subsidiaries' management pursuant to any management equity subscription agreement, employment agreement, stock option agreement or other compensation agreement for Cash or Subordinated Management Notes; provided, that the aggregate Cash paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not in any fiscal year exceed the sum of (w) $350,000 (the 'Management Basket'), (x) any unused portion of the Management Basket from any prior fiscal year beginning with fiscal 1997, (y) the aggregate Cash proceeds received by Statia from any key man life insurance policy and (z) the aggregate Cash proceeds received by Statia during such fiscal year from any reissuance of Capital Stock by Statia to members of management of Statia and its Subsidiaries (other than any such Capital Stock that was purchased with the proceeds of loans from Statia or any of its Subsidiaries); and provided further, that in no event may the aggregate principal amount of Subordinated Management Notes so issued exceed $5.0 million at any one time outstanding; (5) the making of loans to members of Statia's (or any of its Restricted Subsidiaries') management to enable such Persons to acquire Capital Stock in Statia pursuant to any management equity subscription agreement, employment agreement, stock option agreement or other compensation agreement entered into in the ordinary course of business to the extent the proceeds are actually used to acquire such Capital Stock; (6) the payment of a dividend to Parent to enable Parent to pay management fees to Castle Harlan, Inc. or its designated Affiliate in an amount not to exceed $1.35 million per annum plus out of pocket costs and expenses pursuant to the Castle Harlan Agreement as in effect on the Issue Date; (7) the making of Related Business Investments in joint ventures or Unrestricted Subsidiaries so long as the aggregate amount of such Related Business Investments made or committed does not exceed at any time 2% of the Consolidated Tangible Assets of Statia at such time; (8) the making of a Related Business Investment in joint ventures or Unrestricted Subsidiaries out of the proceeds of the substantially concurrent issue and sale of Capital Stock of Statia (other than (x) Disqualified Stock,
(y) Capital Stock sold to a Subsidiary of Statia and (z) Capital Stock purchased by members of Statia's or its Subsidiaries' management with the proceeds of loans from Statia or any of its Subsidiaries); (9) the making of one or more Restricted Payments from the net proceeds from the sale of the M/V Megan D. Gambarella, in an amount equal to the liquidation preference (initially $10 million) plus accrued and unpaid dividends of Parent's then outstanding Series B Preferred Stock so long as such funds are used to effect the retirement of such Series B Preferred Stock; (10) the making of one or more Restricted Payments with the net proceeds resulting from the sale of the Brownsville facility or
(11) the making of one or more Restricted Payments in an amount equal to the liquidation preference (initially $10 million) plus accrued and unpaid dividends of Parent's then outstanding Series C Preferred Stock in order to retire such Series C Preferred Stock, provided that after giving effect to such Restricted Payment and any Indebtedness incurred to finance such Restricted Payment, Statia would be able to incur at least $1.00 of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the covenant described under 'Limitations on Additional Indebtedness.'

     The amounts referred to in clauses (1), (2), (3)(II), (4), (5), (7), (8) and (11) shall be included as Restricted Payments in any computation made pursuant to clause (iii) above.

     Not later than the date of making any Restricted Payment, Statia shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant 'Limitation on Restricted Payments' were computed, which calculations shall be based upon Statia's latest available financial statements.

  Limitations on Restrictions on Distributions from Subsidiaries.

     The Indenture provides that Statia will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual Payment Restriction with respect to any of its Restricted Subsidiaries, except for any such Payment Restriction existing under or by reason of (a) applicable law, (b) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business and consistent with past practices, (c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) of the definition thereof on the property so acquired, (d) customary restrictions imposed on the transfer of copyrighted or patented materials, (e) the entering into of a contract for the sale or other disposition of assets, directly or indirectly, so long as such restrictions do not extend to assets that are not subject to such sale or other disposition, (f) provisions in Indebtedness of Restricted Subsidiaries that are permitted by the Indenture to be incurred that only restrict the transfer of the assets purchased with the proceeds of such Indebtedness, (g) the terms of the New Bank Credit Facility on the Issue Date and any similar Payment Restriction under any similar bank credit facility or any replacement thereof, provided that such similar Payment Restriction is no more restrictive than the Payment Restriction in effect on the Issue Date under the New Bank Credit Facility, (h) the terms of any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to the Indenture, provided that such Payment Restriction only applies to assets that were subject to such restriction and encumbrances prior to the acquisition of such assets by Statia or its Restricted Subsidiaries and
(i) any such Payment Restriction arising in connection with Refinancing Indebtedness; provided that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced.

  Limitations on Transactions with Affiliates.

     The Indenture provides that Statia will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an 'Affiliate Transaction'), unless (i) such Affiliate Transaction is on terms that are no less favorable to Statia or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Statia or such Restricted Subsidiary with an unrelated Person and (ii) Statia delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, an opinion as to the fairness to Statia or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor; provided, however that (x) any employment agreement entered into by Statia or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Statia or such Restricted Subsidiary,
(y) transactions between or among Statia and/or its Restricted Subsidiaries and
(z) transactions permitted by the provisions of the Indenture described above under the covenant 'Limitations on Restricted Payments,' in each case, shall not be deemed Affiliate Transactions.

  Limitations on Liens.

     The Indenture provides that neither Statia nor any of its Restricted Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except (i) in the case of any property or asset which does not constitute Collateral, Permitted Liens, unless the Notes are equally and ratably secured for as long as such secured Indebtedness is so secured, and (ii) in the case of any property or asset which constitutes Collateral, Liens specifically permitted by the applicable Security Documents.

  Limitations on Asset Sales; Offers to Purchase.

     The Indenture provides that Statia will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale involving any of the Collateral (other than the Lender Collateral) (a 'Collateral Asset Sale') unless
(i) Statia and its Restricted Subsidiaries receive consideration at the time of such Collateral Asset Sale at least equal to the fair market value of the assets included in such Collateral Asset Sale; (ii) the aggregate fair market value of the consideration from all such Collateral Asset Sales that is not in the form of Cash or Financial Instruments shall not, when aggregated with the fair market value of all other non-Cash or non-Financial Instrument consideration received by Statia and its Restricted Subsidiaries from all previous Collateral Asset Sales since the date of the Indenture that have not yet been converted into Cash or Financial Instruments, exceed 5% of the Consolidated Tangible Assets of Statia at the time of, and prior to giving effect to, such Collateral Asset Sale; (iii) the Net Proceeds thereof shall be paid directly by the purchaser thereof to the Trustee for deposit into the Collateral Account; and (iv) if any property other than Financial Instruments is included in the Net Proceeds of such Collateral Asset Sale, such property shall be made subject to the Lien of the Indenture and the Security Documents; provided that any Cash received shall be immediately exchanged for Financial Instruments; and provided further, that the Land Swap shall be excluded from any computation made pursuant to clause (i) or (ii) above. Upon consummation of such Collateral Asset Sale and deposit of the Net Proceeds thereof in the Collateral Account, such Net Proceeds shall, at the option of the Issuers, (a) be left in the Collateral Account as security for the Notes, or (b) be reinvested in a manner that would constitute a Related Business Investment or a Permitted Related Acquisition, provided that such property will be subject to a first priority Lien in favor of the Trustee and will constitute Collateral, or (c) subject to the limitations set forth in the sixth paragraph of this section, be applied to purchase the maximum principal amount of Notes tendered to Statia that may be purchased out of the Net Proceeds of such sale pursuant to an Offer to Purchase made by Statia as set forth below (the 'Collateral Asset Sale Offer') at a purchase price equal to 105% of principal amount (or, if the then-applicable price at which the Notes may be optionally redeemed is less than 105%, at such lesser price), plus accrued and unpaid interest, if any, thereon to the date of purchase. Notwithstanding the preceding provisions of this section neither Statia nor any of its Restricted Subsidiaries shall cause all or substantially all of the Collateral located at or used in connection with the St. Eustatius facility or the Point Tupper facility to be sold or disposed of in a Collateral Asset Sale on or prior to the Fifth Anniversary. If, subsequent to the Fifth Anniversary, Statia or any of its Restricted Subsidiaries cause all or substantially all of the Collateral located at or used in connection with the St. Eustatius facility to be sold or disposed of in a Collateral Asset Sale, Statia or the applicable Restricted Subsidiary shall make a Collateral Asset Sale Offer to purchase all of the outstanding Notes within 30 days of such Collateral Asset Sale at a purchase price equal to the then-applicable price at which the Notes may be optionally redeemed, plus accrued and unpaid interest, if any, thereon to the date of purchase. To the extent a Collateral Asset Sale Offer is made and not fully subscribed to by Holders of the Notes, the unutilized Net Proceeds to which such Collateral Asset Sale Offer related may be retained by the Issuers free and clear of the Lien of the Indenture and the Security Documents.

     For purposes of the foregoing covenant regarding Collateral Asset Sales, there will be no limitation on the sale or other disposition of Lender Collateral until such time as all of the obligations of the Borrowers owed to the Lenders under the New Bank Credit Facility are paid in full. Notwithstanding the foregoing, the sale or other disposition of the Capital Stock of the entity owning the Brownsville facility will not be considered a Collateral Asset Sale and any net proceeds therefrom will not be deposited in the Collateral Account.

     The Indenture provides that Statia will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale not involving any of the Collateral (other than Lender Collateral) (a 'Non-Collateral Asset Sale'), unless (i) Statia or its Restricted Subsidiaries receive consideration at the time of such Non-Collateral Asset Sale at least equal to the fair market value of the assets included in such Non-Collateral Asset Sale, and (ii) the aggregate fair market value of the consideration from all such Non-Collateral Asset Sales that is not in the form of Cash or Financial Instruments shall not, when aggregated with the fair market value of all other non-Cash or non-Financial Instruments consideration received by Statia and its Restricted Subsidiaries from all previous Non-Collateral Asset Sales since the Issue Date that have not yet been converted into Cash or Financial Instruments, exceed 5% of the Consolidated Tangible Assets of Statia at the time of, and prior to giving effect to, such Non-Collateral Asset Sale. Upon consummation of any such Non-Collateral Asset Sale, Statia shall, or shall cause the applicable Restricted Subsidiary to, within 360 days of the receipt of the proceeds therefrom, (a) reinvest the Net Proceeds of such Non-Collateral Asset Sale in a manner that would constitute a Related Business Investment or a Permitted Related Acquisition; (b) use the Net Proceeds to repay outstanding Indebtedness under the New Bank Credit Facility and, in the case of any Non-Collateral Asset Sale (other than any sale of Lender Collateral), use the Net Proceeds to repay outstanding Indebtedness ranking pari passu with the Notes; provided, that any such repayment of Indebtedness under the New Bank Credit Facility or any other revolving credit facility or similar agreement shall result in a permanent reduction in the lending commitment relating thereto in an amount equal to the principal amount so repaid; or (c) subject to the limitations set forth in the sixth paragraph of this section, apply or cause to be applied the Net Proceeds of such Non-Collateral Asset Sale that are neither reinvested as provided in clause (a) nor applied to the repayment of Indebtedness as provided in clause
(b) to the purchase of the maximum principal amount of Notes tendered to Statia that may be purchased out of such Net Proceeds at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, pursuant to an Offer to Purchase made by Statia as set forth below (a 'Non-Collateral Asset Sale Offer'); provided that Statia may defer the Non-Collateral Asset Sale Offer until the amount subject thereto would be at least $5.0 million. All Net Proceeds from Non-Collateral Asset Sales shall be deposited into the Collateral Account pending application in accordance with the provisions of this covenant. To the extent a Non-Collateral Asset Sale Offer is made and not fully subscribed to by Holders of the Notes, the unutilized Net Proceeds to which such Offer related may be retained by the Issuers free and clear of the Lien of the Indenture and the Security Documents.

     The Indenture provides that proceeds of insurance relating to the destruction of all or any portion of the Collateral or any award relating to a taking of all or any portion of the Collateral by eminent domain that has not been applied as set forth in '--Possession, Use and Release of Collateral' (a) shall be left in the Collateral Account as security for the Notes, or (b) subject to the limitations set forth in the sixth paragraph of this section, shall be used by Statia and its Restricted Subsidiaries, to the extent not utilized to repair or replace the Collateral affected by such destruction or taking in accordance with the provisions of the applicable Security Document, to make an offer to purchase the maximum principal amount of Notes that may be purchased out of such proceeds or award (a 'Proceeds Offer') at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. Notwithstanding anything herein to the contrary, the proceeds of insurance relating to the destruction of, or an award relating to the taking of, all or substantially all of the Collateral located at or used in connection with the St. Eustatius facility or the Point Tupper facility, following the Fifth Anniversary, shall be used to make a Proceeds Offer within 30 days after receipt of such proceeds at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. To the extent a Proceeds Offer is made and not fully subscribed to by holders of the Notes, the unutilized net proceeds to which such Offer related may be retained by the Issuers free and clear of the Lien of the Indenture and the Security Documents.

     For purposes of the foregoing covenant (i) 'all or substantially all' shall mean the Taking or Destruction of such portion of the Collateral with respect to any Facility that will cause the Cost of Construction (as defined in the Mortgages) to rebuild or replace such Collateral to exceed the amount of insurance maintained by the Issuers and their Restricted Subsidiaries with respect to such Facility and (ii) until such time as all of the obligations of the New Bank Borrowers owed to the New Bank Lenders under the New Bank Credit Facility are paid in full, Lender Collateral shall be deemed not to constitute Collateral.

     Notwithstanding the foregoing, in no event shall the Issuers purchase pursuant to Offers to Purchase Notes having an original issue price of more than 25% of the aggregate original issue price of the Notes on or prior to the Fifth Anniversary. If the foregoing limitation applies, the Issuers shall use any excess net proceeds that, but for the application of such limitation, would have been required to be used to make an Offer to Purchase on or prior to the Fifth Anniversary to make an Offer to Purchase to all holders of Notes

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
at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, promptly after the Fifth Anniversary; provided that the Issuers may defer such Offer to Purchase until the aggregate of such excess net proceeds and the aggregate unutilized amount of net proceeds realized after the Fifth Anniversary is equal to or exceeds $5.0 million (at which point the entire amount shall be applied to make such Offer to Purchase).

     Each Offer to Purchase: (A) with respect to Non-Collateral Asset Sales and Proceeds Offers only, will be mailed to the record holders of the Notes as shown on the register of holders of Notes not more than 360 days after a Non-Collateral Asset Sale or 30 days after receipt of insurance proceeds or condemnation awards giving rise to a requirement to make an Offer to Purchase, with a copy to the Trustee; (B) with respect to any Offer to Purchase, will specify the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed); and (C) otherwise will comply with the procedures set forth in the Indenture. Upon receiving notice of the Offer to Purchase, Holders of Notes may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for U.S. legal tender. To the extent holders properly tender Notes in an amount exceeding the amount of Net Proceeds or net insurance proceeds or condemnation awards, as applicable, used to make an Offer to Purchase, Notes of tendering holders will be repurchased on a pro rata basis (based on amounts tendered). To the extent any Offer to Purchase is not fully subscribed to by the holders of the Notes, the Issuers may retain the unutilized portion of the net proceeds free and clear of the Lien of the Indenture and the Security Documents.

     Statia will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to any Offer to Purchase. Any such Offer to Purchase may provide that Statia's obligations thereunder to purchase Notes offered pursuant thereto shall be suspended if there shall be in effect a binding order of any court of competent jurisdiction prohibiting consummation of such Offer to Purchase and shall be terminated if any such order shall become final and non-appealable; provided, however, that Statia shall use its reasonable best efforts to prevent the entry of any such order or to cause the lifting of any such order as soon as practicable.


  Limitations on Sale and Leaseback Transactions.

     The Indenture provides that Statia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction between Statia and any of its Wholly-Owned Restricted Subsidiaries or between Wholly-Owned Restricted Subsidiaries of Statia, as the case may be) unless: (i) Statia or such Restricted Subsidiary would be entitled, under the covenants described under 'Limitations on Additional Indebtedness' and 'Limitations on Subsidiary Debt' to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction, (ii) such Sale and Leaseback Transaction would not result in a violation of the covenant described under 'Limitations on Liens'; and (iii) the Net Proceeds from any such Sale and Leaseback Transaction are applied in a manner consistent with the provisions described under 'Limitations on Asset Sales.'

  Restrictions on Sale of Stock of Subsidiaries.

     The Indenture provides that, except with respect to the Capital Stock of the entity owning the Brownsville terminal, Statia will not, and will not permit any Restricted Subsidiary to, sell or otherwise dispose of any of the Capital Stock of any Restricted Subsidiary unless: (i) (a) Statia shall retain ownership of more than 50% of the Common Equity of such Restricted Subsidiary or (b) except with respect to Statia Canada, all of the Capital Stock of such Restricted Subsidiary shall be sold or otherwise disposed of; and (ii) the Net Proceeds from any such sale or disposition are applied in a manner consistent with the provisions described under 'Limitations on Asset Sales.'

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
  Limitations on Mergers and Certain Other Transactions.

     The Indenture provides that the Issuers will not, in any transaction or series of related transactions, (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the applicable Issuer's jurisdiction of incorporation to one of the States of the U.S.), or sell, lease, convey or otherwise dispose of or assign all or substantially all of the assets of Statia and its Restricted Subsidiaries (taken as a whole), or assign any of its obligations under the Notes, the Indenture or the Security Documents, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (a) the Person formed by or surviving such consolidation or merger (if other than an Issuer) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the 'Successor'), is a corporation organized and existing under
(x) the laws of the Netherlands Antilles, (y) the laws of the U.S. or any State thereof or the District of Columbia or (z) the laws of Canada or any province thereof, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the applicable Issuer under the Notes, the Indenture and the Security Documents; (b) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of

Default shall have occurred and be continuing; and (c) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (1) the Consolidated Net Worth of the applicable Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of such Issuer immediately prior to such transaction and (2) Statia or the Successor, as the case may be, could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the covenant described under 'Limitations on Additional Indebtedness;'
(d) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by amendment to its guarantee confirmed that its guarantee of the Notes shall apply to the obligations of the Issuers or the Successor under the Notes and the Indenture; and (e) the Trustee is satisfied that the transaction will not, in and of itself, result in the Issuers or the Successor being required to make any deduction or withholding for or on account of Taxes from any payments made under or with respect to the Notes.

  Impairment of Security Interest.

     The Indenture provides that Statia will not, and will not permit any of its Restricted Subsidiaries to, (i) take or omit to take any action with respect to the Collateral that might or would have the result of affecting or impairing the security interest in the Collateral in favor of the Trustee for its benefit and for the benefit of the Holders or (ii) grant to any Person (other than the Trustee for its benefit and for the benefit of the Holders) any interest whatsoever in the Collateral, in each case except as expressly provided for in the Indenture or the Security Documents.

  Amendment to Security Documents.

     The Indenture provides that Statia will not, and will not permit any of its Restricted Subsidiaries to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders.

  Additional Subsidiary Guarantors.

     The Indenture provides that if Statia or any of its Restricted Subsidiaries shall acquire or create another Subsidiary, then such newly acquired or created Subsidiary will be required to execute a Guarantee and deliver an Opinion of Counsel, in accordance with the terms of the Indenture, unless it has been designated as an Unrestricted Subsidiary.

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
  Change of Business.

     The Indenture provides that, if an Issuer or any Subsidiary Guarantor conducts business in any jurisdiction (the 'Taxing Jurisdiction') other than the Netherlands Antilles or Canada in a manner which causes Holders to be liable for Taxes on payments under the Notes which they would not have been so liable but for such conduct of business in the Taxing Jurisdiction, the provision of the Notes described under the caption 'Additional Amounts; Indemnification' shall be considered to apply to such Holders as if references in such provision to 'Taxes' includes Taxes imposed by way of deduction or withholding by such Taxing Jurisdiction and references to 'Taxing Authority' includes the Taxing Jurisdiction.

  Reports.

     Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Statia will furnish to the Holders of Notes
(i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or if applicable, any analogous forms for foreign issuers) if Statia were required to file such Forms, including a 'Management's Discussion and Analysis of Financial Condition and Results of Operations' that describes the financial condition and results of operations of Statia and its Restricted Subsidiaries, and, with respect to the annual information only, a report thereon by Statia's certified independent accountants and (ii) all reports that would be filed with the Commission on Form 8-K if Statia were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, Statia will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. The Issuers have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and beneficial holders of Notes and to prospective purchasers of Notes designated by the Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) and to broker dealers, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act.

EVENTS OF DEFAULT

     An 'Event of Default' is defined in the Indenture as (i) failure by the Issuers to pay interest or any Additional Amounts or Reimbursement Payments related thereto on any of the Notes, or any Liquidated Damages, when it becomes due and payable and the continuance of any such failure for 30 days; (ii) failure by the Issuers to pay the principal or premium, if any, on any of the Notes, when it becomes due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise; (iii) either Issuer shall fail to comply with any of its agreements or covenants in the 'Limitations on Mergers and Certain Other Transactions' or 'Limitations on Asset Sales' covenants described above; (iv) failure by the Issuers to comply with any other covenant in the Indenture or the Security Documents and continuance of such failure for 30 days after notice of such failure has been given to the Issuers by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding; (v) failure by either of the Issuers or any of their Subsidiaries to make any payment when due or during any applicable grace period in respect of any Indebtedness of the Issuers or any of such Subsidiaries that has an aggregate outstanding principal amount of $2.5 million or more; (vi) a default under any Indebtedness of the Issuers or any Subsidiary, whether such Indebtedness now exists or hereafter shall be created, if (A) such default results in the holder or holders of such Indebtedness causing the Indebtedness to become due prior to its stated maturity and (B) the outstanding principal amount of such Indebtedness, together with the outstanding principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregate $2.5 million or more at any one time; (vii) one or more final judgments or orders that exceed $2.5 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuers or any Subsidiary of the Issuers and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (viii) certain events of bankruptcy, insolvency or reorganization involving the Issuers or any Significant Subsidiary of the Issuers; (ix) any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee the Liens, rights, powers and privileges purported to be created thereby; (x) the occurrence of a Change of Control; and (xi) on or prior to the Fifth Anniversary, (A) the sale, transfer or other disposition

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
by the Issuers and their Restricted Subsidiaries of all or substantially all of the Collateral located at or used in connection with the St. Eustatius or Point Tupper facilities, (B) all or substantially all of the Collateral located at the St. Eustatius or Point Tupper facilities is destroyed or is subject to a taking by eminent domain or (C) the Issuers and their Restricted Subsidiaries consummate Asset Sales with a fair market value in excess of $100 million in the aggregate, provided that such Event of Default may be cured by the Issuers making an Offer to Purchase the maximum principal amount of Notes that may be purchased out of the net proceeds received from the events specified in clauses
(A)-(C) above (less any net proceeds previously applied to an Offer to Purchase); provided further that such Offer to Purchase shall be made within 60 days of the event specified above at a price of 105% (100% with respect to clause (B) above) of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon.

     If an Event of Default (other than an Event of Default specified in clause
(viii) above involving either of the Issuers or in clause (x) or (xi) above), shall have occurred and be continuing under the Indenture, or an Event of Default specified in clause (x) above shall occur and be continuing and the Issuers (or a third party) shall fail to make a Change of Control Offer at the times and in the manner specified under '--Change of Control,' or an Event of Default specified in clause (xi) above shall occur and be continuing and the Issuers shall fail to make an Offer to Purchase at the time and in the manner specified above, the Trustee by written notice to Statia, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to Statia and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal amount and accrued and unpaid interest, if any, on the outstanding Notes shall immediately become due and payable. If an Event of Default results from bankruptcy, insolvency or reorganization involving either Issuer, all outstanding Notes shall become due and payable without any further action or notice. In certain cases, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive an existing Default or Event of Default and its consequences, except a default in the payment of principal of, premium, if any, and interest on the Notes.

     The Holders may not enforce the provisions of the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the

Trustee in its exercise of any trust or power; provided however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal amount, premium, if any, or interest on the Notes) if the Trustee determines that withholding such notice is in the Holders' interest.

     The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of either of the Issuers becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

POSSESSION, USE AND RELEASE OF COLLATERAL

     Unless an Event of Default shall have occurred and be continuing, the Issuers and the Subsidiary Guarantors will have the right to remain in possession and retain exclusive control of the Collateral, to operate the Collateral (other than any Financial Instruments constituting part of the Collateral and deposited with the Trustee and other than as set forth in the Security Documents) and to collect, invest and dispose of any income thereon.

     The Issuers will have the right to obtain a release of items of Collateral other than certain Trust Moneys (the 'Released Interests') subject to an Asset Sale and the Trustee will release the Released Interests from the Lien of the Security Documents and reconvey the Released Interests to the appropriate Issuer or Subsidiary Guarantor, upon compliance with the condition that the appropriate Issuer or Subsidiary Guarantor deliver to the Trustee the following, among other items:

          (a) A notice from the appropriate Issuer or Subsidiary Guarantor requesting the release of the Released Interests (i) describing the proposed Released Interests, (ii) specifying the value of such Released Interests on a date within 60 days of such notice (the 'Valuation Date'),
     (iii) except with

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
     respect to the Land Swap, stating that the purchase price to be received is at least equal to the fair market value of the Released Interests, (iv) stating that the release of such Released Interests will not interfere with the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral,
     (v) confirming the sale of, or an agreement to sell, such Released Interests in a bona fide sale to a Person that is not an Affiliate of any of the Issuers or Subsidiary Guarantors or, in the event that such sale is to a Person that is an Affiliate, confirming that such sale is made in compliance with the provisions set forth in the 'Limitation on Transactions with Affiliates' covenant, (vi) certifying that such Asset Sale complies with the terms and conditions of the Indenture with respect thereto, and
     (vii) in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of,


          (b) An Officers' Certificate of the appropriate Issuer or Subsidiary Guarantor stating that (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of the Indenture with respect to Asset Sales, (ii) all Net Proceeds from the sale of any of the Released Interests will be applied pursuant to the provisions of the Indenture in respect of Asset Sales, (iii) there is no Default or Event of Default in effect or continuing on the date thereof or the date of such Asset Sale, (iv) the release of the Collateral will not result in a Default or Event of Default under the Indenture, and (v) all conditions precedent in the Indenture relating to the release in question have been complied with, and

          (c) All documentation required by the Trust Indenture Act, if any, prior to the release of Collateral by the Trustee and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation necessary to subject such new Collateral to the Lien of the Security Documents.

     So long as no Event of Default shall have occurred and be continuing, the Issuers and the Subsidiary Guarantors, without consent by the Trustee, may sell or otherwise dispose of any Permitted Equipment that may be defective or may have become worn out or obsolete or is no longer used or useful in the operation of the St. Eustatius or Point Tupper Facilities, provided, however, that the aggregate fair market value of such equipment does not exceed $500,000 and such equipment is sold in a commercially reasonably manner to an unaffiliated third party and certain certificates and opinions are delivered to the Trustee. In addition, so long as no Default or Event of Default shall have occurred and be continuing, the Issuers and the Subsidiary Guarantors may, without any release or consent by the Trustee, do a number of ordinary course activities, upon satisfaction of certain conditions. For example, subject to specified limitations and conditions, the Issuers and the Subsidiary Guarantors would be permitted to grant rights-of-way and easements over or in respect of any real property; abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way; alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; grant a non-exclusive license of any intellectual property; abandon intellectual property; under certain circumstances surrender or modify any franchise, license or permit subject to the Lien of the Security Documents which it may own or under which it may be operating; and grant leases or subleases in respect to any Real Property.

     Proceeds of insurance relating to the destruction of all or any portion of the Collateral or an award relating to a taking of all or any portion of the Collateral by eminent domain, net of all expenses reasonably incurred by the Issuers or any of their Restricted Subsidiaries in the collection thereof, will be exchanged for Financial Instruments and deposited with the Trustee and held in the Collateral Account. The Issuers or the appropriate Subsidiary Guarantor may withdraw such proceeds or an award from the Collateral Account to reimburse such Issuer or the appropriate Subsidiary Guarantor for expenditures made, or to pay costs incurred, by such Issuer or the appropriate Subsidiary Guarantor to repair, rebuild or replace the Collateral destroyed or taken, subject to compliance with certain conditions, including, without limitation, delivery to the Trustee of an opinion of counsel that the Trustee has a valid and perfected Lien on such repairs, rebuildings and replacements.


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DISCHARGE OF INDENTURE

     The Indenture permits the Issuers to terminate all of their obligations under the Indenture, other than the obligation to pay the principal of, premium, if any, and interest on the Notes, and certain other obligations and to release the Collateral from the Lien of the Indenture and the Security Documents, at any time after the 91st day following the (i) deposit in trust with the Trustee, under an irrevocable trust agreement, money or U.S. Government obligations in an amount sufficient to pay principal of, premium, if any, and interest on the Notes to their maturity or redemption, as the case may be, and (ii) compliance with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that after the 91st day following their deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or to the rights of any other creditor of the Issuers or any Subsidiary Guarantor other than those continuing rights of the applicable Holders of Notes, delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Issuers' exercise of such right and will be subject to U.S. Federal income tax on the same amount and in the same amount and in the same manner and at the same times as would have been the case otherwise and the delivery to the Trustee of an opinion of counsel in Canada and the Netherlands Antilles to the effect that Holders will not recognize income, gain or loss for Canadian federal and provincial tax or Netherlands Antilles tax, as the case may be, and other tax purposes as a result of the Issuers' exercise of such rights and will be subject to Canadian federal and provincial tax or Netherlands Antilles tax, as the case may be, and other tax on the same amounts, in the same manner and at the same time as would have been the case had the Issuers not exercised such rights.

TRANSFER AND EXCHANGE

     A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuers, the Registrar is not required (i) to register the transfer of or exchange any Note selected for redemption, (ii) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (iii) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date. The Holder of a Note will be treated as the owner of such Note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived

(other than any continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders in the case of a merger or acquisition, or to make any change that does not adversely affect the rights of any Holder.

     Without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes), no waiver or amendment to the Indenture may make any change in the provisions described above under the caption 'Change of Control' or in the obligations of the Issuers to make a Non-Collateral Asset Sale Offer or Proceeds Offer that adversely affects the rights of any Holder of the Notes.

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     Without the consent of each holder affected, the Issuers and the Trustee may not: (i) extend the maturity of any Note; (ii) affect the terms of any scheduled payment of interest on or principal of the Notes (including without limitation any redemption provisions); (iii) take any action that would subordinate the Notes to any other Indebtedness of the Issuers or any of their Subsidiaries; (iv) modify or amend the Indenture or the Security Documents, or take or fail to take any action, that would have the effect of impairing the lien on the Collateral or permit any release of Collateral from the lien of the Security Documents except as expressly contemplated by the Indenture; (v) reduce the percentage of holders necessary to consent to an amendment, supplement or waiver to the Indenture or (vi) make any change to the Indenture or the Notes that would result in the Issuers being required to make any deduction or withholding from payments made under or with respect to the Notes or adversely affect the right of the holders to receive Additional Amounts or Reimbursement Payments as described under '-- Additional Amounts; Indemnification.'

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder, unless such holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE

     Each of the Indenture, the Notes and the Guarantees is governed by, and construed in accordance with, the laws of the State of New York. The Security Documents executed by Statia are governed by and construed in accordance with the laws of the Netherlands Antilles, and the Security Documents executed by Statia Canada are governed by and construed in accordance with the laws of the Province of Nova Scotia and the federal laws of Canada. The Issuers and the Subsidiary Guarantors have expressly submitted to the nonexclusive jurisdiction of New York State and the U.S. federal courts sitting in The City of New York for the purposes of any suit, action or proceeding with respect to the Indenture, the Notes and the Guarantees and for actions brought under federal or state securities laws. The Issuers and the Subsidiary Guarantors will appoint CT Corporation as their agent upon which process may be served in any such action or proceeding with respect to the Indenture, the Notes or the Guarantees.

DELIVERY AND FORM OF SECURITIES

  Book-Entry, Delivery and Form

     The New Notes initially will be represented by a single, permanent global certificate in definitive, fully registered form (the 'Global Note'). The Global Note will be deposited on the date of the closing of the Exchange Offer (the 'Closing Date') with, or on behalf of, The Depositary Trust Company (the 'Depositary') and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to herein as the 'Global Note Holder').

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the 'Participants' or the 'Depositary's Participants') and to facilitate the clearance and settlement of transactions in such securities between Participants through

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electronic book-entry changes in accounts of its Participants. The Depositary's
Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the 'Indirect Participants' or the 'Depositary's Indirect Participants') that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     The Issuers expect that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants that have complied with the applicable provisions of the Exchange Offer, with the respective principal amounts of the New Notes represented by the Global Note corresponding to the principal amounts of the Old Notes and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants) or by the Depositary's Participants and the Depositary's Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Note will be limited to some extent.

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder of those Notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have the Global Note registered in their names and will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. None of the Issuers, the Subsidiary Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Global Note by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Global Note.

     Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose names any Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Issuers or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuers believe, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for New Notes in definitive form. Upon any such issuance, the Trustee is required to register such New Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such New Notes would be issued in fully registered form. In addition, if (i) the Issuers notify the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Issuers are unable to locate a qualified successor within 90 days or (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Notes, Notes in such form will be issued to each person that such Global Notes Holder and the Depositary identifies as being the beneficial owner of the related Notes. To the extent New Notes in

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definitive form are issued, such New Notes will be issued in denominations of
$1,000 and integral multiples thereof.

     Neither the Issuers nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

     The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest, Additional Amounts, Reimbursement Payments and Liquidated Damages) be made in same day funds. Interests in the Global Note will trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will, therefore, be required by the Depositary to be settled in same-day funds. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Note for Notes in certificated form, and to distribute such Notes to its Participants.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Company believes to be reliable, but the Issuers take no responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers or the Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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  Old Notes Registration Rights; Liquidated Damages

     Pursuant to the Registration Rights Agreement, the Issuers have agreed to file with the Commission a registration statement (the 'Exchange Offer Registration Statement') on the appropriate form under the Securities Act with respect to an offer to exchange the Old Notes for the New Notes. The New Notes will evidence the same debt as the Old Notes and will be issued under and entitled to the same benefits under the Indenture as the Old Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers will offer, pursuant to the Exchange Offer, to the Holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If (i) the Issuers are not required to file the Exchange Offer Registration Statement because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) any Holder of Transfer Restricted Securities notifies the Issuers that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) it is a broker-dealer and holds Notes acquired directly from the Issuers or an Affiliate of the Issuers, or (iii) the Issuers do not consummate the Exchange Offer on or prior to six months following the Issue Date, the Issuers will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Issuers will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, 'Transfer Restricted Securities' means each Note until the earliest to occur of (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New
Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act. The Issuers will not be permitted to consummate the Exchange Offer after six months following the Issue Date.

     The Registration Rights Agreement provides that (i) the Issuers will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Issue Date, (ii) the Issuers will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 105 days after the Issue Date, (iii) unless the Exchange Offer would not be permitted by a policy of the Commission, the Issuers will commence the Exchange Offer and will use their best efforts to issue on or prior to 45 days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission (the 'Exchange Offer Effective Date') New Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and
(iv) if obligated to file the Shelf Registration Statement, the Issuers will each use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 105 days after such obligation arises. If (a) the Issuers fail to file within 45 days, or cause to become effective within 105 days, the Exchange Offer Registration Statement or (b) the Issuers are obligated to file the Shelf Registration Statement and such Shelf Registration Statement is not filed within 45 days, or declared effective within 105 days, of the date on which the Issuers became so obligated or (c) the Issuers fail to consummate the Exchange Offer within 45 days of the Exchange Offer Effective Date or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a 'Registration Default'), in the case of clause (b) only, other than by reason of the failure of the Holders to make certain representations to or provide information reasonably requested by the Issuers or by reason of delays caused by the failure of any Holder to provide information to the National Association of Securities Dealers, Inc. or

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to any other regulatory agency having jurisdiction over any of the Holders, then the Issuers will pay liquidated damages ('Liquidated Damages') to each holder of Transfer Restricted Securities, during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes constituting Transfer Restricted Securities held by such holder. The amount of the Liquidated Damages will increase an additional $.05 per week per $1,000 principal amount constituting Transfer Restricted Securities for each subsequent 90-day period until the applicable Registration Default has been cured, up to a maximum amount of Liquidated Damages of $.30 per week per $1,000 principal amount of Notes constituting Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Issuers on each Damages Payment Date (as defined in the Registration Rights Agreement) to the Global Note holders by wire transfer of immediately available funds or by federal funds check and to the holders of certificated securities by mailing a check to such holders' registered addresses. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of the Old Notes will be required to make certain representations to the Issuers (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

     'Accounts Receivable' shall have the meaning ascribed to the term 'Accounts' in the Access Intercreditor Agreements.

     'Acquired Indebtedness' of any Person means (a) with respect to any other Person that becomes a direct or indirect Subsidiary of the referent Person after the date of the Indenture, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the referent Person that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the referent Person and (b) with respect to the referent Person or any of its Subsidiaries, any Indebtedness assumed by the referent Person or any of its Subsidiaries in connection with the acquisition of an asset from another Person that was not incurred by such other Person in connection with, or in contemplation of, such acquisition.

     'Additional Secured Indebtedness' means Indebtedness of the Issuers and their Restricted Securities, the principal amount of which shall not exceed an amount equal to the liquidation preference of Parent's then outstanding Series C Preferred Stock, plus accrued and unpaid dividends, if any.

     'Affiliate' of any Person means any Person (i) which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of the referent Person or (iii) of which 10% or more of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held by the referent Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     'Asset Sale' for any Person means the sale, transfer or other disposition or series of sales, transfers or other dispositions (including without limitation by merger or consolidation (other than a merger or consolidation subject to the covenant described under 'Limitation on Mergers and Certain Other Transactions'), and whether by operation of law or otherwise) of any of that Person's assets (including without limitation the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary), whether owned on the date of the Indenture or subsequently acquired, outside of the ordinary course of business, excluding, however, (i) any sale, transfer or other

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disposition between Statia and any of its Wholly-Owned Restricted Subsidiaries,
provided that in the event any assets which constitute a portion of the Collateral are so sold, transferred or disposed of, Statia or the appropriate Wholly-Owned Restricted Subsidiary as the case may be, shall acquire such Collateral subject to the Lien of the Indenture and the Security Documents and shall take or cause to be taken all action necessary or appropriate to maintain, preserve and protect the security interest in such Collateral granted by the Security Documents, (ii) any sale, transfer or other disposition, or series of sales, transfers or other dispositions, of assets not constituting Collateral having a purchase price or transaction value, as the case may be, of $100,000 or less, provided that no Default or Event of Default exists at the time of such sale, (iii) any sale by Statia or any Wholly-Owned Restricted Subsidiary of its Accounts Receivable, (iv) the destruction of all or any portion of the Collateral or the taking of all or any portion of the Collateral by eminent domain, and (v) any sale, transfer or other disposition of the ship called the M/V Megan D. Gambarella, the assets comprising the Brownsville facility or the Capital Stock of the entity owning the Brownsville facility (Statia Terminals Southwest, Inc.).

     'Attributable Indebtedness,' of any Person, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, property subject to such Sale and Leaseback Transaction and the present value (discounted at a rate equivalent to such Person's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

     'Bankruptcy Law' means Title 11, U.S. Code, the Netherlands Antilles Bankruptcy Decree (het Faillissementsbesluit), and the Bankruptcy and Insolvency Act, Canada or any similar federal, provincial, state or foreign law for the relief of debtors.

     'Board Resolution' of any Person means a duly adopted resolution of the Board of Directors of such Person.

     'Capital Stock' of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (including without limitation common stock, preferred stock and partnership interests) of such Person.

     'Capitalized Lease Obligations' of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     'Cash' means U.S. dollars, Canadian dollars or Netherlands Antilles
Guilders.

     'Castle Harlan Agreement' means the management agreement between Castle Harlan, Inc. and Parent dated as of the Issue Date.

     'Change of Control' means the occurrence of any of the following: (i) the consummation of any transaction the result of which is (x) if such transaction occurs prior to the first sale of Common Equity of Statia or Parent pursuant to a registration statement under the Securities Act that results in at least 25% of the then outstanding common equity of Statia or Parent having been sold to the public, that the Principals and their Related Parties beneficially own less than, directly or indirectly, 51% of the Common Equity of Statia or Parent, and
(y) if such transaction occurs thereafter, that any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals and their Related Parties) owns, directly or indirectly, a majority of the Common Equity of Statia or Parent, or (ii) the first date on which any Person or group (as defined above) other than the Principals and their Related Parties shall have elected, or caused to be elected, a sufficient number of its or their nominees to the Board of Directors of Statia or Parent such that the nominees so elected (regardless of when elected) shall collectively constitute a majority of the Board of Directors of Statia or Parent or (iii) Statia or Parent consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of

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its assets to any Person, or any Person consolidates with, or merges with or into, Statia or Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of Statia or Parent, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of Statia or Parent, as the case may be, is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and the beneficial owners of the Voting Stock of Parent immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction. As set forth above, a Change of Control can occur in certain circumstances upon a sale of all or substantially all of the assets of Statia or Parent. In connection therewith, the phrase 'all or substantially all' as used in the Indenture (including in the definition of 'Change of Control') varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of 'all or substantially all' of the assets of a person and therefore it may be unclear as to whether a Change of Control has occurred and whether the Notes are subject to a Change of Control Offer.

     'Collateral' means, collectively, all of the property and assets that from time to time are subject to the Lien of the Security Documents.

     'Collateral Account' means the collateral account to be established pursuant to the Indenture.

     'Common Equity' of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors or managing directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     'Consolidated Amortization Expense' of any Person for any period means the amortization expense of such Person and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

     'Consolidated Depreciation Expense' of any Person for any period means the depreciation expense of such Person and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

     'Consolidated Fixed Charge Coverage Ratio' of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) the aggregate Fixed Charges of such Person for such four fiscal quarters; provided, however, that if any calculation of Statia's Consolidated Fixed Charge Coverage Ratio requires the use of any quarter beginning prior to the date of the Indenture, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Notes and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation; and provided further, that if any such calculation requires the use of any quarter prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any acquisition was effected, by Statia or any of its Restricted Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale, incurrence of Indebtedness or acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

     'Consolidated Income Tax Expense' means, for any Person for any period, the provision for taxes based on income and profits of such Person and its Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income of such Person for such period.

     'Consolidated Interest Expense' means, without duplication, with respect to any Person for any period, the sum of the interest expense on all Indebtedness of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,
(ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, (iii) the net costs associated with Hedging Obligations, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligations,

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(vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest, (ix) all interest payable with respect to discontinued operations, and (x) all interest on any Indebtedness of any other Person guaranteed by the referent Person or any of its Restricted Subsidiaries.

     'Consolidated Net Income' of any Person for any period means the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Restricted Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by the referent Person or any of its Wholly-Owned Restricted Subsidiaries in the form of cash dividends during such period; (ii) except to the extent includible in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary of the referent Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income
(a) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period or (b) would be payable as Taxes as a result of such dividend or distribution; (iv) any gain

(but not loss), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of its Restricted Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Restricted Subsidiaries or (b) any Asset Sale by the referent Person or any of its Restricted Subsidiaries, (v) any extraordinary gain (but not extraordinary loss), together with any related provision for Taxes on any such extraordinary gain, realized by the referent Person or any of its Restricted Subsidiaries during such period; and (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided further, that (y) any gain referred to in clauses (iv) and (v) above and which is received in Cash by the referent Person or one of its Restricted Subsidiaries during such period shall be included in the consolidated net income of the referent Person for computations made pursuant to the covenant Limitations on Restricted Payments, and (z) any extraordinary loss incurred by the referent Person and its Restricted Subsidiaries as a result of the premium paid to repurchase Notes in connection with a Collateral Asset Sale Offer during such period shall be excluded from any computation of consolidated net income of such referent Person to the extent of any extraordinary gain realized by the referent Person and its Restricted Subsidiaries resulting from such Collateral Asset Sale during such period.

     'Consolidated Net Worth' means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common shareholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Restricted Subsidiary of such Person.

     'Consolidated Tangible Assets' of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries (excluding any assets that would be classified as 'intangible assets' under GAAP) on a consolidated basis at such date, determined in accordance with GAAP, less all write-ups subsequent to the Issue Date in the book value of any asset owned by such Person or any of its Restricted Subsidiaries.

     'Currency Agreement' means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Statia or any of its Restricted Subsidiaries against fluctuations in currency values.

     'Custodian' means any receiver, trustee, assignee, liquidator, sequestrator, curator (in the case of bankruptcy in the Netherlands Antilles), bewindvoerder (in the case of suspension of payments in the Netherlands Antilles) or similar official under any Bankruptcy Law.

     'Default' means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     'Disqualified Stock' means with respect to any Person any Capital Stock of such Person or any of its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the final maturity date of the Notes; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock, shall not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Stock.

     'EBITDA' means, with respect to any Person for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Income Tax Expense, (iii) Consolidated Amortization Expense (but only to the extent not included in Fixed Charges), (iv) Consolidated Depreciation Expense, (v) Fixed Charges and (vi) all other non-cash items reducing the Consolidated Net Income (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) of such Person and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP (provided, however, that the amounts set forth in clauses (ii) through (vi) shall be included only to the extent such amounts reduce Consolidated Net Income), less the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increase Consolidated Net Income.

     'Equity Offerings' means (i) an offering or sale of Capital Stock (other than Disqualified Stock) of Statia pursuant to a registration statement filed with the Commission in accordance with the Securities Act or pursuant to an exemption from the registration requirements thereof or (ii) a contribution to the capital of Statia by Parent of the net cash proceeds received by Parent from a substantially concurrent offering or sale of Capital Stock of Parent (other than to Statia or a Subsidiary of Statia) pursuant to a registration statement filed with the Commission in accordance with the Securities Act or pursuant to an exemption from the registration requirements thereof.

     'Exchange Act' means the Securities Exchange Act of 1934, as amended.

     'Fifth Anniversary' means the fifth anniversary of the later of (i) the Issue Date and (ii) if an Exchange Offer is consummated within six months of the Issue Date, the consummation of the Exchange Offer.

     'Financial Instruments' means (i) securities issued or directly and fully guaranteed or insured by the U.S. or the Canadian Government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition and rated at least 'A' or the equivalent by either Moody's

Investors Service, Inc. or Standard & Poor's Corporation, (ii) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $250 million and a Keefe Bank Watch Rating of B or better, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within 12 months after the date of acquisition, (v) securities with maturities of 12 months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirement of clause

(ii) above, and (vi) any money-market fund sponsored by any registered broker dealer or mutual fund distributor that invests solely in instruments of the type set forth above.

     'Fixed Charges' means, with respect to any Person for any period, the sum of (a) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or a Restricted Subsidiary of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, local or equivalent foreign statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     'GAAP' means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the U.S., as in effect on the date of the Indenture.

     'Hedging Obligations' of any Person means the obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement relating to interest rates.

     'Indebtedness' of any Person at any date means, without duplication: (i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person with respect to any Currency Agreement, Oil and Petroleum Hedging Contracts or Hedging Obligations; (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which payable is not overdue by more than 60 days according to the original terms of sale unless such payable is being contested in good faith;
(vi) the maximum fixed repurchase price of all Disqualified Stock of such Person; (vii) all Capitalized Lease Obligations of such Person; (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (ix) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; and (x) all Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (viii), the lesser of (A) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) the amount of the Indebtedness secured. For purposes of the preceding sentence, the 'maximum fixed repurchase price' of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

     'Independent Financial Advisor' means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of Statia's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to Statia and its Affiliates.

     'Inventory' shall have the meaning ascribed to such term in the Access Intercreditor Agreements.

     'Investments' of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or similar credit extensions constituting Indebtedness of such Person, and any guarantee of Indebtedness of any other Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

     'Issue Date' means the date the Old Notes were initially issued.

     'Lien' means, with respect to any asset or property, any mortgage, deed of trust, debenture, fiduciary, transfer, fiduciary assignment, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     'Liquidated Damages' has the meaning ascribed to such term under 'Delivery and Form of Securities--Old Notes Registration Rights Agreement; Liquidated Damages.'

     'Management' means the Directors, Managing Directors, and executive officers of the Issuers and their affiliates.

     'Net Proceeds' with respect to any Asset Sale by any Person means the proceeds in the form of Financial Instruments (including Cash which is immediately exchanged into Financial Instruments) received by such Person from such Asset Sale, including payments in respect of deferred payment obligations when received in the form of Cash or Financial Instruments after (a) provision for all income or other taxes measured by or resulting from such Asset Sale or the transfer of the proceeds of such Asset Sale to such Person, (b) payment of all reasonable out-of-pocket fees and expenses related to such Asset Sale (including without limitation brokerage, legal, accounting and investment banking fees and commissions) and (c) in the case of any Asset Sale that does not involve any portion of the Collateral, repayment of Indebtedness that is required by the terms thereof to be repaid in connection with such Asset Sale.

     'New Bank Credit Facility' means the Loan and Security Agreement between Statia Terminals N.V. and Congress Financial Corporation and the Loan Agreement among Statia Canada, Point Tupper Marine Services Limited and Congress Financial Corporation (Canada), as such agreements may be amended, supplemented, modified or replaced from time to time.

     'Non-Recourse Purchase Money Indebtedness' means Indebtedness of Statia or any of its Restricted Subsidiaries incurred to finance the purchase of any assets of Statia or any of its Restricted Subsidiaries within 90 days of such purchase, as long as (a) the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (b) the purchase cost of such assets is or should be included in 'additions to property, plant and equipment' in accordance with GAAP, (c) such Indebtedness is non-recourse to Statia or any of its Restricted Subsidiaries or any of their respective assets other than the assets so purchased and (d) the purchase of such assets is not part of an acquisition of any Person.

     'Offers to Purchase' means one or more Collateral Asset Sale Offer, Non-Collateral Asset Sale Offer and Proceeds Offer, as the case may be.

     'Oil and Petroleum Hedging Contracts' of any Person means any oil or petroleum products hedging agreement or other similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in the market price of oil or petroleum products.

     'Parent' means Statia Terminals Group N.V.

     'Payment Restriction', with respect to a Restricted Subsidiary of any

Person, means any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Restricted Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Restricted Subsidiary of such Person, (b) make loans or advances to such Person or any other Restricted Subsidiary or such Person or (c) transfer any of its properties or assets to such Person or any other Restricted Subsidiary of such Person or (ii) such Person or any other Restricted Subsidiary of such Person to receive or retain any such dividends, distributions or payments, loans or advances or transfer or properties or assets.

     'Permitted Equipment' means machinery (other than tanks, pipelines, docks and the single point mooring buoy), furniture, apparatus, tools, implements or other similar property of Statia and its Restricted Subsidiaries.

     'Permitted Investments' means (i) Financial Instruments; (ii) certificates of deposits or Eurodollar deposits due within one year with a commercial bank having capital funds of at least $500 million or more; (iii) debt of any state or political subdivision that is rated A or better; and (iv) mutual funds that invest solely in Permitted Investments described in clauses (i) through (iii) above.

     'Permitted Liens' means: (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP; (ii) statutory Liens of landlords and carriers, warehousemens, mechanics, suppliers, materialmen, repairmen or other Liens imposed by law arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (v) attachment or judgment Liens not giving rise to a Default or an Event of Default and Liens created by deposits of Cash or Financial Instruments to permit Statia to appeal court judgments that are being contested in good faith by appropriate proceedings and do not give rise to a Default or an Event of Default; (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances in respect of real property not interfering with the ordinary conduct of the business of Statia or any of its Subsidiaries and not materially affecting the value of the property subject thereto; (vii) leases or subleases granted to others not interfering with the ordinary conduct of the business of Statia or any of its Subsidiaries and not materially affecting the value of the property subject thereto; (viii) Liens on Accounts Receivable, Inventory and vessels

(other than the M/V Megan D. Gambarella) owned by Statia or its Restricted Subsidiaries securing outstanding Indebtedness referred to in clause (i) under the covenant described under 'Limitations on Additional Indebtedness'; (ix) Liens securing Acquired Indebtedness, provided that such Liens (x) are not incurred in connection with, or in contemplation of, the acquisition of the property or assets acquired and (y) do not extend to or cover any property or assets of Statia or any of its Restricted Subsidiaries other than the property or assets so acquired; (x) Liens securing Refinancing Indebtedness to the extent incurred to repay, refinance or refund Indebtedness that is secured by Liens and outstanding as of the date hereof, provided that such Refinancing Indebtedness shall be secured solely by the assets securing the outstanding Indebtedness being repaid, refinanced or refunded; (xi) Liens on the Collateral securing Additional Secured Indebtedness incurred in accordance with the provisions of this Indenture, provided that (y) such liens are pari passu with, and in no event senior to, the liens on the Collateral created under the Security Documents and (z) the representatives of such Additional Secured Indebtedness shall have entered into an additional lender intercreditor agreement; (xii) Liens under the Security Documents and the Indenture; (xiii) Liens that secure Sale and Leaseback Transactions that are permitted under the covenants described under 'Limitations on Additional Indebtedness' and 'Limitations on Sale and Leaseback Transactions' and relate only to real property that does not constitute a portion of the Collateral and is not used in connection with any manufacturing activity; (xiv) Liens securing Indebtedness between Statia and its Wholly Owned Restricted Subsidiaries or among such Wholly Owned Restricted Subsidiaries; and (xv) Liens existing on the date of the Indenture to the extent and in the manner such Liens are in effect on the Issue Date.

     'Permitted Related Acquisition' means the acquisition by Statia or its Restricted Subsidiaries of any assets used or useful in the business conducted by Statia or its Restricted Subsidiaries as such business is conducted on the Issue Date.

     'Person' means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     'Plan of Liquidation', with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to Holders of Capital Stock of such Person.

     'Principals' means Castle Harlan, Inc., members of Management and their respective Affiliates.

     'Refinancing Indebtedness' means Indebtedness of Statia or a Subsidiary of Statia issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, 'repay'), or constituting an amendment, modification or supplement to or a deferral or renewal of (collectively, an 'amendment'), any Indebtedness of Statia or any of its Subsidiaries existing immediately after the original issuance of the Notes or incurred pursuant to the provisions of the covenant described under 'Limitations on Additional Indebtedness' in a principal amount not in excess of the principal amount of the Indebtedness so repaid or amended; provided that: (i) the Refinancing Indebtedness is the obligation of the same Person, and is subordinated to the Notes, if at all, to the same extent, as the Indebtedness being repaid or amended; (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being repaid or amended or (b) after the maturity date of the Notes; (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Indebtedness being repaid or amended is secured.

     'Related Business Investment' means any Investment directly by Statia or its Restricted Subsidiaries in any business that is closely related to or complements the business of Statia or its Restricted Subsidiaries as such business exists on the Issue Date.

     'Related Party' with respect to any Principal means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

     'Restricted Debt Payment' means any purchase, redemption, defeasance (including without limitation in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by Statia or a Subsidiary of Statia, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Indebtedness of Statia that is subordinate in right of payment to the Notes.

     'Restricted Investment', with respect to any Person, means any Investment by such Person (other than a Permitted Investment) in any of its Unrestricted Subsidiaries or in any Person that is not a Restricted Subsidiary.

     'Restricted Payment' means with respect to any Person: (i) the declaration of any dividend (other than a dividend declared by a Wholly Owned Restricted Subsidiary to holders of its Common Equity) or the making of any other payment or distribution of Cash, securities or other property or assets in respect of such

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Person's Capital Stock (except that a dividend payable solely in Capital Stock
(other than Disqualified Stock) of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Capital Stock that is not Disqualified Stock); (iii) any Restricted Investment; or (iv) any Restricted Debt Payment.

     'Restricted Subsidiary' of any Person means each of the Subsidiaries of such Person which, as of the determination date, is not an Unrestricted Subsidiary of such Person.

     'Sale and Leaseback Transaction' means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

     'Security Documents' means, collectively, the Security Agreements, the Mortgages, the Access Intercreditor Agreements, and all security agreements, fiduciary transfers, debentures, fiduciary assignments, pledges, debentures, mortgages, deeds of trust, collateral assignments or other instruments evidencing or creating any security interest in favor of the Trustee in all or any portion of the Collateral, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

     'Significant Guarantor' means any single Subsidiary Guarantor or group of Subsidiary Guarantors that as of the date of the most recently ended month for which an internal balance sheet is available would have constituted a Significant Subsidiary of Statia.

     'Significant Subsidiary' means any Subsidiary that would be a 'significant subsidiary' as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, except all references to '10 percent' in such definition shall be changed to '2 percent'.

     'Subordinated Management Notes' means any Indebtedness of Statia issued to repurchase Capital Stock of Statia held by members of management of Statia or any of its Restricted Subsidiaries the terms of which provide that (i) no Cash payments (principal, interest or otherwise) will be due and payable until November 15, 2004 and (ii) such Indebtedness is subordinated in full in right of payment to the prior payment in full in cash of the Notes and any Indebtedness issued in exchange for or to refinance all or a portion of the Notes.

     'Subsidiary' of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.


     'Subsidiary Guarantors' means each of the parties named as such in the Indenture and any other Subsidiary of the Issuers or a Subsidiary thereof that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     'Taxes' means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other similar liabilities related thereto) levied, imposed or assessed by or on behalf of any Taxing Authority.

     'Taxing Authority' means either (i) the Government of the Netherlands Antilles or any authority or agency therein or thereof having power to tax or
(ii) the Government of Canada, any province thereof or any other government or any political subdivision or territory or possession of the Government of Canada or any province thereof or any authority or agency therein or thereof having power to tax.

     'Unrestricted Subsidiary' means each of the Subsidiaries of Statia so designated by a resolution adopted by the Board of Directors of Statia and whose creditors have no direct or indirect recourse (including without limitation recourse with respect to the payment of principal of or interest on Indebtedness of such Subsidiary) to Statia or a Restricted Subsidiary; provided, however, that the Board of Directors of Statia will be prohibited from designating as an Unrestricted Subsidiary any Subsidiary of Statia existing on the date of the Indenture. The Board of Directors of Statia may designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided that (i) any such redesignation shall be deemed to be an incurrence by Statia and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of the 'Limitations on Additional Indebtedness' covenant in the Indenture as of the date of such redesignation and (ii) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, Statia and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio set forth in the 'Limitations on Additional Indebtedness' covenant described above. Any such designation or redesignation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Resolution of Statia's Board of Directors giving effect to such designation or redesignation and an Officer's Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such certificate.

     'Voting Stock', with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

     'Weighted Average Life to Maturity', when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

     'Wholly-Owned Restricted Subsidiary' of Statia means a Restricted Subsidiary of Statia, of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by Statia or through one or more Wholly-Owned Restricted Subsidiaries of Statia.

                                    TAXATION

     The following summaries contain a description of the principal Netherlands Antilles and Canadian tax consequences and the principal U.S. federal income tax consequences to a holder from the purchase, ownership and disposition of Notes.

NETHERLANDS ANTILLES TAXATION


     The following is the opinion of Coopers & Lybrand (Netherlands Antilles), special Netherlands Antilles tax counsel to the Company and is based on Antilles tax laws and practice currently applicable.


     Based on a ruling which has been approved on September 3, 1996 by the Antilles tax authorities, ruling number SV/62.9460.0/B962791 tax counsel in the Netherlands Antilles is of the opinion that a Holder of New Notes will not be subject to Netherlands Antilles income tax with respect to the exchange of the Old Notes for the New Notes pursuant to the Exchange Offer, with respect to any interest received on the New Notes or with respect to any gains realized upon the sale or redemption of the New Notes provided that: (i) the Holder of New Notes is not a resident or deemed a resident of the Netherlands Antilles; (ii) the Holder of New Notes does not have an enterprise which in its entirety or in part is carried on: (a) in the case of an individual Holder of New Notes, by such Holder of New Notes personally or through a permanent representative or agent in the Netherlands Antilles, or (b) in the case of an entity, through a permanent establishment, permanent representative or agent in the Netherlands Antilles; and to which enterprise or to which part of an enterprise the New Notes are attributable.

     No withholding on account of any Netherlands Antilles taxes is required by the Issuers with respect to interest payments made to a Holder of New Notes or under the Guarantees or with respect to any gains realized upon the sale or redemption of the New Notes.

     Holders of Notes who are not residents of the Netherlands Antilles are not subject to any Netherlands Antilles gift, estate or inheritance taxes solely by reason of being Holders of Notes.

     The aforementioned ruling is based on current Antilles tax laws. Subject to possible alterations of tax laws, the ruling will be valid from the date of issuance of the New Notes through redemption of the New Notes. Coopers and Lybrand knows of no proposal to alter Antilles tax laws in any relevant respect.

CANADIAN FEDERAL TAX CONSEQUENCES


     In the opinion of Arthur Andersen & Co., the following describes the material Canadian federal income tax consequences to a holder of the Old Notes or New Notes who is a non-resident of Canada. This description is based on the current provisions of the Income Tax Act (Canada) (the 'Act') and the regulations thereunder, Arthur Andersen & Co.'s understanding of the current administrative practices of Revenue Canada, and all specific proposals to amend the Act and the regulations announced by the Canadian Minister of Finance prior to the date hereof. This description does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or consideration of any province or territory of Canada or any jurisdiction other than Canada. This description is general in nature and is not exhaustive of all possible Canadian income tax considerations. Accordingly, prospective purchasers should consult their own tax advisers for advice with respect to their particular circumstances.


     The payment by the Issuers of interest, principal or premium on the Old Notes to a Holder who is a non-resident of Canada and with whom the Company deals at arm's length within the meaning of the Act at the time of making the payment should be exempt from Canadian withholding tax. The payment by the Issuers of interest, principal or premium on the New Notes to a Holder who is a non-resident of Canada and with whom the Company deals at arm's length within the meaning of the Act at the time of making the payment will be exempt from Canadian withholding tax. For the purposes of the Act, related persons (as therein defined) are deemed not to deal at arm's length and it is a question of fact whether persons not related to each other deal at arm's length.

     In the opinion of Arthur Anderson & Co. the exchange of the Old Notes for New Notes pursuant to the Exchange Offer should not be regarded as a disposition of Old Notes for Canadian tax purposes, based upon our understanding that the New Notes are intended to represent the same indebtedness as the Old Notes. Even if the Canadian tax authorities were to view the Old Notes as being disposed of, such disposition will not be taxable to Holders who are not resident in Canada, other than certain non-resident insurers carrying on business in Canada and elsewhere. Accrued but unpaid interest on Old Notes at the time of the consummation of the Exchange Offer should not be subject to taxation in Canada for those Holders who are not resident in Canada and who are not related to the Issuers, other than certain non-resident insurers who carry on business in Canada and elsewhere.

     No other tax on income (including taxable capital gains) will be payable under the Act in respect of the holding, redemption or disposition of the Old Notes or New Notes, the exchange of Old Notes for New Notes pursuant to the Exchange Offer or the receipt of interest or premium thereon by Holders who are neither residents nor deemed to be residents of Canada for the purposes of the Act and who do not use or hold and are not deemed to use or hold the Notes or New Notes in carrying on business in Canada for the purposes of the Act, except that in certain circumstances Holders who are non-resident insurers carrying on an insurance business in Canada and elsewhere may be subject to such taxes.

U.S. FEDERAL INCOME TAXATION


     In the opinion of White & Case, the following describes the principal U.S. federal income tax consequences of the issuance of the New Notes and the Exchange Offer. This description applies only to Notes held as capital assets and does not address aspects of U.S. federal income taxation that may be applicable to Holders that are subject to special tax rules, such as insurance companies, tax-exempt organizations, banks or dealers in securities or currencies or to Holders that will hold a Note as part of a position in a 'straddle' or as part of a 'hedging' or 'conversion' transaction for U.S. federal income tax purposes or that have a 'functional currency' other than the U.S. dollar. In addition, this description assumes that a Holder will not elect to treat a Note and a hedge or combination of hedges with respect thereto as an integrated transaction for U.S. federal income tax purposes. Moreover, this description does not address the U.S.
federal income tax treatment of Holders that do not acquire New Notes pursuant to the Exchange Offer. Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, holding and disposing of Notes.


 This description is based on the tax laws of the U.S. as in effect on the date of this Prospectus and on U.S. Treasury Regulations in effect (or, in certain cases, proposed) as of the date of this Prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

 For purposes of this description, a 'U.S. Holder' is a Holder of Notes who is a citizen or resident of the U.S., a corporation or partnership organized in or under the laws of the U.S. or any political subdivision thereof or therein, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source and a 'Non-U.S. Holder' is a Holder of Notes other than a U.S. Holder. For taxable years beginning after December 31, 1996, a trust will be a U.S. Holder if (i) a U.S. court can exercise primary supervision over the administration of such trust and (ii) one or more U.S. fiduciaries has the authority to control all of the substantial decisions of such trust.

  Exchange Offer

     In the opinion of White & Case the exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an 'exchange' for U.S. federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. New Notes received by a holder of Old Notes should be treated as a continuation of the Old Notes in the hands of such holder. Accordingly, there should not be any U.S. federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer. A holder's holding period of New Notes should include the holding period of the Old Notes exchanged therefor.

  Stated Interest

     Stated interest paid on a New Note or under a Guarantee that is treated as 'qualified stated interest' for U.S. federal income tax purposes will be includible in a U.S. Holder's gross income as ordinary interest income in accordance with such U.S. Holder's usual method of tax accounting. Stated interest paid on a

New Note or under a Guarantee should be treated as 'qualified stated interest'

for U.S. federal income tax purposes. But See 'Potential Contingent Payments' for a discussion of the treatment of Liquidated Damages, Additional Amounts and Reimbursement Payments. Such stated interest on the New Notes will be treated as foreign source income for U.S. federal income tax purposes. For U.S. foreign tax credit limitation purposes, interest on the New Notes generally will constitute 'passive income,' or in the case of certain U.S. Holders, 'financial services income.'

     Payments of stated interest on a New Note or under a Guarantee to a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless such income is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the U.S.

  Potential Contingent Payments

     U.S. Holders of New Notes should note that it is possible that the Internal Revenue Service (the 'Service') could assert that the (i) Liquidated Damages which the Issuers would have been obligated to pay if the Exchange Offer registration statement had not been filed or is not declared effective within the time periods set forth herein (or certain other actions are not taken) (as described above under 'Description of the Notes--Old Notes Registration Rights; Liquidated Damages') or (ii) Additional Amounts or Reimbursement Payments owed by the Issuers in the event of the imposition of Canadian withholding taxes or Netherlands Antilles taxes are 'contingent payments' for U.S. federal income tax purposes. If so treated, the New Notes would be treated as contingent payment debt instruments and none of the interest under the New Notes would be considered qualified stated interest. In addition, a U.S. Holder of a New Note would be required to accrue interest income over the term of such New Note under the 'noncontingent bond method' set forth in the U.S. Treasury Regulations issued by the Service regarding debt instruments that provide for one or more contingent payments (the 'Contingent Debt Regulations') and, generally, any gain recognized by a U.S. Holder on the sale, exchange or retirement of a New Note could be treated as interest income. However, the Contingent Debt Regulations provide that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. On the Issue Date, the Issuers believed, and they continue to believe, that the possibility of the payment of Liquidated Damages, Additional Amounts and Reimbursement Payments was remote. Accordingly, the Issuers did not treat the Old Notes as contingent payment debt instruments and treated stated interest on an Old Note or under a Guarantee as qualified stated interest for U.S. federal income tax purposes. If Liquidated Damages, Additional Amounts or Reimbursement Payments are, in fact, paid on a New Note or under a Guarantee, solely for purposes of the rules regarding 'original issue discount' ('OID') for U.S. federal income tax purposes, such New Note will be treated as retired and then re-issued on the date of any such payment for an amount equal to the 'adjusted issue price' of such New Note on such date.

  Effect of Optional Redemption and Event of Default Upon a Change of Control

     An Event of Default will occur if a Change of Control occurs and the Issuers do not cure such event by making an offer to purchase all outstanding New Notes held by it at a purchase price equal to 101% of the principal amount of the New Notes, plus accrued and unpaid interest to the date of purchase. In addition, the New Notes are redeemable in whole or in part at the option of the

Issuers at any time on or after November 15, 2000 at the redemption prices set forth above. In addition, at any time on or prior to November 15, 1999, the Issuers may redeem up to 35% aggregate principal amount of the New Notes, provided that after giving effect to such redemption at least $88 million aggregate principal amount remains outstanding, with the proceeds of an Equity Offering of the Issuers.

     Under the U.S. Treasury Regulations regarding debt instruments issued with OID, the yield to maturity of a debt instrument will be based upon the instrument's stated payment schedule if such schedule is significantly more likely than not to occur. In addition, such Treasury Regulations contain special rules for determining the maturity date and the 'stated redemption price at maturity' of a debt instrument where the issuer of such debt instrument has an unconditional option to make payments under such debt instrument under an alternative payment schedule. Under such rules, it is assumed that the issuer of such debt instrument will exercise an option to redeem a debt instrument if such exercise will lower the yield to maturity of such debt instrument. Since payments pursuant to the stated payment schedule of the New Notes are significantly more likely than not to occur and the Issuers do not have an option to redeem the New Notes which would lower the yield to maturity of the New Notes, the Issuers will disregard the optional redemption provisions of the New Notes in determining that the New Notes will not be issued with OID.

  Sale, Exchange or Retirement

     Upon the sale, exchange or retirement of a Note (other than pursuant to the Exchange Offer (as discussed above under 'The Exchange Offer')), a U.S. Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or retirement (except to the extent attributable to accrued but unpaid interest that has not been included in income) and the U.S. Holder's adjusted tax basis in such Note. A U.S. Holder's adjusted tax basis in a New Note generally will equal the cost of such New Note to the U.S. Holder decreased by the amount of any payment with respect to the New Note other than qualified stated interest payments. Subject to the rules discussed above under 'Potential Contingent Payments,' such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the New Note has been held for more than one year at the time of such sale, exchange or retirement. Any gain realized on a sale, exchange or retirement of a New Note by a U.S. Holder generally will be treated as U.S. source income.

     Any gain realized by a Non-U.S. Holder upon the sale, exchange or retirement of a Note (other than pursuant to the Exchange Offer (as discussed above under 'The Exchange Offer')) generally will not be subject to U.S. federal income tax, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the U.S. or (ii) in the case or any gain realized by an individual Non-U.S. Holder, such holder is present in the U.S. for 183 days or more in the taxable year of such sale, exchange or retirement and certain other conditions are met.


  U.S. Backup Withholding Tax and Information Reporting

     A 31% backup withholding tax and information reporting requirements apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale or redemption of an obligation, to certain noncorporate U.S. Holders. The payor will be required to withhold 31% of any such payment within the U.S. on a New Note to a U.S. Holder (other than an 'exempt recipient,' such as a corporation) if such U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding requirements. Payments of principal and interest to a Non-U.S. Holder will not be subject to backup withholding tax and information reporting requirements if an appropriate certification is provided by the holder to the payor and the payor does not have actual knowledge that the certificate is false.

     These backup withholding tax and information reporting rules currently are under review by the U.S. Treasury Department and proposed U.S. Treasury Regulations issued on April 15, 1996 would modify certain of such rules generally with respect to payments made after December 31, 1997. Accordingly, the application of such rules to the New Notes could be changed.

     THE ABOVE SUMMARIES ARE NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP OF NOTES. PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THEIR PARTICULAR SITUATIONS.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act, or (ii) a broker-dealer that acquired the Old Notes in a transaction other than as part of its market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such New Notes; provided that broker-dealers ('Participating Broker-Dealers') receiving New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such new Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchaser) with the Prospectus, contained in the Exchange Offer Registration Statement. Pursuant to the Registration Rights Agreement, the Company has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Notes. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

     Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in 'The Exchange Offer--Terms and Conditions of the Letter of Transmittal.' In addition, each holder who is a broker-dealer and who receives New Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such New Notes.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to a purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                    EXPERTS

     The Combined Financial Statements of Statia Terminals, Inc. and its Subsidiaries and Affiliates as of December 31, 1993, 1994 and 1995 and for the years then ended, included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The opinion set forth under 'Taxation--Canadian Federal Tax Consequences' referred to in this Prospectus and elsewhere in the Registration Statement has been rendered by Arthur Andersen & Co., Toronto, independent public accountants, and has been referred to herein in reliance upon the authority of such firm as experts in giving said opinion. The opinion set forth under 'Taxation--Netherlands Antilles Taxation' referred to in this Prospectus and elsewhere in the Registration Statement has been rendered by Coopers & Lybrand (Netherlands Antilles), independent public accountants, and has been referred to herein in reliance upon the authority of such firm as experts in giving said opinion.

                                 LEGAL MATTERS

     The validity of the issuance of the New Notes offered hereby and certain U.S. federal income tax consequences will be passed upon for the Issuers by White & Case, New York, New York, with respect to matters of U.S. federal and state law. The validity of the issuance of the New Notes offered hereby will be passed upon for the Issuers by Smeets Thesseling van Bokhorst Spigt, Curacao, Netherlands Antilles, with respect to matters of Netherlands Antilles law and Stewart McKelvey Stirling Scales, Halifax, Nova Scotia, with respect to Canadian and Nova Scotia law.

                                    GLOSSARY

Backwardation................................  A petroleum products price structure in which spot prices for petroleum products exceed forward prices.

Barrel.......................................  Forty-two (42) US gallons of 231 cubic inches each at 60 degrees
                                               Fahrenheit.

Blending.....................................  The process whereby product of one type is mixed with one or more products of another type in specified proportions.

Blendstocks..................................  Additives to petroleum products and petroleum products used in blending operations.

Bunkering....................................  The sale and delivery of diesel oil, gas oil and fuel oil to be consumed by marine vessels for their own propulsion.

Clean Products...............................  Gasoline, diesel and aviation fuels, and related products.

Contango.....................................  A petroleum product price structure in which forward prices for petroleum products exceed spot prices.

DWT..........................................  Deadweight tons.

Emergency Response Fee.......................  A fee charged to all vessels docking in St. Eustatius and for entry into the Strait of Canso in connection with the Company's
                                               maintenance of emergency spill and response equipment.

Excess Throughput............................  Throughput volume for a given period in excess of a specified level stated in the storage contract.

Lightering...................................  The process by which liquid cargo is transferred from VLCCs and
                                               ULCCs to smaller ships, usually while underway at sea. Lightering can transfer all of the VLCCs' or ULCCs' cargo, or only such amount as is necessary to decrease the vessel's draft sufficiently to enable it to enter its port of destination.

Percentage Capacity Leased...................  The storage capacity leased to third parties weighted for the number of days leased in the month divided by the capacity available for lease.

Product Sale.................................  A bulk sale of petroleum products for use other than as bunker fuel.

Residual Fuel Oil............................  Also called No. 6 Fuel Oil or Bunker C. The residue from the distillation of crude oil after the light oils, gasoline, naphtha, kerosine and distillate oils are extracted at normal temperature and pressure.

SPM..........................................  Single Point Mooring -- a buoy connected to the shore by undersea pipelines used for loading and unloading VLCCs and ULCCs.


Throughput Volume............................  The total number of inbound barrels discharged from a vessel, tank, rail car or tanker truck, not including across-the-dock or tank-to-tank transfers.

Transshipment................................  Utilization of a terminal for the transfer of product from a vessel to storage tanks for subsequent transfer from such tanks to the same or other vessels.

ULCCs........................................  Ultra Large Crude Carriers -- marine vessels above 320,000 DWT that transport crude oil.

Vessel Call..................................  A vessel call occurs when a vessel docks or anchors at one of the
                                               Company's terminal locations in order to load and/or discharge cargo and/or to take on bunker fuel. Such dockage or anchorage is counted as one vessel call regardless of the number of activities carried on by the vessel. A vessel call also occurs when the
                                               Company sells and delivers bunker fuel to a vessel not calling at its terminals for the above purposes.

VLCCs........................................  Very Large Crude Carriers -- marine vessels of between 160,000 and
                                               319,999 DWT that transport crude oil.

                              FINANCIAL STATEMENTS
                                     INDEX

                                                                                                             PAGE
                                                                                                             ----
STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES (PRE-PRAXAIR ACQUISITION)

  PRE-PRAXAIR ACQUISITION
     Report of Independent Public Accountants.............................................................   F-2
     Combined Balance Sheets as of December 31, 1993, 1994 and 1995.......................................   F-3
     Combined Statements of Income and Retained Earnings for the years ended December 31, 1993, 1994 and
      1995................................................................................................   F-4
     Combined Statements of Cash Flows for the years ended December 31, 1993, 1994
       and 1995...........................................................................................   F-5
     Notes to Combined Financial Statements...............................................................   F-6

  INTERIM UNAUDITED FINANCIAL STATEMENTS (POST-PRAXAIR ACQUISITION)
     Combined Balance Sheet as of September 30, 1996......................................................   F-24
     Combined Statements of Income and Retained Earnings (Deficit)
       for the nine month periods ended September 30, 1995 and 1996.......................................   F-25
     Combined Statements of Cash Flows
       for the nine month periods ended September 30, 1995 and 1996.......................................   F-26
     Notes to Combined Financial Statements...............................................................   F-27

STATIA TERMINALS N.V.

  PRE-PRAXAIR ACQUISITION
     Report of Independent Public Accountants.............................................................   F-35
     Consolidated Balance Sheets as of December 31, 1993, 1994 and 1995...................................   F-36
     Consolidated Statements of Income and Retained Earnings for the years ended December 31, 1993, 1994
      and 1995............................................................................................   F-37
     Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994
       and 1995...........................................................................................   F-38
     Notes to Consolidated Financial Statements...........................................................   F-39

STATIA TERMINALS POINT TUPPER, INC.

  PRE-PRAXAIR ACQUISITION
     Report of Independent Public Accountants.............................................................   F-44
     Consolidated Balance Sheets as of December 31, 1993, 1994 and 1995...................................   F-45
     Consolidated Statements of Income (Loss) and Retained Earnings (Deficit) for the years ended December
      31, 1993, 1994 and 1995.............................................................................   F-46
     Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994
       and 1995...........................................................................................   F-47
     Notes to Consolidated Financial Statements...........................................................   F-48

STATIA TERMINALS INTERNATIONAL N.V.

     Report of Independent Public Accountants.............................................................   F-53
     Balance Sheet as of September 4, 1996................................................................   F-54

     Notes to Balance Sheet...............................................................................   F-55

STATIA TERMINALS CANADA, INCORPORATED

     Report of Independent Public Accountants.............................................................   F-56
     Balance Sheet as of August 15, 1996..................................................................   F-57
     Notes to Balance Sheet...............................................................................   F-58

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Boards of Directors of Statia Terminals, Inc.
and its Subsidiaries and Affiliates:

     We have audited the accompanying combined balance sheets of Statia Terminals, Inc. and its Subsidiaries and Affiliates (Pre-Praxair Acquisition) as of December 31, 1993, 1994 and 1995, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly in all material respects, the financial position of Statia Terminals, Inc. and its Subsidiaries and Affiliates (Pre-Praxair Acquisition) as of December 31, 1993, 1994 and 1995, and the results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Chicago, Illinois
  March 8, 1996
  (except with respect
  to the matter discussed
  in Note 12, as to which
  the date is November 27, 1996)

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
                            COMBINED BALANCE SHEETS
                     AS OF DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                  1993        1994        1995
                                                                                --------    --------    --------
ASSETS:
Current assets:
  Cash and cash equivalents..................................................   $  1,750    $    424    $  1,469
  Accounts receivable--
     Trade, less allowance for doubtful accounts of $394, $306 and $645......      7,070       6,705       9,675
     Other receivables.......................................................      1,404       3,720       6,707
  Inventory, net.............................................................      7,020       1,984       1,886
  Prepaid expenses...........................................................        377          71         163
                                                                                --------    --------    --------
          Total current assets...............................................     17,621      12,904      19,900

Property and equipment, net..................................................    153,949     169,666     196,327

Deferred income taxes........................................................      2,040       1,843         782

Intangible assets, net.......................................................     12,769      10,498       9,925

Other non-current assets.....................................................         41       2,446       3,349
                                                                                --------    --------    --------
                                                                                $186,420    $197,357    $230,283
                                                                                --------    --------    --------
                                                                                --------    --------    --------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable...........................................................   $  7,236    $  6,751    $  6,073
  Accrued expenses...........................................................      3,982       4,226       4,158
  Current portion of long-term debt..........................................        283       8,050      14,800
Payable to (receivable from) CBI affiliates..................................        (93)         20       1,276
                                                                                --------    --------    --------
          Total current liabilities..........................................     11,408      19,047      26,307

Long-term debt, net of current maturities....................................     59,843      56,400      51,600
Advances from CBI Industries, Inc............................................      8,553      16,888      42,786
                                                                                --------    --------    --------
          Total liabilities..................................................     79,804      92,335     120,693
                                                                                --------    --------    --------
Stockholders' equity:
  Preferred stock............................................................     11,212      18,057      18,589
  Common stock...............................................................     19,425      19,425      19,425
  Additional paid-in capital.................................................     36,442      37,099      36,566
  Retained earnings..........................................................     39,537      30,441      35,010
                                                                                --------    --------    --------

          Total stockholders' equity.........................................    106,616     105,022     109,590
                                                                                --------    --------    --------
                                                                                $186,420    $197,357    $230,283
                                                                                --------    --------    --------
                                                                                --------    --------    --------

   The accompanying notes are an integral part of these financial statements.

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                  1993        1994        1995
                                                                                --------    --------    --------
Revenues.....................................................................   $112,076    $132,666    $135,541
Cost of services and products sold...........................................    (94,850)   (111,194)   (117,482)
                                                                                --------    --------    --------
  Gross profit...............................................................     17,226      21,472      18,059
Selling and administrative expenses..........................................     (4,388)     (5,339)     (6,900)
                                                                                --------    --------    --------
  Income from operations.....................................................     12,838      16,133      11,159
Interest expense.............................................................       (726)     (3,114)     (4,478)
Other income (expense).......................................................        (83)      1,108        (298)
                                                                                --------    --------    --------
  Income before income taxes.................................................     12,029      14,127       6,383
Provision for income taxes...................................................      1,873       1,219         390
                                                                                --------    --------    --------
  Net income.................................................................     10,156      12,908       5,993
Preferred stock dividends....................................................        110       1,964       1,424
                                                                                --------    --------    --------
  Net income available to common stockholders................................     10,046      10,944       4,569
Retained earnings, beginning of year.........................................     29,491      39,537      30,441
Common dividends.............................................................         --     (20,040)         --
                                                                                --------    --------    --------
Retained earnings, end of year...............................................   $ 39,537    $ 30,441    $ 35,010
                                                                                --------    --------    --------
                                                                                --------    --------    --------

   The accompanying notes are an integral part of these financial statements.

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

Cash flows from operating activities:                                                1993       1994       1995
                                                                                    -------    -------    -------
  Net income before preferred stock dividends....................................   $10,156    $12,908    $ 5,993
  Adjustments to reconcile net income to net cash
     provided by operating activities--
     Depreciation and amortization expense.......................................     6,683     10,680     12,118
     Provision for bad debts.....................................................       637        236        339
     Loss (gain) on disposition of property and equipment........................         7        (34)        59
     (Increase) decrease in accounts receivable--trade...........................    (3,086)       129     (3,309)
     (Increase) decrease in other receivables....................................     2,270     (2,316)    (2,676)
     (Increase) decrease in inventory............................................    (5,276)     5,144     (3,094)
     (Increase) decrease in prepaid expense......................................       135        306        (92)
     Decrease in deferred income taxes...........................................       562        262      1,062
     (Increase) decrease in intangible assets....................................    (4,987)     1,178        910
     (Increase) decrease in other non-current assets.............................         8     (2,405)      (297)
     (Decrease) in accounts payable..............................................    (6,364)      (485)      (678)
     Increase (decrease) in accrued expenses.....................................       943        (10)      (115)
     Increase (decrease) in payable to CBI affiliates............................    (5,059)       113      1,256
                                                                                    -------    -------    -------
       Net cash provided by (used in) operating activities.......................    (3,371)    25,706     11,476
                                                                                    -------    -------    -------

Cash flows from investing activities:
  Decrease in equity investments.................................................     4,580         --         --
  Purchase of Point Tupper.......................................................   (10,794)        --         --
  Proceeds from sale of property and equipment...................................         6         87        230
  Purchase of property, plant and equipment......................................   (17,147)   (25,440)   (37,138)
                                                                                    -------    -------    -------
       Net cash used in investing activities.....................................   (23,355)   (25,353)   (36,908)

Cash flows from financing activities:
  Sale of preferred stock........................................................    11,200      7,501         --
  Increase (decrease) in advances from CBI.......................................    (1,651)     8,335     25,898
  Bank Borrowings................................................................    18,965     10,468      5,532
  Bank Repayments................................................................         0     (6,144)    (3,600)
  Dividends paid to affiliates...................................................      (110)   (21,839)    (1,373)
                                                                                    -------    -------    -------
       Net cash provided by (used in) financing activities.......................    28,404     (1,679)    26,477
                                                                                    -------    -------    -------

Increase (decrease) in cash and cash equivalents.................................     1,678     (1,326)     1,045

Cash and cash equivalents, beginning balance.....................................        72      1,750        424
                                                                                    -------    -------    -------


Cash and cash equivalents, ending balance........................................   $ 1,750    $   424    $ 1,469
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------

   The accompanying notes are an integral part of these financial statements.

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

     Statia Terminals, Inc. and its Subsidiaries and Affiliates (the Company) own, lease and operate petroleum and other bulk liquid blending, transshipment and storage facilities located on the Island of St. Eustatius, Netherlands Antilles; near Port Hawkesbury, Nova Scotia, Canada; and in Brownsville, Texas. The Company's terminaling services are furnished to some of the world's largest producers of crude oil, integrated oil companies, oil refiners and traders, and petrochemical companies. In addition, the Company provides a variety of related terminal services including the supplying of bunker fuels for vessels, emergency and spill response, brokering of product trades and ship services. Statia Terminals, Inc. provides marketing management and administrative services for its subsidiaries and affiliates from its office in Deerfield Beach, Florida.

     These combined financial statements represent the combination of commonly owned companies operating in the independent bulk liquid terminating industry. The Company includes the following primary entities: Statia Terminals, Inc. (incorporated in Delaware), Statia Terminals N.V. (incorporated in the Netherlands Antilles), Statia Terminals Point Tupper, Inc. (incorporated in Nova Scotia, Canada) and Statia Terminals Southwest, Inc. (incorporated in Texas). Significant intercompany balances and transactions have been eliminated.

     The Company is a wholly owned subsidiary of CBI Industries, Inc. (CBI). On January 12, 1996, pursuant to the merger agreement dated December 22, 1995, CBI became a wholly owned subsidiary of Praxair, Inc. This merger transaction was reflected in the Company's combined financial statements as a purchase effective January 1, 1996. Accordingly, the historical information provided herein, for periods prior to January 1, 1996 ('Pre-Praxair Acquisition'), will not be comparable to subsequent financial information.

USE OF ESTIMATES

     These combined financial statements have been prepared in conformity with generally accepted accounting principles as promulgated in the United States which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Management is also required to make judgments regarding disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenues from storage and throughput operations are recognized ratably as the services are provided. Revenues and commissions from bunkering services, vessel services and product sales are recognized at the time of delivery of the service or product.

FOREIGN CURRENCY TRANSLATION AND EXCHANGE

     The combined financial statements include the financial statements of foreign subsidiaries and affiliates translated in accordance with Statement of Financial Accounting Standards (SFAS) No. 52 'Foreign Currency Translation.' The functional currency for foreign subsidiaries and affiliates is the U.S. dollar. Substantially all of the Company's transactions are denominated in U.S. dollars.

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

CASH AND CASH EQUIVALENTS

     The Company's excess cash is either swept by CBI to fund or cover current advances or invested in short-term, highly liquid investments with maturities of three months or less. Such short-term investments are carried at cost, which approximates market, and are classified as cash and cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the respective assets. Additions to property and equipment, replacements, betterments and major renewals are capitalized. Repair and maintenance expenditures which do not materially increase asset values or extend useful lives are expensed.

     The Company expects there will be no material effect of its financial position or results of operations resulting from the adoption, effective January 1, 1996, of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.

INTANGIBLE ASSETS

     Intangible assets include goodwill, deferred financing costs, organizational costs and preoperating expenditures. The excess of cost over the fair value of tangible net assets acquired has been capitalized as goodwill and is being amortized on a straight-line basis over the periods of expected benefit, which do not exceed 40 years. The Company's costs related to establishing debt obligations are amortized ratably over the life of the underlying obligation. Organizational costs and preoperating expenditures are amortized evenly over five-year periods. Amortization expense was $224 in 1993, $929 in 1994 and $1,540 in 1995 related to these intangible assets. Accumulated amortization was $224, $1,153, and $2,693 at December 31, 1993, 1994 and 1995,
respectively.

INCOME TAXES


     The Company determines its tax provision and deferred tax balances in compliance with SFAS No. 109, 'Accounting for Income Taxes.' Under this approach, the provision for income taxes represents income taxes paid or payable for the current year adjusted for the change in deferred taxes during the year. Deferred income taxes reflect the net tax effects of temporary differences between the financial statement bases and the tax bases of assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted.

SIGNIFICANT CUSTOMERS

     The Company's revenues from a state-owned oil producer and a refiner constituted approximately 6.4% and 4.8%, respectively, of the Company's total 1995 revenues. In addition, approximately 10.1% of the Company's 1995 revenues were derived from parties unaffiliated with such state-owned oil producer and were generated by the movement of such products through the terminals. No other customer accounted for more than 5% of the Company's 1995 revenues directly or indirectly. Although the Company has long-standing relationships and long-term contracts with two customers, if such long-term contracts were not renewed at the end of their terms, 2000 and 1999, respectively, or if the Company otherwise lost any significant portion of its revenues from these customers, such loss could have a material adverse effect on the business and financial condition of the Company. The Company also has long-term contracts with certain other key customers and there can be no assurance that these contracts will be renewed at the end of their terms.

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

OTHER INCOME (EXPENSE)

     Other income (expense) includes miscellaneous, non-operating items. In 1994, other income (expense) included non-recurring gains realized upon final settlements with insurance carriers and other parties, none of which were individually significant.

2. HURRICANE INSURANCE CLAIMS

     During the third quarter of 1995, the Company's Caribbean location was adversely impacted by three hurricanes. Operations at the facility were ceased for varying lengths of time from August 28, 1995 to October 3, 1995. Certain terminal assets sustained extensive damage and are presently being repaired. Several marine items and shoreline installations were damaged or destroyed and are being repaired or replaced.

     The Company has certain property and liability insurance policies with various insurance carriers. The claims process related to the hurricane damages has been initiated and is continuing. As of December 31, 1995, the Company had incurred $8,121 of expenditures which it believes are subject to hurricane insurance coverage and had received advances from its insurance carriers amounting to $3,110. The insurance claim receivable of $4,611 is included in other receivables as of December 31, 1995. Deductibles under the insurance policies aggregating $400 have been expensed during 1995. It is the intention of management to incur additional expenditures related to the replacement or repair of items damaged or destroyed. At the present time, the amount of proceeds to be recovered under insurance policies is uncertain. However, both current and future expenditures which represent facility improvements, if unreimbursed by the Company's insurers, will be capitalized.

3. PROPERTY AND EQUIPMENT

     At December 31, 1993, 1994 and 1995, property and equipment consisted of the following:

                                                                                                       USEFUL
                                                                  1993        1994        1995          LIFE
                                                                --------    --------    --------    ------------
Land.........................................................   $  1,314    $  1,314    $  1,314              --
Land improvements............................................      1,388       1,488       2,260      5-20 years
Buildings and improvements...................................      3,537       3,591       3,971     20-40 years
Plant machinery and terminals................................    193,353     216,294     251,119      4-40 years
Field and office equipment...................................      1,655       3,794       4,269      3-15 years
                                                                --------    --------    --------
  Total property and equipment, at cost......................    201,247     226,481     262,933
Less accumulated depreciation................................    (47,298)    (56,815)    (66,606)
                                                                --------    --------    --------
  Property and equipment, net................................   $153,949    $169,666    $196,327
                                                                --------    --------    --------
                                                                --------    --------    --------

     Effective January 1, 1995, the Company extended the depreciable lives of certain marine installations and tanks from 15 and 20 years to 25 and 40 years, respectively. This change resulted in a corresponding reduction of depreciation expense of $3,400 for 1995.

     During construction of its facilities, the Company allocates interest and certain overhead charges to the cost of the constructed facility. During 1993, 1994 and 1995, interest capitalized to constructed facilities amounted to $843, $716, and $352, respectively.

4. DEBT

     At December 31, 1993, 1994 and 1995, the Company had $54,000, $60,000 and
$56,400, respectively, outstanding on a long-term debt agreement secured by property and equipment at the Company's Point Tupper, Canada, facility. A guarantee has been provided by CBI. At December 31, 1994 and 1995, $3,600 and $4,800, respectively, was currently payable. This obligation bears interest at one-, two-, three-or six-month U.S. prime rates, London Interbank Offer Rates

(LIBOR) or Canadian bankers acceptance rates, plus 75 basis points, at the option of the Company. The weighted average interest rates for the year were 4.8%, 6.7% and 6.7% in 1993, 1994 and 1995, respectively. The debt agreement requires the Company and CBI to maintain various debt covenants.

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

     The Company has three short-term and unsecured revolving credit lines aggregating $12,500 used to cover working capital needs and letters of credit, of which $4,450 and $10,000 was outstanding at December 31, 1994 and 1995, respectively. These credit lines, guaranteed by CBI, bear interest quarterly at one-, two- or three-month LIBOR plus 50 basis points, or 6.5% and 6.3% at December 31, 1994 and 1995, respectively. During February, 1996, two of these credit lines aggregating $10,000 were renewed until February 28, 1997, at LIBOR plus 35 basis points and guaranteed by Praxair, Inc.

     The Company also had two long-term loans outstanding with Canadian government agencies at December 31, 1993 totaling U.S. $6,409. Of this total, U.S. $283 was currently payable. The two loans were paid in full during 1994. The weighted average year-end interest rate on these loans as of December 31,1993 was 9.7%.

     Minimum annual principal payments due on revolving credit lines and long-term debt during the years ending 1996 through 2000 are $14,800, $5,700, $6,000, $6,900 and $33,000, respectively.

     Cash payments for interest to third parties were $228, $2,951 and $4,494 for 1993, 1994 and 1995, respectively.

     In 1993, the Company entered into an interest rate swap agreement, guaranteed by CBI, based on a notional amount of $20,000 whereby the Company makes semiannual interest payments at an annual rate of 5.91% through October 21, 1996, in exchange for the right to receive interest payments at floating rates (3.3750%, 5.8125% and 5.8750% at December 31, 1993, 1994 and 1995,
respectively) semiannually through October 21, 1996. This swap agreement is extendible for two additional years at the option of the Company. The interest rate swap agreement is intended to qualify as a hedge against variable debt borrowings. The Company does not generally use financial instruments for speculative investment or trading purposes. Additionally, the Company is not a party to leveraged derivatives. If the Company did not have the interest rate swap agreement, its exposure to these risks would increase. The fair market value impact of the interest rate swap and related option agreement was $1 as of December 31, 1995, which was estimated based upon the net amount that would be paid to terminate the agreement, utilizing quoted prices for comparable contracts and discounted cash flows. The counterparty to the interest rate swap agreement is a major financial institution, which the Company periodically evaluates as to its creditworthiness. The Company has never experienced, nor does it anticipate, nonperformance.


5. LEASES

     The Company rents certain facilities, land and marine equipment under cancelable and noncancelable operating leases. Rental expense on operating leases was $13,760 in 1995 (of which $8,823 including $3,082 for recognition of lease residual value guarantee, relates to the lease described below), $3,435 in 1994 and $3,365 in 1993. Future rental commitments, excluding residual value guarantees discussed below, during the years ending 1996 through 2000 are $10,678, $10,512, $10,145, $7,506 and $1,668, respectively.

     On November 17, 1993, Statia Terminals N.V. and a subsidiary entered into an agreement with a third party financier (First Salute Leasing, L.P.) pursuant to which a portion of its land on St. Eustatius was leased to this third party for the purpose of construction and operation of five million barrels of crude oil storage tanks and a single point mooring system. Statia Terminals N.V. acted as agent for the third party with regard to the construction of the facilities. Statia Terminals N.V. has leased the facility from the third party for a minimum period of five years beginning February 1, 1995. The aggregate construction cost incurred for these leased assets totalled $88,513. The facility became operational in the first quarter of 1995 and the applicable portion of the required rentals are included in rent expense and future rental commitments above. At the completion of the initial five year term, Statia Terminals N.V. has the option to extend the lease, purchase the facility from the lessor, or arrange for the leased properties to be sold to a third party. In the event of purchase or sale of these properties, Statia Terminals N.V. is obligated to the lessor for any short-fall between the purchase or sales price and the lease residual value guarantee. At

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

December 31, 1995, the maximum amount of the residual value guarantee related to assets under this lease totaled $78,777.

6. SHAREHOLDERS' EQUITY

     On January 18, 1991, Statia Terminals N.V. issued 12,000 shares of preferred stock with a par value of $1.00 per share to an affiliate of CBI in consideration for an investment of $12,000. Each share of this preferred stock entitles the holder to one vote on matters put forth for shareholder approval. Preferred share dividends are not recorded until declared by Statia Terminals N.V. The preferred shares are non-cumulative and non-participating and dividends are paid at a rate of 8% per annum when declared. Preferred shareholders have preference upon liquidation over common shareholders.

     On December 29, 1994, Statia Terminals N.V. declared preferred dividends of $960 and common dividends of $20,040, both payable on December 30, 1994 to shareholders of record on December 29, 1994. On January 10, 1996, Statia

Terminals N.V. declared preferred dividends of $1,000 and common dividends of $24,000, both payable on January 11, 1996, to shareholders of record on January 10, 1996. All dividends were paid to affiliates of CBI.

     On October 22, 1993, and March 15, 1994, Statia Terminals Point Tupper, Inc. issued 14,689 shares and 10,311 shares, respectively, of first preferred stock to a Canadian affiliate of CBI in exchange for an aggregate contribution of Cdn $25,000 (U.S.$18,577). The first preferred stock is non-voting, cumulative and redeemable at the option of either the issuer or the holder. The preferred dividends are accrued and paid quarterly at a rate of .25% above the preferred shareholder's borrowing rate as established by the shareholder's lending institution. During 1993, 1994 and 1995, Statia Terminals Point Tupper, Inc. paid dividends of $0, $835 and $1,373, respectively, with average dividend rates of 5.11%, 5.99% and 7.81%, respectively. First preferred shareholders have preference upon liquidation over all other classes of preferred shareholders as well as common shareholders. The components of shareholders' equity are as follows:

                                                                STOCK                        ADDITIONAL
                                                         --------------------    RETAINED     PAID-IN
                                                         COMMON     PREFERRED    EARNINGS     CAPITAL       TOTAL
                                                         -------    ---------    --------    ----------    --------
1993:
  Statia Terminals, Inc...............................   $    1      $    --     $  (650)     $    112     $   (537)
  Statia Terminals N.V................................   19,395           12      41,172        34,364       94,943
  Statia Terminals Point Tupper, Inc..................        1       17,819        (722)           --       17,098
  Statia Terminals Southwest, Inc.....................       10        5,000        (507)          989        5,492
  All others..........................................       29           --        (202)        1,178        1,005
  Eliminations........................................      (11)     (11,619)        446          (201)     (11,385)
                                                         -------    ---------    --------    ----------    --------
                                                         $19,425     $11,212     $39,537      $ 36,442     $106,616
                                                         -------    ---------    --------    ----------    --------
                                                         -------    ---------    --------    ----------    --------
1994:
  Statia Terminals, Inc...............................   $    1      $    --     $   167      $    112     $    280
  Statia Terminals N.V................................   19,395           12      34,254        34,364       88,025
  Statia Terminals Point Tupper, Inc..................        1       24,664      (3,489)        1,857       23,033
  Statia Terminals Southwest, Inc.....................       10           --         (96)          989          903
  All others..........................................       33           --        (578)        2,378        1,833
  Eliminations........................................      (15)      (6,619)        183        (2,601)      (9,052)
                                                         -------    ---------    --------    ----------    --------
                                                         $19,425     $18,057     $30,441      $ 37,099     $105,022
                                                         -------    ---------    --------    ----------    --------
                                                         -------    ---------    --------    ----------    --------
1995:
  Statia Terminals, Inc...............................   $    1      $    --     $   329      $    112     $    442
  Statia Terminals N.V................................   19,395           12      46,547        34,364      100,318
  Statia Terminals Point Tupper, Inc..................        2       25,196     (10,028 )      11,324       26,494
  Statia Terminals Southwest, Inc.....................       10           --      (1,485 )         989         (486)
  All others..........................................       33           --         304         2,378        2,715
  Eliminations........................................      (16 )     (6,619)       (657 )     (12,601)     (19,893)

                                                         -------    ---------    --------    ----------    --------
                                                         $19,425     $18,589     $35,010      $ 36,566     $109,590
                                                         -------    ---------    --------    ----------    --------
                                                         -------    ---------    --------    ----------    --------

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

7. INCOME TAXES

     U.S. federal income taxes and certain state taxes are settled quarterly with CBI. In Canada and the Netherlands Antilles, estimated current year taxes payable are paid monthly. Total cash payments to CBI for U.S. income taxes were $256 in 1995, $1,077 in 1994, and $150 in 1993.

     The sources of income (loss) before the provision for income taxes and preferred stock dividends are:

                                                                1993       1994        1995
                                                               -------    -------    --------
U.S.........................................................   $ 4,150    $    45    $ (1,387)
Non-U.S.....................................................     7,879     14,082       7,770
                                                               -------    -------    --------
                                                               $12,029    $14,127    $  6,383
                                                               -------    -------    --------
                                                               -------    -------    --------

     The benefit from (provision for) income taxes consisted of:

                                                                 1993       1994       1995
                                                                -------    -------    -------
Taxes payable:
  U.S........................................................   $  (573)   $   (30)   $   818
  State......................................................       (10)        (8)       (19)
  Non-U.S....................................................      (782)      (785)      (775)
                                                                -------    -------    -------
                                                                 (1,365)      (823)        24
                                                                -------    -------    -------
Deferred income taxes:
  U.S........................................................      (147)       (35)       (52)
  Non-U.S....................................................      (361)      (361)      (362)

                                                                -------    -------    -------
                                                                   (508)      (396)      (414)
                                                                -------    -------    -------
                                                                $(1,873)   $(1,219)   $  (390)
                                                                -------    -------    -------
                                                                -------    -------    -------

     The components of the deferred income taxes benefit (provision) above are:

                                                                 1993       1994       1995
                                                                -------    -------    -------
Depreciation expense.........................................   $  (402)   $  (432)   $  (515)
Employee and retiree benefits................................      (106)        36         58
Other, net...................................................        --         --         43
                                                                -------    -------    -------
                                                                $  (508)   $  (396)   $  (414)
                                                                -------    -------    -------
                                                                -------    -------    -------

     A reconciliation of income taxes at the U.S. statutory rate of 35% to the Company's provision for income taxes follows:

                                                                 1993       1994       1995
                                                                -------    -------    -------
Income before income taxes and preferred stock dividends.....   $12,029    $14,127    $ 6,383
                                                                -------    -------    -------
                                                                -------    -------    -------
Tax provision at U.S. statutory rate.........................   $(3,766)   $(5,351)   $(2,234)
State income taxes...........................................       (10)        (8)       (19)
Non-U.S. tax rate differential and losses without tax
  benefit....................................................     1,937      4,144      1,909
Other, net...................................................       (34)        (4)       (46)
                                                                -------    -------    -------
Provision for income taxes...................................   $(1,873)   $(1,219)   $  (390)
                                                                -------    -------    -------
                                                                -------    -------    -------
Effective tax rates..........................................     15.57%      8.63%      6.11%
                                                                -------    -------    -------
                                                                -------    -------    -------

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)

                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

     The principal temporary differences included in deferred income taxes reported on the balance sheets are:

                                                                 1993       1994       1995
                                                                -------    -------    -------
Depreciation expense.........................................   $ 2,120    $ 1,794    $ 1,508
Acquisition of partnership shares and other activity.........       (46)      (660)      (660)
Employee and retiree benefits................................        --        (20)       (44)
Net operating loss carryforwards.............................     5,389      4,730      8,521
Valuation allowance..........................................    (5,389)    (4,730)    (8,521)
Other, net...................................................       (34)       729        (22)
                                                                -------    -------    -------
                                                                $ 2,040    $ 1,843    $   782
                                                                -------    -------    -------
                                                                -------    -------    -------

     At December 31, 1995 undistributed earnings equaled approximately $46,500. If such earnings were distributed, additional U.S. tax of approximately $15,000 would be incurred. In January, 1996, the Company distributed approximately $25,000 from a non-U.S. subsidiary. A portion of this distribution, the amount in excess of 1996 earnings, will be aggregated with the $46,500 undistributed earnings at December 31, 1995.

     The Company's Canadian subsidiaries have incurred certain costs which are accounted for differently for financial reporting and Canadian taxation purposes. Timing differences in the recognition of expenses occur primarily as a result of differing provisions for depreciating property and equipment and amortization of goodwill, deferred financing costs, organizational costs and preoperating expenditures. Certain expenditures are not deductible for taxation purposes. In addition, Canadian subsidiaries of the Company have incurred taxable losses which will be available for utilization over a seven year period to offset future taxable income. Net operating loss carryforwards available to offset future Canadian taxable income were U.S. $4,834, $4,205 and $7,967 as of December 31, 1993, 1994 and 1995, respectively and expire in varying amounts after seven year periods through 2002.

     On June 1, 1989, the governments of the Netherlands Antilles and St. Eustatius approved a 12-year Free Zone Agreement (the Agreement) retroactive to January 1, 1989, and concluding on December 31, 2000. The Agreement requires the Company to pay a 2% rate on taxable income instead of profit tax, or a minimum payment of 500,000 Netherlands Antilles guilders (U.S. $282). The Agreement further provides that any amounts paid in order to meet the minimum annual payment will be available to offset future tax liabilities under the Agreement to the extent that the minimum annual payment is greater than 2% of taxable income. At December 31, 1993, 1994 and 1995, the amount available to offset future tax liability under the Agreement was approximately $555, $525 and $554, respectively.


8. RELATED-PARTY TRANSACTIONS

     As a wholly owned subsidiary of CBI, the Company engages in various related-party transactions with CBI and its affiliates. The unpaid portion of these transactions with CBI affiliates is included in payable to (receivable from) CBI affiliates. Advances from CBI consist principally of funds loaned by CBI for disbursements, debt service and dividends offset by the transfer of the Company's excess cash. Advances from CBI amounted to $8,553, $16,888 and $42,786 at December 31, 1993, 1994 and 1995, respectively. The advances from CBI are non-interest bearing and do not have a specified maturity date.

     The Company regularly contracts with affiliates of CBI for the construction and expansion of its facilities and for certain repair and maintenance work. During 1993, 1994 and 1995, $35,338, $7,406 and $19,032, respectively, was paid to CBI affiliates for these activities related to its property and equipment. It is not possible to determine whether the results of operations and financial position of the Company would be significantly different had the Company contracted with independent third parties for its construction, expansion, repair and maintenance needs.

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

     CBI directly and indirectly allocates certain corporate administrative services to the Company including certain legal services, risk management, tax advice and return preparation, employee benefit administration, cash management and other services. During 1993, 1994 and 1995, $361, $578 and $1,592, respectively, was paid for these direct and indirect administrative services.

9. COMMITMENTS AND CONTINGENCIES

     The Company, CBI and others are defendants in a suit brought during January, 1994, before the District Court of Harris County, Texas, 334th Judicial District, in which plaintiffs claim damages, primarily for lost profits, as a result of the Company's alleged failure to lease certain Company owned property and tankage to the plaintiffs for a proposed vacuum tower project on the island of St. Eustatius. The plaintiffs contend that the defendants breached their alleged contractual obligations and made misrepresentations to the plaintiffs. The Company believes the allegations made are without merit; therefore, the Company intends to vigorously contest the claims through numerous legal and factual defenses. While no estimate can reasonably be made of any ultimate liability at this time, the Company believes the final outcome will not have a material adverse effect on the Company's financial condition, results of operations or net cash flows.

     The Company is involved in various other claims and litigation arising from the conduct of its business. Based upon analysis of legal matters and discussions with legal counsel, the Company believes that the ultimate outcome of these matters will not have a material adverse effect on the Company's financial position, results of operations or net cash flows.

     The Company has entered into two collective bargaining agreements involving a portion of its work force as of December 31, 1995. A collective bargaining agreement between Statia Terminals N.V. and 52.8% of its work force expires in May, 1996. Additionally, a collective bargaining agreement between Statia Terminals Point Tupper, Inc. and 51.1% of its work force expires in September, 1998.

10. RETIREMENT PLANS

     For United States citizens, the Company participates in a defined benefit plan, certain contributory plans, an employee stock ownership plan and other plans sponsored by CBI. The Company paid CBI its proportionate share of the contributions to these plans amounting to $358 in 1993, $340 in 1994 and $396 in 1995. These amounts are included in the corporate administrative charges described in Note 8 above. In addition, for certain foreign nationals residing in the Netherlands Antilles, the Company sponsors a government guaranteed pension plan.

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

11. NATURE OF OPERATIONS BY GEOGRAPHIC AREA

                                            REVENUES FROM                         IDENTIFIABLE
                                            UNAFFILIATED        OPERATING         ASSETS AS OF
                                              CUSTOMERS      PROFIT (LOSS)(1)    DECEMBER 31(2)
                                            -------------    ----------------    --------------
1993:
  Netherlands Antilles(3)................     $ 101,887          $  9,387           $101,241
  Canada(4)..............................         5,365             2,490             81,946
  United States..........................         4,824               961              7,842
  Corporate..............................            --                --              5,802
  Eliminations and other.................            --                --            (10,411)
                                            -------------    ----------------    --------------
  Combined...............................     $ 112,076          $ 12,838           $186,420
                                            -------------    ----------------    --------------
                                            -------------    ----------------    --------------
1994:
  Netherlands Antilles(3)................     $ 114,989          $ 13,698           $ 94,510
  Canada(4)..............................        12,222             1,185             89,843
  United States..........................         5,455             1,250              8,367
  Corporate..............................            --                --             12,272
  Eliminations and other.................            --                --             (7,635)
                                            -------------    ----------------    --------------
  Combined...............................     $ 132,666          $ 16,133           $197,357
                                            -------------    ----------------    --------------
                                            -------------    ----------------    --------------
1995:
  Netherlands Antilles(3)................     $ 121,899          $ 13,206           $120,184
  Canada(4)..............................        11,184              (522)            96,461
  United States..........................         2,458            (1,525)             5,954
  Corporate..............................            --                --             25,569
  Eliminations and other.................            --                --            (17,885)
                                            -------------    ----------------    --------------
  Combined...............................     $ 135,541          $ 11,159           $230,283
                                            -------------    ----------------    --------------
                                            -------------    ----------------    --------------

------------------
(1) In computing operating profit by geographic region, none of the following items have been included: interest expense, income taxes and equity from income in unconsolidated affiliates. In addition, corporate expenses have been allocated to the various geographic regions.


(2) Identifiable assets are those assets that are identified with the operation of each geographic area. The identifiable assets of the Caribbean exclude off-balance sheet leased assets totaling $86,995 at December 31, 1994, and $88,513 at December 31, 1995. Identifiable asset eliminations/other are amounts due to/from the Company and its Subsidiaries and Affiliates, and other entities not included in the United States, Caribbean and Canada amounts.

(3) The Netherlands Antilles amounts include Statia Terminals N.V., Statia Chandlers N.V., Bicen Development and Saba Trust Company.

(4) The Canada amounts include Statia Terminals Point Tupper Inc., Statia Steamship Agency and Statia Terminals Point Tupper Marine Services. The revenues from unaffiliated customers for 1993 includes management fees from a joint venture.


12. SUBSEQUENT EVENTS



     On November 27, 1996, Statia Terminals International N.V. and its wholly-owned subsidiary, Statia Terminals Canada, Incorporated (together, the 'Issuers') acquired from Praxair all of the outstanding capital stock of Statia Terminals, Inc. and certain of its affiliates (the 'Acquisition'). The purchase price of the Acquisition totaled $209 million. The Acquisition was paid, in part, by funds received by the Issuers from the issuance of the New
Notes (which will be exchanged for the New Notes) in an aggregate principle amount of $135 million to institutional investors.

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)


     The New Notes are guaranteed on a full, unconditional, joint and several basis by each of the indirect and direct active subsidiaries of Statia Terminals International N.V. Each of the subsidiary guarantors are wholly-owned. The Company has several inactive non-guaranteeing subsidiaries which are inconsequential and which have no assets, liabilities nor operations and are in process of being dissolved by the Company. The following condensed combining financial data illustrates the composition of the Company's subsidiary guarantors consolidated by jurisdiction as the enforcability of the guarantees may be affected differently under the laws of the foreign and domestic jurisdictions. Separate financial statements of subsidiaries are not presented because management of the Company has determined that they are not material to investors.



                      CONDENSED COMBINING BALANCE SHEETS
                            AS OF DECEMBER 31, 1993



                                                        NETHERLANDS                     RECLASSIFICATIONS
                                             CANADA      ANTILLES      UNITED STATES     & ELIMINATIONS       TOTAL
                                             -------    -----------    -------------    -----------------    --------
ASSETS:
Current assets:
  Cash and cash equivalents...............   $ 1,169     $     282        $   299           $       1        $  1,750
  Accounts receivable, net................     2,334         5,118          1,018                   4           8,474
  Inventory...............................        --         7,020             --                  --           7,020
  Other current assets....................       238            62             76                   1             377
                                             -------    -----------    -------------    -----------------    --------
     Total current assets.................     3,741        12,482          1,392                   6          17,621
Property and equipment, net...............    65,020        77,413         11,516                   2         153,949

Investment in subsidiaries................        --            --          4,757              (4,757)             --
Deferred income taxes.....................        --            --          2,040                  --           2,040
Intangible assets, net....................    11,288            --             --               1,481          12,769
Other non-current assets..................     3,054             9             31              (3,053)             41
                                             -------    -----------    -------------    -----------------    --------
                                             $83,103     $  89,904        $19,734           $  (6,321)       $186,420
                                             -------    -----------    -------------    -----------------    --------
                                             -------    -----------    -------------    -----------------    --------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable and accrued
     liabilities..........................   $ 6,123     $   4,143        $ 1,057           $    (105)       $ 11,218
  Current portion of long-term debt.......       283            --             --                  --             283
Payable to (receivable from) CBI
  affiliates..............................      (244)      (11,437)         9,798               1,790             (93)
                                             -------    -----------    -------------    -----------------    --------
     Total current liabilities............     6,162        (7,294)        10,855               1,685          11,408
Long-term debt, net of current
  maturities..............................    59,843            --             --                  --          59,843
Advances from CBI Industries,
  Inc.....................................        --         1,318          7,235                  --           8,553
                                             -------    -----------    -------------    -----------------    --------
     Total liabilities....................    66,005        (5,976)        18,090               1,685          79,804
                                             -------    -----------    -------------    -----------------    --------
                                             -------    -----------    -------------    -----------------    --------
Stockholders' equity:
  Preferred stock.........................    17,819            12             --              (6,619)         11,212
  Common stock............................         1        19,414             11                  (1)         19,425
  Additional paid-in capital..............        --        35,342          1,101                  (1)         36,442
  Retained earnings (deficit).............      (722)       41,112           (537)              1,385          39,537
                                             -------    -----------    -------------    -----------------    --------
     Total stockholders' equity...........    17,098        95,880          1,649              (8,006)        106,616
                                             -------    -----------    -------------    -----------------    --------
                                             $83,103     $  89,904        $19,734           $  (6,321)       $186,420
                                             -------    -----------    -------------    -----------------    --------
                                             -------    -----------    -------------    -----------------    --------

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)
                      CONDENSED COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1993



                                                            NETHERLANDS
                                                  CANADA     ANTILLES      UNITED STATES    ELIMINATIONS     TOTAL
                                                  ------    -----------    -------------    ------------    --------
Revenues.......................................   $2,716     $ 101,881        $ 9,836         $ (2,357)     $112,076
Cost of services and products sold.............   2,396         89,304          3,150               --        94,850
                                                  ------    -----------    -------------    ------------    --------
  Gross profit.................................     320         12,577          6,686           (2,357)       17,226
Selling and administrative expenses............      11          2,961          3,773           (2,357)        4,388
                                                  ------    -----------    -------------    ------------    --------
  Income from operations.......................     309          9,616          2,913               --        12,838
Interest expense...............................     684             42             --               --           726
Other (income) expense.........................    (430)           350            163               --            83
                                                  ------    -----------    -------------    ------------    --------
  Income (loss) before income taxes............      55          9,244          2,750               --        12,029
Provision for (benefit from) income taxes......     114            281          1,478               --         1,873
  Net income (loss)............................     (59)         8,943          1,272               --        10,156
Preferred stock dividends......................     110             --             --               --           110
                                                  ------    -----------    -------------    ------------    --------
  Net income (loss) available to common
    stockholders...............................   $(169)     $   8,943        $ 1,272         $     --      $ 10,046
                                                  ------    -----------    -------------    ------------    --------
                                                  ------    -----------    -------------    ------------    --------

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)
                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993



                                                                  NETHERLANDS    UNITED
                                                       CANADA      ANTILLIES     STATES     ELIMINATIONS     TOTAL
                                                      --------    -----------    -------    ------------    -------
Net cash provided by (used in) operating
  activities:......................................   $(17,457)    $  10,504     $ 3,682      $     --      $(3,371)
                                                      --------    -----------    -------    ------------    -------

Cash flow from investing activites:
  Proceeds from sale of property and equipment.....         --            --           6            --            6
  Decrease in equity investment....................         --            --       4,580            --        4,580
  Purchase of Point Tuppe..........................         --            --     (10,794)           --      (10,794)
  Purchases of property and equipment..............     (6,988)        8,756      (1,403)           --      (17,147)
  Investment in subsidiaries.......................         --            41       4,959        (5,000)          --
                                                      --------    -----------    -------    ------------    -------
Net cash used in investing activities..............     (6,988)        8,715      (2,652)       (5,000)     (23,355)
                                                      --------    -----------    -------    ------------    -------

Cash flow from financing activities:
  Increase (decrease) in advances from
     affiliates....................................         --        (1,651)         --            --       (1,651)
  Sale of preferred stock..........................     11,200            --          --            --       11,200
  Redemption of preferred stock....................     (5,000)           --          --         5,000           --
  Bank borrowings..................................     18,965            --          --            --       18,965
  Dividends paid to affiliates.....................       (110)           --          --            --         (110)
                                                      --------    -----------    -------    ------------    -------
Net cash provided by (used in) financing
  activities.......................................     25,055        (1,651)         --         5,000       28,404
                                                      --------    -----------    -------    ------------    -------
Increase (decrease) in cash and cash equivalents...        610             4         930            --        1,676
Cash and cash equivalents, beginning balance.......        558           144        (630)           --           72
                                                      --------    -----------    -------    ------------    -------
Cash and cash equivalents, ending balance..........   $  1,168     $     148     $   300      $     --      $ 1,750
                                                      --------    -----------    -------    ------------    -------
                                                      --------    -----------    -------    ------------    -------

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)
                        CONDENSED COMBINING BALANCE SHEET
                            AS OF DECEMBER 31, 1994



                                                            NETHERLANDS
                                                 CANADA      ANTILLES      UNITED STATES    ELIMINATIONS     TOTAL
                                                 -------    -----------    -------------    ------------    --------
ASSETS:
Current Assets:
  Cash and cash equivalents...................   $   345      $    95         $   (16)        $      0      $    424
  Accounts receivable, net....................     3,676        5,958             792               (1)       10,425
  Inventory...................................        25        1,959              --               --         1,984
  Other current assets........................        17            6              48               --            71
                                                 -------    -----------    -------------    ------------    --------
     Total current assets.....................     4,063        8,018             824               (1)       12,904
Property and equipment, net...................    71,507       86,293          11,865                1       169,666
Investment in subsidiaries....................        --           --           7,780           (7,780)           --
Deferred income taxes.........................        --           --           1,843               --         1,843
Intangible assets, net........................    11,732           --            (987)            (247)       10,498
Other non-current assets......................     2,405           11              30                0         2,446
                                                 -------    -----------    -------------    ------------    --------
                                                 $89,707      $94,322         $21,355         $ (8,027)      197,357
                                                 -------    -----------    -------------    ------------    --------
                                                 -------    -----------    -------------    ------------    --------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable and accrued liabilities....   $ 2,457      $ 5,609         $ 2,910         $      1      $ 10,977
  Current portion of long-term debt...........     8,050           --              --               --         8,050
  Payable to (receivable from) CBI
     affiliates...............................      (233)        (184)            437                0            20
                                                 -------    -----------    -------------    ------------    --------
     Total current liabilities................    10,274        5,425           3,347                1        19,047
                                                 -------    -----------    -------------    ------------    --------
Long-term debt, net of current maturities.....    56,400           --             --                --        56,400
Advances from CBI Industries, Inc.............        --           --          16,889               (1)       16,888
                                                 -------    -----------    -------------    ------------    --------
     Total liabiities.........................    66,674        5,425          20,236                0        92,335
                                                 -------    -----------    -------------    ------------    --------
Stockholders' equity:
  Preferred stock.............................    24,664           12              --           (6,619)       18,057
  Common stock................................         1       19,420              11               (7)       19,425
  Additional paid-in capital..................     1,857       35,542           1,101           (1,401)       37,099
  Retained earnings (deficit).................    (3,489)      33,923              (7)              (0)       30,441

                                                 -------    -----------    -------------    ------------    --------
     Total stockholders' equity...............    23,033       88,897           1,119           (8,027)      105,022
                                                 -------    -----------    -------------    ------------    --------
                                                 $89,707      $94,322         $21,355         $ (8,027)     $197,357
                                                 -------    -----------    -------------    ------------    --------
                                                 -------    -----------    -------------    ------------    --------

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)
                      CONDENSED COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994



                                                                  NETHERLANDS    UNITED
                                                       CANADA      ANTILLES      STATES    ELIMINATIONS     TOTAL
                                                       -------    -----------    ------    ------------    --------
Revenues............................................   $12,024     $ 114,991     $9,460      $(3,809)      $132,666
Cost of services and products sold..................     9,079        98,635      3,480          (0)        111,194
                                                       -------    -----------    ------    ------------    --------
  Gross profit......................................     2,945        16,356      5,980       (3,809)        21,472
Selling and administrative expenses.................     1,700         2,502      4,649       (3,512)         5,339
                                                       -------    -----------    ------    ------------    --------
  Income from operations............................     1,245        13,854      1,331         (296)        16,133
Interest expense....................................     3,112             2         --           --          3,114
Other (income) expense..............................      (260)         (568)        16         (296)        (1,108)
                                                       -------    -----------    ------    ------------    --------
  Income (loss) before income taxes.................    (1,607)       14,419      1,315           (0)        14,127
Provision for income taxes..........................       156           301        762           (0)         1,219
                                                       -------    -----------    ------    ------------    --------
  Net Income (loss).................................    (1,763)       14,118        553            0         12,908
Preferred stock dividends...........................     1,004           960         --           --          1,964
                                                       -------    -----------    ------    ------------    --------
  Net income (loss) available to common
    stockholders....................................   $(2,767)    $  13,158     $  553       $    0       $ 10,944
                                                       -------    -----------    ------    ------------    --------
                                                       -------    -----------    ------    ------------    --------

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)
                   CONDENSED COMBINING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1994



                                                                 NETHERLANDS    UNITED
                                                      CANADA      ANTILLES      STATES     ELIMINATIONS     TOTAL
                                                      -------    -----------    -------    ------------    --------
Net cash provided by (used in) operating
  activities.......................................   $(3,349)    $  36,360     $(7,305)     $     --      $ 25,706
                                                      -------    -----------    -------    ------------    --------
Cash flow from investing activities:
  Proceeds from sale of property and equipment.....        --            --          87            --            87
  Purchases of property and equipment..............    (9,497)      (14,435)     (1,508)           --       (25,440)
  Investment in subsidiaries.......................        --           206      (1,407)        1,201            --
                                                      -------    -----------    -------    ------------    --------
Net cash provided by (used) in investing
  activities.......................................    (9,497)      (14,229)     (2,828)        1,201       (25,353)
                                                      -------    -----------    -------    ------------    --------
Cash flow from financing activities:
  Increase (decrease) in advances from
     affiliates....................................        --        (1,318)      9,653            --         8,335
  Sale of common stock.............................     1,201            --          --        (1,201)           --
  Sale of preferred stock..........................     7,501            --          --            --         7,501
  Redemption of preferred stock....................        --            --          --            --            --
  Bank borrowings..................................     4,324            --          --            --         4,324
  Repayment of bank borrowings.....................        --            --          --            --            --
  Dividends paid to affiliates.....................    (1,004)      (21,000)        165            --       (21,839)
                                                      -------    -----------    -------    ------------    --------
Net cash provided by (used in) financing
  activities.......................................    12,022       (22,318)      9,818        (1,201)       (1,679)
                                                      -------    -----------    -------    ------------    --------
Increase (decrease) in cash and cash equivalents...      (824)         (187)       (315)           --        (1,326)
Cash and cash equivalents, beginning balance.......     1,169           282         299            --         1,750
                                                      -------    -----------    -------    ------------    --------
Cash and cash equivalents, ending balance..........   $   345     $      95     $   (16)     $     --      $    424
                                                      -------    -----------    -------    ------------    --------
                                                      -------    -----------    -------    ------------    --------

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)
                       CONDENSED COMBINING BALANCE SHEETS
                            AS OF DECEMBER 31, 1995



                                                            NETHERLANDS
                                                 CANADA      ANTILLES      UNITED STATES    ELIMINATIONS     TOTAL
                                                 -------    -----------    -------------    ------------    --------
ASSETS:
Current assets:
  Cash and cash equivalents...................   $ 1,207     $     301        $   (39)        $     --      $  1,469
  Accounts receivable, net....................     2,437        13,785            183              (23)       16,382
  Inventory...................................       575         1,311             --               --         1,886
  Other current assets........................        62            66             37               (2)          163
                                                 -------    -----------    -------------    ------------    --------
          Total current assets................     4,281        15,463            181              (25)       19,900

Property and equipment, net...................    79,156       103,130         14,225             (184)      196,327

Investment in subsidiaries....................        --            --         17,575          (17,575)           --

Deferred income taxes.........................        --            --            782               --           782

Intangible assets, net........................    11,105            --           (933)            (247)        9,925

Other non-current assets......................     1,713         1,605             31               --         3,349
                                                 -------    -----------    -------------    ------------    --------
                                                 $96,255     $ 120,198        $31,861         $(18,030)     $230,283
                                                 -------    -----------    -------------    ------------    --------
                                                 -------    -----------    -------------    ------------    --------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable and accrued liabilities....   $ 2,657     $   5,529        $ 2,046         $     (1)     $ 10,231
  Current portion of long-term debt...........    14,800            --             --               --        14,800
  Payable to (receivable from) CBI
     affiliates...............................       704        13,433        (12,861)              --         1,276
                                                 -------    -----------    -------------    ------------    --------
          Total current liabilities...........    18,161        18,962        (10,815)              (1)       26,307

Long-term debt, net of current maturities.....    51,600            --             --               --        51,600
Advances from CBI Industries, Inc.............        --            --         42,786               --        42,786
                                                 -------    -----------    -------------    ------------    --------
          Total liabilities...................    69,761        18,962         31,971               (1)      120,693
                                                 -------    -----------    -------------    ------------    --------

Stockholders' equity:
  Preferred stock.............................    25,196            12             --           (6,619)       18,589
  Common stock................................         2        19,240             12               (9)       19,425
  Additional paid-in capital..................    11,324        35,542          1,101          (11,401)       36,566
  Retained earnings (deficit).................   (10,028)       46,262         (1,224)              --        35,010
                                                 -------    -----------    -------------    ------------    --------
          Total stockholders' equity..........    26,494       101,236           (111)         (18,029)      109,590
                                                 -------    -----------    -------------    ------------    --------
                                                 $96,255     $ 120,198        $31,861         $(18,030)     $230,283
                                                 -------    -----------    -------------    ------------    --------
                                                 -------    -----------    -------------    ------------    --------

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)
                      CONDENSED COMBINING INCOME STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                                            NETHERLANDS
                                                 CANADA      ANTILLES      UNITED STATES    ELIMINATIONS     TOTAL
                                                 -------    -----------    -------------    ------------    --------
Revenues......................................   $11,143     $ 121,899        $ 8,641         $ (6,142)     $135,541
Cost of services and products sold............     9,370       105,109          3,003               --       117,482
                                                 -------    -----------    -------------    ------------    --------
  Gross profit................................     1,773        16,790          5,638           (6,142)       18,059
Selling and administrative expenses...........     2,382         3,753          6,908           (6,142)        6,900
                                                 -------    -----------    -------------    ------------    --------
  Income (loss) from operations...............      (609)       13,038         (1,270)              --        11,159
Interest expense..............................     4,548           (70)            --               --         4,478
Other (income) expense........................      (197)          477             18               --           298
                                                 -------    -----------    -------------    ------------    --------
  Income (loss) before income.................    (4,960)       12,631         (1,288)              --         6,383
Provision for income taxes....................       155           292            (57)              --           390
                                                 -------    -----------    -------------    ------------    --------
  Net Income (loss)...........................    (5,115)       12,339         (1,231)              --         5,993
Preferred stock dividends.....................     1,424            --             --               --         1,424
                                                 -------    -----------    -------------    ------------    --------
  Net income (loss) available to common
    stockholders..............................   $(6,539)    $  12,339        $(1,231)        $     --      $  4,569
                                                 -------    -----------    -------------    ------------    --------
                                                 -------    -----------    -------------    ------------    --------

           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (PRE-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)
                   CONDENSED COMBINING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                                                NETHERLANDS     UNITED
                                                     CANADA      ANTILLIES      STATES     ELIMINATIONS     TOTAL
                                                     -------    -----------    --------    ------------    --------
Net cash provided by (used in) operating
  activities......................................   $     3     $  24,628     $(13,155)     $     --      $ 11,476

Cash flow from investing activities:
  Proceeds from sale of property and equipment....        --            --          230            --           230
  Purchase of property
     and equipment................................    (9,667)      (24,422)      (3,049)           --       (37,138)
  Investment in subsidiaries......................        --            --      (10,000)       10,000            --
                                                     -------    -----------    --------    ------------    --------
     Net cash provided by (unused) in
       investing activities.......................    (9,667)      (24,422)     (12,819)       10,000       (36,908)
                                                     -------    -----------    --------    ------------    --------

Cash flow from financing activities:
  Increase (decrease) in advances
     from affiliates..............................        --            --       25,898            --        25,898
  Sale of common stock............................    10,000            --           --       (10,000)           --
  Bank borrowings.................................     1,952            --           --            --         1,952
  Repayment of bank borrowings....................        --            --           --            --            --
  Dividends paid to affiliates....................    (1,424)           --           51            --        (1,373)
                                                     -------    -----------    --------    ------------    --------
     Net cash provided by (used in)
       financing activities.......................    10,528            --       25,948       (10,000)       26,477
                                                     -------    -----------    --------    ------------    --------
Increase (decrease) in cash and
  cash equivalents................................       864           206          (25)           --         1,045
Cash and cash equivalents, beginning balance......       345            95          (16)           --           424
                                                     -------    -----------    --------    ------------    --------
Cash and cash equivalents,
  ending balance..................................   $ 1,209     $     301     $    (41)     $     --      $  1,469
                                                     -------    -----------    --------    ------------    --------
                                                     -------    -----------    --------    ------------    --------

                  THE FINANCIAL STATEMENTS OF THE COMPANY AND
        ITS PREDECESSOR ARE NOT COMPARABLE IN CERTAIN RESPECTS (NOTE 1)
           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (POST-PRAXAIR ACQUISITION)
                             COMBINED BALANCE SHEET
                                  (UNAUDITED)
                            AS OF SEPTEMBER 30, 1996
                             (DOLLARS IN THOUSANDS)

ASSETS:
Current assets:
  Cash and cash equivalents...........................................................................   $    648
  Accounts receivable less allowance for doubtful accounts of $778....................................     13,153
  Inventory...........................................................................................      6,704
  Other current assets................................................................................        451
                                                                                                         --------
       Total current assets...........................................................................     20,956

  Property and equipment, net.........................................................................    116,216
  Other non-current assets............................................................................      2,638
                                                                                                         --------
                                                                                                         $139,810
                                                                                                         --------
                                                                                                         --------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
Current liabilities:
  Notes payable.......................................................................................   $ 76,000
  Accounts payable....................................................................................      8,563
  Accrued expenses....................................................................................      6,067
  Payable to CBI affiliates...........................................................................         29
                                                                                                         --------
       Total current liabilities......................................................................     90,659

  Advances from Praxair, Inc..........................................................................     69,162

Stockholders' equity:
  Preferred stock.....................................................................................     18,589
  Common stock........................................................................................     19,425
  Additional paid-in capital..........................................................................    (33,870)
  Retained deficit....................................................................................    (24,155)
                                                                                                         --------
       Total stockholders' equity (deficit)...........................................................    (20,011)
                                                                                                         --------
                                                                                                         $139,810
                                                                                                         --------
                                                                                                         --------

   The accompanying notes are an integral part of these financial statements.

          THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS PREDECESSOR
                ARE NOT COMPARABLE IN CERTAIN RESPECTS (NOTE 1)
           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
         COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT)
                                  (UNAUDITED)
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                                   PRE-PRAXAIR       POST-PRAXAIR
                                                                                   ACQUISITION        ACQUISITION
                                                                                  SEPTEMBER 30,      SEPTEMBER 30,
                                                                                      1995               1996
                                                                                  -------------      -------------
Revenues.......................................................................     $ 104,318          $ 114,977
Cost of services and products sold.............................................        89,564            104,575
                                                                                  -------------      -------------
  Gross profit.................................................................        14,754             10,402
Selling and administrative expenses............................................         4,954              4,464
                                                                                  -------------      -------------
  Income from operations.......................................................         9,800              5,938
Interest expense...............................................................         3,767              3,447
Other expense..................................................................           442                359
                                                                                  -------------      -------------
  Income before income taxes...................................................         5,591              2,132
Provision for income taxes.....................................................           392                498
                                                                                  -------------      -------------
  Net income...................................................................         5,199              1,634
Preferred stock dividends......................................................         1,098                789
                                                                                  -------------      -------------
  Net income available to common stockholders..................................         4,101                845
Retained earnings, beginning of period.........................................        30,441             35,010
Praxair purchase accounting--reclass historical retained earnings to additional
  paid-in capital..............................................................            --            (35,010)
Dividends paid.................................................................            --            (25,000)
                                                                                  -------------      -------------
Retained earnings (deficit), end of period.....................................     $  34,542          $ (24,155)
                                                                                  -------------      -------------
                                                                                  -------------      -------------

        The accompanying notes are an integral part of these statements.

          THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS PREDECESSOR
                ARE NOT COMPARABLE IN CERTAIN RESPECTS (NOTE 1)
           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                             PRE-PRAXAIR           POST-PRAXAIR
                                                                             ACQUISITION           ACQUISITION
                                                                          SEPTEMBER 30, 1995    SEPTEMBER 30, 1996
                                                                          ------------------    ------------------

Cash flows from operating activities:
  Net income before preferred stock dividends..........................        $  5,199              $  1,634
  Adjustments to reconcile net income
     to net cash provided by operating activities--
     Depreciation and amortization expense.............................           8,293                 7,544
     Loss on disposition of property and equipment.....................              60                   458
     Provision for bad debts...........................................             141                   231
     (Increase) decrease in accounts receivable........................          (4,204)                2,998
     Increase in inventory.............................................          (2,130)               (4,818)
     Increase in other current assets..................................            (116)                 (288)
     Decrease in deferred income taxes.................................             825                   782
     Increase in other non-current assets..............................          (1,870)                 (391)
     Increase in accounts payable......................................           3,644                 2,490
     Increase in accrued expenses......................................             994                 1,909
     Increase (decrease) in payable to affiliates......................              18                (1,247)
     Decrease in other current liabilities.............................             (79)                   --
                                                                             ----------            ----------
       Net cash provided by operating activities.......................          10,775                11,302
                                                                             ----------            ----------

Cash flows from investing activities:
  Proceeds from sale of property and equipment.........................              --                   169
  Purchase of property and equipment...................................         (27,820)              (12,479)
                                                                             ----------            ----------
       Net cash used in investing activities...........................         (27,820)              (12,310)
                                                                             ----------            ----------

Cash flows from financing activities:
     Increase in advances from Praxair, Inc............................          16,401                26,376
     Increase in notes payable.........................................              --                66,000
     Bank Borrowings...................................................           3,800                   800
     Bank Repayments...................................................          (2,400)              (67,200)
     Dividends paid to affiliates......................................          (1,098)              (25,789)
                                                                             ----------            ----------
       Net cash provided by financing activities.......................          16,703                   187
                                                                             ----------            ----------


Decrease in cash and cash equivalents..................................            (342)                 (821)

Cash and cash equivalents, beginning balance...........................             424                 1,469
                                                                             ----------            ----------

Cash and cash equivalents, ending balance..............................        $     82              $    648
                                                                             ----------            ----------
                                                                             ----------            ----------

        The accompanying notes are an integral part of these statements.

          THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS PREDECESSOR
                ARE NOT COMPARABLE IN CERTAIN RESPECTS (NOTE 1)
           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (POST-PRAXAIR ACQUISITION)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

     The accompanying unaudited combined financial statements for Statia Terminals, Inc. and its Subsidiaries and Affiliates (the Company) include all adjustments necessary for a fair presentation of the results for the interim periods presented. These adjustments consist of only normal and recurring adjustments. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year. These unaudited interim combined financial statements should be read in conjunction with the full year 1995, 1994 and 1993 combined financial statements and notes thereto included elsewhere in this registration statement.

ORGANIZATION AND OPERATIONS

     The Company provides crude oil, refined products and other bulk liquids terminaling services to some of the world's largest producers of crude oil, integrated oil companies, oil traders and refiners, and petrochemical companies. The Company owns, leases, and operates three storage and transshipment facilities located at (i) the island of St. Eustatius, Netherlands Antilles;
(ii) Point Tupper, Nova Scotia, Canada; and (iii) Brownsville, Texas. In connection with its terminaling business, the Company also provides related value-added services, including bunkering (the supply of fuel to marine vessels), petroleum product blending and processing, emergency and spill response, bulk product sales and ship services.

     These combined financial statements represent the combination of commonly owned companies operating in the independent bulk liquid terminaling industry. The Company includes the following primary entities: Statia Terminals, Inc. (incorporated in Delaware), Statia Terminals N.V. (incorporated in the Netherlands Antilles), Statia Terminals Point Tupper, Inc. (incorporated in Nova Scotia, Canada) and Statia Terminals Southwest, Inc. (incorporated in Texas). Significant intercompany balances and transactions have been eliminated.

     The Company was a wholly owned subsidiary of CBI Industries, Inc. (CBI). On January 12, 1996, pursuant to the merger agreement dated December 22, 1995 (the 'Merger'), CBI became a wholly owned subsidiary of Praxair, Inc. ('Praxair'). This Merger transaction was reflected in the Company's combined financial statements as a purchase effective January 1, 1996. Accordingly, the historical information provided herein, for periods prior to January 1, 1996 ('Pre-Praxair Acquisition'), is not comparable to subsequent financial information. The fair value assigned to the Company as of the Merger date was approximately $210 million, excluding bank borrowings, Praxair and CBI intercompany and advance accounts and the buyout of certain off-balance sheet financing ('Merger Value'). This Merger Value approximates the purchase price of the acquisition of the Company.

     The preliminary allocation of the fair value resulted in the elimination of $9,925 of previously recorded intangible assets and a writedown of property and equipment of $85,521 and a corresponding reduction of $95,446 in retained earnings. The fair value of the Company's other assets and liabilities approximates their historical carrying value. The allocation of the Merger Value is based on preliminary estimates of fair value and may be revised at a later date.

          THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS PREDECESSOR
                ARE NOT COMPARABLE IN CERTAIN RESPECTS (NOTE 1)
           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (POST-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

     The Merger and the related application of purchase accounting resulted in changes to the capital structure and the historical basis of various assets of the Pre-Praxair Acquisition Statia financial statements. The effect of such changes significantly affects comparability of the financial position and results of operations of Pre-Praxair Acquisition Statia and the Post-Praxair Acquisition Statia. A vertical black line has been used to separate the Pre-Praxair Acquisition and the Post-Praxair Acquisition information.

2. HURRICANE INSURANCE CLAIMS

     During the third and fourth quarters of 1995, the Company's Caribbean location was adversely impacted by three hurricanes. Operations at the terminal facility ceased for varying lengths of time from August 28, 1995, to October 3, 1995. Certain terminal assets sustained extensive damage and were repaired. A few marine items and shoreline installations were damaged or destroyed and were replaced.

     The Company has certain property and liability insurance policies with various insurance carriers. The claims process related to the hurricane damages was settled in the third quarter of 1996 for $12,615.

3. DEBT

     At September 30, 1996, the Company and Praxair (as co-borrower) had $56,000 outstanding on a debt agreement secured by property and equipment at the Company's Point Tupper, Canada, facility. A guarantee has been provided by Praxair. This obligation bears interest at one-, two-, three- or six-month U.S. prime rates, London Interbank Offer Rates (LIBOR) or Canadian bankers acceptance rates, plus 50 basis points, at the option of the Company. The weighted average interest rate for the nine months ended September 30, 1996 was 5.45%.


     The Company has three short-term and unsecured revolving credit lines aggregating $12,500 used to cover working capital needs and letters of credit, of which $10,000 was outstanding at September 30, 1996. During February, 1996, these credit lines were renewed until February 28, 1997. These credit lines, guaranteed by Praxair, bear interest quarterly at one-, two- or three-month LIBOR plus 35 basis points, or 6.0375% at September 30, 1996.

     Cash payments for interest were $2,699 for the nine months ended September 30, 1996.

     The proceeds from the Merger, net of debt repayments, lease buy-out and transaction costs, are expected to approximate $10,000. Accordingly, $10,000 of Praxair acquisition debt has been pushed down to the Company's financial statements effective with the Merger.

4. INCOME TAXES

     U.S. federal income taxes and certain state taxes are settled quarterly with CBI/Praxair. In Canada and the Netherlands Antilles, estimated current year taxes payable are paid monthly. Total cash receipts from Praxair for U.S. income taxes were $329 for the nine months ended September 30, 1996.

5. RELATED-PARTY TRANSACTIONS

     As a wholly-owned subsidiary of Praxair, the Company engages in various related-party transactions with Praxair, CBI and their affiliates. The unpaid portion of these transactions is included in payables to Praxair affiliates, net of any receivables. Advances from Praxair consist principally of funds loaned by Praxair for disbursements, debt service and dividends offset by the transfer of the Company's excess cash.

          THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS PREDECESSOR
                ARE NOT COMPARABLE IN CERTAIN RESPECTS (NOTE 1)
           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (POST-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)
Advances from Praxair amounted to $69,162 at September 30, 1996. The advances from Praxair are non-interest bearing and do not have a specified maturity date.

     The Company regularly contracts with affiliates of CBI for the construction and expansion of its facilities and for certain repair and maintenance work. During the nine months ended September 30, 1996, $4,395 was paid to CBI affiliates for these activities related to its property and equipment. It is not possible to determine whether the results of operations and financial position of the Company would be significantly different had the Company contracted with independent third parties for its construction, expansion, repair and maintenance needs.

     Praxair directly and indirectly allocates certain corporate administrative services to the Company including certain legal services, risk management, tax advice and return preparation, employee benefit administration, cash management and other services. During the nine months ended September 30, 1996, $138 was paid for these direct and indirect administrative services.

6. COMMITMENTS AND CONTINGENCIES

     The Company, CBI and others were defendants in a suit brought during January 1994, before the District Court of Harris County, Texas, 334th Judicial District, in which plaintiffs claim damages, primarily for lost profits, as a result of the Company's alleged failure to lease certain Company owned property and tankage to the plaintiffs for a proposed vacuum tower project on the Island of St. Eustatius. The plaintiffs contended that the defendants breached their alleged contractual obligations and made misrepresentations to the plaintiffs. In October 1996, the Company, CBI and Praxair settled this claim for $4,600, subject to final documentation of the settlement agreement.

     In connection with the Acquisition, studies were undertaken by and for Praxair to identify potential environmental, health and safety matters. Certain matters involving potential environmental costs were identified at the Point Tupper facility. Praxair has agreed to pay for certain of these costs currently estimated at approximately $3,000 representing certain investigation, remediation, compliance and capital costs. To the extent that certain of these matters exceed this estimate, Praxair has agreed to reimburse the Company for these future expenditures. Additionally, the Company has identified additional environmental costs at Point Tupper of approximately $1,000. These future costs will be expensed as incurred or capitalized as property and equipment. These costs represent pre-emptive capital improvements designed to mitigate or prevent future environmental exposures and improve the overall safety of the facilities. The Company believes that these environmental costs subject to the foregoing reimbursements will not have a material adverse effect on the Company's financial position, results of operations or net cash flows.

     The Company complies with environmental regulations in the locations where it operates and is not aware of any environmental contingent liabilities which may have a material effect on its financial position and results of operations. Any environmental expenditures related to cleanup or remediation efforts are expensed currently when amounts can be reasonably estimated.

7. SUBSEQUENT EVENTS

     On November 27, 1996, Statia Terminals International N.V. and its wholly-owned subsidiary, Statia Terminals Canada, Incorporated (together, the 'Issuers') acquired from Praxair all of the outstanding capital stock of Statia Terminals, Inc. and certain of its affiliates (the 'Acquisition'). The purchase price of

          THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS PREDECESSOR
                ARE NOT COMPARABLE IN CERTAIN RESPECTS (NOTE 1)
           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (POST-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                                  (UNAUDITED)
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

the Acquisition totaled $209 million. The Acquisition was paid, in part, by funds received by the Issuers from the issuance of the New Notes in an aggregate principle amount of $135 million to institutional investors.



     The New Notes are guaranteed on a full, unconditional, joint and several basis by each of the indirect and direct active subsidiaries of Statia Terminals International N.V. Each of the subsidiary guarantors are wholly-owned. The Company has several inactive non-guaranteeing subsidiaries which are inconsequential and which have no assets, liabilities nor operations and are in process of being dissolved by the Company. The following condensed combining financial data illustrates the composition of the Company's subsidiary guarantors consolidated by jurisdiction as the enforceability of the guarantees may be affected differently under the laws of the foreign and domestic jurisdictions. Separate financial statements of subsidiaries are not presented because management of the Company has determined that they are not material to investors.



                      CONDENSED COMBINING INCOME STATEMENTS
                            PRE-PRAXAIR ACQUISITION
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1995



                                                            NETHERLANDS
                                                 CANADA      ANTILLES      UNITED STATES    ELIMINATIONS     TOTAL
                                                 -------    -----------    -------------    ------------    --------
Revenues......................................   $ 7,972      $94,388         $ 6,409         $ (4,451)     $104,318
Cost of services and products sold............     6,898       80,471           2,195               (0)       89,564
                                                 -------    -----------    -------------    ------------    --------
  Gross profit................................     1,074       13,917           4,214           (4,451)       14,754
Selling and administrative expenses...........     1,728        2,723           4,954           (4,451)        4,954
                                                 -------    -----------    -------------    ------------    --------
  Income (loss) from operations...............      (654)      11,193            (739)               0         9,800
Interest expense..............................     3,766            1              --               --         3,767
Other (income) expense........................       (69)         476              35               --           442
                                                 -------    -----------    -------------    ------------    --------
  Income (loss) before income taxes ..........    (4,351)      10,716            (774)               0         5,591
Provision for income taxes....................       133          228              31               --           392
                                                 -------    -----------    -------------    ------------    --------
  Net income (loss) before income taxes and
     preferred stock dividends................    (4,483)      10,488            (806)              --         5,199
Preferred stock dividends.....................     1,098           --              --               --         1,098
                                                 -------    -----------    -------------    ------------    --------
  Net income (loss) available

     to common stockholders...................   $(5,581)     $10,488         $  (806)        $     --      $  4,101
                                                 -------    -----------    -------------    ------------    --------
                                                 -------    -----------    -------------    ------------    --------

          THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS PREDECESSOR
                ARE NOT COMPARABLE IN CERTAIN RESPECTS (NOTE 1)
           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (POST-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                   CONDENSED COMBINING STATEMENT OF CASH FLOWS
                            PRE-PRAXAIR ACQUISITION
                    FOR THE PERIOD ENDED SEPTEMBER 30, 1995



                                                                NETHERLANDS     UNITED
                                                     CANADA      ANTILLIES      STATES     ELIMINATIONS     TOTAL
                                                    --------    -----------    --------    ------------    --------
Net cash provided by (used in) operating
  activities.....................................   $ (2,489)    $  18,131     $ (4,867)     $     --      $ 10,775
                                                    --------    -----------    --------    ------------    --------

Cash flow from investing activites:
  Purchase of property and equipment.............     (6,775)      (18,865)      (2,180)           --       (27,820)
  Investment in subsidiaries.....................         --            --      (10,000)       10,000            --
                                                    --------    -----------    --------    ------------    --------
Net cash provided by (used) in investing
  activities.....................................     (6,775)      (18,865)     (12,180)       10,000       (27,820)
                                                    --------    -----------    --------    ------------    --------

Cash flow from financing activities:
  Increase (decrease) in advances from
     affiliates..................................         --            --       16,401            --        16,401
  Sale of common stock...........................     10,000            --           --       (10,000)           --
  Bank borrowings................................      4,350            --           --            --         4,350
  Repayment of bank borrowings...................     (2,950)           --           --            --        (2,950)
  Dividends paid to affiliates...................     (1,098)           --           --            --        (1,098)
                                                    --------    -----------    --------    ------------    --------
Net cash provided by (used in) financing
  activities.....................................     10,302            --       16,401       (10,000)       16,703
                                                    --------    -----------    --------    ------------    --------
Increase (decrease) in cash and cash
  equivalents....................................      1,038          (734)        (646)           --          (342)
Cash and cash equivalents, beginning balance.....        345            95          (16)           --           424
                                                    --------    -----------    --------    ------------    --------
Cash and cash equivalents, ending balance........   $  1,383     $    (639)    $   (662)     $     --      $     82
                                                    --------    -----------    --------    ------------    --------
                                                    --------    -----------    --------    ------------    --------

          THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS PREDECESSOR
                ARE NOT COMPARABLE IN CERTAIN RESPECTS (NOTE 1)
           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (POST-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                       CONDENSED COMBINING BALANCE SHEETS
                            POST-PRAXAIR ACQUISITION
                            AS OF SEPTEMBER 30, 1996



                                                                NETHERLANDS     UNITED
                                                     CANADA      ANTILLES       STATES     ELIMINATIONS     TOTAL
                                                    --------    -----------    --------    ------------    --------
ASSETS:
Current assets:
  Cash and cash equivalents......................   $    210     $     276     $    162     $      0       $    648
  Accounts receivable, net.......................      2,648        10,682          292         (469)        13,153
  Inventory......................................      2,834         3,870           (1)           0          6,704
  Other current assets...........................        299           111           41            0            451
                                                    --------    -----------    --------    ------------    --------
     Total current assets........................      5,991        14,939          494         (468)        20,956
Property and equipment, net......................     58,198        43,870       10,687        3,462        116,216
  Investment in subsidiaries.....................         --            --       17,635      (17,635)            --
Deferred income taxes............................         --            --           --           --             --
Intangible assets, net...........................      2,306         1,311         (894)      (2,723)            --
Other non-current assets.........................        109         3,478           36         (986)         2,638
                                                    --------    -----------    --------    ------------    --------
                                                    $ 66,603     $  63,599     $ 27,959     $(18,351)      $139,810
                                                    --------    -----------    --------    ------------    --------
                                                    --------    -----------    --------    ------------    --------


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Notes Payable..................................   $ 68,358     $   7,163     $     --       $   (0)      $ 76,000
  Accounts payable and accrued liabilities.......      2,027        12,073        1,369         (469)        14,630
  Payable to (receivable from) CBI affiliates....       (567)       28,677      (28,313)          (3)            29
                                                    --------    -----------    --------    ------------    --------
     Total current liabilities...................     69,818        47,913      (26,944)        (472)        90,659
Long-term debt, net of current maturities........         --            --           --           --             --
Advances from Praxair, Inc.......................      8,805           322       60,013           (0)        69,162
                                                    --------    -----------    --------    ------------    --------

     Total liabilities...........................     78,623        48,235       33,069         (472)       159,821
                                                    --------    -----------    --------    ------------    --------

Stockholders' equity:
  Preferred stock................................     25,197            12           --       (6,619)        18,589
  Common stock...................................          2        19,420           13           (8)        19,425
  Additional paid-in capital.....................    (30,925)       13,146        1,526      (11,252)       (33,870)
  Retained earnings (deficit)....................      6,293       (17,214)      (1,927)           0        (24,155)
                                                    --------    -----------    --------    ------------    --------
     Total stockholders' equity..................    (12,020)       15,364         (387)     (17,879)       (20,011)
                                                    --------    -----------    --------    ------------    --------
                                                    $ 65,950     $  63,599     $ 32,681     $(18,351)      $139,810
                                                    --------    -----------    --------    ------------    --------
                                                    --------    -----------    --------    ------------    --------

          THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS PREDECESSOR
                ARE NOT COMPARABLE IN CERTAIN RESPECTS (NOTE 1)
           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (POST-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                      CONDENSED COMBINING INCOME STATEMENTS
                            POST-PRAXAIR ACQUISITION
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996



                                                                 NETHERLANDS    UNITED
                                                      CANADA      ANTILLES      STATES     ELIMINATIONS     TOTAL
                                                      -------    -----------    -------    ------------    --------
Revenues...........................................   $ 7,922     $ 104,761     $ 6,353       (4,058)      $114,977
Cost of services and products sold.................     8,244        94,115       2,424         (210)       104,575
                                                      -------    -----------    -------    ------------    --------
  Gross profit (loss)..............................      (322)       10,646       3,928       (3,848)        10,402
Selling and administrative expenses................     1,367         2,482       4,465       (3,848)         4,464
                                                      -------    -----------    -------    ------------    --------
  Income (loss) from operations....................    (1,689)        8,164        (537)          (0)         5,938
Interest expense...................................     3,135           322          (9)          (0)         3,447
Other (income) expense.............................       382          (105)         81            0            359
                                                      -------    -----------    -------    ------------    --------
  Income (loss) before income taxes ...............    (5,206)        7,947        (609)           0          2,132
Provision for (benefit from) income taxes..........       298           161          39            0            498
                                                      -------    -----------    -------    ------------    --------
  Net income (loss)................................    (5,505)        7,786        (647)          (0)         1,634
Preferred stock dividends..........................       789            --          --            0            789
                                                      -------    -----------    -------    ------------    --------
  Net income (loss) available to common
     stockholders..................................   $(6,294)    $   7,786     $  (647)      $    0       $    845
                                                      -------    -----------    -------    ------------    --------
                                                      -------    -----------    -------    ------------    --------

          THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS PREDECESSOR
                ARE NOT COMPARABLE IN CERTAIN RESPECTS (NOTE 1)
           STATIA TERMINALS, INC. AND ITS SUBSIDIARIES AND AFFILIATES
                           (POST-PRAXAIR ACQUISITION)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                  CONDENSED COMBINING STATEMENT OF CASH FLOWS
                            POST-PRAXAIR ACQUISITION
                    FOR THE PERIOD ENDED SEPTEMBER 30, 1996



                                                              NETHERLANDS
                                                   CANADA      ANTILLES      UNITED STATES    ELIMINATIONS     TOTAL
                                                   -------    -----------    -------------    ------------    -------
Net cash provided by (used in) operating
  activities....................................   $(7,813)     $34,706        $ (15,591)         $ --        $11,302
                                                   -------    -----------    -------------       -----        -------
Cash flow from investing activities:
  Proceeds from sale of property and
     equipment..................................        --          169               --            --            169
  Purchase of property and equipment............      (800)     (10,229)          (1,450)           --        (12,479)
  Investment in subsidiaries....................        --           --               (7)            7             --
                                                   -------    -----------    -------------       -----        -------
     Net cash provided by (used) in investing
       activities...............................      (800)     (10,060)          (1,457)            7        (12,310)
                                                   -------    -----------    -------------       -----        -------
Cash flow from financing activities:
  Increase (decrease) in advances from
     affiliates.................................     8,805          322           17,249            --         26,376
  Sale of common stock..........................        --            7               --            (7)            --
  Bank borrowings...............................    66,000           --               --            --         66,000
  Repayment of bank borrowings..................   (66,400)          --               --            --        (66,400)
  Dividends paid to affiliates..................      (789)     (25,000)              --            --        (25,789)
                                                   -------    -----------    -------------       -----        -------
     Net cash provided by (used in) financing
       activities...............................     7,616      (24,671)          17,249            (7)           187
                                                   -------    -----------    -------------       -----        -------
Increase (decrease) in cash and cash
  equivalents...................................      (997)         (25)             201            --           (821)
Cash and cash equivalents, beginning balance....     1,209          301              (41)           --          1,469
                                                   -------    -----------    -------------       -----        -------
Cash and cash equivalents, ending balance.......   $   212      $   276        $     160          $ --        $   648
                                                   -------    -----------    -------------       -----        -------
                                                   -------    -----------    -------------       -----        -------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Managing Directors of
Statia Terminals N.V.:

     We have audited the accompanying consolidated balance sheets of Statia Terminals N.V. (Pre-Praxair Acquisition) as of December 31, 1993, 1994 and 1995, and the related consolidated statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Statia Terminals N.V. (Pre-Praxair Acquisition) as of December 31, 1993, 1994 and 1995, and the results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Chicago, Illinois
October 24, 1996
 (except with respect
 to the matter
 discussed as to which
 the date is November 27, 1996)
                                      F-35

                             STATIA TERMINALS N.V.
                           (PRE-PRAXAIR ACQUISITION)
                          CONSOLIDATED BALANCE SHEETS
                     AS OF DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                    1993       1994        1995
                                                                                   -------    -------    --------
ASSETS:
Current assets:
     Cash and cash equivalents..................................................   $   148    $    89    $    185
     Accounts receivable--trade, net............................................     3,701      5,193       9,246
     Other receivables..........................................................     1,044        610       4,467
     Inventory, net.............................................................     7,013      1,959       1,311
     Prepaid expenses...........................................................        62          6          66
                                                                                   -------    -------    --------
          Total current assets..................................................    11,968      7,857      15,275
Property and equipment, net.....................................................    76,126     85,035     101,905
Investment in subsidiary........................................................       206         --          --
Other non-current assets........................................................         9         11       1,605
                                                                                   -------    -------    --------
                                                                                   $88,309    $92,903    $118,785
                                                                                   -------    -------    --------
                                                                                   -------    -------    --------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
     Accounts payable...........................................................   $ 2,539    $ 3,439    $  3,586
     Accrued expenses...........................................................     1,508      2,091       1,788
     Payable to (receivable from) CBI affiliates................................   (11,999)      (652)     13,093
                                                                                   -------    -------    --------
          Total current liabilities.............................................    (7,952)     4,878      18,467
Advances from CBI Industries, Inc...............................................     1,318         --          --
                                                                                   -------    -------    --------
          Total liabilities.....................................................    (6,634)     4,878      18,467
                                                                                   -------    -------    --------
Stockholders' equity:
     Preferred stock............................................................        12         12          12
     Common stock...............................................................    19,395     19,395      19,395
     Additional paid-in capital.................................................    34,364     34,364      34,364
     Retained earnings..........................................................    41,172     34,254      46,547
                                                                                   -------    -------    --------
          Total stockholders' equity............................................    94,943     88,025     100,318
                                                                                   -------    -------    --------
                                                                                   $88,309    $92,903    $118,785
                                                                                   -------    -------    --------
                                                                                   -------    -------    --------

   The accompanying notes are an integral part of these financial statements.

                             STATIA TERMINALS N.V.
                           (PRE-PRAXAIR ACQUISITION)
            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                  1993        1994        1995
                                                                                --------    --------    --------
Revenues.....................................................................   $101,458    $114,455    $121,160
  Cost of services and products sold.........................................    (89,336)    (98,269)   (104,643)
                                                                                --------    --------    --------
     Gross profit............................................................     12,122      16,186      16,517
Selling and administrative expenses..........................................     (2,837)     (2,389)     (3,536)
                                                                                --------    --------    --------
     Income from operations..................................................      9,285      13,797      12,981
Interest expense.............................................................        (42)         (2)         70
Other income (expense).......................................................       (338)        568        (477)
                                                                                --------    --------    --------
     Income before income taxes..............................................      8,905      14,363      12,574
Provision for income taxes...................................................       (281)       (281)       (281)
                                                                                --------    --------    --------
     Net income..............................................................      8,624      14,082      12,293
Preferred stock dividends....................................................         --        (960)         --
                                                                                --------    --------    --------
     Net income available to common stockholders.............................      8,624      13,122      12,293
Retained earnings, beginning of year.........................................     32,548      41,172      34,254
Common dividends.............................................................         --     (20,040)         --
                                                                                --------    --------    --------
Retained earnings, end of year...............................................   $ 41,172    $ 34,254    $ 46,547
                                                                                --------    --------    --------
                                                                                --------    --------    --------

   The accompanying notes are an integral part of these financial statements.

                             STATIA TERMINALS N.V.
                           (PRE-PRAXAIR ACQUISITION)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                     1993       1994       1995
                                                                                    -------    -------    -------
Cash flows from operating activities:
  Net income before preferred stock dividends....................................   $ 8,624    $14,082    $12,293
  Adjustments to reconcile net income to net cash
     provided by operating activities--
     Depreciation and amortization expense.......................................     5,126      5,526      7,827
     Provision for bad debts.....................................................       605       (467)       128
     Loss on disposition of property.............................................        --         --          6
     Increase in accounts receivable--trade......................................      (355)    (1,025)    (4,181)
     (Increase) decrease in other receivables....................................       680        434     (3,857)
     (Increase) decrease in inventory............................................    (5,139)     5,054        648
     (Increase) decrease in prepaid expense......................................       (52)        56        (60)
     (Increase) decrease in other non-current assets.............................         9         (2)    (1,875)
     Increase (decrease) in accounts payable.....................................       (32)       900        147
     Increase (decrease) in accrued expenses.....................................       304        583       (303)
     Increase (decrease) in payable to CBI affiliates............................       606     11,347     13,745
     Decrease in deferred income.................................................        (6)        --         --
                                                                                    -------    -------    -------
       Net cash provided by operating activities.................................    10,370     36,488     24,518
                                                                                    -------    -------    -------

Cash flows from investing activities:
  Purchase of property and equipment.............................................    (8,756)   (14,435)   (24,422)
  Investment in subsidiary.......................................................        41        206         --
                                                                                    -------    -------    -------
       Net cash used in investing activities.....................................    (8,715)   (14,229)   (24,422)

Cash flows from financing activities:
  Decrease in advances from CBI..................................................    (1,651)    (1,318)        --
  Dividends paid to affiliates...................................................        --    (21,000)        --
                                                                                    -------    -------    -------
       Net cash used in financing activities.....................................    (1,651)   (22,318)        --
                                                                                    -------    -------    -------

Increase (decrease) in cash and
  cash equivalents...............................................................         4        (59)        96

Cash and cash equivalents, beginning balance.....................................       144        148         89
                                                                                    -------    -------    -------

Cash and cash equivalents, ending balance........................................   $   148    $    89    $   185
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------


   The accompanying notes are an integral part of these financial statements.

                             STATIA TERMINALS N.V.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

     Statia Terminals N.V. (the Company), a Netherlands Antilles corporation, operates a petroleum storage and blending terminal with a capacity of 11.3 million barrels on the island of St. Eustatius. The Company also provides value added services including bunkering (the supply of fuels and lube oils to marine vessels), processing, emergency and spill response, and bulk product sales.

     These consolidated financial statements include the accounts of the Company and those of its wholly owned subsidiaries, Statia Laboratory Services N.V. Statia Tugs N.V. and Statia Shipping N.V. Statia N.V. and Statia Shipping N.V. are dormant Intercompany balances and transactions are eliminated in consolidation.

     The Company uses a fixed exchange rate to convert Netherlands Antilles guilders to United States dollars at Nafl 1.78 to U.S.$1.00. These consolidated financial statements are presented in United States dollars.

     The Company is affiliated through common ownership with other terminaling companies bearing the Statia name and is a wholly owned subsidiary of CBI Industries, Inc. (CBI), which has other subsidiaries operating in the construction of metal plate structures, contracting services, industrial gases and other investments. On January 12, 1996, pursuant to the merger agreement dated December 22, 1995, CBI became a wholly owned subsidiary of Praxair, Inc.


     Effective November 27, 1996, the assets of the Company was pledged as collateral to secure the Old Notes (which will be exchanged for the New Notes.)


USE OF ESTIMATES

     These consolidated financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Management is also required to make judgments regarding disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenues from storage and throughput operations are recognized ratably as the services are provided. Revenues and commissions from bunkering services, vessel services and product sales are recognized at the time of delivery of the service or product.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Additions to property and equipment and facility improvements are capitalized. Repair and maintenance expenditures which do not materially increase asset values or extend useful lives are expensed.

     The Company expects there will be no material effect of its financial position or results of operations resulting from the adoption, effective January 1, 1996, of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.

     The Company determines its tax position and deferred tax balances in compliance with SFAS No. 109, 'Accounting for Income Taxes.' Under this approach, the provision for income taxes represents income taxes paid or payable for the current year adjusted for the change in deferred taxes during the year. Deferred income taxes reflect the net tax effects of temporary differences between the financial statement

                             STATIA TERMINALS N.V.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)
bases and the tax bases of assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted.

INCOME TAXES

     The Company determines its tax position and deferred tax balances in compliance with SFAS No. 109, 'Accounting for Income Taxes.' Under this approach, the provision for income taxes represents income taxes paid or payable for the current year adjusted for the change in deferred taxes during the year. Deferred income taxes reflect the net tax effects of temporary differences between the financial statement bases and the tax bases of assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted.

     On June 1, 1989, the governments of the Netherlands Antilles and St. Eustatius approved a 12-year Free Zone Agreement (the Agreement) retroactive to January 1, 1989, and concluding December 31, 2000. The Agreement requires the Company to pay a 2% rate on taxable income instead of profit tax, or a minimum annual payment of 500,000 Netherlands Antilles guilders (U.S. $281). The Agreement further provides that any amounts paid in order to meet the minimum annual payment will be available to offset future tax liabilities under the Agreement to the extent that the minimum annual payment is greater than 2% of taxable income. At December 31, 1993, 1994 and 1995, the amount available to offset future tax liability under the Agreement is approximately $558, $528 and $554.

CASH AND CASH EQUIVALENTS

     The Company's excess cash is either swept by CBI to fund or cover current advances or invested in short-term, highly liquid investments with maturities of three months or less. Such short-term investments are carried at cost, which approximates market, and are classified as cash and cash equivalents.

INVENTORY


     Inventory of oil products is valued at the lower of weighted average cost or market.

SIGNIFICANT CUSTOMERS

     The Company's revenues from a state-owned oil producer constituted approximately 7.1% of the Company's total 1995 revenues. No other customer accounted for more than 5% of the Company's 1995 revenues. Although the Company has a long-standing relationship and a long-term contract with one customer, if the long-term contract were not renewed at the end of the term, in the year 1999, or if the Company otherwise lost any significant portion of its revenues from this customer, such loss could have a material adverse effect on the business and financial condition of the Company. The Company also has long-term contracts with certain other key customers and there can be no assurance that these contracts will be renewed at the end of their terms.

2. HURRICANE INSURANCE CLAIMS

     During the third quarter of 1995, the Company's Caribbean location was adversely impacted by three hurricanes. Operations at the terminal facility ceased for varying lengths of time from August 28, 1995, to October 3, 1995. Certain terminal assets sustained extensive damage and are presently being repaired. Several marine items and shoreline installations were damaged or destroyed and are being repaired or replaced.

     The Company has certain property and liability insurance policies with various insurance carriers. The claims process related to the hurricane damages has been initiated and is continuing. As of December 31,

                             STATIA TERMINALS N.V.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

1995, the Company had incurred $8,121 of expenditures which it believes are subject to hurricane insurance coverage and had received advances from its insurance carriers amounting to $3,110. The insurance claim receivable of $4,611 is included in other receivables as of December 31, 1995. Deductibles under the insurance policies aggregating $400 have been expensed during 1995. It is the intention of management to incur additional expenditures related to the replacement or repair of items damaged or destroyed. At the present time, the amount of proceeds to be recovered under insurance policies is uncertain. However, both current and future expenditures which represent facility improvements, if unreimbursed by the Company's insurers, will be capitalized.

     The Company has certain property and liability insurance policies with various insurance carriers. The claims process related to the hurricane damages was settled in the third quarter of 1996 for $12,615.

3. PROPERTY AND EQUIPMENT

     At December 31, 1993, 1994 and 1995, property and equipment consisted of the following:

                                                                                                       ESTIMATED
                                                                     1993       1994        1995      USEFUL LIFE
                                                                    -------    -------    --------    ------------
Land.............................................................   $   396    $   396    $    396    --
Land improvements................................................     1,106      1,106       1,331    5-20 years
Buildings and improvements.......................................     1,693      1,708       1,933    20-40 years
Plant machinery and terminals....................................   115,908    130,233     154,329    4-40 years
Field and office equipment.......................................       999      1,094         853    3-15 years
                                                                    -------    -------    --------
  Total property and equipment, at cost..........................   120,102    134,537     158,842
Less accumulated depreciation....................................   (43,976)   (49,502)    (56,937)
                                                                    -------    -------    --------
     Property and equipment, net.................................   $76,126    $85,035    $101,905
                                                                    -------    -------    --------
                                                                    -------    -------    --------

     During the first quarter of 1995, the Company completed the construction of, and began leasing and operating, a 5.0 million barrel crude oil terminal with a single point mooring facility (see Note 7).

     Effective January 1, 1995, the Company extended the depreciable lives of its tanks and jetty from 20 and 15 years to 40 and 25 years, respectively. This change resulted in a corresponding reduction of depreciation expense of $2,681.

     During construction of its facilities, the Company allocates interest and certain overhead charges to the cost of the facility constructed. During 1993, 1994 and 1995 interest capitalized to constructed facilities amounted to $0, $0 and $71, respectively.

4. DEBT

     The Company has a short-term and unsecured revolving credit line of $2,500 used to cover letters of credit, of which $0 was outstanding at December 31, 1994 and 1995. This credit line, guaranteed by CBI, bears interest quarterly at one-, two- or three-month London Interbank Offer Rates (LIBOR) plus 50 basis points.

5. SHAREHOLDERS' EQUITY

     On January 18, 1991, Statia Terminals N.V. issued 12,000 shares of preferred stock with a par value of $1.00 per share to an affiliate of CBI in consideration for an investment of $12.0 million. Each share of this preferred stock entitles the holder to one vote on matters put forth for shareholder approval. Preferred share dividends are not accrued until declared by Statia Terminals N.V. The preferred shares are non-cumulative and non-participating and dividends are paid at a rate of 8% per annum when declared. Preferred shareholders have preference upon liquidation over common shareholders.

                             STATIA TERMINALS N.V.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

     On January 10, 1996, Statia Terminals N.V. declared preferred dividends of $1,000 and common dividends of $24,000, both payable on January 11, 1996, to shareholders of record on January 10, 1996. All dividends were paid to affiliates of CBI.

6. RELATED-PARTY TRANSACTIONS

     CBI, the ultimate sole stockholder of the Company's common stock, periodically advances working capital funds to the Company through an affiliate, Statia Terminals, Inc.

     The Company has regularly contracted with affiliates of CBI for the construction and expansion of its facilities and for certain repair and maintenance work. During 1995, $16,569 was paid to CBI affiliates for these activities related to its property and equipment. It is not possible to determine whether the results of operations and financial position of the Company would be significantly different had the Company contracted with independent third parties for its construction, expansion, repair and maintenance needs.

     Statia Terminals, Inc. directly and indirectly allocates certain corporate administrative services to the Company, including certain legal services, risk management, tax advice and return preparation, employee benefit administration, cash management and other services, some of which are ultimately provided by CBI. During 1995, $3,536 was paid to Statia Terminals, Inc. for these direct and indirect administrative services.

     Due from (to) affiliates included the following at December 31, 1993, 1994 and 1995:

                                                                    1993              1994             1995
                                                               ---------------    ------------    ---------------
                                                                 DUE      DUE     DUE     DUE     DUE
AFFILIATE                                                       FROM       TO     FROM     TO     FROM    DUE TO
------------------------------------------------------------   -------    ----    ----    ----    ----    -------
Statia Terminals Southwest, Inc. (STSW).....................   $ 4,511    $  0    $  0    $160    $125    $     0
Statia Terminals, Inc.......................................     7,749       0       0       6       0     13,604
Bicen Development Corporation N.V...........................       516       0     464       0     410          0
Others......................................................         0     777     354       0       0         24
                                                               -------    ----    ----    ----    ----    -------
                                                               $12,776    $777    $818    $166    $535    $13,628
                                                               -------    ----    ----    ----    ----    -------
                                                               -------    ----    ----    ----    ----    -------


7. COMMITMENTS AND CONTINGENCIES

     The Company, CBI and others are defendants in a suit brought during January 1994, before the District Court of Harris County, Texas, 334th Judicial District, in which plaintiffs claim damages, primarily for lost profits, as a result of the Company's alleged failure to lease certain Company owned property and tankage to the plaintiffs for a proposed vacuum tower project on the island of St. Eustatius. The plaintiffs contend that the defendants breached their alleged contractual obligations and made misrepresentations to the plaintiffs. The Company believes the allegations made are without merit; therefore, the Company intends to vigorously contest the claims through numerous legal and factual defenses. While no estimate can reasonably be made of any ultimate liability at this time, the Company believes the final outcome will not have a material adverse effect on the Company's financial position, results of operations or net cash flows.

     The Company is involved in various other claims and litigation arising from the conduct of its business. Based upon analysis of these legal matters and discussions with legal counsel, the Company believes that the ultimate outcome of these matters will not have a material adverse impact on the Company's financial position, results of operations or net cash flows.

     The Company complies with environmental regulations in the locations where it operates and is not aware of any environmental contingent liabilities which may have a material effect on its financial position

                             STATIA TERMINALS N.V.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

and results of operations. Any environmental expenditures related to cleanup or remediation efforts are expensed when amounts can be reasonably estimated.

     The Company is subject to a collective bargaining agreement covering approximately 53% of its work force as of December 31, 1995. The collective bargaining agreement expires in May 1996.

8. LEASES

     The Company leases marine equipment and has a commitment to lease certain facilities under operating leases. Minimum future rentals on operating leases for the next five years are as follows:

Year ending December 31,
1996.....................   $10,150
1997.....................    10,096
1998.....................     9,924
1999.....................     7,350
2000.....................     6,542
                            -------
                            $44,062
                            -------
                            -------

     Rent expense on operating leases amounted to approximately $2,623, $3,040 and $4,405 for the years ended December 31, 1993, 1994 and 1995, respectively.

     On November 17, 1993, the Company, through a subsidiary, entered into an agreement with a third party financier (First Salute Leasing, L.P.) pursuant to which a portion of its land on St. Eustatius was leased to this third party for the purpose of construction and operation of five million barrels of crude oil storage tanks and a single point mooring system. The Company acted as agent for the third party with regard to the construction of the facilities. The Company leases the facility from the third party for a minimum period of five years. The aggregate construction cost incurred for these leased assets totaled $88,513. The facility became operational in the first quarter of 1995 and the applicable portion of the required rentals are included in rent expense and future rental commitments above.

     At the completion of the initial five-year term, the Company has the option to extend the lease, purchase the facility from the lessor, or arrange for the leased properties to be sold to a third party. In the event of purchase or sale of these properties, the Company is obligated to the lessor for any shortfall between the purchase or sales price and the lease residual value guarantee. At December 31, 1995, the maximum amount of the residual value guarantee related to assets under this lease totaled $78,777.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Statia Terminals Point Tupper Inc.:

     We have audited the accompanying consolidated balance sheets of Statia Terminals Point Tupper, Inc. (Pre-Praxair Acquisition) as of December 31, 1993, 1994 and 1995, and the related consolidated statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Statia Terminals Point Tupper Inc. (Pre-Praxair Acquisition) as of December 31, 1993, 1994 and 1995, and the results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Chicago, Illinois
October 24, 1996
 (except with respect
 to the matter
 discussed as to which
 the date is November 27, 1996)
                                      F-44

                      STATIA TERMINALS POINT TUPPER, INC.
                           (PRE-PRAXAIR ACQUISITION)

                          CONSOLIDATED BALANCE SHEETS
                     AS OF DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                     1993       1994       1995
                                                                                    -------    -------    -------
ASSETS:
Current assets:
  Cash and cash equivalents......................................................   $ 1,169    $   345    $ 1,207
  Accounts receivable--
     Trade, net..................................................................       608        746        196
     Other receivables...........................................................     1,726      2,930      2,241
  Inventory, net.................................................................        --         25        575
  Prepaid expenses...............................................................       238         17         62
                                                                                    -------    -------    -------
       Total current assets......................................................     3,741      4,063      4,281
Property and equipment, net......................................................    65,020     71,507     79,156
Intangible assets, net...........................................................    11,288     11,732     11,105
Other non-current assets.........................................................     3,054      2,405      1,713
                                                                                    -------    -------    -------
                                                                                    $83,103    $89,707    $96,255
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable...............................................................   $ 4,035    $   975    $   698
  Accrued expenses...............................................................     2,088      1,482      1,959
  Current portion of long-term debt..............................................       283      8,050     14,800
  Payable to (receivable from) CBI affiliates....................................      (244)      (233)       704
                                                                                    -------    -------    -------
       Total current liabilities.................................................     6,162     10,274     18,161
Long-term debt, net of current maturities........................................    59,843     56,400     51,600
                                                                                    -------    -------    -------
       Total liabilities.........................................................    66,005     66,674     69,761
                                                                                    -------    -------    -------
Stockholders' equity:
  Preferred stock................................................................    17,819     24,664     25,196
  Common stock...................................................................         1          1          2
  Additional paid-in capital.....................................................        --      1,857     11,324
  Retained earnings (deficit)....................................................      (722)    (3,489)   (10,028)
                                                                                    -------    -------    -------
       Total stockholders' equity................................................    17,098     23,033     26,494
                                                                                    -------    -------    -------
                                                                                    $83,103    $89,707    $96,255
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------


   The accompanying notes are an integral part of these financial statements.

                      STATIA TERMINALS POINT TUPPER, INC.
                           (PRE-PRAXAIR ACQUISITION)

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                        AND RETAINED EARNINGS (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                     1993       1994        1995
                                                                                    -------    -------    --------
Revenues.........................................................................   $ 2,716    $12,024    $ 11,143
Cost of services and products sold...............................................    (2,396)    (9,079)     (9,370)
                                                                                    -------    -------    --------
  Gross profit...................................................................       320      2,945       1,773
Selling and administrative expenses..............................................       (11)    (1,700)     (2,382)
                                                                                    -------    -------    --------
  Income (loss) from operations..................................................       309      1,245        (609)
Interest expense.................................................................      (684)    (3,112)     (4,548)
Other income (expense)...........................................................       430        260         197
                                                                                    -------    -------    --------
  Income (loss) before income taxes..............................................        55     (1,607)     (4,960)
Provision for income taxes.......................................................       114        156         155
                                                                                    -------    -------    --------
  Net income (loss)..............................................................       (59)    (1,763)     (5,115)
Preferred stock dividends........................................................       110      1,004       1,424
                                                                                    -------    -------    --------
  Net income (loss) available to common stockholders.............................      (169)    (2,767)     (6,539)
Retained earnings (deficit), beginning of year...................................      (553)      (722)     (3,489)
Common dividends.................................................................        --         --          --
                                                                                    -------    -------    --------
Retained earnings (deficit), end of year.........................................   $  (722)   $(3,489)   $(10,028)
                                                                                    -------    -------    --------
                                                                                    -------    -------    --------

   The accompanying notes are an integral part of these financial statements.

                      STATIA TERMINALS POINT TUPPER, INC.
                           (PRE-PRAXAIR ACQUISITION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                    1993        1994       1995
                                                                                  --------    --------    -------
Cash flows from operating activities:
  Net loss before preferred stock dividends....................................   $    (59)   $ (1,763)   $(5,115)
  Adjustments to reconcile net income to net cash provided by operating activities--
     Depreciation and amortization expense.....................................        763       4,217      3,328
     Provision for bad debts...................................................         --           7         34
     (Increase) decrease in accounts receivable--trade.........................        392        (145)       516
     (Increase) decrease in other receivables..................................     (1,231)     (1,204)       689
     Increase in inventory.....................................................         --         (25)      (550)
     (Increase) decrease in prepaid expense....................................        103         221        (45)
     Increase in intangible assets.............................................     (3,282)       (993)        --
     (Increase) decrease in other non-current assets...........................     (3,663)         (9)         9
     Increase (decrease) in accounts payable...................................    (11,315)     (3,060)      (277)
     Increase (decrease) in accrued expenses...................................      1,079        (606)       477
     Increase (decrease) in payable to CBI affiliates..........................       (244)         11        937
                                                                                  --------    --------    -------
       Net cash provided by (used in) operating activities.....................    (17,457)     (3,349)         3
                                                                                  --------    --------    -------

Cash flows from investing activities:
  Purchase of property & equipment.............................................     (6,988)     (9,497)    (9,667)
                                                                                  --------    --------    -------
       Net cash used in investing activities...................................     (6,988)     (9,497)    (9,667)
                                                                                  --------    --------    -------

Cash flows from financing activities:
  Sale of common stock.........................................................         --       1,201     10,000
  Sale of preferred stock......................................................     11,200       7,501         --
  Redemption of Preferred Stock................................................     (5,000)         --         --
  Bank borrowings..............................................................     18,966       4,324      1,950
  Repayment of bank borrowings.................................................         --          --         --
  Dividends paid to affiliates.................................................       (110)     (1,004)    (1,424)
                                                                                  --------    --------    -------
       Net cash provided by (used in) financing activities.....................     25,056      12,022     10,526
                                                                                  --------    --------    -------

Increase (decrease) in cash and cash equivalents...............................        611        (824)       862
Cash and cash equivalents, beginning balance...................................        558       1,169        345
                                                                                  --------    --------    -------
Cash and cash equivalents, ending balance......................................   $  1,169    $    345    $ 1,207
                                                                                  --------    --------    -------
                                                                                  --------    --------    -------


   The accompanying notes are an integral part of these financial statements.

                      STATIA TERMINALS POINT TUPPER, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (PRE-PRAXAIR ACQUISITION)

                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

     Statia Terminals Point Tupper, Inc. provides crude oil, refined products and other bulk liquids terminaling services to some of the largest integrated oil companies, oil traders and refiners, and petrochemical companies. This company owns and operates a storage, petroleum product blending and processing and transshipment facility located at Point Tupper, Nova Scotia, Canada. In connection with the Statia Terminals Point Tupper, Inc. terminaling business, Point Tupper Marine Services Limited provides related value-added services at the same transshipment facility in Point Tupper, Nova Scotia, Canada, including bunkering (the supply of fuel to marine vessels), emergency and spill response and ship services.

     These consolidated financial statements represent the consolidation of Statia Terminals Point Tupper, Inc. and Point Tupper Marine Services Limited (the Company). Both companies are wholly owned subsidiaries of Statia Terminals Inc. (STI). Significant intercompany balances and transactions have been eliminated.

USE OF ESTIMATES

     These consolidated financial statements have been prepared in conformity with generally accepted accounting principles as promulgated in the United States which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Management is also required to make judgments regarding disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenues from storage and throughput operations are recognized ratably as the services are provided. Revenues and commissions from bunkering services, vessel services and product sales are recognized at the time of delivery of the service or product.

FOREIGN CURRENCY TRANSLATION AND EXCHANGE

     The consolidated statements include the financial information of foreign companies translated in accordance with Statement of Financial Accounting Standards (SFAS) No. 52 'Foreign Currency Translation.' The functional currency for the Company is the U.S. dollar. Substantially all of the Company's transactions are denominated in U.S. dollars.

CASH AND CASH EQUIVALENTS

     The Company's excess cash is invested in short-term, highly liquid investments with maturities of three months or less. Such short-term investments are carried at cost, which approximates market, and are classified as cash and cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the respective assets. Additions to property and equipment, improvements and major renewals are capitalized. Repair and maintenance expenditures which do not materially increase asset values or extend useful lives are expensed.

                      STATIA TERMINALS POINT TUPPER, INC.

                           (PRE-PRAXAIR ACQUISITION)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

     The Company expects there will be no material effect of its financial position or results of operations resulting from the adoption, effective January 1, 1996, of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.

INTANGIBLE ASSETS

     Intangible assets include goodwill, deferred financing costs, organizational costs and preoperating expenditures. The excess of cost over the fair value of tangible net assets acquired has been capitalized as goodwill and is being amortized on a straight-line basis over the periods of expected benefit, which do not exceed 40 years. The Company's costs related to establishing debt obligations are amortized ratably over the life of the underlying obligation. Organizational costs and preoperating expenditures are amortized evenly over five-year periods. Amortization expense was $166 in 1993, $1,209 in 1994 and $1,311 in 1995 related to these intangible assets. Accumulated amortization was $166, $1,375, and $2,686 at December 31, 1993, 1994 and 1995, respectively.

INCOME TAXES

     The Company determines its tax provision and deferred tax balances in compliance with SFAS No. 109, 'Accounting for Income Taxes.' Under this approach, the provision for income taxes represents income taxes paid or payable for the current year adjusted for the change in deferred taxes during the year. Deferred income taxes reflect the net tax effects of temporary differences between the financial statement bases and the tax bases of assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted.

SIGNIFICANT CUSTOMERS

     The Company's revenues from a refiner and two petroleum product brokers constituted approximately 61.6%, 14.6% and 6.2%, respectively, of the Company's total 1995 revenues. In addition, approximately 7.6% the Company's 1995 revenues were derived from parties unaffiliated with the above mentioned customers and were generated by the movement of such products through the terminals. No other customer accounted for more than 5% of the Company's 1995 revenues directly or indirectly. Although the Company has a long-standing relationship and a long-term contract with one customer, if the long-term contract were not renewed at the end of the term, in the year 2000, or if the Company otherwise lost any significant portion of its revenues from this customer, such loss could have a material adverse effect on the business and financial condition of the Company. The Company also has long-term contracts with certain other key customers and there can be no assurance that these contracts will be renewed at the end of their terms.

                      STATIA TERMINALS POINT TUPPER, INC.

                           (PRE-PRAXAIR ACQUISITION)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

2. PROPERTY AND EQUIPMENT

     At December 31, 1993, 1994 and 1995, property and equipment consisted of the following:

                                                                      1993       1994       1995      USEFUL LIFE
                                                                     -------    -------    -------    ------------
Land..............................................................   $   278    $   270    $   273    --
Land improvements.................................................        --         --          2    5-20 years
Buildings and improvements........................................       538        567        569    20-40 years
Plant machinery and terminals.....................................    64,767     72,171     81,826    4-40 years
Field and office equipment........................................        34      2,106      2,117    3-15 years
                                                                     -------    -------    -------
  Total property and equipment, at cost...........................    65,617     75,114     84,781
Less accumulated depreciation.....................................      (597)    (3,607)    (5,625)
                                                                     -------    -------    -------
  Property and equipment, net.....................................   $65,020    $71,507    $79,156
                                                                     -------    -------    -------
                                                                     -------    -------    -------


     Effective January 1, 1995, the Company extended the depreciable lives of certain marine installations and tanks from 15 and 20 years to 25 and 40 years, respectively. This change resulted in a corresponding reduction of depreciation expense of $1,662 for 1995.

     During construction of its facilities, the Company allocates interest and certain overhead charges to the cost of the constructed facility. During 1993, 1994 and 1995, interest capitalized to constructed facilities amounted to $352, $716 and $843, respectively.

3. DEBT

     At December 31, 1993, 1994 and 1995, the Company had $54,000, $60,000 and
$56,400, respectively, outstanding on a long-term debt agreement secured by property and equipment at the facility. A guarantee has been provided by CBI. At December 31, 1994 and 1995, $3,600 and $4,800, respectively, was currently payable. This obligation bears interest at one-, two-, three- or six-month U.S. prime rates, London Interbank Offer Rates (LIBOR) or Canadian bankers acceptance rates, plus 75 basis points, at the option of the Company. The weighted average interest rates for the year were 4.8%, 6.7% and 6.7% in 1993, 1994 and 1995, respectively. The debt agreement requires the Company and CBI to maintain various debt covenants.

     The Company has two short-term and unsecured revolving credit lines aggregating $10,000 used to cover working capital needs and letters of credit, of which $4,450 and $10,000 was outstanding at December 31, 1994 and 1995, respectively. These credit lines, guaranteed by CBI, bear interest quarterly at one-, two- or three-month LIBOR plus 50 basis points, or 6.5% and 6.3% at December 31, 1994 and 1995, respectively. During February, 1996, these credit lines were renewed until February 28, 1997, at LIBOR plus 35 basis points and guaranteed by Praxair, Inc.

     The Company also had two long-term loans outstanding with Canadian government agencies at December 31, 1993 totaling U.S. $6,409. Of this total $283 was currently payable. The two loans were paid in full during 1994. The weighted average year-end interest rate on these loans as of December 31, 1993 was 9.7%.

     Minimum annual principal payments due on revolving credit lines and long-term debt during the years ending 1996 through 2000 are $14,800; $5,700; $6,000; $6,900 and $33,000; respectively.

     Cash payments for interest were $228, $2,951 and $4,494 for 1993, 1994 and 1995, respectively.

                      STATIA TERMINALS POINT TUPPER, INC.

                           (PRE-PRAXAIR ACQUISITION)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)


     In 1993, the Company entered into an interest rate swap agreement, guaranteed by CBI, based on a notional amount of $20,000 whereby the Company makes semiannual interest payments at an annual rate of 5.91% through October 21, 1996, in exchange for the right to receive interest payments at floating rates (3.3750%, 5.8125% and 5.8750% at December 31, 1993, 1994 and 1995,
respectively) semiannually through October 21, 1996. This swap agreement is extendible for two additional years at the option of the Company. The interest rate swap agreement is intended to qualify as a hedge against variable debt borrowings. The Company does not generally use financial instruments for speculative investments or trading purposes. Additionally, the Company is not a party to leveraged derivatives. If the Company did not have the interest rate swap agreement, its exposure to interest rate variability would increase. The fair market value of the interest rate swap and related option agreement was $1 as of December 31, 1995, which was estimated based upon the net amount that would be paid to terminate the agreement, utilizing quoted prices for comparable contracts and discounted cash flows. The counterparty to the interest rate swap agreement is a major financial institution, which the Company periodically evaluates as to its creditworthiness. The Company has never experienced, nor does it anticipate, nonperformance.

4. SHAREHOLDERS' EQUITY

     On October 22, 1993, and March 15, 1994, Statia Terminals Point Tupper, Inc. issued 14,689 shares and 10,311 shares, respectively, of first preferred stock to a Canadian affiliate of CBI in exchange for an aggregate contribution of Cdn$25,000 (U.S.$18,577). The first preferred stock is non-voting, cumulative and redeemable at the option of either the issuer or the holder. The preferred dividends are accrued and paid quarterly at a rate of .25% above the preferred shareholder's borrowing rate as established by the shareholder's lending institution. During 1993, 1994 and 1995, Statia Terminals Point Tupper, Inc. paid dividends of $110, $1,004 and $1,424, respectively, with average dividend rates of 5.11%, 5.99% and 7.81%, respectively. First preferred shareholders have preference upon liquidation over all other classes of preferred shareholders as well as common shareholders.

5. INCOME TAXES

     In Canada, estimated Large Corporation taxes are paid monthly.

     The Company has incurred certain costs which are accounted for differently for financial reporting and Canadian taxation purposes. Timing differences in the recognition of expenses occur primarily as a result of differing provisions for depreciating property and equipment and amortization of goodwill, deferred financing costs, organizational costs and preoperating expenditures. Certain expenditures are not deductible for taxation purposes. In addition, the Company has incurred taxable losses which will be available for utilization over a seven year period to offset future taxable income. Net operating loss carryforwards available to offset future Canadian taxable income were U.S. $4,834, $4,205 and $7,967 as of December 31, 1993, 1994 and 1995, respectively, and expire in varying amounts after seven years through 2002.

6. RELATED-PARTY TRANSACTIONS


     As a wholly owned subsidiary of STI, the Company engages in various related-party transactions with STI and its affiliates. The unpaid portion of these transactions is included in intercompany balances.

     STI allocates certain corporate administrative services to the Company including certain legal services, risk management, tax advice and return preparation, employee benefit administration, cash management and other services. During 1993, 1994 and 1995, $11, $1,700 and $2,382, respectively, was paid for these direct and indirect administrative services.

                      STATIA TERMINALS POINT TUPPER, INC.

                           (PRE-PRAXAIR ACQUISITION)
                        DECEMBER 31, 1993, 1994 AND 1995
                             (DOLLARS IN THOUSANDS)

7. COMMITMENTS AND CONTINGENCIES

     The Company is involved in various other claims and litigation arising from the conduct of its business. Based upon analysis of legal matters and discussions with legal counsel, the Company believes that the ultimate outcome of these matters will not have a material adverse impact on the Company's financial position, results of operations or net cash flows.

     In connection with the Acquisition, studies were undertaken by and for Praxair to identify potential environmental, health and safety matters. Certain matters involving potential environmental costs were identified at the Point Tupper facility. Praxair has agreed to pay for certain of these costs currently estimated at approximately $3,000 representing certain investigation, remediation, compliance and capital costs. To the extent that certain of these matters exceed this estimate, Praxair has agreed to reimburse the Company for these future expenditures. Additionally, the Company has identified additional environmental costs at Point Tupper of approximately $1,000. These future costs will be expensed as incurred or capitalized as property and equipment. These costs represent pre-emptive capital improvements designed to mitigate or prevent future environmental exposures and improve the overall safety of the Company's facilities. The Company believes that these environmental costs subject to the foregoing reimbursements will not have a material adverse effect on the Company's financial position, results of operations or net cash flows.

     The Company is subject to a collective bargaining agreement involving 51.1% of its work force as of December 31, 1995. The agreement in effect for Statia Terminals Point Tupper, Inc. expires in September, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of Statia Terminals International N.V.:

We have audited the accompanying balance sheet of Statia Terminals International N.V. (a Netherlands Antilles corporation) as of September 4, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the balance sheet referred to above presents fairly, in all material respects, the financial position of Statia Terminals International N.V. as of September 4, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
December 20, 1996

                      STATIA TERMINALS INTERNATIONAL N.V.
                                 BALANCE SHEET
                            AS OF SEPTEMBER 4, 1996

                               (IN U.S. DOLLARS)

STOCKHOLDERS' EQUITY:

Common Stock ($1 par value, 30,000 shares authorized;
  6,000 shares issued and outstanding)...................................................................   $6,000

Subscription Receivable..................................................................................   (6,000)
                                                                                                            ------

     Total Stockholders' Equity..........................................................................   $    0
                                                                                                            ------

       The accompanying notes are an integral part of this balance sheet.

                      STATIA TERMINALS INTERNATIONAL N.V.
                             NOTES TO BALANCE SHEET
                               SEPTEMBER 4, 1996
                               (IN U.S. DOLLARS)

1.  ORGANIZATION

On September 4, 1996, Statia Terminals International N.V. (the Company) was incorporated under the laws of the Netherlands Antilles.

2.  SIGNIFICANT ACCOUNTING POLICIES

The Company employs accounting policies that are in accordance with generally accepted accounting policies in the United States. The functional currency for the Company is the U.S. dollar.

3.  SUBSEQUENT EVENT

On November 27, 1996, in connection with the private placement of the 11 3/4% First Mortgage Notes, the Company acquired Statia Terminals Inc. and its subsidiaries and affiliates.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of Statia Terminals Canada, Incorporated:

We have audited the accompanying balance sheet of Statia Terminals Canada, Incorporated (a Nova Scotia, Canada corporation) as of August 15, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the balance sheet referred to above presents fairly, in all material respects, the financial position of Statia Terminals Canada, Incorporated as of August 15, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
December 20, 1996

                     STATIA TERMINALS CANADA, INCORPORATED
                                 BALANCE SHEET
                             AS OF AUGUST 15, 1996
                               (IN U.S. DOLLARS)

ASSETS:

Cash.........................................................................................................   $ 1

     Total Assets............................................................................................   $ 1
                                                                                                                ---

STOCKHOLDERS' EQUITY:

Common Stock (no par value, 1,000,000 shares authorized;
  1 share issued and outstanding)............................................................................   $ 1
                                                                                                                ---

     Total Stockholders' Equity..............................................................................   $ 1
                                                                                                                ---

       The accompanying notes are an integral part of this balance sheet.

                     STATIA TERMINALS CANADA, INTERNATIONAL
                             NOTES TO BALANCE SHEET
                                AUGUST 15, 1996

                               (IN U.S. DOLLARS)

1.  ORGANIZATION

On August 15, 1996, Statia Terminals Canada, Incorporated (the Company) was incorporated under the laws of Nova Scotia, Canada.

2.  SIGNIFICANT ACCOUNTING POLICIES

The Company employs accounting policies that are in accordance with generally accepted accounting policies in the United States. The functional currency for the Company is the U.S. dollar. The translation from Canadian dollars to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date.

3.  SUBSEQUENT EVENT

On November 27, 1996, in connection with the private placement of the 11 3/4% First Mortgage Notes, the Company acquired Statia Terminals Point Tupper, Inc. and its subsidiary.

                                                                       ANNEX A
                           REPLACEMENT COST APPRAISAL

                               EXECUTIVE SUMMARY

     Dillon, Read & Co. Inc. engaged Ernst & Young/Wright Killen ('EYWK') to provide a replacement cost appraisal for Statia Terminals N.V.'s St. Eustatius terminal at St. Eustatius, Netherlands Antilles and Statia Terminals Canada's Point Tupper terminal at Port Hawkesbury, Nova Scotia, Canada. This appraisal was prepared for inclusion in the Offering Memorandum of the 11 3/4% First Mortgage Notes due 2003, Series A.

     EYWK used standard engineering cost estimating techniques to determine the current replacement cost of the Company's terminal facilities. These costs were determined assuming replacement with like facilities at the same location, and are a combination of estimates for major items such as tanks, docks, and major identifiable capital items. Costs were obtained from vendors and other sources recognized in the industry, and in certain instances specified below from the Company. The costs for all docks and marine facilities were developed for EYWK by a consulting firm which has specific expertise in marine loading facilities and is familiar with the conditions at St. Eustatius and Point Tupper. Where specific details of other items such as electrical, site work, etc. were not known, factored costs based on the installed cost of relevant assets were utilized. All construction costs (including site preparation) were location adjusted to the specific sites and conditions of each of the facilities. An amount of 15 percent of onsite construction costs identified by line item was added to cover expenditures not included in such line items. Construction interest was estimated assuming an 18 month construction period and a 9.5 percent interest rate. No adjustments were made for depreciation due to the condition of equipment included in this report.

     The values for land, and replacement costs for office furniture, electronic data processing equipment, and miscellaneous equipment in both facilities, were provided by the Company. While EYWK has no reason to believe such cost estimates to be inaccurate, EYWK makes no warranties as to the accuracy of these costs.

     The St. Eustatius terminal contains 61 tanks totaling approximately 11.4 million barrels of storage (of which 11.3 million barrels are available for lease) and five separate marine loading facilities and a small refinery. Because of the remote location, the terminal has its own power, fresh water, and inert gas systems. The estimated replacement cost for the St. Eustatius terminal is $380,408,000.

     The Point Tupper terminal contains 41 tanks totaling approximately 7.5 million barrels of storage, a large dock, and a small truck loading facility. The estimated replacement cost for the Point Tupper terminal is $335,178,000.

     The combined replacement cost, new, for the two terminals is $715,586,000. Such replacement cost does not purport to represent the fair market value of these assets.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesperson or any other person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Issuers. This Prospectus does not constitute an offer to sell or a solicitation in any jurisdiction to any person to whom it is unlawful to make any such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Issuers or the Subsidiary Guarantors.
                            ------------------------
                               TABLE OF CONTENTS

                                                   Page
Available Information...........................     ii
Enforceability of Certain Civil Liabilities.....    iii
Prospectus Summary..............................      1
Risk Factors....................................      8
The Transactions................................     16
Parent Capital Structure........................     17
Use of Proceeds of the New Notes................     19
Pro Forma Capitalization........................     19
The Exchange Offer..............................     19
Unaudited Pro Forma Combined
  Financial Data................................     27
Selected Historical and Pro Forma Combined
  Financial Data................................     32
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................     35
Industry........................................     46
Business........................................     50
Management......................................     63
Security Ownership..............................     67
Certain Relationships and
  Related Transactions..........................     68
Description of New Bank Credit Facility.........     69
Description of Notes............................     70
Taxation........................................    102
Plan of Distribution............................    106
Experts.........................................    106
Legal Matters...................................    107
Glossary........................................    108
Index to Financial Statements...................    F-1
Annex A--Replacement Cost Appraisal Executive
  Summary.......................................    A-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
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                                    [LOGO]

                               STATIA TERMINALS
                              INTERNATIONAL N.V.

                               STATIA TERMINALS
                             CANADA, INCORPORATED


                            ------------------------


                               OFFER TO EXCHANGE


                          11 3/4% FIRST MORTGAGE NOTES
                               DUE 2003, SERIES B
                          FOR ALL OUTSTANDING 11 3/4%
                            FIRST MORTGAGE NOTES DUE
                                 2003, SERIES A


                            ------------------------

                                   PROSPECTUS

                            ------------------------


                               FEBRUARY   , 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Netherlands Antilles

     The Articles of Incorporation of Statia contain no specific provisions under which any member of the Managing Board, officers, and/or attorneys-in-fact is indemnified in any manner against any liability which such person may incur in the aforementioned capacity as such. However, article XI of the Articles of Incorporation of Statia provides: 'The determination of the balance sheet and profit and loss account shall acquit and discharge the Managing Board for its management during the relevant financial year.' However, such discharge can only release a Managing Director from liability for matters that are apparent from the balance sheet and profit and loss account. Such discharge is however not absolute and shall in principle only prevent contractual liability vis-a-vis Statia and not general liability vis-a-vis third parties.

  Canada

     Statia Canada's Articles of Association provide that every director or officer, former director or officer, or person who acts or acted at Statia Canada's request, as a director or officer of Statia Canada, a body corporate, partnership or other association of which Statia Canada is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by Statia Canada against, and it shall be the duty of the directors out of the funds of Statia Canada to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of Statia Canada or such body corporate, partnership or other association, whether Statia Canada is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of Statia Canada and have priority as against the shareholders over all other claims.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
 NUMBER     DESCRIPTION
--------    -------------------------------------------------------------------------------------------------------
  *1.         --  Purchase Agreement dated as of November 22, 1996 among the Issuers and Dillon, Read & Co.
  *3.1        --  Articles of Incorporation Statia Terminals International N.V.
  *3.2        --  Memorandum and Articles of Association of Statia Terminals Canada, Incorporated.

  *3.3        --  Order of the Supreme Court of Nova Scotia approving the Amalgamation Agreement between Statia
                  Terminals Canada, Incorporated and Statia Terminals Point Tupper, Inc. filed at the Registry of
                  Joint Stock Companies at Halifax, Nova Scotia.
  *4.1        --  Indenture, dated as of November 27, 1996, among Statia Terminals International N.V., Statia
                  Terminals Canada, Incorporated, Statia Terminals Corporation N.V., Statia Terminals Delaware,
                  Inc., Statia Terminals, Inc., Statia Terminals N.V., Statia Delaware HoldCo II, Inc., Saba
                  Trustcompany N.V., Bicen Development Corporation N.V., Statia Terminals Southwest, Inc., W.P.
                  Company, Inc., Seven Seas Steamship Company, Inc., Seven Seas Steamship Company (Sint Eustatius)
                  N.V., Point Tupper Marine Services Limited, Statia Laboratory Services N.V., Statia Tugs N.V.
                  (collectively, the 'Subsidiary Guarantors') and Marine Midland Bank.
  *4.2        --  Specimen Certificate of 11 3/4% Series A First Mortgage Note due 2003 (included in Exhibit 4.1 hereto).
  *4.3        --  Specimen Certificate of 11 3/4% Series B First Mortgage Note due 2003 (included in Exhibit 4.1 hereto).
  *4.4        --  Form of Guarantee of securities issued pursuant to the Indenture (included in Exhibit 4.1 hereto).

EXHIBIT
 NUMBER     DESCRIPTION
--------    -------------------------------------------------------------------------------------------------------
  *4.5        --  Registration Rights Agreement, dated as of November 27, 1996, by and among Statia Terminals
                  International N.V., Statia Terminals Canada, Incorporated, the Subsidiary Guarantors and Dillon,
                  Read & Co. Inc.
  *4.6        --  Share Pledge Agreement, dated as of November 27, 1996, by and between Statia Terminals
                  International N.V. and Marine Midland Bank.
  *4.7        --  Share Pledge Agreement, dated as of November 27, 1996, by and between Statia Terminals N.V. and
                  Marine Midland Bank.
  *4.8        --  Share Pledge Agreement, dated as of November 27, 1996, by and between Statia Terminals
                  Corporation N.V. and Marine Midland Bank.
  *4.9        --  Share Pledge Agreement, dated as of November 27, 1996, by and between Seven Seas Steamship
                  Company, Inc. and Marine Midland Bank.
  *4.10       --  Fiduciary Transfer of Tangible Assets Agreement, dated as of November 27, 1996, by and between
                  Statia Terminals N.V., Saba Trustcompany N.V., Bicen Development Corporation N.V., Statia
                  Laboratory Services N.V., Statia Tugs N.V., Seven Seas Steamship Company (Sint Eustatius) N.V.
                  and Marine Midland Bank.
  *4.11       --  Fiduciary Assignment of Intangible Assets Agreement, dated as of November 27, 1996, by and between Statia Terminals International N.V., Statia Terminals Corporation N.V., Statia Terminals
                  N.V., Saba Trustcompany N.V., Bicen Development Corporation N.V., Statia Laboratory Services
                  N.V., Seven Seas Steamship Company (Sint Eustatius) N.V., Statia Tugs N.V. and Marine Midland
                  Bank.
  *4.12       --  Deed of Mortgage, dated as of November 27, 1996, by and among Statia Terminals N.V., Statia
                  Laboratory Services N.V., Saba Trustcompany N.V. and Bicen Development Corporation N.V. as
                  mortgagors and Marine Midland Bank as mortgagee.
  *4.13       --  Fixed and Floating Charge Debenture, made as of November 27, 1996, between Statia Terminals
                  Canada, Incorporated and Marine Midland Bank.
  *4.14       --  Debenture Delivery Agreement, dated as of November 27, 1996, between Statia Terminals Canada,

                  Incorporated and Marine Midland Bank.
  *4.15       --  Securities Pledge Agreement, made as of November 27, 1996, between Statia Terminals Canada,
                  Incorporated and Marine Midland Bank.
  *4.16       --  Securities Pledge Agreement, dated as of November 27, 1996, between Statia Terminals Corporation
                  N.V. and Marine Midland Bank.
  *4.17       --  Debt Allocation Agreement, dated as of November 27, 1996, between Statia Terminals International
                  N.V. and Statia Terminals Canada, Incorporated.
  *4.18       --  United States Securities Pledge and Security Agreement, dated as of November 27, 1996, by and among Statia Terminals International N.V., Statia Delaware Holdco II, Statia Terminals Delaware,
                  Inc., Statia Terminals, Inc., W.P. Company, Inc. and Marine Midland Bank.
  *5.1        --  Opinion of White & Case regarding the legality of the 11 3/4% Series B First Mortgage Note due
                  2003.
  *5.2        --  Opinion of Smeets Thesseling van Bokhorst Spigt, special Netherlands Antilles counsel to the
                  Issuers, regarding the legality of the 11 3/4% Series B First Mortgage Note due 2003.
  *5.3        --  Opinion of Stewart McKelvey Stirling Scales, special Canadian counsel to the Issuers, regarding the legality of the 11 3/4% Series B First Mortgage Note due 2003.
  *8.1        --  Opinion of White & Case regarding certain tax matters (contained in the opinion filed as Exhibit
                  5.1 hereto).
  *8.2        --  Opinion of Coopers & Lybrand LLP, special Netherlands Antilles tax adviser to the Issuers, regarding certain tax matters.
   8.3        --  Opinion of Arthur Andersen & Co., Toronto, special Canadian, tax adviser to the Issuers, regarding certain tax matters.
 +10.1        --  Marine Fuel Agreement, dated as of May 6, 1993 ('Marine Fuel Agreement').

EXHIBIT
 NUMBER     DESCRIPTION
--------    -------------------------------------------------------------------------------------------------------
 +10.2        --  Amendment to, inter alia, the Marine Fuel Agreement, dated as of January 1, 1996.
 +10.3        --  Extension to the Marine Fuel Agreement dated as of December 27, 1996.
 +10.4        --  Storage and Throughput Agreement, dated as of August 20, 1993.
 +10.5        --  Storage and Throughput Agreement, dated as of August 1, 1994.
 *10.6        --  Employment Agreement, dated as of November 27, 1996, between Statia Terminals Group N.V., Statia
                  Terminals, Inc. and James G. Cameron.
 *10.7        --  Employment Agreement, dated as of November 27, 1996, between Statia Terminals Group N.V., Statia
                  Terminals, Inc. and James F. Brenner.
 *10.8        --  Employment Agreement, dated as of November 27, 1996, between Statia Terminals Group N.V., Statia
                  Terminals, Inc. and Jack R. Pine.
 *10.9        --  Loan and Security Agreement, dated as of November 27, 1996 between Congress Financial Corporation
                  (Florida) and Statia Terminals N.V.
 *10.10       --  Loan Agreement, dated as of November 27, 1996, by and among Congress Financial Corporation
                  (Canada), Statia Terminals Canada, Incorporated and Point Tupper Marine Services Limited.
 *10.11       --  Brownsville Navigation District Contracts No. 2790, dated as of May 17, 1993, between the
                  Brownsville Navigation District and Statia Terminals Southwest, Inc.
 *10.12       --  Brownsville Navigation District Contracts No. 2826, dated as of January 14, 1994, between the
                  Brownsville Navigation District and Statia Terminals Southwest, Inc.

 *12.1        --  Statement regarding computation of ratios.
 *21.1        --  Subsidiaries of Statia Terminals International N.V. and Statia Terminals Canada, Incorporated.
  23.1        --  Consent of Arthur Andersen LLP.
 *23.2        --  Consent of White & Case (contained in the opinion filed as Exhibit 5.1 hereto).
              --  Intentionally omitted.
 *23.4        --  Consent of Smeets Thesseling van Bokhorst Spigt (contained in the opinion filed as Exhibit 5.2 hereto).
 *23.5        --  Consent of Stewart McKelvey Stirling Scales (contained in the opinion filed as Exhibit 5.3 hereto).
 *23.6        --  Consent of Coopers & Lybrand LLP (contained in Exhibit 8.2 hereto).
 *23.7        --  Consent of Arthur Andersen & Co., Toronto (contained in Exhibit 8.3 hereto).
 *23.8        --  Consent of The PIRA Energy Group.
 *23.9        --  Consent of The Independent Liquid Terminals Assocation.
 *23.10       --  Consent of The New York Mercantile Exchange.
 *23.11       --  Consent of Stalsby/Wilson.
 *24.1        --  Power of Attorney.
 *25.1        --  Statement of eligibility of trustee.
 *27.         --  Financial Data Schedule.
 *99.1        --  Form of Letter of Transmittal for the 11 3/4% First Mortgage Notes due 2003, Series B.
 *99.2        --  Form of Notice of Guaranteed Delivery for the 11 3/4% First Mortgage Notes due 2003, Series B.
 *99.3        --  Letter to Brokers.
 *99.4        --  Letter to Clients.
 *99.5        --  Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner.


------------------

 * Previously filed.


+ Portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

ITEM 22. UNDERTAKINGS.

     (a) Each of the undersigned registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the 'Act') may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934

     (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York and in the City of Deerfield Beach, State of Florida, on February 14, 1997.


                                        STATIA TERMINALS INTERNATIONAL N.V.
                                        By:                *
                                           -----------------------------------
                                           Name: David B. Pittaway
                                           Title: Managing Director

                                        By:                *
                                           -----------------------------------
                                           Name: James G. Cameron
                                           Title: Managing Director

     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                           *
--------------------------------------------------------                     Managing Director
                   David B. Pittaway                                   (Principal Executive Officer)

                           *
--------------------------------------------------------                    Managing Director
                    Justin B. Wender

                           *
--------------------------------------------------------                    Managing Director
                    James G. Cameron

                           *
--------------------------------------------------------                     Managing Director
                     John K. Castle

                  /s/JAMES F. BRENNER
--------------------------------------------------------                Vice President and Treasurer
                    James F. Brenner                            (Principal Financial and Accounting Officer)

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------


                           *
--------------------------------------------------------
                      Jack R. Pine                                               Secretary

*By:              /s/ JAMES F. BRENNER
--------------------------------------------------------
                    James F. Brenner
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Hawkesbury, Province of Nova Scotia, Canada, on February 14, 1997.


                                        STATIA TERMINALS CANADA, INCORPORATED
                                        By:               *
                                           ----------------------------------
                                           Name: Paul R. Crissman
                                           Title: Director and President


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------
                          *
--------------------------------------------------------                         Director
                   James G. Cameron

                          *
--------------------------------------------------------                       Director
                  Clarence W. Brown

                          *
--------------------------------------------------------                Director and President
                   Paul R. Crissman                                 (Principal Executive Officer)

                 /s/ JAMES F. BRENNER
--------------------------------------------------------                Vice President Finance
                   James F. Brenner                          (Principal Financial and Accounting Officer)

                          *
--------------------------------------------------------                      Secretary
                     Jack R. Pine

*By:            /s/ JAMES F. BRENNER
--------------------------------------------------------
                   James F. Brenner
                   Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on February 14, 1997.



                                        STATIA TERMINALS CORPORATION N.V.
                                        By:        /s/ JAMES G. CAMERON
                                           ------------------------------------
                                           Name: James G. Cameron
                                           Title: Managing Director

                                        By:        /s/ JAMES F. BRENNER
                                           ------------------------------------
                                           Name: James F. Brenner
                                           Title: Vice President and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.



                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                          *
------------------------------------------------------                    Managing Director
                   James G. Cameron                                 (Principal Executive Officer)

                          *
------------------------------------------------------                    Managing Director
                  Clarence W. Brown

                          *
------------------------------------------------------                    Managing Director
                   Paul R. Crissman

                 /s/ JAMES F. BRENNER
------------------------------------------------------                Vice President & Treasurer
                   James F. Brenner                          (Principal Financial and Accounting Officer)

                          *
------------------------------------------------------                        Secretary
                     Jack R. Pine


 *By:              /s/ JAMES F. BRENNER
 -----------------------------------------------------
                     James F. Brenner
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on February 14, 1997.


                                        STATIA TERMINALS DELAWARE, INC.
                                        By:                *
                                           ------------------------------------
                                           Name: James G. Cameron
                                           Title:  Director and President


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------
                          *
------------------------------------------------------                  Director and President
                   James G. Cameron                                 (Principal Executive Officer)

                          *
------------------------------------------------------               Director and Vice President
                Thomas M. Thompson Jr.

                          *
------------------------------------------------------                      Vice President
                   Robert R. Russo

                 /s/ JAMES F. BRENNER
------------------------------------------------------               Vice President and Treasurer
                   James F. Brenner                          (Principal Financial and Accounting Officer)

                          *
------------------------------------------------------                        Secretary
                     Jack R. Pine

*By:              /s/ JAMES F. BRENNER
------------------------------------------------------
                     James F. Brenner
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on February 14, 1997.


                                          STATIA DELAWARE HOLDCO II, INC.
                                          By:               *
                                             ----------------------------------
                                             Name: James G. Cameron
                                             Title:  Director and President


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------
                          *
------------------------------------------------------                  Director and President
                   James G. Cameron                                 (Principal Executive Officer)

                          *
------------------------------------------------------               Director and Vice President
               Thomas M. Thompson, Jr.

                          *
------------------------------------------------------                      Vice President
                   Robert R. Russo

                 /s/ JAMES F. BRENNER
------------------------------------------------------               Vice President and Treasurer
                   James F. Brenner                          (Principal Financial and Accounting Officer)

                          *
------------------------------------------------------                        Secretary
                     Jack R. Pine

*By:              /s/ JAMES F. BRENNER
-----------------------------------------------------
                     James F. Brenner
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Hawkesbury, Province of Nova Scotia, Canada, on February 14, 1997.


                                          STATIA TERMINALS N.V.


                                          By:               *
                                             ----------------------------------
                                             Name: Paul R. Crissman
                                             Title:  Managing Director



     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.



                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                          *
------------------------------------------------------                    Managing Director
                   Paul R. Crissman                                 (Principal Executive Officer)

                          *
------------------------------------------------------             Managing Director and Secretary
                  Clarence W. Brown

                 /s/ JAMES F. BRENNER
------------------------------------------------------               Vice President and Treasurer
                  James. F. Brenner                          (Principal Financial and Accounting Officer)

*By:              /s/ JAMES F. BRENNER
-------------------------------------------------
                     James F. Brenner
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Hawkesbury, Province of Nova Scotia, Canada, on February 14, 1997.


                                          SABA TRUSTCOMPANY N.V.


                                          By:                *
                                             ----------------------------------
                                             Name: Paul R. Crissman
                                             Title:  Managing Director



     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.



                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                          *
------------------------------------------------------                    Managing Director
                   Paul R. Crissman                                 (Principal Executive Officer)

                          *
------------------------------------------------------             Managing Director and Secretary
                  Clarence W. Brown

                 /s/ JAMES F. BRENNER
------------------------------------------------------               Vice President and Treasurer
                   James F. Brenner                          (Principal Financial and Accounting Officer)

*By:              /s/ JAMES F. BRENNER
-------------------------------------------------
                     James F. Brenner
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Hawkesbury, Province of Nova Scotia, Canada, on February 14, 1997.


                                          BICEN DEVELOPMENT CORPORATION N.V.


                                          By:                *
                                             ----------------------------------
                                             Name: Paul R. Crissman
                                             Title:  Managing Director



     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.



                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                          *
------------------------------------------------------                    Managing Director
                   Paul R. Crissman                                 (Principal Executive Officer)

                          *
------------------------------------------------------             Managing Director and Secretary
                  Clarence W. Brown

                 /s/ JAMES F. BRENNER
------------------------------------------------------               Vice President and Treasurer
                   James F. Brenner                          (Principal Financial and Accounting Officer)

*By:              /s/ JAMES F. BRENNER
-------------------------------------------------
                     James F. Brenner
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on February 14, 1997.


                                          SEVEN SEAS STEAMSHIP COMPANY
                                            (SINT EUSTATIUS) N.V.

                                          By:                *
                                             ----------------------------------
                                             Name: Victor M. Lopez
                                             Title:  Treasurer and Assistant
                                                     Secretary


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------
Covenant Managers N.V.                                                    Managing Director

By:                       *
    --------------------------------------------------
    Name: Lucius A. Hailey
    Title: Managing Director

                          *
    --------------------------------------------------            Treasurer and Assistant Secretary
                   Victor M. Lopez                               (Principal Executive, Financial and
                                                                         Accounting Officer)

                          *
    --------------------------------------------------                        Secretary
                     Jack R. Pine

*By:             /S/ JAMES F. BRENNER
    -------------------------------------------------
                   James F. Brenner
                   Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Hawkesbury, Province of Nova Scotia, Canada, on February 14, 1997.


                                          STATIA LABORATORY SERVICES N.V.


                                          By:               *
                                             ----------------------------------
                                             Name: Paul R. Crissman
                                             Title:  Managing Director



     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.



                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                          *
------------------------------------------------------                    Managing Director
                   Paul R. Crissman                                 (Principal Executive, Officer)

                          *
------------------------------------------------------             Managing Director and Secretary
                  Clarence W. Brown

                /S/ JAMES F. BRENNER
------------------------------------------------------                Vice President & Treasurer
                   James F. Brenner                          (Principal Financial and Accounting Officer)

*By:              /s/ JAMES F. BRENNER
-------------------------------------------------
                     James F. Brenner
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on February 14, 1997.


                                          STATIA TERMINALS, INC.

                                          By:                *
                                             ----------------------------------
                                             Name: James G. Cameron
                                             Title:  Director, Chairman of the
                                                       Board and President


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                          *
------------------------------------------------------      Director, Chairman of the Board and President
                   James G. Cameron                                 (Principial Executive Officer)

                          *
------------------------------------------------------          Director and Executive Vice President
               Thomas M. Thompson, Jr.

                          *
------------------------------------------------------            Director and Senior Vice President
                   Robert R. Russo

                          *
------------------------------------------------------   Senior Vice President, General Counsel and Secretary
                     Jack R. Pine

                          *
------------------------------------------------------            Vice President--Marine Fuel Sales
                   John D. Franklin

                          *
------------------------------------------------------           Vice President--Terminal Operations
                 James K. Livingston


                 /s/ JAMES F. BRENNER
------------------------------------------------------       Vice President--Finance, Assistant Secretary
                   James F. Brenner                                         and Treasurer
                                                             (Principal Financial and Accounting Officer)

*By:             /s/ JAMES F. BRENNER
------------------------------------------------------
                   James F. Brenner
                   Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on February 14, 1997.


                                          STATIA TERMINALS SOUTHWEST, INC.

                                          By:               *
                                             ----------------------------------
                                             Name: James G. Cameron
                                             Title:  Director and President


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                          *
------------------------------------------------------                  Director and President
                   James G. Cameron                                 (Principial Executive Officer)

                          *
------------------------------------------------------          Director and Executive Vice President
               Thomas M. Thompson, Jr.

                          *
------------------------------------------------------  Director and Senior Vice President-- Supply/Operations
                   Robert R. Russo

                          *
------------------------------------------------------   Senior Vice President, General Counsel and Secretary
                     Jack R. Pine

                          *
------------------------------------------------------           Vice President--Terminal Operations
                 James K. Livingston

                 /s/ JAMES F. BRENNER
------------------------------------------------------            Vice President--Finance, Assistant
                   James F. Brenner                                    Secretary and Treasurer
                                                             (Principal Financial and Accounting Officer)


*By:            /s/ JAMES F. BRENNER
------------------------------------------------------
                   James F. Brenner
                   Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on February 14, 1997.


                                          W.P. COMPANY, INC.

                                          By:                *
                                             ----------------------------------
                                             Name: James G. Cameron
                                             Title:  Director and President

     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.


                      SIGNATURE                                                 TITLE
------------------------------------------------------  -----------------------------------------------------
                          *
------------------------------------------------------                  Director and President
                   James G. Cameron                                 (Principal Executive Officer)

                          *
------------------------------------------------------               Director and Vice President
               Thomas M. Thompson, Jr.

                          *
------------------------------------------------------               Director and Vice President
                   Robert R. Russo

                 /s/ JAMES F. BRENNER
------------------------------------------------------     Vice President--Finance and Assistant Secretary
                   James F. Brenner                          (Principal Financial and Accounting Officer)

                          *
------------------------------------------------------                        Secretary
                     Jack R. Pine

*By:            /s/ JAMES F. BRENNER
------------------------------------------------------
                   James F. Brenner
                   Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on February 14, 1997.

                                          SEVEN SEAS STEAMSHIP COMPANY, INC.

                                          By:                *
                                             ----------------------------------
                                             Name: John D. Franklin
                                             Title:  President


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.


                      SIGNATURE                                                 TITLE
------------------------------------------------------  -----------------------------------------------------
                          *
------------------------------------------------------                  Director and President
                   John D. Franklin                                 (Principal Executive Officer)

                          *
------------------------------------------------------                      Vice President
                    F.A. Calderon

                          *
------------------------------------------------------                      Vice President
                     G.W. Pieters

                          *
------------------------------------------------------            Treasurer and Assistant Secretary
                   Victor M. Lopez                           (Principal Financial and Accounting Officer)

                          *
------------------------------------------------------                        Secretary
                  Susan M. Mosteller

*By:            /s/ James F. Brenner
------------------------------------------------------
                   James F. Brenner
                   Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on February 14, 1997.


                                          STATIA TUGS N.V.

                                          By:               *
                                             ----------------------------------
                                             Name: James G. Cameron
                                             Title:  Managing Director


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                          *
------------------------------------------------------                    Managing Director
                   James G. Cameron                                     (Principal Executive,
                                                                  Financial and Accounting Officer)

*By:            /s/ JAMES F. BRENNER
------------------------------------------------------
                   James F. Brenner
                   Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on February 14, 1997.


                                          POINT TUPPER MARINE SERVICES LIMITED

                                          By:               *
                                             ---------------------------------
                                             Name: James G. Cameron
                                             Title:  Director

     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 1997.


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------
                          *
------------------------------------------------------                         Director
                   James G. Cameron

                          *
------------------------------------------------------                         Director
                  Clarence W. Brown

                          *
------------------------------------------------------                        President
                   Robert L. Potter                                 (Principal Executive Officer)

                 /s/ JAMES F. BRENNER
------------------------------------------------------            Vice President--Finance, Treasurer
                   James F. Brenner                                    and Assistant Secretary
                                                             (Principal Financial and Accounting Officer)

                          *
------------------------------------------------------                        Secretary
                     Jack R. Pine

*By:            /s/ JAMES F. BRENNER
------------------------------------------------------
                   James F. Brenner
                   Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                                                        SEQUENTIALLY
EXHIBIT                                                                                                   NUMBERED
NUMBER     DESCRIPTION OF EXHIBIT                                                                           PAGE
-------    ------------------------------------------------------------------------------------------   ------------
  *1.      --    Purchase Agreement dated as of November 22, 1996 among the Issuers and Dillon, Read
                 & Co.
  *3.1     --    Articles of Incorporation Statia Terminals International N.V.
  *3.2     --    Memorandum and Articles of Association of Statia Terminals Canada, Incorporated.
  *3.3     --    Order of the Supreme Court of Nova Scotia approving the Amalgamation Agreement between Statia Terminals Canada, Incorporated and Statia Terminals Point Tupper,
                 Inc. filed at the Registry of Joint Stock Companies at Halifax, Nova Scotia.
  *4.1     --    Indenture, dated as of November 27, 1996, among Statia Terminals International N.V.,
                 Statia Terminals Canada, Incorporated, Statia Terminals Corporation N.V., Statia
                 Terminals Delaware, Inc., Statia Terminals, Inc., Statia Terminals N.V., Statia
                 Delaware HoldCo II, Inc., Saba Trustcompany N.V., Bicen Development Corporation
                 N.V., Statia Terminals Southwest, Inc., W.P. Company, Inc., Seven Seas Steamship
                 Company, Inc., Seven Seas Steamship Company (Sint Eustatius) N.V., Point Tupper
                 Marine Services Limited, Statia Laboratory Services N.V., Statia Tugs N.V.
                 (collectively, the 'Subsidiary Guarantors') and Marine Midland Bank.
  *4.2     --    Specimen Certificate of 11 3/4% Series A First Mortgage Note due 2003 (included in
                 Exhibit 4.1 hereto).
  *4.3     --    Specimen Certificate of 11 3/4% Series B First Mortgage Note due 2003 (included in
                 Exhibit 4.1 hereto).
  *4.4     --    Form of Guarantee of securities issued pursuant to the Indenture (included in
                 Exhibit 4.1 hereto).
  *4.5     --    Registration Rights Agreement, dated as of November 27, 1996, by and among Statia
                 Terminals International N.V., Statia Terminals Canada, Incorporated, the Subsidiary
                 Guarantors and Dillon, Read & Co. Inc.
  *4.6     --    Share Pledge Agreement, dated as of November 27, 1996, by and between Statia
                 Terminals International N.V. and Marine Midland Bank.
  *4.7     --    Share Pledge Agreement, dated as of November 27, 1996, by and between Statia
                 Terminals N.V. and Marine Midland Bank.
  *4.8     --    Share Pledge Agreement, dated as of November 27, 1996, by and between Statia
                 Terminals Corporation N.V. and Marine Midland Bank.
  *4.9     --    Share Pledge Agreement, dated as of November 27, 1996, by and between Seven Seas
                 Steamship Company, Inc. and Marine Midland Bank.
  *4.10    --    Fiduciary Transfer of Tangible Assets Agreement, dated as of November 27, 1996, by and between Statia Terminals N.V., Saba Trustcompany N.V., Bicen Development
                 Corporation N.V., Statia Laboratory Services N.V., Statia Tugs N.V., Seven Seas
                 Steamship Company (Sint Eustatius) N.V. and Marine Midland Bank.
  *4.11    --    Fiduciary Assignment of Intangible Assets Agreement, dated as of November 27, 1996, by and between Statia Terminals International N.V., Statia Terminals Corporation
                 N.V., Statia Terminals N.V., Saba Trustcompany N.V., Bicen Development Corporation
                 N.V., Statia Laboratory Services N.V., Seven Seas Steamship Company (Sint Eustatius)
                 N.V., Statia Tugs N.V. and Marine Midland Bank.
  *4.12    --    Deed of Mortgage, dated as of November 27, 1996, by and among Statia Terminals N.V.,
                 Statia Laboratory Services N.V., Saba Trustcompany N.V. and

                                                                                                        SEQUENTIALLY
EXHIBIT                                                                                                   NUMBERED
NUMBER     DESCRIPTION OF EXHIBIT                                                                           PAGE
-------    ------------------------------------------------------------------------------------------   ------------
                 Bicen Development Corporation N.V. as mortgagors and Marine Midland Bank as mortgagee.
  *4.13    --    Fixed and Floating Charge Debenture, made as of November 27, 1996, between Statia
                 Terminals Canada, Incorporated and Marine Midland Bank.
  *4.14    --    Debenture Delivery Agreement, dated as of November 27, 1996, between Statia
                 Terminals Canada, Incorporated and Marine Midland Bank.
  *4.15    --    Securities Pledge Agreement, made as of November 27, 1996, between Statia Terminals
                 Canada, Incorporated and Marine Midland Bank.
  *4.16    --    Securities Pledge Agreement, dated as of November 27, 1996, between Statia Terminals
                 Corporation N.V. and Marine Midland Bank.
  *4.17    --    Debt Allocation Agreement, dated as of November 27, 1996, between Statia Terminals
                 International N.V. and Statia Terminals Canada, Incorporated.
  *4.18    --    United States Securities Pledge and Security Agreement, dated as of November 27,
                 1996, by and among Statia Terminals International N.V., Statia Delaware Holdco II,
                 Statia Terminals Delaware, Inc., Statia Terminals, Inc., W.P. Company, Inc. and
                 Marine Midland Bank.
  *5.1     --    Opinion of White & Case regarding the legality of the 11 3/4% Series B First
                 Mortgage Note due 2003.
  *5.2     --    Opinion of Smeets Thesseling van Bokhorst Spigt, special Netherlands Antilles counsel to the Issuers, regarding the legality of the 11 3/4% Series B First
                 Mortgage Note due 2003.
  *5.3     --    Opinion of Stewart McKelvey Stirling Scales, special Canadian counsel to the
                 Issuers, regarding the legality of the 11 3/4% Series B First Mortgage Note due
                 2003.
  *8.1     --    Opinion of White & Case regarding certain tax matters (contained in the opinion filed as Exhibit 5.1 hereto).
  *8.2     --    Opinion of Coopers & Lybrand LLP, special Netherlands Antilles tax adviser to the
                 Issuers, regarding certain tax matters.
   8.3     --    Opinion of Arthur Andersen & Co., Toronto, special Canadian, tax adviser to the
                 Issuers, regarding certain tax matters.
 +10.1     --    Marine Fuel Agreement, dated as of May 6, 1993 ('Marine Fuel Agreement').
 +10.2     --    Amendment to, inter alia, the Marine Fuel Agreement, dated as of January 1, 1996.
 +10.3     --    Extension to the Marine Fuel Agreement dated as of December 27, 1996.
 +10.4     --    Storage and Throughput Agreement, dated as of August 20, 1993.
 +10.5     --    Storage and Throughput Agreement, dated as of August 1, 1994.
 *10.6     --    Employment Agreement, dated as of November 27, 1996, between Statia Terminals Group
                 N.V., Statia Terminals, Inc. and James G. Cameron.
 *10.7     --    Employment Agreement, dated as of November 27, 1996, between Statia Terminals Group
                 N.V., Statia Terminals, Inc. and James F. Brenner.
 *10.8     --    Employment Agreement, dated as of November 27, 1996, between Statia Terminals Group
                 N.V., Statia Terminals, Inc. and Jack R. Pine.
 *10.9     --    Loan and Security Agreement, dated as of November 27, 1996 between Congress
                 Financial Corporation (Florida) and Statia Terminals N.V.
 *10.10    --    Loan Agreement, dated as of November 27, 1996, by and among Congress Financial

                 Corporation (Canada), Statia Terminals Canada, Incorporated and Point Tupper Marine
                 Services Limited.
 *10.11    --    Brownsville Navigation District Contracts No. 2790, dated as of May 17, 1993, between the Brownsville Navigation District and Statia Terminals Southwest, Inc.

                                                                                                        SEQUENTIALLY
EXHIBIT                                                                                                   NUMBERED
NUMBER     DESCRIPTION OF EXHIBIT                                                                           PAGE
-------    ------------------------------------------------------------------------------------------   ------------
 *10.12    --    Brownsville Navigation District Contracts No. 2826, dated as of January 14, 1994, between the Brownsville Navigation District and Statia Terminals Southwest, Inc.
 *12.1     --    Statement regarding computation of ratios.
 *21.1     --    Subsidiaries of Statia Terminals International N.V. and Statia Terminals Canada,
                 Incorporated.
  23.1     --    Consent of Arthur Andersen LLP.
 *23.2     --    Consent of White & Case (contained in the opinion filed as Exhibit 5.1 hereto).
           --    Intentionally omitted.
 *23.4     --    Consent of Smeets Thesseling van Bokhorst Spigt (contained in the opinion filed as
                 Exhibit 5.2 hereto).
 *23.5     --    Consent of Stewart McKelvey Stirling Scales (contained in the opinion filed as
                 Exhibit 5.3 hereto).
 *23.6     --    Consent of Coopers & Lybrand LLP (contained in Exhibit 8.2 hereto).
 *23.7     --    Consent of Arthur Andersen & Co., Toronto (contained in Exhibit 8.3 hereto).
 *23.8     --    Consent of The PIRA Energy Group.
 *23.9     --    Consent of The Independent Liquid Terminals Assocation.
 *23.10    --    Consent of The New York Mercantile Exchange.
 *23.11    --    Consent of Stalsby/Wilson.
 *24.1     --    Power of Attorney.
 *25.1     --    Statement of eligibility of trustee.
 *27.      --    Financial Data Schedule.
 *99.1     --    Form of Letter of Transmittal for the 11 3/4% First Mortgage Notes due 2003, Series
                 B.
 *99.2     --    Form of Notice of Guaranteed Delivery for the 11 3/4% First Mortgage Notes due 2003,
                 Series B.
 *99.3     --    Letter to Brokers.
 *99.4     --    Letter to Clients.
 *99.5     --    Instruction to Registered Holder and/or Book Entry Transfer Participant from
                 Beneficial Owner.

------------------
 * Previously filed.

+ Portions omitted pursuant to a request for confidential treatment filed separately with the Commission.